      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 12, 1998

                                                      REGISTRATION NO. 333-41837


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 3

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                              CLYDE COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

                 UTAH                                    3272                        87-0260879
   (State or other jurisdiction of           (Primary standard industrial         (I.R.S. Employer
    incorporation or organization)           Classification code number)         Identification No.)

                              1423 DEVONSHIRE DRIVE
                           SALT LAKE CITY, UTAH 84108
                                 (801) 582-2783
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                         ------------------------------

                               CAROL C. SALISBURY
                              1423 DEVONSHIRE DRIVE
                           SALT LAKE CITY, UTAH 84108
                                 (801) 582-2783
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                  WITH COPY TO:
                              ARTHUR B. RALPH, ESQ.
                      VAN COTT, BAGLEY, CORNWALL & MCCARTHY
                        50 SOUTH MAIN STREET, SUITE 1600
                           SALT LAKE CITY, UTAH 84144
                                 (801) 532-3333
                              ---------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: At the effective time of the proposed merger of wholly-owned subsidiaries of Clyde Companies, Inc. ("CCI") with and into W.W. Clyde & Co. ("Clyde"), Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service, Inc. ("Utah Service") and Beehive Insurance Agency, Inc. ("Beehive Insurance"), in accordance with the Amended and Restated Agreement and Plan of Merger, dated as of November 13, 1997, attached as Annex A to the Proxy Statement/Prospectus forming a part of this Registration Statement, which shall occur as promptly as practicable after this Registration Statement becomes effective and the shareholders of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance have approved the merger.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                          ---------------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------- --------------------- ------------------- ------------------------- ----------------
    Title of each class of           Amount to be       Proposed maximum       Proposed maximum         Amount of
  securities to be registered       registered(1)        offering price       aggregate offering      registration
                                                          per share(2)             price(2)              fee (2)
-------------------------------- --------------------- ------------------- ------------------------- ----------------
  Common Stock, no par value       4,634,789 shares          $14.52              $67,297,137             $22,832
-------------------------------- --------------------- ------------------- ------------------------- ----------------

(1) Represents the estimated maximum number of shares of common stock, no par value, of CCI issuable in connection with the merger, based upon an assumed exchange ratio of (a) 33.93 shares for each outstanding share of common stock, par value $10 per share, of Clyde, (b) 239.27 shares for each outstanding share of common stock, par value $10 per share, of Geneva Rock,
     (c) 43.43 shares for each outstanding share of common stock, par value $10 per share, of Utah Service, and (e) 4.33 shares for each outstanding share of common stock, par value $1 per share, of Beehive Insurance.
(2) Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, based on the book value of the merging companies.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME FURTHER EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                              CLYDE COMPANIES, INC.
                                W.W. CLYDE & CO.
                           GENEVA ROCK PRODUCTS, INC.
                               UTAH SERVICE, INC.
                         BEEHIVE INSURANCE AGENCY, INC.



                                  May 14, 1998



Dear Shareholder:

Enclosed you will find proxy materials (Notice of Special Meeting of Shareholders, letter to shareholders, Proxy Statement/Prospectus, and proxy card) relating to the Special Meetings of Shareholders of Clyde Companies, Inc. ("CCI"), W.W. Clyde & Co. ("Clyde"), Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service, Inc. ("Utah Service"), and Beehive Insurance Agency, Inc. ("Beehive Insurance"). For your convenience, we have color coded the proxy cards as follows:

                  CCI                       [gold]
                  Clyde                     [green]
                  Geneva Rock               [blue]
                  Utah Service              [pink]
                  Beehive Insurance         [yellow]

IF YOU OWN SHARES OF MORE THAN ONE OF THESE COMPANIES, YOU WILL RECEIVE MORE THAN ONE PROXY CARD. IT IS VERY IMPORTANT THAT YOU COMPLETE AND RETURN A SEPARATE PROXY CARD FOR EACH COMPANY IN WHICH YOU OWN SHARES.


                                 Sincerely,



Carol C. Salisbury, President    Richard C. Clyde, President and General Manager
Clyde Companies, Inc.            W.W. Clyde & Co.




Wilford W. Clyde, President      David O. Cook, President
Geneva Rock Products, Inc.       Utah Service, Inc.



W. Douglas Snow, President
Beehive Insurance Agency, Inc.


Enclosures

                              CLYDE COMPANIES, INC.
                                W.W. CLYDE & CO.
                           GENEVA ROCK PRODUCTS, INC.
                               UTAH SERVICE, INC.
                         BEEHIVE INSURANCE AGENCY, INC.


                                  May 14, 1998



Dear Shareholder:

Special Meetings of Shareholders (each a "Special Meeting") of each of Clyde Companies, Inc. ("CCI"), W.W. Clyde & Co. ("Clyde"), Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service, Inc. ("Utah Service") and Beehive Insurance Agency, Inc. ("Beehive Insurance") will be held at the places and times set forth in the accompanying Notices of Special Meeting of Shareholders for your respective company.

At your respective Special Meeting, you will be asked to consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") providing for the merger ("Merger") of wholly owned subsidiaries of CCI with Clyde, Geneva Rock, Utah Service and Beehive Insurance, each of which will become wholly owned subsidiaries of CCI. Upon the effective date of the Merger, each issued and outstanding share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be converted into, respectively, 33.93, 239.27, 43.43 and
4.33 shares of common stock, no par value, of CCI.

The Board of Directors of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance each has unanimously approved the Merger Agreement and the transactions contemplated thereby, and has determined that it is in the best interests of their respective shareholders. Your Board of Directors unanimously recommends that shareholders vote to approve the Merger Agreement.

In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement/Prospectus relating to the actions to be taken by you at the Special Meeting and a proxy card. The Proxy Statement/Prospectus more fully describes the proposed Merger.

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

                                 Sincerely,


Carol C. Salisbury, President    Richard C. Clyde, President and General Manager
Clyde Companies, Inc.            W.W. Clyde & Co.



Wilford W. Clyde, President      David O. Cook, President
Geneva Rock Products, Inc.       Utah Service, Inc.



W. Douglas Snow, President
Beehive Insurance Agency, Inc.

                              CLYDE COMPANIES, INC.
                              1423 DEVONSHIRE DRIVE
                           SALT LAKE CITY, UTAH 84108
                                 (801) 582-2783

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 19, 1998

Notice is hereby given that a Special Meeting of Shareholders of Clyde Companies, Inc. ("CCI") will be held on Friday, June 19, 1998, at 11:30 a.m., local time, at 1565 West 400 North, Orem, Utah for the following purposes:

         (1) To consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") providing for the merger ("Merger") of wholly owned subsidiaries of CCI with W.W. Clyde & Co. ("Clyde"), Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service, Inc. ("Utah Service") and Beehive Insurance Agency, Inc. ("Beehive Insurance"), each of which will become wholly owned subsidiaries of CCI. Upon the effective date of the Merger, each issued and outstanding share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be converted into, respectively, 33.93, 239.27, 43.43 and 4.33 shares of common stock, no par value, of CCI.

         (2) To transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on April 24, 1998 are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof.

A complete list of shareholders entitled to vote at the Special Meeting will be available for examination at CCI's principal executive offices, for any purposes germane to the Special Meeting, during ordinary business hours, for a period of at least 10 days prior to the Special Meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF CCI THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

May 14, 1998

                                     BY ORDER OF THE BOARD OF DIRECTORS,



                                     Carol C. Salisbury, Director and President

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                                W.W. CLYDE & CO.
                             1375 NORTH MAIN STREET
                             SPRINGVILLE, UTAH 84663
                                 (801) 489-5616

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 19, 1998

Notice is hereby given that a Special Meeting of Shareholders of W.W. Clyde & Co. ("Clyde") will be held on Friday, June 19, 1998, at 8:00 a.m., local time, at 1565 West 400 North, Orem, Utah for the following purposes:

         (1) To consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") providing for the merger ("Merger") of wholly owned subsidiaries of Clyde Companies, Inc. ("CCI") with Clyde, Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service, Inc. ("Utah Service") and Beehive Insurance Agency, Inc. ("Beehive Insurance"), each of which will become wholly owned subsidiaries of CCI. Upon the effective date of the Merger, each issued and outstanding share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be converted into, respectively, 33.93, 239.27, 43.43 and 4.33 shares of common stock, no par value, of CCI.

         (2) To transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on April 24, 1998 are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of common stock of Clyde is required for the approval of the Merger.

Under the Utah Revised Business Corporation Act, shareholders of Clyde will have the right to assert dissenters' rights in connection with the proposed Merger. See "Dissenters' Rights" in the Proxy Statement/Prospectus accompanying this notice.

A complete list of shareholders entitled to vote at the Special Meeting will be available for examination at Clyde's principal executive offices, for any purposes germane to the Special Meeting, during ordinary business hours, for a period of at least 10 days prior to the Special Meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF CLYDE THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

May 14, 1998

                      BY ORDER OF THE BOARD OF DIRECTORS,



                      Richard C. Clyde, Director, President and General Manager

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                           GENEVA ROCK PRODUCTS, INC.
                               1565 WEST 400 NORTH
                                OREM, UTAH 84057
                                 (801) 328-2700

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 19, 1998

Notice is hereby given that a Special Meeting of Shareholders of Geneva Rock Products, Inc. ("Geneva Rock") will be held on Friday, June 19, 1998, at 9:30 a.m., local time, at 1565 West 400 North, Orem, Utah for the following purposes:

         (1) To consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") providing for the merger ("Merger") of wholly owned subsidiaries of Clyde Companies, Inc. ("CCI") with W.W. Clyde & Co. ("Clyde"), Geneva Rock, Utah Service, Inc. ("Utah Service") and Beehive Insurance Agency, Inc. ("Beehive Insurance"), each of which will become wholly owned subsidiaries of CCI. Upon the effective date of the Merger, each issued and outstanding share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be converted into, respectively, 33.93, 239.27, 43.43 and 4.33 shares of common stock, no par value, of CCI.

         (2) To transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on April 24, 1998 are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of common stock of Geneva Rock is required for the approval of the Merger.

Under the Utah Revised Business Corporation Act, shareholders of Geneva Rock will have the right to assert dissenters' rights in connection with the proposed Merger. See "Dissenters' Rights" in the Proxy Statement/Prospectus accompanying this notice.

A complete list of shareholders entitled to vote at the Special Meeting will be available for examination at Geneva Rock's principal executive offices, for any purposes germane to the Special Meeting, during ordinary business hours, for a period of at least 10 days prior to the Special Meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF GENEVA ROCK THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.


May 14, 1998

                                       BY ORDER OF THE BOARD OF DIRECTORS,



                                       Wilford W. Clyde, Director and President

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                               UTAH SERVICE, INC.
                                35 EAST 400 SOUTH
                             SPRINGVILLE, UTAH 84663
                                 (801) 322-2772

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 19, 1998

Notice is hereby given that a Special Meeting of Shareholders of Utah Service, Inc. ("Utah Service") will be held on Friday, June 19, 1998, at 10:30 a.m., local time, at 1565 West 400 North, Orem, Utah for the following purposes:

         (1) To consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") providing for the merger ("Merger") of wholly owned subsidiaries of Clyde Companies, Inc. ("CCI") with W.W. Clyde & Co. ("Clyde"), Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service and Beehive Insurance Agency, Inc. ("Beehive Insurance"), each of which will become wholly owned subsidiaries of CCI. Upon the effective date of the Merger, each issued and outstanding share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be converted into, respectively, 33.93, 239.27, 43.43 and 4.33 shares of common stock, no par value, of CCI.

         (2) To transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on April 24, 1998 are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of common stock of Utah Service is required for the approval of the Merger.

Under the Utah Revised Business Corporation Act, shareholders of Utah Service will have the right to assert dissenters' rights in connection with the proposed Merger. See "Dissenters' Rights" in the Proxy Statement/Prospectus accompanying this notice.

A complete list of shareholders entitled to vote at the Special Meeting will be available for examination at Utah Service's principal executive offices, for any purposes germane to the Special Meeting, during ordinary business hours, for a period of at least 10 days prior to the Special Meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF UTAH SERVICE THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.


May 14, 1998

                                         BY ORDER OF THE BOARD OF DIRECTORS,



                                         Vernon O. Cook,  Chairman of the Board

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                         BEEHIVE INSURANCE AGENCY, INC.
                         302 WEST 5400 SOUTH, SUITE 109
                               MURRAY, UTAH 84107
                                 (801) 685-2779

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 19, 1998

Notice is hereby given that a Special Meeting of Shareholders of Beehive Insurance Agency, Inc. ("Beehive Insurance") will be held on Friday, June 19, 1998, at 11:00 a.m., local time, at 1565 West 400 North, Orem, Utah for the following purposes:

         (1) To consider and vote upon a proposal to approve an Amended and Restated Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") providing for the merger ("Merger") of wholly owned subsidiaries of Clyde Companies, Inc. ("CCI") with W.W. Clyde & Co. ("Clyde"), Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service, Inc. ("Utah Service") and Beehive Insurance, each of which will become wholly owned subsidiaries of CCI. Upon the effective date of the Merger, each issued and outstanding share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be converted into, respectively, 33.93, 239.27, 43.43 and 4.33 shares of common stock, no par value, of CCI.

         (2) To transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on April 24, 1998 are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of common stock of Beehive Insurance is required for the approval of the Merger.

Under the Utah Revised Business Corporation Act, shareholders of Beehive Insurance will have the right to assert dissenters' rights in connection with the proposed Merger. See "Dissenters' Rights" in the Proxy Statement/Prospectus accompanying this notice.

A complete list of shareholders entitled to vote at the Special Meeting will be available for examination at Beehive Insurance's principal executive offices, for any purposes germane to the Special Meeting, during ordinary business hours, for a period of at least 10 days prior to the Special Meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF BEEHIVE INSURANCE THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.


May 14, 1998

                        BY ORDER OF THE BOARD OF DIRECTORS,



                        W. Douglas Snow, Director, President and General Manager

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                                 PROXY STATEMENT

                              CLYDE COMPANIES, INC.
                                W.W. CLYDE & CO.
                           GENEVA ROCK PRODUCTS, INC.
                               UTAH SERVICE, INC.
                         BEEHIVE INSURANCE AGENCY, INC.

                         Special Meetings to be Held on
                                  June 19, 1998
                        ---------------------------------


                                   PROSPECTUS

                              CLYDE COMPANIES, INC.

                        4,634,789 SHARES OF COMMON STOCK
                            (no par value per share)
                          -----------------------------

         This Proxy Statement/Prospectus is being furnished to holders of common stock, no par value ("CCI Common Stock"), of Clyde Companies, Inc., a Utah corporation ("CCI"), holders of common stock, par value $10 per share ("Clyde Common Stock"), of W.W. Clyde & Co., a Utah corporation ("Clyde"), holders of common stock, par value $10 per share ("Geneva Rock Common stock"), of Geneva Rock Products, Inc., a Utah corporation ("Geneva Rock"), holders of common stock, par value $10 per share ("Utah Service Common Stock"), of Utah Service, Inc., a Utah corporation ("Utah Service"), and holders of common stock, par value $1 per share ("Beehive Insurance Common Stock"), of Beehive Insurance Agency, Inc., a Utah corporation ("Beehive Insurance"), in connection with the solicitation of proxies by the Boards of Directors of CCI, Clyde, Geneva Rock, Utah Service, and Beehive Insurance for use at special meetings of each of those companies to be held at 11:30, 8:00, 9:30, 10:30 and 11:00 a.m., respectively, on Friday, June 19, 1998, at the offices of Geneva Rock located at 1565 West 400 North, Orem, Utah.

         This Proxy Statement/Prospectus constitutes a prospectus of CCI with respect to up to 4,634,789 shares of CCI Common Stock to be issued in connection with the merger (the "Merger") of Clyde, Geneva Rock, Utah Service, and Beehive Insurance with wholly owned subsidiaries of CCI. Upon the effective date of the Merger, each issued and outstanding share of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock, and Beehive Insurance Common Stock will be converted into respectively, 33.93, 239.27, 43.43 and 4.33 shares of CCI Common Stock.


THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT/PROSPECTUS. HOLDERS OF CCI, CLYDE, GENEVA ROCK, UTAH SERVICE AND BEEHIVE INSURANCE COMMON STOCK ARE STRONGLY URGED TO READ AND CAREFULLY CONSIDER THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 16.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance on or about May 14, 1998.

          The date of this Proxy Statement/Prospectus is May 13, 1998.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             ADDITIONAL INFORMATION

         CCI has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued pursuant to the Amended and Restated Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement"), attached as Annex A to this Proxy Statement/Prospectus. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. Copies of the Registration Statement and the exhibits and schedules thereto may be obtained, upon payment of the fee prescribed by the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be examined without charge at the Commission's principal office in Washington, D.C. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         All disclosures contained in this Proxy Statement/Prospectus regarding CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance, including the information derived from any publicly available document described in the preceding paragraph, have been provided by such corporations.

                                NO AUTHORIZATION

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CCI, CLYDE, GENEVA ROCK, UTAH SERVICE, BEEHIVE INSURANCE OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                           FORWARD-LOOKING STATEMENTS

         Certain statements included or incorporated by reference in this Proxy Statement/Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of CCI to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among other things, the following: (1) expected cost savings from the Merger may not be realized; (2) costs or difficulties related to the integration of the businesses of Clyde, Geneva Rock, Utah Service and Beehive Insurance may be greater than expected; (3) an increase of competitive pressure in the industries of Clyde, Geneva Rock, Utah Service and Beehive Insurance may adversely affect the businesses of those companies; and (4) general economic conditions, either nationally or in the states in which Clyde, Geneva Rock, Utah Service and Beehive do business, may be less favorable than expected. CCI disclaims any obligation to update such factors or to publicly announce the result of any revisions to any forward-looking statements included or incorporated by reference herein to reflect future events or developments.

                                TABLE OF CONTENTS

                                                                                                                 PAGE
SUMMARY...........................................................................................................1
         THE COMPANIES............................................................................................1
                  CCI.............................................................................................1
                  CLYDE...........................................................................................1
                  GENEVA ROCK.....................................................................................1
                  UTAH SERVICE....................................................................................2
                  BEEHIVE INSURANCE...............................................................................2
         THE SPECIAL MEETINGS.....................................................................................2
                  TIME, DATE AND PLACE............................................................................2
                  PURPOSES .......................................................................................2
                  VOTE REQUIRED; RECORD DATE......................................................................2
         THE MERGER...............................................................................................3
                  EFFECT OF MERGER................................................................................3
                  REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS..............................4
                  TASK FORCE......................................................................................5
                  VALUATION REPORTS FOR OPERATING COMPANIES BY FINANCIAL ADVISOR..................................5
                  EXCHANGE RATIOS.................................................................................6
                  INTEREST OF CERTAIN PERSONS IN THE MERGER.......................................................6
                  ACCOUNTING TREATMENT............................................................................6
                  REGULATORY APPROVAL.............................................................................6
                  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.......................................................6
                  REPORTS TO SHAREHOLDERS.........................................................................7
         STOCK REDEMPTION PLAN....................................................................................7
         VOTING AGREEMENT.........................................................................................7
         MANAGEMENT OF CCI AFTER THE MERGER.......................................................................8
         COMPARISON OF SHAREHOLDER RIGHTS.........................................................................8
         THE MERGER AGREEMENT.....................................................................................8
                  GENERAL ........................................................................................8
                  CONVERSION OF SHARES............................................................................8
                  CONDITIONS TO THE MERGER........................................................................9
                  WAIVER AND AMENDMENT............................................................................9
                  TERMINATION.....................................................................................9
                  FEES AND EXPENSES..............................................................................10
                  SURRENDER OF CERTIFICATES......................................................................10
         DISSENTERS' RIGHTS......................................................................................10
         SELECTED FINANCIAL INFORMATION..........................................................................11
                  SUMMARY HISTORICAL FINANCIAL INFORMATION.......................................................11
                  COMPARATIVE PER SHARE DATA.....................................................................13
                  PRO FORMA FINANCIAL INFORMATION................................................................14
         MARKETS AND MARKET PRICES FOR SHARES....................................................................15
RISK FACTORS.....................................................................................................16
         FAILURE TO REALIZE OPERATING EFFICIENCIES...............................................................16
         NO PUBLIC TRADING MARKET FOR CCI COMMON STOCK; UNCERTAINTY OF STOCK REDEMPTION PLAN.....................16
         UNCERTAINTY OF FUTURE DIVIDENDS.........................................................................16
         TAX RISKS...............................................................................................16
         DEPENDENCE ON KEY PERSONNEL.............................................................................17
         UNCERTAINTY OF BUSINESS OF OPERATING COMPANIES..........................................................17
         CONTROL OF CCI BY W.W. CLYDE FAMILY.....................................................................17

         DETERMINATION OF EXCHANGE RATIOS........................................................................17
         LACK OF SEPARATE LEGAL REPRESENTATION...................................................................18
CLYDE COMPANIES, INC.............................................................................................19
         OVERVIEW ...............................................................................................19
         MARKET PRICE OF AND DIVIDENDS ON CCI COMMON STOCK.......................................................19
         CCI MANAGEMENT PRIOR TO CONSUMMATION OF THE MERGER......................................................19
                  DIRECTORS......................................................................................19
                  EXECUTIVE OFFICERS.............................................................................21
         CCI MANAGEMENT UPON CONSUMMATION OF THE MERGER..........................................................21
                  DIRECTORS......................................................................................21
                  EXECUTIVE OFFICERS.............................................................................22
         COMMITTEES OF CCI BOARD.................................................................................22
         ATTENDANCE AT CCI BOARD MEETINGS........................................................................22
         CCI EXECUTIVE COMPENSATION..............................................................................22
                  SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION.................................................22
                  COMPENSATION OF DIRECTORS OF CCI...............................................................22
                  DEFINED BENEFIT RETIREMENT PLAN................................................................23
         STOCK REDEMPTION PLAN...................................................................................23
         VOTING AGREEMENT........................................................................................24
         EMPLOYMENT AGREEMENT....................................................................................24
         PRINCIPAL SHAREHOLDERS OF CCI PRIOR TO CONSUMMATION OF THE MERGER.......................................25
         PRINCIPAL SHAREHOLDERS OF CCI UPON CONSUMMATION OF THE MERGER...........................................26
         SELECTED FINANCIAL INFORMATION FOR CCI..................................................................27
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CCI............28
         CCI PRO FORMA COMBINED FINANCIAL INFORMATION (Unaudited)................................................29
CLYDE    ........................................................................................................35
         BACKGROUND..............................................................................................35
         SERVICES AND MARKET.....................................................................................35
         RAW MATERIALS, EQUIPMENT AND SUPPLIERS..................................................................36
         INDUSTRY AND COMPETITION................................................................................36
         SEASONALITY OF CLYDE BUSINESS...........................................................................36
         REGULATION AND INSURANCE................................................................................36
         EMPLOYEES...............................................................................................37
         CUSTOMERS...............................................................................................37
         BACKLOG ................................................................................................37
         PROPERTIES..............................................................................................37
         EQUIPMENT...............................................................................................37
         LEGAL PROCEEDINGS.......................................................................................38
         MARKET PRICE OF AND DIVIDENDS ON CLYDE COMMON STOCK.....................................................38
         CLYDE MANAGEMENT........................................................................................38
                  DIRECTORS......................................................................................38
                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES...................................................39
                  COMMITTEES OF CLYDE BOARD......................................................................39
                  ATTENDANCE AT CLYDE BOARD MEETINGS.............................................................39
                  COMPENSATION OF DIRECTORS OF CLYDE.............................................................39
         PRINCIPAL SHAREHOLDERS OF CLYDE.........................................................................40
         SELECTED FINANCIAL INFORMATION FOR CLYDE................................................................41
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CLYDE..........42
                  FORWARD-LOOKING STATEMENTS.....................................................................42
         GENERAL ................................................................................................42
                  RESULTS OF OPERATIONS..........................................................................42
                  GENEVA ROCK....................................................................................44
                  LIQUIDITY AND CAPITAL RESOURCES................................................................44

                  INFLATION......................................................................................44
                  SEASONALITY....................................................................................45
                  THE YEAR 2000 ISSUE............................................................................45
         CERTAIN TRANSACTIONS....................................................................................45
GENEVA ROCK......................................................................................................46
         BACKGROUND..............................................................................................46
         PRODUCTS AND SERVICES...................................................................................46
                  NORTHERN DIVISION..............................................................................47
                  SOUTHERN DIVISION..............................................................................47
         RAW MATERIALS AND SUPPLIERS.............................................................................47
                  NORTHERN DIVISION..............................................................................47
                  SOUTHERN DIVISION..............................................................................48
         COMPETITION.............................................................................................48
                  NORTHERN DIVISION..............................................................................48
                  SOUTHERN DIVISION..............................................................................48
         SEASONALITY OF BUSINESS.................................................................................48
                  NORTHERN DIVISION..............................................................................48
                  SOUTHERN DIVISION..............................................................................48
         REGULATION..............................................................................................49
         EMPLOYEES...............................................................................................49
                  NORTHERN DIVISION..............................................................................49
                  SOUTHERN DIVISION..............................................................................49
         CUSTOMERS...............................................................................................49
         PROPERTIES..............................................................................................49
                  NORTHERN DIVISION..............................................................................49
                  SOUTHERN DIVISION..............................................................................51
         FUTURE LAND DEVELOPMENT.................................................................................51
         TRADE NAMES.............................................................................................52
         BACKLOG ................................................................................................52
         LEGAL PROCEEDINGS.......................................................................................52
         MARKET PRICE OF AND DIVIDENDS ON GENEVA ROCK COMMON STOCK...............................................52
         GENEVA ROCK MANAGEMENT..................................................................................52
                  DIRECTORS......................................................................................52
                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES...................................................53
                  COMMITTEES OF GENEVA ROCK BOARD................................................................54
                  ATTENDANCE AT GENEVA ROCK BOARD MEETINGS.......................................................54
                  COMPENSATION OF DIRECTORS OF GENEVA ROCK.......................................................54
         PRINCIPAL SHAREHOLDERS OF GENEVA ROCK...................................................................54
         SELECTED FINANCIAL INFORMATION FOR GENEVA ROCK..........................................................56
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GENEVA
                  ROCK...........................................................................................57
                  FORWARD-LOOKING STATEMENTS.....................................................................57
                  RESULTS OF OPERATIONS..........................................................................57
                  LIQUIDITY AND CAPITAL RESOURCES................................................................58
                  INFLATION......................................................................................60
                  SEASONALITY....................................................................................60
                  THE YEAR 2000 ISSUE............................................................................60
         CERTAIN TRANSACTIONS....................................................................................60
UTAH SERVICE.....................................................................................................61
         BACKGROUND..............................................................................................61
         PRODUCTS AND SERVICES...................................................................................61
                  BUILDING MATERIALS AND LUMBER..................................................................61
                  HARDWARE ......................................................................................61
                  CHEVRON GAS STATION/CONVENIENCE STORE..........................................................61

                  AUTOMOTIVE AND INDUSTRIAL SUPPLIES.............................................................62
         SUPPLIERS...............................................................................................62
         COMPETITION.............................................................................................62
         SEASONALITY OF BUSINESS.................................................................................62
         EMPLOYEES...............................................................................................63
         INFORMATION SYSTEMS.....................................................................................63
         REGULATION..............................................................................................63
         PROPERTIES..............................................................................................63
         TRADE NAMES.............................................................................................63
         LEGAL PROCEEDINGS.......................................................................................64
         MARKET PRICE OF AND DIVIDENDS ON UTAH SERVICE COMMON STOCK..............................................64
         UTAH SERVICE MANAGEMENT.................................................................................64
                  DIRECTORS......................................................................................64
                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES...................................................65
                  COMMITTEES OF UTAH SERVICE BOARD...............................................................65
                  ATTENDANCE AT UTAH SERVICE BOARD MEETINGS......................................................65
                  COMPENSATION OF DIRECTORS OF UTAH SERVICE......................................................65
         PRINCIPAL SHAREHOLDERS OF UTAH SERVICE..................................................................66
         SELECTED FINANCIAL INFORMATION FOR UTAH SERVICE.........................................................67
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF UTAH
                  SERVICE........................................................................................69
                  FORWARD-LOOKING STATEMENTS.....................................................................69
                  RESULTS OF OPERATIONS..........................................................................69
                  LIQUIDITY AND CAPITAL RESOURCES................................................................70
                  INFLATION......................................................................................71
                  SEASONALITY....................................................................................71
                  THE YEAR 2000 ISSUE............................................................................71
         CERTAIN TRANSACTIONS....................................................................................71
BEEHIVE INSURANCE................................................................................................72
         BACKGROUND..............................................................................................72
         THE INDUSTRY AND MARKET.................................................................................72
         INSURANCE CARRIERS......................................................................................72
         COMPETITION.............................................................................................72
         SEASONALITY OF BUSINESS.................................................................................73
         REGULATION..............................................................................................73
         EMPLOYEES...............................................................................................73
         PROPERTIES..............................................................................................73
         TRADE NAMES.............................................................................................74
         LEGAL PROCEEDINGS.......................................................................................74
         MARKET PRICE OF AND DIVIDENDS ON BEEHIVE INSURANCE COMMON STOCK.........................................74
         BEEHIVE INSURANCE MANAGEMENT............................................................................74
                  DIRECTORS......................................................................................74
                  EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES...................................................75
                  COMMITTEES OF BEEHIVE INSURANCE BOARD..........................................................75
                  ATTENDANCE AT BEEHIVE INSURANCE BOARD MEETINGS.................................................75
                  COMPENSATION OF DIRECTORS OF BEEHIVE INSURANCE.................................................75
         PRINCIPAL SHAREHOLDERS OF BEEHIVE INSURANCE.............................................................75
         SELECTED FINANCIAL INFORMATION FOR BEEHIVE INSURANCE....................................................77
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
                  BEEHIVE INSURANCE..............................................................................78
                  FORWARD-LOOKING STATEMENTS.....................................................................78
                  RESULTS OF OPERATIONS..........................................................................78
                  LIQUIDITY AND CAPITAL RESOURCES................................................................79
                  INFLATION......................................................................................80

                  SEASONALITY....................................................................................80
                  THE YEAR 2000 ISSUE............................................................................80
         CERTAIN TRANSACTIONS....................................................................................80
THE SPECIAL MEETINGS.............................................................................................81
         TIME, DATE AND PLACE OF THE SPECIAL MEETINGS............................................................81
         PURPOSES OF THE SPECIAL MEETINGS........................................................................81
         VOTE REQUIRED; RECORD DATE..............................................................................81
                  CCI ...........................................................................................81
                  CLYDE .........................................................................................81
                  GENEVA ROCK....................................................................................82
                  UTAH SERVICE...................................................................................82
                  BEEHIVE INSURANCE..............................................................................82
         PROXIES; REVOCATION OF PROXIES..........................................................................83
THE MERGER.......................................................................................................85
         GENERAL................................................................................................ 85
         REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF CCI, CLYDE, GENEVA ROCK,
                  UTAH SERVICE AND BEEHIVE INSURANCE.............................................................85
                  INCREASED FINANCIAL AND COMPETITIVE STRENGTH...................................................85
                  PROFESSIONAL MANAGEMENT TEAM...................................................................86
                  SPIN-OFFS OR SALES OF OPERATIONS...............................................................86
                  INCREASED PURCHASING POWER.....................................................................86
                  CONSOLIDATION OF OPERATIONS....................................................................86
                  CONSOLIDATION OF ADMINISTRATIVE FUNCTIONS......................................................86
                  POTENTIAL TAX SAVINGS..........................................................................86
         TASK FORCE..............................................................................................87
         VALUATION REPORTS FOR OPERATING COMPANIES BY FINANCIAL ADVISOR, HOULIHAN VALUATION ADVISORS.............88
                  BACKGROUND.....................................................................................88
                  VALUATIONS OF OPERATING COMPANIES..............................................................88
                  VALUATION OF CCI BY TASK FORCE.................................................................89
                  RECOMMENDATION OF TASK FORCE...................................................................89
                  LIMITATIONS ON HVA VALUATIONS..................................................................90
         EXCHANGE RATIOS.........................................................................................90
         INTERESTS OF CERTAIN PERSONS IN THE MERGER..............................................................90
                  CLYDE FAMILY TREE..............................................................................90
                  FAMILY RELATIONSHIPS; INTERRELATED MANAGEMENT AND STOCK OWNERSHIP..............................91
                  TASK FORCE.....................................................................................93
                  TAX SAVINGS FOR CCI AND CLYDE..................................................................93
                  EMPLOYMENT AGREEMENT...........................................................................93
                  VOTING AGREEMENT...............................................................................93
                  BYLAWS OF CCI..................................................................................94
                  LACK OF SEPARATE LEGAL REPRESENTATION..........................................................94
         ACCOUNTING TREATMENT....................................................................................94
         CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...............................................................94
         REGULATORY APPROVALS....................................................................................96
         FEDERAL SECURITIES LAW CONSEQUENCES.....................................................................96
THE MERGER AGREEMENT.............................................................................................97
         GENERAL ................................................................................................97
         CONVERSION OF SHARES....................................................................................97
         CONDITIONS TO THE MERGER................................................................................97
         WAIVER AND AMENDMENT....................................................................................98
         TERMINATION.............................................................................................98
         FEES AND EXPENSES.......................................................................................98
         SURRENDER OF CERTIFICATES...............................................................................98
         CORPORATE STRUCTURE AND RELATED MATTERS AFTER THE MERGER................................................99
         BUSINESS OF THE OPERATING COMPANIES PENDING THE MERGER..................................................99

DISSENTERS'  RIGHTS.............................................................................................100
DESCRIPTION OF CCI CAPITAL STOCK................................................................................102
         COMMON STOCK...........................................................................................102
         UTAH CONTROL SHARES ACQUISITION ACT....................................................................102
         CERTAIN PROVISIONS OF CCI'S ARTICLES OF INCORPORATION AND BY-LAWS......................................103
COMPARISON OF THE RIGHTS OF HOLDERS OF CCI COMMON STOCK AND CLYDE, GENEVA ROCK, UTAH SERVICE AND BEEHIVE
         INSURANCE COMMON STOCK.................................................................................104
         AMENDMENTS TO ARTICLES AND BY-LAWS.....................................................................104
         SPECIAL MEETINGS OF SHAREHOLDERS.......................................................................104
         CORPORATE ACTION BY WRITTEN CONSENT OF SHAREHOLDERS....................................................105
         DIVIDENDS..............................................................................................105
         CAPITAL STOCK..........................................................................................105
         DISSENTERS' RIGHTS.....................................................................................105
         PROVISIONS RELATING TO DIRECTORS.......................................................................105
VALIDITY OF CCI COMMON STOCK....................................................................................107
EXPERTS ........................................................................................................107
OTHER MATTERS...................................................................................................107
SHAREHOLDER PROPOSALS...........................................................................................107
INDEX TO FINANCIAL STATEMENTS...................................................................................F-1

                                 LIST OF ANNEXES

ANNEX A   AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
ANNEX B   STOCK REDEMPTION PLAN
ANNEX C   BYLAWS OF CCI
ANNEX D UTAH REVISED BUSINESS CORPORATION ACT SECTIONS 16-10A-1301 THROUGH 16-10A-1331
ANNEX E   SUMMARY OF VALUATION METHODS OF HOULIHAN VALUATION ADVISORS

                                     SUMMARY

         THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. CCI, CLYDE, GENEVA ROCK, UTAH SERVICE AND BEEHIVE INSURANCE SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY. SEE "RISK FACTORS" FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY THE SHAREHOLDERS OF CCI, CLYDE, GENEVA ROCK, UTAH SERVICE AND BEEHIVE INSURANCE.

THE COMPANIES

CCI

         CCI was incorporated in the state of Utah in 1961 as a holding company for shares of stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance. In November 1997, the name of CCI was changed from W.W. Clyde Investment Co. to Clyde Companies, Inc. CCI has no operations of its own and, prior to the consummation of the Merger, its assets consisted solely of shares of common stock of Clyde (31,935 shares or 33.78% of the outstanding shares), Geneva Rock (4,725 shares or 21.67% of the outstanding shares), Utah Service (1,698 shares or 31.37% of the outstanding shares) and Beehive Insurance (3,700 shares or 17.22% of the outstanding shares). All cash held by CCI, other than an amount of cash sufficient to satisfy CCI's tax obligations upon the consummation of the Merger, will be distributed as a dividend to its shareholders prior to the consummation of the Merger. It is anticipated that upon the consummation of the Merger, CCI will continue to be a holding company with no operations of its own, and that operations will be conducted by its wholly owned subsidiaries, Clyde, Geneva Rock, Utah Service and Beehive Insurance (the "Operating Companies"). The merging companies (CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance) are sometimes collectively referred to herein as the "Constituent Corporations". The principal executive offices of CCI are located at 1423 Devonshire Drive, Salt Lake City, Utah 84108, and its telephone number is (801) 582-2783. See "Clyde Companies, Inc."

CLYDE

         Clyde was founded in approximately 1926 by W. W. Clyde and was incorporated as a Utah corporation in 1933. Since that time, Clyde has been involved in the construction of interstate highways, bridges, dams, airports, mines, golf courses, environmental reclamation projects, large site work/site preparation, and other types of large construction projects in the Intermountain region requiring massive earth moving and professional management. Clyde has completed more than $400 million of construction projects throughout the Intermountain West. Clyde owns 7,581 shares, or 34.77% of the outstanding shares of Geneva Rock Common Stock. The principal executive offices of Clyde are located at 1375 North Main Street, Springville, Utah 84663, and its telephone number is (801) 489-5616. See "Clyde".

GENEVA ROCK

         Geneva Rock, which was incorporated in August 1954 as a Utah corporation, was founded as a ready-mix concrete business by W.W. Clyde and his associates. Geneva Rock is engaged in the construction business through its Northern Utah and Southern Utah divisions. Geneva Rock's products consist primarily of ready-mix concrete, asphalt, sand, gravel and other building materials, and its services consist primarily of road and site construction. Geneva Rock's market is primarily the Northern Utah area, including Utah, Salt Lake, Davis, Weber, Summit and Wasatch Counties, and the Southern Utah area surrounding St. George, Utah. Geneva Rock's client base is diversified, with no one client generating more than 10% of Geneva Rock's total sales. Geneva Rock has furnished much of the concrete for many of the large commercial office buildings in downtown Salt Lake City. The principal executive offices of Geneva Rock are located at 1565 West 400 North, Orem, Utah 84057, and its telephone number is (801) 765-7800. See "Geneva Rock".

UTAH SERVICE

         Utah Service was founded in 1938 by W.W. Clyde to service Clyde. Utah Service owns and operates a hardware store and lumber yard and an adjacent gasoline station/convenience store, all located at 400 South Main Street in Springville, Utah. The hardware store sells hardware items, electrical supplies, plumbing fittings and other plumbing items, vanity goods, building materials, locksets, hand tools, lawn and garden chemicals and supplies, housewares, appliances, fasteners, paint, industrial supplies, automotive supplies, auto care products, auto tools and conveyor belting. Sales are made directly to retail customers, as well as to building contractors and retail auto shops. The lumber yard sells a wide variety of lumber products, primarily to building contractors. The gasoline station/convenience store, located directly to the west of the hardware store, sells gasoline and diesel fuel, as well as a variety of convenience items. The principal executive offices of Utah Service are located at 35 East 400 South, Springville, Utah 84663, and its telephone number is (801) 489-5686. See "Utah Service".

BEEHIVE INSURANCE

         Beehive Insurance was incorporated in Utah in 1961 by W.W. Clyde to operate as an independent insurance agency for the sale of insurance coverage to Clyde and the general public. Beehive Insurance's operations have gradually evolved into the sale of primarily commercial property insurance policies, casualty insurance policies and surety bonds. Affiliated companies (particularly Clyde and Geneva Rock) comprise a significant portion of Beehive Insurance's client base. The principal executive offices of Beehive Insurance are located at 302 West 5400 South, Murray, Utah 84107, and its telephone number is (801) 685-2779. See "Beehive Insurance".

THE SPECIAL MEETINGS

TIME, DATE AND PLACE

         The Special Meetings of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will be held at 11:30, 8:00, 9:30, 10:30 and 11:00 a.m., respectively, on Friday, June 19, 1998, at the offices of Geneva Rock located at 1565 West 400 North, Orem, Utah.

PURPOSES

         At the Special Meetings, the shareholders of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") and the transactions contemplated thereby. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Annex A.

VOTE REQUIRED; RECORD DATE

         Shareholders of record at the close of business on April 24, 1998 (the "Record Date") will be entitled to notice of and to vote at the CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Special Meetings and at any adjournment or postponement thereof. On the Record Date, there were issued and outstanding: (i) 2,303,920 shares of CCI Common Stock held by approximately 56 shareholders of record; (ii) 94,544 shares of Clyde Common Stock held by approximately 100 shareholders of record; (iii) 21,802 shares of Geneva Rock Common Stock held by approximately 81 shareholders of record; (iv) 5,413 shares of Utah Service Common Stock held by approximately 52 shareholders of record; and (v) 21,487 shares of Beehive Insurance Common Stock held by approximately 52 shareholders of record.

                  Under the Utah Revised Business Corporation Act ("URBCA"), the adoption and approval of the Merger Agreement by the shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance requires the affirmative vote of the holders of at least a majority of the outstanding shares of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock. The URBCA does not require that the Merger Agreement be adopted and approved by the shareholders of CCI since only CCI, as the sole shareholder of its subsidiaries, will vote on the merger of its subsidiaries with Clyde, Geneva Rock, Utah Service and Beehive Insurance. However, the Board of Directors of CCI has determined that it is in the best interest of CCI and its shareholders for CCI to submit the Merger Agreement to its shareholders for approval. Under the terms of the Merger Agreement, the affirmative vote of holders of at least a majority of the outstanding shares of CCI is required to approve the Merger. In determining whether the approval of the Merger Agreement has received the requisite number of affirmative votes, abstentions and shares not represented at the CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Special Meetings will have the same effect as a vote against any such proposal. If the Merger Agreement is not approved by the requisite number of votes at the Special Meetings, the Merger Agreement will be terminated and each Constituent Corporation will bear its pro-rata share of the expenses that have been incurred in connection with the Merger Agreement. See "The Merger Agreement--Fees and Expenses." In the event the Merger Agreement is terminated, it is anticipated that CCI will continue to act as a holding company for the shares of the Operating Companies which it owns and that the Operating Companies will continue to operate their respective businesses.

         As of the Record Date, the Directors and officers of CCI and their affiliates owned 759,160 shares representing approximately 32.95% of the outstanding shares of CCI Common Stock. All of such persons have indicated that they intend to vote their shares FOR approval of the Merger.

         As of the Record Date, the Directors and officers of Clyde and their affiliates owned 12,680 shares, representing approximately 13.41% of the outstanding shares of Clyde Common Stock, and CCI owned 31,935 shares, representing approximately 33.78% of the outstanding shares of Clyde Common Stock. All of such persons have indicated that they intend to vote their shares FOR approval of the Merger.

         As of the Record Date, the Directors and officers of Geneva Rock and their affiliates owned 1,812 shares, representing approximately 8.31% of the outstanding shares of Geneva Common Stock, Clyde owned 7,581 shares, representing approximately 34.77% of the outstanding shares of Geneva Rock Common Stock, and CCI owned 4,725 shares, representing approximately 21.67% of the outstanding shares of Geneva Rock Common Stock. All of such persons have indicated that they intend to vote their shares FOR approval of the Merger, thereby assuring approval of the Merger by the Geneva Rock shareholders.

         As of the Record Date, the Directors and officers of Utah Service and their affiliates owned 1,423 shares, representing approximately 26.89% of the outstanding shares of Utah Services Common Stock, and CCI owned 1,698 shares, representing approximately 31.37% of the outstanding shares of Utah Service Common Stock. All of such persons have indicated that they intend to vote their shares FOR approval of the Merger, thereby assuring approval of the Merger by the Utah Service shareholders.

         As of the Record Date, the Directors and officers of Beehive Insurance and their affiliates owned 6,734 shares, representing approximately 31.34% of the outstanding shares of Beehive Insurance Common Stock, and CCI owned 3,700 shares of Beehive Insurance Common Stock, representing approximately 17.2% of the outstanding shares of Beehive Insurance Common Stock. All of such persons except J. Richard Walton have indicated that they intend to vote their shares FOR approval of the Merger. Although J. Richard Walton, a Director of Beehive Insurance, believes that the Merger is in the best interest of Beehive Insurance and its shareholders and, therefore, voted in favor of the Merger as a Director of Beehive Insurance, he has advised CCI that, because of personal financial considerations, he intends to vote his shares AGAINST approval of the Merger at the Beehive Insurance Special Meeting and exercise his dissenter's rights. See "Dissenters' Rights."

THE MERGER

EFFECT OF MERGER

         Upon the effective date of the Merger, Clyde, Geneva Rock, Utah Service and Beehive Insurance each will become wholly owned subsidiaries of CCI, and each share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance (except for (i) shares of the Operating Companies owned by CCI and (ii) shares of Geneva Rock owned by Clyde, which will be distributed as a dividend to CCI) will be converted into 33.93, 239.27, 43.43 and 4.33 shares, respectively, of CCI Common Stock. In anticipation of the Merger, in November 1997 each outstanding share of CCI Common Stock was converted into 40 shares of CCI Common Stock.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

         In accepting the recommendation of the majority of the Task Force (as defined below) to approve the Merger, the Boards of Directors of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance considered a number of factors, most of which were positive, but some of which were negative. After carefully weighing all of these factors, the Boards of Directors concurred with the Task Force that, on balance, the Merger is fair and in the best interest of each Constituent Corporation and its respective shareholders. Accordingly, the Boards of Directors of each Constituent Corporation unanimously approved the Merger Agreement and recommends that their respective shareholders vote FOR approval of the Merger Agreement and the transactions contemplated thereby. IN CONSIDERING WHETHER TO VOTE FOR APPROVAL OF THE MERGER AGREEMENT, SHAREHOLDERS SHOULD BE AWARE (i) THAT CERTAIN MEMBERS OF THE TASK FORCE AND CERTAIN DIRECTORS OF THE CONSTITUENT CORPORATIONS MAY BE SUBJECT TO CONFLICTS OF INTEREST IN RECOMMENDING THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT, AND (ii) THAT THE CONSTITUENT CORPORATIONS DID NOT HAVE SEPARATE LEGAL REPRESENTATION IN CONNECTION WITH NEGOTIATING THE TERMS AND PROVISIONS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE "THE MERGER--TASK FORCE" AND "THE MERGER--INTERESTS OF CERTAIN PERSONS IN THE MERGER."


         Among the negative factors considered by the Task Force and the Boards of Directors of the Constituent Corporations are the following. The Merger will result in a consolidation of management, which may result in a loss of autonomy for the Constituent Corporations. Also, some shareholders will have a smaller equity interest in CCI then they had in the Constituent Corporation(s) in which they owned shares and, therefore, they will have less voice in the business and affairs of CCI then they had with respect to the business and affairs of such Constituent Corporation(s). In addition, it is anticipated that the dividends to be paid after the Merger on shares of CCI Common Stock will be significantly less than the dividends paid before the Merger on the equivalent number of shares of Utah Service Common Stock and Beehive Insurance Common Stock, slightly less than the dividends paid before the Merger on the equivalent number of shares of Clyde Common Stock, and significantly greater than the dividends paid before the Merger on the equivalent number of shares of Geneva Rock Common Stock. Shareholders should be aware, however, that the amount, type and frequency of dividends to be paid on CCI Common Stock after the Merger will be determined by the Board of Directors of CCI based on the results of operations, financial condition and liquidity needs of CCI. See "Summary--Selected Financial Information--Comparative Per Share Data." In addition, to the foregoing, the Task Force and the Boards of Directors of the Constitutent Corporations considered the fact that Beehive Insurance may lose some of the premiums it receives from insurance placed with CCI and Clyde - see "Beehive Insurance--Regulation."


         Among the positive factors considered by the Task Force and the Boards of Directors of the Constituent Corporations are the following. The Merger will combine the financial strength of Clyde and Geneva Rock and increase their respective competitive positions. The combination of entities resulting from the Merger will create a company with greater financial strength to bid on large construction projects. After the Merger, the benefits of a management team comprised of the top management from the Constituent Corporations will be made available to each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance to help them address problems in their respective businesses. While there are no present plans to sell part or all of any of the Operating Companies, the Boards of Directors of the Constituent Corporations believe that the Merger will increase shareholder value by creating a unified ownership structure that would make it easier to sell one or more of the Operating Companies should CCI ever elect to do so. The Merger will also create an entity with greater purchasing power, eliminate duplicative purchasing and potentially reduce the cost of obtaining such items as fuel, construction materials and equipment. After the Merger, the management of CCI will be in a better position to combine divisions of Clyde, Geneva Rock, Utah Service and Beehive Insurance that now have similar operations and to consolidate the separate financial and accounting systems now used by the Constituent Corporations, resulting in potential cost savings. In addition, as a consequence of the Merger, taxable dividends to CCI and Clyde from the other Constituent Corporations will be eliminated, resulting in tax savings to CCI and Clyde. Also, it is anticipated that the Merger will result in tax savings for the Constituent Corporations as a whole due to the elimination of sales tax on certain intercompany transactions and the filing of consolidated tax returns that will replace the current practice of each of the Constituent Corporations filing separate tax returns.

         Although J. Richard Walton, a Director of Beehive Insurance, believes that the Merger is in the best interest of Beehive Insurance and its shareholders and, therefore, voted in favor of the Merger as a Director of Beehive Insurance, he has advised CCI that, because of personal financial considerations, he intends to vote his shares AGAINST approval of the Merger at the Beehive Insurance Special Meeting and exercise his dissenter's rights. See "Dissenters' Rights."

         For a more detailed discussion of the factors considered by the Task Force and the Boards of Directors of the Constituent Corporations in reaching their decisions to approve the Merger Agreement and the transactions contemplated thereby and in recommending that the Constituent Corporations' respective shareholders vote FOR the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, see "The Merger --Reasons for the Merger; Recommendations of the Boards of Directors of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance."

TASK FORCE

         In order to facilitate the Merger, an informal working group of shareholders of the Constituent Corporations (the "Task Force") was formed for the purpose of considering and making recommendations to the Board of Directors of each Constituent Corporation with respect to the economic and other terms of the Merger. The Task Force is comprised of (i) David E. Salisbury, who is a Director of Clyde and the husband of Carol C. Salisbury, who is the President and a Director of CCI and the Secretary, Treasurer and a Director of Beehive Insurance, (ii) Hal M. Clyde, who is a Director of Utah Service and Beehive Insurance, (iii) Wilford W. Clyde, who is the President and General Manager of Geneva Rock and a Director of Clyde, Geneva Rock and Beehive Insurance, (iv) Richard C. Clyde, who is the President and General Manager of Clyde and a Director of CCI, Clyde, Geneva Rock and Beehive Insurance, (v) Paul B. Clyde, who is a Vice President of Clyde and a Director of CCI, Clyde, Geneva Rock and Utah Service, (vi) David O. Cook, who is the President and a Director of Utah Service, (vii) James C. Gramoll, who is a grandson of Harry S. Clyde, (viii) Steven L. Clyde, who is the Project Superintendent and a Director of Clyde, (ix)
A. Ray Gammell, who is the Vice President and a Director of Utah

Service and a Director of Geneva Rock and (x) Norman D. Clyde, who is a Director of Clyde, Geneva Rock, Utah Service and Beehive Insurance. The Board of Directors of each of the Constituent Corporations has considered and approved the recommendations of the majority of the Task Force with respect to the Merger. See "The Merger--Task Force."

VALUATION REPORTS FOR OPERATING COMPANIES BY FINANCIAL ADVISOR


         The Task Force requested Houlihan Valuation Advisors ("HVA") to prepare valuation reports with respect to each of the Operating Companies as of June 30, 1997. HVA provides professional services relative to business valuations, fairness and solvency opinions, economic loss analyses and other valuation and economic issues. HVA prepared two separate valuation reports for the Operating Companies, the first dated September 12, 1997 (the "First HVA Report") and the second dated October 23, 1997 (the "Second HVA Report"). Both the First HVA Report and the Second HVA Report resulted in the same valuations for each of Geneva Rock, Utah Service and Beehive Insurance. The Second HVA Report resulted in a different valuation for Clyde. Both the First HVA Report and the Second HVA Report were prepared by HVA based in large part on December 31, 1996 financial statements for each of the Operating Companies. The December 31, 1997 financial statements for each of the Operating Companies reflect certain changes in the operations and financial condition of each of the Operating Companies, as compared to their respective December 31, 1996 financial statements. However, the Task Force and the Boards of Directors of each of the Constituent Corporations determined that the changes in the results of operations and financial condition of the Operating Companies were not significant enough to warrant the expense and delahy that would likely be incurred if HVA were asked to update its valuation reports based on the December 31, 1997 financial statements.



         The First HVA Report was prepared valuing each of Clyde, Geneva Rock, Utah Service and Beehive Insurance as a stand alone entity. This approach took into account certain tax liabilities that would be incurred by Clyde with respect to Geneva Rock Common Stock owned by Clyde in the event Clyde and its assets were to be liquidated. Pursuant to this valuation approach, HVA estimated the fair market enterprise value of Clyde Common Stock to be $520 per share for a total value of $49,200,000. The Second HVA Report was prepared valuing each of Clyde, Geneva Rock, Utah Service and Beehive Insurance based on the assumption that they would be combining in a tax free transaction where Clyde would not be liquidated and would incur no tax liabilities with respect to its Geneva Rock Common Stock. Based on this second approach, the fair market enterprise value of Clyde as of June 30, 1997 was estimated to be $657 per share for a total value of $62,100,000. A majority of the Task Force recommended to the Board of Directors of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance that the Second HVA Report be accepted for the purpose of determining the exchange ratios in the Merger. It is the position of Task Force member James C. Gramoll that the First HVA Report with respect to Clyde (reflecting the tax liability which would be incurred by Clyde with respect to its Geneva Rock Common Stock in the event Clyde were liquidated) should be the basis for calculating the exchange ratios in the Merger. In Mr. Gramoll's view, by using the higher value for Clyde reflected in the Second HVA Report, Clyde was unfairly receiving the benefit of tax savings from a tax free reorganization, and he believed that such tax savings should be spread among all of the Constituent Corporations. However, the Task Force and the Boards of Directors of the Constituent Corporations concluded that since there are no plans to sell Clyde separately, the hypothetical tax savings should not be a factor to be considered in valuing Clyde in the Merger, which is a tax free reorganization . Accordingly, the Task Force and Boards of Directors decided to use the Second HVA Report rather than the First HVA Report. Shareholders of the Constituent Corporations should be aware that certain members of the Task Force and certain Directors of the Constituent Corporations may be subject to conflicts of interest in this regard. See "The Merger--Task Force" and "The Merger--Interests of Certain Persons in the Merger."

         As indicated above, the Second HVA Report estimated the fair market enterprise value of Clyde to be $657 per share for a total value of $62,100,000. The fair market enterprise value of the Geneva Rock Common Stock was estimated by HVA to be $4,633 per share for a total value of $101,206,000 and rounded to $101,000,000. The fair market enterprise value of the Utah Service Common Stock was estimated by HVA to be $841 per share for a total value of $4,552,800 and rounded to $4,550,000. The fair market enterprise value of Beehive Insurance Common Stock was estimated by HVA to be $83.77 per share for a total value of $1,795,700 and rounded to $1,800,000.

         Since CCI's only assets are cash and the shares of common stock it owns in the Operating Companies, the Task Force did not request HVA to prepare a valuation report for CCI. The Task Force determined the value of CCI Common Stock to be equal to the total value of the shares of the Operating Companies owned by CCI. Based on the HVA valuations described above, the Task Force determined that the total value of the shares of the Operating Companies owned by CCI is approximately $44,610,187, which results in a valuation of approximately $19.36 per share of CCI Common Stock. As indicated below, for the purpose of establishing the exchange ratios in the Merger, the Task Force discounted the above per share valuation for CCI by 25% to $14.52 per share to reflect the value of minority shareholder interest. Based on this valuation and in anticipation of the Merger, in November 1997 each outstanding share of CCI Common Stock was converted into 40 shares, and presently there are 2,303,920 outstanding shares of CCI Common Stock.

         Each of the valuation reports was prepared by HVA on the assumption HVA was valuing a controlling interest in each corporation; that is, each corporation was valued on a stand-alone basis as if the entire enterprise were being sold. In determining the exchange ratios, the Task Force applied a discount to HVA's valuation for each corporation. The

Task Force and the Boards of Directors determined to apply a 25% discount, because this is the discount that the Boards of Directors intend to use in setting the price for shares to be redeemed under the Stock Redemption Plan. See "Clyde Companies, Inc.--Stock Redemption Plan." Based on this 25% discount, the per share valuation of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock is $14.52, $492.63, $3,474.45, $630.43 and $62.83,
respectively. It should be noted that the application of the same discount to each Constituent Corporation does not have any effect on the exchange ratios and does not in any way affect the consideration to be received in the Merger by the shareholders of the Constituent Corporations. The full text of the Second HVA Report with respect to any Operating Company can be obtained by sending a written request to the Secretary of such Operating Company. See "The Merger-- Valuation Reports for Operating Companies by Financial Advisor, Houlihan Valuation Advisors" and Annex E--"Summary of Valuation Methods of Houlihan Valuation Advisors."

EXCHANGE RATIOS

         The exchange ratios at which shares of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be exchanged for shares of CCI Common Stock were determined by the Task Force and approved by the Board of Directors of each Constituent Corporation. Shareholders of the Constituent Corporations should be aware that certain members of the Task Force and certain Directors of the Constituent Corporations may be subject to conflicts of interest in determining the exchange ratios. See "The Merger-Task Force, Interest of Certain Persons in the Merger." The exchange ratios were determined by dividing the discounted value determined by HVA for each share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, by $14.52, the amount which the Task Force determined to be the discounted per share value of CCI Common Stock. This resulted in an exchange ratio of (i) 33.93 shares of CCI Common Stock for each outstanding share of Clyde Common Stock,
(ii) 239.27 shares of CCI Common Stock for each outstanding share of Geneva Rock Common Stock, (iii) 43.43 shares of CCI Common Stock for each outstanding share of Utah Service Common Stock and (iv) 4.33 shares of CCI Common Stock for each outstanding share of Beehive Insurance Common Stock, respectively.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


         Shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance should be aware that certain members of the Task Force and certain Directors and executive officers of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance have interests in the Merger that are in addition to the interests as shareholders generally and which may create potential conflicts of interest. These interests include, among other things, the following: (i) certain Task Force members and Directors and executive officers of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance are related family members; (ii) certain Task Force members and Directors and executive officers of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will be Directors and/or executive officers of CCI; (iii) certain Task Force members and Directors and executive officers of CCI may be deemed to be principal shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock; (iv) as a consequence of the Merger, taxable dividends to CCI and Clyde from the other Constituent Corporations will be eliminated, resulting in significant tax savings to CCI and Clyde; (v) Richard C. Clyde will enter into an employment agreement with CCI; (vi) the shareholders of CCI as constituted prior to the Merger will enter into a ten year voting agreement with respect to the election of CCI Directors and certain other matters; (vii) as a result of certain provisions in the CCI Bylaws, the W.W. Clyde family will have effective control of the Board of Directors of CCI following the Merger; and
(viii) David E. Salisbury, a Director of Clyde, is a former shareholder of (and presently is of counsel to) the law firm of Van Cott, Bagley, Cornwall & McCarthy, which has represented each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance in connection with the Merger. For a more detailed description of the interests described above, see "The Merger Interests of Certain Persons in the Merger."


ACCOUNTING TREATMENT

         The Merger will be accounted for using the purchase method of accounting with CCI as the acquiror. See "The Merger - Accounting Treatment."

REGULATORY APPROVAL

         CCI and Geneva Rock filed a notification with the Federal Trade Commission ("FTC"), pursuant to the Hart Scott Rodino Antitrust Improvement Act of 1976, requesting early termination of the waiting period required under that Act. On November 21, 1997, the FTC granted CCI's and Geneva Rock's request for early termination of the waiting period. See "The Merger--Regulatory
Approval."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The Merger is intended to qualify as (i) a transfer to a controlled corporation under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and/or (ii) a reorganization within the meaning of Section 368(a)(1)(B) of the Code so that no gain or loss will be recognized by a holder of CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock with respect to the receipt of CCI Common Stock in exchange for Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock pursuant to the Merger (except with respect to any cash received in lieu of fractional shares of CCI Common Stock). Grant Thornton LLP, independent accountants ("Grant Thornton"), has rendered an opinion to that effect. Payment received by holders of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock in lieu of fractional shares of CCI Common Stock will be treated as payment in redemption of such fractional shares and, provided that the redeemed interest is held as a capital asset at the effective time of the Merger, will generally result in the recognition of capital gain or loss by such holders measured by the difference between the amount received and the tax basis allocable to such fractional shares. For a discussion of certain federal income tax consequences applicable to shareholders who exercise their dissenters' rights and a further discussion of certain of the federal income tax consequences of the Merger, see "The Merger--Certain Federal Income Tax Considerations."

         Because of the complexity of the tax laws and the individual nature of the tax consequences of the Merger to each holder of CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock, each such shareholder should consult a tax advisor concerning certain other federal and all state, local and foreign tax consequences of the Merger that may be applicable.

REPORTS TO SHAREHOLDERS

         It is anticipated that following the consummation of the Merger, CCI will furnish to its shareholders audited annual financial statements and unaudited quarterly financial statements.

STOCK REDEMPTION PLAN

         The Board of Directors of CCI has adopted a Stock Redemption Plan, a copy of which is attached as Annex B hereto, pursuant to which it is anticipated that CCI will make funds available for the redemption of a limited number of shares of CCI Common Stock each year beginning in 1999, on a date to be established each year by the Board of Directors (the "Redemption Date"). Each year commencing in 1999, as soon as practicable following the issuance by CCI's independent auditors of their report regarding the consolidated financial statements of CCI and its subsidiaries for the prior year, the Board of Directors will (i) cause an appraisal (or an update of a prior appraisal) of CCI to be completed by an independent individual or firm selected by the Board of Directors which will set forth a determination of the total fair market value of CCI as of the last day of the prior year (the "Appraisal Value"), and (ii) determine the amount which shall be made available by CCI on the Redemption Date to fund the redemption of shares of CCI Common Stock (the "Redemption Fund"). The price to be paid to shareholders for each share of redeemed CCI Common Stock (the "Redemption Price") will be an amount equal to the Appraisal Value divided by the number of shares of CCI Common Stock outstanding on the last day of the prior year, discounted by 25% (reflecting a lack of marketability and minority interest). The Redemption Fund established (a) for the years 1999 through 2003 will be an amount which is greater than or equal to 7% and less than or equal to 15% of the net earnings of CCI (after taxes) for the prior year, and (b) for the years 2004 and thereafter will be an amount which is greater than or equal to 5% and less than or equal to 10% of the net earnings of CCI (after taxes) for the prior year. All shares of CCI Common Stock will be eligible for redemption subject to and in accordance with the terms of the Stock Redemption Plan. In the event that the number of shares offered for redemption by shareholders is greater than the number of shares that can be redeemed from the Redemption Fund, such shares will be redeemed on a pro rata basis. Unused portions of the Redemption Fund will not be carried forward to increase the Redemption Fund in future years. The Stock Redemption Plan will be administered and interpreted by the Board of Directors of CCI in its sole and absolute discretion, and the Stock Redemption Plan may be amended or terminated, and/or the Redemption for any particular year may be canceled, upon a vote of more than 75% of the Directors of CCI.

VOTING AGREEMENT

         In anticipation of the Merger, the current shareholders of CCI (the "Original CCI Shareholders") entered into a Voting Agreement dated as of November 14, 1997 (the "Voting Agreement") for the purpose of controlling the voting of the 2,303,920 shares of CCI Common Stock owned by the Original CCI Shareholders on the Record Date, representing approximately 33.20% of the shares of CCI Common Stock to be outstanding upon consummation of the Merger (the "Voting Agreement Shares"). Pursuant to the Voting Agreement, William R. Clyde, Ila C. Cook, Louise C. Gammell, Carol C. Salisbury, Richard C. Clyde and Paul B. Clyde (the "Voting Committee Members") have been appointed to act as a committee (the "Voting Committee") to determine how the Voting Agreement Shares will be voted on each matter to be voted upon by the shareholders of CCI. Each Voting Committee Member represents the other members of his or her family who are Original CCI Shareholders.

         Pursuant to the Voting Agreement, each Original CCI Shareholder has granted to the Voting Committee an irrevocable proxy, for a period of 10 years from November 13, 1997 (or until such time as the Voting Agreement is terminated), to allow the Voting Committee to vote such Shareholder's Voting Agreement Shares in accordance with the Voting Agreement. However, under the Voting Agreement, the Original CCI Shareholders retain their right to vote any shares of CCI Common Stock which they own, other than the Voting Agreement Shares, as they wish. The Voting Agreement will remain in effect for 10 years, unless earlier terminated because (i) the Voting Committee Members unanimously agree in writing to terminate the Voting Agreement, (ii) CCI is in bankruptcy or receivership or is dissolved, (iii) CCI ceases it business, (iv) CCI enters into an underwriting agreement with respect to a public offering of CCI Common Stock in excess of $30,000,000, (v) CCI sells all or substantially all of its assets or is the non-surviving corporation in a merger, or (vi) there is only one CCI Shareholder bound by the terms of the Voting Agreement.

         The Voting Agreement provides that an Original CCI Shareholder will not be permitted to sell, transfer or otherwise dispose of any Voting Agreement Shares, except to (i) a spouse of such Original CCI Shareholder, (ii) a child of such Original CCI Shareholder or such spouse, (iii) a trustee in trust for the benefit of such Original CCI Shareholder, such spouse or such child, (iv) CCI in the event such Original CCI Shareholder owns no CCI Common Stock other than such Voting Agreement Shares or (v) a third party upon obtaining the prior written consent of the Committee Members. All transferees of the Voting Agreement Shares will be required to enter into the Voting Agreement and to receive and hold the Voting Agreement Shares subject to the terms and provisions of the Voting Agreement.

MANAGEMENT OF CCI AFTER THE MERGER

         Certain provisions in the Bylaws of CCI will control the composition of the Board of Directors of CCI upon the consummation of the Merger and for five years thereafter. Pursuant to such Bylaw provisions, the Board of Directors of CCI will consist of between eight and eleven Directors. Each of six Directors must be the direct descendants (or the spouse of a direct descendant) of W.W. Clyde and each of two Directors must be the direct descendants (or the spouse of a direct descendant) of Edward Clyde. The Board of Directors of CCI will have the right to add up to three additional Directors. In no event will there be more than eleven Directors of CCI. For a more detailed description of the applicable Bylaw provisions, see "Comparison of the Rights of Holders of CCI Common Stock and Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock--Provisions Relating to Directors." The Bylaws of CCI are attached hereto as Annex C. It is also contemplated that as soon as reasonably practicable after the consummation of the Merger, Richard C. Clyde will serve as President and Chief Executive Officer and Wilford W. Clyde will serve as Vice President and Chief Operating Officer of CCI. See "Clyde Companies, Inc.--CCI Management Upon Consummation of the Merger".

COMPARISON OF SHAREHOLDER RIGHTS

         As a consequence of the Merger, the shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance will become shareholders of CCI. There will be significant differences between the rights of shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance prior to the Merger and the rights of CCI shareholders after the Merger. See "Comparison of the Rights of Holders of CCI Common Stock and Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock" for a summary of the material differences between the rights of holders of CCI Common Stock and Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock.

THE MERGER AGREEMENT

GENERAL

         The description of the material terms and conditions of the Merger Agreement and any related documents in this Proxy Statement/Prospectus is qualified in its entirety by reference to the copy of the Merger Agreement attached hereto as Annex A. Shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance are urged to read the Merger Agreement in its entirety for a more complete description of the terms of such agreement.

CONVERSION OF SHARES

         At the effective time of the Merger Agreement (the "Effective Time"), each outstanding share of common stock of the Operating Companies (except (i) those shares of the Operating Companies owned by CCI, (ii) those shares of Geneva Rock owned by Clyde, which will be distributed as a dividend to CCI and
(iii) to the extent that the holders of shares of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock duly elect to exercise their dissenters' rights under Part 13 of the URBCA) will be converted into (i) in the case of Clyde Common Stock, 33.93 shares of CCI Common Stock,
(ii) in the case of Geneva Rock Common Stock, 239.27 shares of CCI Common Stock,
(iii) in the case of Utah Service Common Stock, 43.43 shares of CCI Common Stock, and (iv) in the case of Beehive Insurance Common Stock, 4.33 shares of CCI Common Stock (the ratios set forth in clauses (i) through (iv) above are sometimes referred to herein as the "Exchange Ratios"). Fractional shares of CCI Common Stock will not be issued. In lieu of fractional shares, shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance will receive cash equal to the product of (i) such fraction multiplied by (ii) $14.52.

         Clyde Reorganization Corporation ("CRC"), Geneva Rock Reorganization Corporation ("GRRC"), Utah Service Reorganization Corporation ("USRC") and Beehive Insurance Reorganization Corporation ("BIRC") (collectively, the "Merger Subs") were recently organized by CCI for the purpose of effecting the acquisition of the Operating Companies. CRC will merge with Clyde, GRRC will merge with Geneva Rock, USRC will merge with Utah Service and BIRC will merge with Beehive Insurance, with the Operating Companies being the surviving corporations of such mergers. Each share of CRC, GRRC, USRC and BIRC Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the respective Operating Company.

CONDITIONS TO THE MERGER

         Consummation of the Merger is subject to the satisfaction of various conditions, including but not limited to (i) the approval and adoption of the Merger Agreement by the requisite vote of the shareholders of each of the Constituent Corporations; (ii) the aggregate number of dissenting shares shall not be more than 5% of the total number of shares of CCI Common Stock that would be outstanding upon consummation of the Merger if no dissenters' rights were exercised (there would be 6,938,709 outstanding CCI shares and 5% of that number is 346,935); (iii) no governmental authority shall have issued any order, and there shall not be any statute, rule, decree or regulation restraining, prohibiting or making illegal the consummation of the Merger; (iv) any waiting period applicable to the consummation of the Merger under the Hart Scott Rodino Act shall have expired or been terminated (such waiting period has been terminated); (v) the representations and warranties of CCI contained in the Merger Agreement shall be true and correct in all material respects when made and as of the closing date of the Merger (the "Closing Date") (except for such matters which specifically address a particular date which need only be true and correct as of such date); (vi) CCI shall have performed in all material respects all of the obligations to be performed by it under the Merger Agreement prior to the Closing Date; (vii) a responsible officer of CCI shall have provided each of the Operating Companies with a certificate with respect to the matters referred to in the Merger Agreement; (viii) the representations and warranties of each of the Operating Companies contained in the Merger Agreement shall be true and correct in all material respects when made and as of the Closing Date (except for matters which specifically address a particular date which need only be true and correct as of such date); (ix) each of the Operating Companies shall have performed in all material respects all of the obligations to be performed by it under the Merger Agreement prior to the Closing Date; (x) a responsible officer of each of the Operating Companies shall have provided CCI with a certificate with respect to the matters referred to in the Merger Agreement; and (xi) the receipt of an opinion from Grant Thornton to the effect that the Merger will qualify as a tax free reorganization.

WAIVER AND AMENDMENT

         Any provision of the Merger Agreement subject to waiver may be waived in writing by the Board of Directors of the respective company that is entitled to the benefits of such provision. The Boards of Directors of the Constituent Corporations are not required to obtain shareholder approval prior to consenting to any such waiver. The only provision of the Merger Agreement that is not subject to waiver is the condition that the Merger Agreement be approved by a majority of the outstanding Common Stock of each Constituent Corporation. The Merger Agreement may be amended, modified or supplemented at any time prior to the Closing Date by the written agreement of each of the Constituent Corporations.

TERMINATION

         The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the shareholders of the Constituent Corporations, under the circumstances specified therein, including (i) automatically, without any further actions by any of the parties (except as may be otherwise required by the URBCA), (A) if the Merger of each of the Constituent Corporations has not been consummated on or prior to September 30, 1998 or (B) if any governmental authority shall have issued a statute, order, decree or regulation or taken any other action permanently restraining or enjoining or otherwise materially restricting the consummation of the transactions contemplated by the Merger Agreement and such statute, order, decree, regulation or other action shall have become final and non-appealable, (ii) by the Boards of Directors of the Operating Companies, acting jointly, if CCI breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained in the Merger Agreement or breaches its representations and warranties therein in any material respect and fails to cure such breach as provided for therein, or (iii) by the Board of Directors of CCI, if any of the Operating Companies breaches or fails in any material respect to perform or comply with any of its respective covenants and agreements contained in the Merger Agreement or breaches its representations and warranties in any material respect and fails to cure such breach as provided for therein.

FEES AND EXPENSES

         If the Merger is consummated, CCI will pay all fees and expenses incurred in connection with the Merger from the dividends CCI receives from the Operating Companies. If the Merger is not consummated, each of the Constituent Corporations will bear their pro-rata share of all such fees and expenses.

SURRENDER OF CERTIFICATES

         Certificates nominally representing shares of the common stock of the Operating Companies, other than any certificate representing dissenting shares, if any ("Operating Company Certificates"), as of the Effective Time, for all purposes, shall be deemed to evidence the number of shares of CCI Common Stock determined in accordance with the applicable Exchange Ratio. As soon as practicable after the Effective Time, CCI shall mail to each record holder of an outstanding Operating Company Certificate, as of the Effective Time, a form of letter of transmittal (the "Transmittal Letter") that contains instructions for use in effecting the surrender of each Operating Company Certificate in exchange for a CCI Common Stock certificate ("CCI Certificate"). Upon surrender to CCI of an Operating Company Certificate, together with a duly executed Transmittal Letter (and any other documents which may be reasonably required by CCI, if any), the holder of such Operating Company Certificate shall receive promptly in exchange therefor a CCI Certificate for the number of shares of CCI Common Stock evidenced thereby in accordance with the applicable Exchange Ratio. At that time, the Operating Company Certificate shall be canceled. If a CCI Certificate is to be issued to a person other than the person in whose name the surrendered Operating Company Certificate is registered, it shall be a condition of issuance of the CCI Certificate (x) that the Operating Company Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and (y) that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance to a person other than the registered holder of the Operating Company Certificate surrendered or establish to the satisfaction of CCI that such tax has been paid or is not applicable. CCI shall pay all charges and expenses, including those of the Operating Companies, in connection with the distribution of CCI Certificates.

DISSENTERS' RIGHTS

         If the Merger is consummated, holders of shares of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock will be entitled to dissenters' rights under the URBCA, provided that they comply with the conditions of Sections 16-10a-1301 through 16-10a-1331 of the URBCA. Original CCI Shareholders are not entitled to dissenters' rights. Those shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance who elect to exercise their dissenters' rights and who properly and timely perfect such rights will be entitled to receive the "fair value" in cash for their shares of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock. Pursuant to Section 16-10a-1301(4) of the URBCA, such "fair value" means the value of the shares immediately before the effectuation of the applicable Merger, excluding any appreciation or depreciation in anticipation of such Merger. In order to exercise their dissenters' rights, the holders of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock must comply with the procedural requirements of Sections 16-10a-1301 through 16-10a-1331 of the URBCA, a description of which is provided in "Dissenters'

Rights" and the full text of which is attached to this Proxy Statement/Prospectus as Annex D and which is incorporated by reference herein. Failure to comply with any of the steps required under Sections 16-10a-1301 through 16-10a-1331 of the URBCA on a timely basis may result in the loss of dissenters' rights. See "Dissenters' Rights." ONE OF THE CONDITIONS TO THE CONSUMMATION OF THE MERGER IS THAT THE AGGREGATE NUMBER OF DISSENTING SHARES SHALL NOT BE MORE THAN 5% OF THE TOTAL NUMBER OF SHARES OF CCI THAT WOULD BE OUTSTANDING UPON CONSUMMATION OF THE MERGER IF NO DISSENTERS' RIGHTS WERE EXERCISED (THERE WOULD BE 6,938,709 OUTSTANDING CCI SHARES AND 5% OF THAT NUMBER IS 346,935).

SELECTED FINANCIAL INFORMATION

SUMMARY HISTORICAL FINANCIAL INFORMATION

         The following summary historical financial information should be read in conjunction with the financial statements of CCI, Clyde, Geneva Rock, Beehive Insurance and Utah Service and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of each of the respective companies included elsewhere in this Proxy Statement/Prospectus. The summary historical financial information presented below has been derived from the financial statements of CCI, Clyde, Geneva Rock, Beehive Insurance and Utah Service. The financial statements for CCI and Clyde as of and for the two years ended December 31, 1997 have been audited by Grant Thornton whose reports are included elsewhere herein. The financial statements for Geneva Rock, Utah Service and Beehive Insurance as of and for the year ended December 31, 1997 have been audited by Grant Thornton whose reports are included elsewhere herein. The financial statements for Geneva Rock as of and for the year ended December 31, 1996 have been audited by Squire & Company, PC ("Squire") whose report is included elsewhere herein. The financial statements for Beehive Insurance as of and for the year ended December 31, 1996 have been audited by Daines Associates LLC ("Daines") whose report is included elsewhere herein. The financial statements of Utah Service as of and for the year ended December 31, 1996 have not been audited.

                                                                                         Geneva         Utah           Beehive
                                                                  CCI        Clyde        Rock         Service         Insurance
                                                                  ---        -----        ----         -------         ---------
                                                                             (In thousands, except per share data)
Year ended December 31, 1997

Statement of earnings data:
      Net revenues                                          $      487      $16,906    $131,107         $12,045         $   607
      Operating income (loss)                                      479          416      12,447             478             345
      Net earnings                                               1,928        2,678       8,222             434             232

      Earnings per common share-basic                       $     0.84(1)   $ 28.32    $ 377.10         $ 80.05         $ 10.79
      Weighted average shares outstanding                    2,303,920(1)    94,544      21,802           5,413          21,487

Balance sheet data (at period end):
      Current assets                                        $       25      $17,761    $ 39,553         $ 3,129         $   597
      Current liabilities                                          338        2,064       8,869             515             302
      Total assets                                              27,794       49,039      82,247           4,541             698
      Total liabilities                                         10,377       12,009      17,501             629             302
      Stockholders' equity                                      17,417       37,030      64,746           3,912             396

(1) Earnings per common share are based upon the weighted average number of common shares outstanding during the period presented after giving retroactive effect to all periods presented for the subsequent 40:1 stock split effected November 13, 1997.

COMPARATIVE PER SHARE DATA

         Set forth below are unaudited pro forma combined earnings from continuing operations and book value per common share of CCI after giving effect to the Merger. The information set forth below should be read in conjunction with the financial statements and the "CCI Pro Forma Combined Financial Information (Unaudited)" included elsewhere in this Proxy Statement/Prospectus, in each case including the notes thereto. The equivalent pro forma information is calculated for each of the Operating Companies by multiplying their respective exchange ratios by the pro forma per share amounts for CCI. The pro forma information presented herein is for illustrative purposes only.


                Comparative Per Share Data as of and for the year
                             ended December 31, 1997


CCI
Historical
     Earnings - basic                             $    0.84
     Book value (at period end)                        7.56
     Cash dividends declared by CCI(1)                 0.19
Pro forma combined
     Earnings - basic                             $    0.84
     Book value (at period end)                       15.52
     Cash dividends declared by CCI(2)                 0.06
     Cash dividends declared by                        0.22
        Operating Companies(3)




                                                    Clyde            Geneva Rock        Utah Service       Beehive
                                                    -----            -----------        ------------       -------
                                                                                                           Insurance
                                                                                                           ---------
Historical
     Earnings - basic                            $    28.32          $  377.10            $  80.05        $   10.79
     Book value (at period end)                      391.67           2,969.74              722.68            18.42
     Cash dividends declared                           8.00              30.00               20.00            10.00

     Exchange ratio                                   33.93             239.27               43.43             4.33
                                                   ========           ========            ========         ========

Equivalent pro forma combined
     Earnings - basic                            $    28.35          $  199.90           $   36.28        $    3.62
     Book value (at period end)                      526.45           3,712.48              673.85            67.18
     Cash dividends declared by CCI(4)                 2.16              15.22                2.76             0.28
     Cash dividends declared by                        7.36              51.94                9.43             0.94
       Operating Companies(5)

(1) This line item represents the pro rata interest of one share of CCI Common Stock before the Merger in the dividends paid by CCI during 1997. The income of CCI is derived from undistributed and distributed income from each of the Operating Companies plus the interest income it receives on its cash accounts. CCI has historically paid out substantially all of its distributed income (after the payment of certain expenses) in the form of dividends to its shareholders.

(2) This line item represents the pro rata interest of one share of CCI Common Stock (after the Merger and the issuance of 4,634,789 additional shares of CCI Common Stock in exchange for all the shares of the Operating Companies) in the dividends paid by CCI during 1997. It does not include the dividends paid by each of the Operating Companies which are reflected in the next line item captioned "Cash dividends declared by Operating Companies".

(3) This line item represents the pro rata interest of one share of CCI Common Stock (after the Merger and the issuance of 4,634,789 additional shares of CCI Common Stock in exchange for all the shares of the Operating Companies) in the dividends paid during 1997 by each of the Operating Companies, after adjusting for the dividends which Clyde received from its 34.77% interest in Geneva Rock. This disclosure is not required but is included to provide additional information.

(4) This line item represents the pro rata interest of one share of each Operating Company (based on the respective exchange ratio for each Operating Company) in the dividends paid during 1997 by CCI.

(5) This line item represents the pro rata interest of one share of each Operating Company (based on the respective exchange ratio for each Operating Company) in the dividends paid during 1997 by each of the Operating Companies, after subtracting the dividends which Clyde received from its 34.77% interest in Geneva Rock. This disclosure is not required but is included to provide additional information.

PRO FORMA FINANCIAL INFORMATION

         The CCI Summary Unaudited Pro Forma Financial Information as of and for the year ended December 31, 1997 included below gives effect to the Merger as described in this Proxy Statement/Prospectus and the estimated adjustments caused by the Merger as described in "Clyde Companies, Inc.--CCI Pro Forma Combined Financial Information (Unaudited)" and the notes thereto. Shareholders are urged to carefully read this document, "Clyde Companies, Inc.--CCI Pro Forma Combined Financial Information (Unaudited)" and the notes thereto.

              CCI Summary Unaudited Pro Forma Financial Information

                      (In thousands, except per share data)


                                                         Year ended
                                                      December 31, 1997
                                                      -----------------
Statement of earnings data:(1)
    Operating Revenues                                $    158,473
    Gross margin                                            18,348


    Net earnings                                             5,797
    Earnings per share - basic                        $       0.84
Weighted average shares outstanding (2)                  6,938,711


Balance Sheet Data (at period end):(3)
    Working capital                                   $     49,078
    Total assets                                           160,403
    Total liabilities                                       52,743
    Retained earnings                                       16,710
    Stockholders' equity                                   107,660

-------------------------------


(1) The pro forma statements of earnings data are presented assuming the combination occurred at the beginning of the period presented.


(2) Reflects the conversion of the Operating Companies' shares into CCI shares.

(3) The December 31, 1997 pro forma balance sheet data are presented assuming the combination occurred on December 31, 1997.


MARKETS AND MARKET PRICES FOR SHARES

         There is no public trading market for CCI Common Stock, Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock or Beehive Insurance Common Stock, and it is not anticipated that a public market for CCI Common Stock will develop following the Merger. See "Clyde Companies, Inc.--Stock Redemption Plan."

                                  RISK FACTORS

         The following risk factors should be considered carefully by the shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance in evaluating whether to approve and adopt the Merger Agreement and the transactions contemplated thereby. These factors should be considered in conjunction with the other information included in this Proxy
Statement/Prospectus.

FAILURE TO REALIZE OPERATING EFFICIENCIES

         There can be no assurance that the Merger will result in operating efficiencies for the Operating Companies. The ability of CCI to achieve operating efficiencies will depend on a number of factors, including the ability of CCI to: (i) realize economies, particularly in the areas of accounting and financial reporting, advertising and public relations, human resources, purchasing, project bidding and employee safety, (ii) implement effective internal information systems and management, operational and financial controls, and (iii) retain existing personnel and attract new personnel. Although CCI will attempt to integrate and streamline overlapping functions of Clyde, Geneva Rock, Utah Service and Beehive Insurance, there can be no assurance that it will be successful in doing so or that the process of integrating businesses and operations will not cause an interruption of, or loss in momentum in, the businesses of the Operating Companies.

NO PUBLIC TRADING MARKET FOR CCI COMMON STOCK; UNCERTAINTY OF STOCK REDEMPTION PLAN

         There is no public trading market for CCI Common Stock, and no public trading market is expected to develop in the future. Holders of CCI Common Stock may be able to redeem a limited number of their shares pursuant to the terms of CCI's Stock Redemption Plan, which provides that (i) for the years 1999 through 2003 between 7% and 15% and (ii) for the years 2004 and thereafter between 5% and 10% of CCI's net after tax earnings, as determined by CCI's Board of Directors, will be put into a redemption fund to provide for the redemption of CCI Common Stock. There can be no assurance that CCI will have available adequate funds to effect all shareholders' requests for redemption, or that the plan will not be subsequently amended or repealed upon a vote of more than 75% of the Directors of CCI. Also, there can be no assurance that the redemption prices to be offered by CCI pursuant to the Stock Redemption Plan will be equal to the prices which might be received by shareholders upon the sale or liquidation of CCI. See "Clyde Companies, Inc.--Stock Redemption Plan".

UNCERTAINTY OF FUTURE DIVIDENDS

         The amount, type and frequency of dividends paid by CCI on CCI Common Stock will be determined by the Board of Directors of CCI based on the results of operations, financial condition and liquidity needs of CCI. The amount, type and frequency of dividends paid by CCI to its shareholders after the Merger will not be equivalent to the amount, type and frequency of dividends paid by CCI and the Operating Companies prior to the Merger. See "Summary--Selected Financial Information--Comparative Per Share Data".

TAX RISKS

         Although the Merger has been structured to qualify as tax-free transfers within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and/or as tax-free reorganizations under Section 368(a)(1)(B) of the Code so that no gain or loss will be recognized by the Operating Companies or by their shareholders on the exchange of stock of the Operating Companies for shares of CCI Common Stock, and although the independent accounting firm of Grant Thornton has rendered an opinion to that effect, no ruling from the Internal Revenue Service ("IRS") has been obtained, and there can be no assurance that the IRS will agree with Grant Thornton as to the tax consequences of the Merger. Shareholders of the Constituent Corporations should consult their own tax advisors concerning the federal, state and local tax consequences to them of the Merger. See "The Merger--Certain Federal Income Tax Considerations."

DEPENDENCE ON KEY PERSONNEL

         Management of the business of CCI will be substantially dependent on Richard C. Clyde, President and Chief Executive Officer, and Wilford W. Clyde, Vice President and Chief Operating Officer. The loss of either of these officers could have a material adverse effect on CCI's business, financial condition and results of operations.

UNCERTAINTY OF BUSINESS OF OPERATING COMPANIES

         The construction business is by nature a cyclical business and there can be no assurance that Geneva Rock will be able to maintain current levels of revenues and earnings, or that the significant decline in revenues experienced by Clyde over the last five years will not continue. The business of Utah Service may be affected by cyclical declines in the construction industry and the economy in general. The business of Beehive Insurance may be subject to more restrictive regulations as a result of the Merger because the Utah Insurance Code restricts the amount of compensation an insurance agency may receive for placing insurance upon "controlled business" and such restriction may limit the amount of insurance business that Beehive Insurance may place upon the property of Clyde and Geneva Rock after the Merger. At the present time, Clyde and Geneva Rock together account for more than 50% of the insurance business placed by Beehive Insurance. See "Beehive Insurance--Regulation".

CONTROL OF CCI BY W.W. CLYDE FAMILY

         CCI will be controlled by the W.W. Clyde family as a result of (i) certain provisions in the CCI Bylaws and (ii) the Voting Agreement entered into by the Original CCI Shareholders, which are described below.

         Section 3.2( c) of the CCI Bylaws, which are attached as Annex C hereto, restricts the configuration of the CCI Board of Directors during the five year period beginning on November 12, 1997 and ending on November 12, 2002. During this period, six of the Directors on the CCI Board of Directors must be direct descendants (or the spouse of a direct descendant) of W.W. Clyde and two of the Directors must be direct descendants (or the spouse of a direct descendant) of Edward Clyde. The CCI Bylaws require that there be between eight and eleven Directors on the CCI Board of Directors. The effect of the foregoing restrictions on CCI Board membership is that, during the five year period described above, the W.W. Clyde family will have effective control of the CCI Board. Such control will give the W.W. Clyde family the ability to determine all matters that come before the CCI Board, such as the amount which will be made available by CCI to fund the redemption of shares of CCI Common Stock and the amount of dividends to be paid on CCI Common Stock. See "Comparison of the Rights of Holders of CCI Common Stock and Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock--Provisions Relating to Directors".

         The Original CCI Shareholders have entered into a 10-year Voting Agreement for the purpose of controlling the voting of the 2,303,920 shares of CCI Common Stock owned by the Original CCI Shareholders on the Record Date, representing approximately 33.20% of the shares of CCI Common Stock to be outstanding upon consummation of the Merger. So long as the Voting Agreement is in place, such Original CCI Shareholders will have the ability (subject to the restrictions in CCI's Bylaws relating to the configuration of its Board of Directors) to substantially influence the composition of the Board of Directors of CCI and the outcome of all matters involving a shareholder vote. Such influence by the Original CCI Shareholders could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, control of CCI. See "Clyde Companies, Inc.--Voting Agreement."

DETERMINATION OF EXCHANGE RATIOS


         In connection with the Merger, each outstanding share of Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock will be exchanged for 33.93, 239.27, 43.43 and 4.33 shares, respectively, of CCI Common Stock. In anticipation of the Merger, in November 1997 each then outstanding share of CCI Common Stock was converted into 40 shares of CCI Common Stock. The exchange ratios were determined by the Task Force and approved by the Boards of Directors of the Constituent Corporations in reliance upon valuation reports for each of the Operating Companies prepared by HVA. The valuation reports were prepared by HVA based in large part on the December 31, 1996 financial statements for each of the Operating Companies. The

December 31, 1997 financial statements for the Operating Companies reflect certain changes in the operations and financial condition of each of the Operating Companies, as compared to their respective December 31, 1996 financial statements. However, the Task Force and the Boards of Directors of each of the Constituent Corporations determined that the changes in the results of operations and financial condition of the Operating Companies were not significant enough to warrant the expense and delay that would likely be incurred if HVA were asked to update its valuation reports based on the December 31, 1997 financial statements. Since the only assets of CCI are cash and the shares of the other Constituent Corporations which it owns, an independent valuation report was not obtained for CCI. For purposes of determining CCI's value in the Merger, CCI was assigned a value equal to the value of the shares it owns in each of the Operating Companies. Although in approving the recommendations of the Task Force, the Boards of Directors of the Constituent Corporations have used their best efforts to arrive at exchange ratios that are equitable to the shareholders of each of the Constituent Corporations, there can be no assurance that such exchange ratios are indicative of the consideration which the shareholders of the Constituent Corporations would receive upon the sale or liquidation of the Constituent Corporations in which they own shares. See "Summary--Selected Financial Information--Comparative Per Share Data," "The Merger--Valuation Reports for Operating Companies by Financial Advisor, Houlihan Valuation Advisors" and Annex E--"Summary of Valuation Methods of Houlihan Valuation Advisors." Shareholders of the Constituent Corporations should be aware that certain members of the Task Force and certain Directors of the Constituent Corporations may be subject to conflicts of interest in determining the exchange ratios. See "The Merger--Task Force, Interest of Certain Persons in the Merger."


LACK OF SEPARATE LEGAL REPRESENTATION

         The law firm of Van Cott, Bagley, Cornwall & McCarthy ("Van Cott") previously has represented each of the Constituent Corporations, as well as certain individual Task Force members, Directors, officers and shareholders of the Constituent Corporations. Because each Constituent Corporation is affiliated through family relationships, interconnected Boards of Directors and cross stock ownership, and in an effort to reduce the costs of the Merger, the Boards of Directors of each Constituent Corporation determined to use Van Cott to represent all of the Constituent Corporations in connection with the Merger and the transactions contemplated thereby, including the preparation of this Proxy Statement/Prospectus. Van Cott did not represent any Constituent Corporation or individual shareholder separately in negotiating the exchange ratios or any of the other terms or provisions of the Merger Agreement, nor did Van Cott undertake any due diligence investigation with respect to any Constituent Corporation, such as an investigation of the validity of the outstanding shares of the Constituent Corporations, or the status of legal agreements, pending legal proceedings or other legal matters with respect to the Constituent Corporations. Such representation by Van Cott involves a conflict of interest to the extent that the interest of one Constituent Corporation in the Merger may be separate from or opposed to the interest of the other Constituent Corporations or individuals (mentioned above) who may also be clients of Van Cott. Because of such conflicts of interest, Van Cott obtained a written waiver of such conflicts from the Board of Directors of each Constituent Corporation and certain individual shareholders, pursuant to which each corporation and individual shareholder acknowledged the existence of the conflicts of interest, waived any objection thereto and agreed to Van Cott's representation of all of the Constituent Corporations. David E. Salisbury, who formerly was a shareholder of Van Cott and who presently is of counsel to Van Cott, was a member of the Task Force that negotiated the pertinent terms and provisions of the Merger Agreement, including the exchange ratios. Mr. Salisbury participated on the Task Force in his capacity as a Director of Clyde, and as a direct or indirect owner of shares of common stock of the Constituent Corporations. See "The Merger--Interests of Certain Persons in the Merger".

                              CLYDE COMPANIES, INC.

OVERVIEW

         CCI was incorporated in the state of Utah in 1961 under the name "W.W. Clyde Investment Co." as a holding company for shares of stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance. In November 1997 the name of the corporation was changed to "Clyde Companies, Inc." CCI has no operations of its own and, prior to the consummation of the Merger, its assets consisted solely of cash and shares of common stock of Clyde (31,935 shares or 33.78% of the outstanding shares), Geneva Rock (4,725 shares or 21.67% of the outstanding shares), Utah Service (1,698 shares or 31.37% of the outstanding shares) and Beehive Insurance (3,700 shares or 17.22% of the outstanding shares). Upon the consummation of the Merger, CCI will be a holding company with wholly owned subsidiaries consisting of Clyde, Geneva Rock, Utah Service and Beehive Insurance. At this time, it is anticipated that CCI will have no operations of its own after the consummation of the Merger. As of the date hereof, CCI has no employees. The principal executive offices of CCI are located at 1423 Devonshire Drive, Salt Lake City, Utah 84108, and its telephone number is (801) 582-2783.

MARKET PRICE OF AND DIVIDENDS ON CCI COMMON STOCK

         There is no public trading market for CCI's Common Stock and none is expected to develop. The approximate number of shareholders of record as of the Record Date was 56. Upon the consummation of the Merger, the approximate number of shareholders of record (assuming that no shareholders of the Operating Companies exercise their dissenters' rights) will be 174.

         In 1996, CCI declared and paid cash dividends of $.16 per share of CCI Common Stock to shareholders. In 1997, CCI paid cash dividends of $.19 per share of CCI Common Stock to its shareholders. Management anticipates that all cash held by CCI, other than an amount of cash sufficient to satisfy CCI's tax obligations upon the consummation of the Merger, will be distributed as a dividend to its shareholders prior to the consummation of the Merger, but the amount of the dividend has yet to be determined. Because CCI is a holding company, any dividends declared and paid to its shareholders is dependent upon the dividends CCI receives from its subsidiaries. The amount, type and frequency of dividends paid by CCI on CCI Common Stock after consummation of the Merger will be determined by the Board of Directors of CCI based on the results of operations, financial condition and liquidity needs of CCI. The amount, type and frequency of dividends paid by CCI to its shareholders after the Merger will not be equivalent to the amount, type and frequency of dividends paid by CCI and the Operating Companies prior to the Merger. See "Summary--Selected Financial Information--Comparative Per Share Data".

CCI MANAGEMENT PRIOR TO CONSUMMATION OF THE MERGER

DIRECTORS

         The names and ages of CCI's Directors prior to the consummation of the Merger are as follows:


                                                                                                 DIRECTOR
NAME                               AGE    POSITION(S) WITH CCI (PRIOR TO THE MERGER)               SINCE
                                   ---    ------------------------------------------               -----
Carol C. Salisbury..................70    Director, President                                      1961
Ila C. Cook.........................77    Director, Vice President                                 1972
William R. Clyde....................79    Director, Vice President                                 1961
Louise C. Gammell...................73    Director, Secretary and Treasurer                        1961
Paul B Clyde........................56    Director                                                 1988
Richard C. Clyde....................62    Director                                                 1997

         Carol C. Salisbury has served as the Secretary and Treasurer of Beehive Insurance since 1988. Ms. Salisbury has served on the Board of Directors of Beehive Insurance since 1971 and on the Executive Committee of the Board of Beehive Insurance since 1988. She holds a Bachelors degree in economics from the University of Utah. Prior to becoming President of CCI, Ms. Salisbury was Secretary and Treasurer of CCI for twenty-two years. Carol C. Salisbury is the wife of David E. Salisbury, who is currently a Director of Clyde; a sister of William R. Clyde, Ila C. Cook and Louise C. Gammell; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, Steven L. Clyde, David O. Cook, A. Ray Gammell and B. Clyde Gammell.

         Ila C. Cook has served as Vice President of CCI since 1988. She holds a Bachelors degree from the University of Utah and a Masters degree from New York University. Ila C. Cook is the wife of Vernon O. Cook, who is currently the Chairman of the Board of Utah Service, the mother of David O. Cook, who is currently the President, Chief Executive Officer and a Director of Utah Service; the sister of William R. Clyde, Louise C. Gammell and Carol C. Salisbury; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, Steven L. Clyde, A. Ray Gammell and B. Clyde Gammell.

         William R. Clyde has served as Vice President of CCI since 1997. Mr. Clyde retired from employment with Clyde in 1983 after working for over 45 years as a superintendent, project manager and equipment manager for Clyde. Mr. Clyde has served as the Secretary of Geneva Rock since 1969 and on the Boards of Directors of Utah Service and Geneva Rock since 1954. William R. Clyde is the father of Steven L. Clyde, who is currently the Project Superintendent and a Director of Clyde, and the brother of Ila C. Cook, Louise C. Gammell and Carol
C. Salisbury; and an uncle of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, David O. Cook, A. Ray Gammell and B. Clyde Gammell.

         Louise C. Gammell holds a Bachelors degree from the University of Utah. Ms. Gammell has served on the Board of Directors of Utah Service since 1968. Louise C. Gammell is the mother of A. Ray Gammell, who is currently a Director of Geneva Rock, and of B. Clyde Gammell, who is currently the Vice President and a Director of Beehive Insurance; the sister of William R. Clyde, Ila C. Cook and Carol C. Salisbury; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, Steven L. Clyde and David O. Cook.

         Paul B. Clyde has served as Vice President of Construction of Clyde since 1992. Prior to that, he was Vice President of Marketing, Estimating and Safety of Clyde from 1986 to 1992; Vice President of Marketing and Estimating from 1983 to 1992; Chief Estimator from 1982 to 1983; and Project Manager/Superintendent from 1969 to 1982. Mr. Clyde holds a B.S. degree in construction engineering and management from Arizona State University. He is responsible for field construction, estimating and bidding of all projects performed by Clyde. Mr. Clyde has served on the Boards of Directors of Clyde and Geneva Rock since 1971 and on the Board of Directors of Utah Service since 1987. Paul B. Clyde is the brother of Wilford W. Clyde, who will become the Vice President and Chief Operating Officer of CCI after the Merger, the President and a Director of Geneva Rock, and a Director of Clyde and Beehive Insurance; and a nephew of William R. Clyde, Ila C. Cook, Louise C. Gammell and Carol C. Salisbury.

         Richard C. Clyde is the third generation of the Clyde family to be President and General Manager of Clyde, being named to that position in 1986. Prior to that time, he was Vice President and Treasurer of Clyde from 1982 to 1986, and Project Manager/Superintendent from 1976 to 1982. Mr. Clyde holds a B.S. degree from

Brigham Young University. He serves on the National Board of Directors of the American Road and Transportation Builders Association and is Director of the Utah Highway Users Federation. Mr. Clyde has served on the Board of Directors of Clyde since 1970, on the Board of Directors of Geneva Rock since 1971 and on the Board of Directors of Beehive Insurance since 1987. Richard C. Clyde is the father of Jeffrey R. Clyde, who is currently the Contracts Manager and a Director of Clyde; and a nephew of William R. Clyde, Ila C. Cook, Louise C. Gammell and Carol C. Salisbury.

EXECUTIVE OFFICERS

         The names, ages and positions of CCI's executive officers prior to the consummation of the Merger are as follows:

NAME                                              AGE   CURRENT POSITION(S) WITH CCI                      SINCE
                                                  ---   ----------------------------                      -----
Carol C. Salisbury................................70    President                                         1997
Ila C. Cook.......................................77    Vice President                                    1988
William R. Clyde..................................79    Vice President                                    1997
Louise C. Gammell.................................73    Secretary and Treasurer                           1997

         For a description of the business backgrounds of Carol C. Salisbury, Ila C. Cook, William R. Clyde and Louise C. Gammell, see "CCI Management Prior to Consummation of the Merger--Directors" above.

CCI MANAGEMENT UPON CONSUMMATION OF THE MERGER

DIRECTORS

         The names and ages of CCI's Directors upon the consummation of the Merger will be as follows:

                                          POSITION(S) WITH CCI                                          DIRECTOR
NAME                                AGE   (UPON CONSUMMATION OF MERGER)                                  SINCE
----                                ---   -----------------------------                                  -----
Carol C. Salisbury..................70    Director, Secretary and Treasurer                               1961
Ila C. Cook.........................77    Director                                                        1972
William R. Clyde....................79    Director                                                        1961
Louise C. Gammell...................73    Director                                                        1961
Paul B. Clyde.......................56    Director                                                        1988
Richard C. Clyde....................62    Director, President and Chief Executive Officer                 1997
H. Michael Clyde....................47    Director                                                          (1)
Tawna Clyde Smith...................41    Director                                                          (1)

------------------------

(1) H. Michael Clyde and Tawna Clyde Smith have agreed to serve as Directors upon the consummation of the Merger.

         For a description of the business backgrounds of Carol C. Salisbury, Ila C. Cook, Louise C. Gammell, Paul B. Clyde and Richard C. Clyde, see "CCI Management Prior to Consummation of the Merger--Directors" above.

         H. Michael Clyde has agreed to become a Director of CCI upon consummation of the Merger. Since 1984, Mr. Clyde has been a lawyer with the law firm of Brown & Bain, P.A. ("Brown & Bain") in Phoenix, Arizona, where he is a general litigator practicing primarily in the areas of securities, antitrust and professional liability. Neither Mr. Clyde nor Brown & Bain has provided legal services to CCI or to any other Constituent Corporation, nor has Mr. Clyde or Brown & Bain provided any advice or services in connection with any of the transactions discussed in, or contemplated by, this Proxy Statement/Prospectus. Mr. Clyde received a J.D. degree from the University of Utah. H. Michael Clyde is son of Hal M. Clyde, who is currently a Director of Utah Service and Beehive Insurance; and a nephew of Norman D. Clyde, who is currently a Director of Utah Service, Clyde, Geneva Rock, and Beehive Insurance.

         Tawna Clyde Smith has agreed to become a Director of CCI upon consummation of the Merger. Ms. Smith has not been involved in business during the last five years. Ms. Smith earned an R.N. degree from Brigham Young University. She worked as a secretary and bookkeeper for Geneva Rock from 1974 to 1976 and as an office manager at a medical clinic from 1982 to 1985. Tawna Clyde Smith is the daughter of Norman D Clyde, who is currently a Director of Utah Service, Clyde, Geneva Rock, and Beehive Insurance; and a niece of Hal M. Clyde, who is currently a Director of Utah Service and Beehive Insurance.

EXECUTIVE OFFICERS

         The names, ages and positions of CCI's executive officers upon the consummation of the Merger will be as follows:

                                                              POSITION(S) WITH CCI
NAME                                              AGE         (UPON CONSUMMATION  OF MERGER)
----                                              ---         ------------------------------
Richard C. Clyde..................................62          President and Chief Executive Officer
Wilford W. Clyde..................................45          Vice President and Chief Operating Officer
Carol C. Salisbury................................70          Secretary and Treasurer

         For a description of the business backgrounds of Richard C. Clyde and Carol C. Salisbury, see "CCI Management Prior to Consummation of the Merger--Directors" above.

         Wilford W. Clyde has been the President and General Manager of Geneva Rock since 1988. He has also been the Chairman of the Board (since 1996) and President (since 1997) of Geneva Rock's wholly owned subsidiary, J & J Building Supply, Inc. Mr. Clyde graduated form Brigham Young University. Mr. Clyde also has served on the Board of Directors of Clyde since 1994, on the Board of Directors of Geneva Rock since 1978 and on the Board of Directors of Beehive Insurance since 1988. Wilford W. Clyde is the brother of Paul B. Clyde, who is currently Vice President of Construction of Clyde and a Director of Clyde, CCI, Geneva Rock and Utah Service; and a nephew of William R. Clyde, Ila C. Cook, Louise C. Gammell and Carol C. Salisbury.

COMMITTEES OF CCI BOARD

         The Board of Directors of CCI currently has no committee and no plans to establish any committee.

ATTENDANCE AT CCI BOARD MEETINGS

         The Board of Directors held one meeting in 1997, and all of the Directors attended this meeting.

CCI EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         Previously, none of the executive officers of CCI have received any compensation for their services as such. It is anticipated that after the consummation of the Merger, none of the executive officers of CCI will receive compensation that exceeds $100,000 per year except for Richard C. Clyde, who will be the President and Chief Executive Officer of CCI, and Wilford W. Clyde, who will be the Vice President and Chief Operating Officer of CCI. Richard C. Clyde will receive an aggregate of $110,000 salary per year, plus such bonus as may be determined by the Board of Directors of CCI, in accordance with the provisions of an employment agreement to be entered into between CCI and Richard
C. Clyde. See "Clyde Companies, Inc.--Employment Agreement" and "Interests of Certain Persons in the Merger - Employment Agreement". Wilford W. Clyde will receive aggregate compensation of $110,000 (including amounts paid to him by subsidiaries of CCI) plus such bonus as may be determined by the Board of Directors of CCI.

COMPENSATION OF DIRECTORS OF CCI

         Prior to the consummation of the Merger, CCI Directors have received annual cash compensation of $1,000 for serving on the Board of Directors of CCI. It is anticipated that after the consummation of the Merger, Directors will continue to receive annual cash compensation of $1,000 for serving on the Board of Directors of CCI.

DEFINED BENEFIT RETIREMENT PLAN

         Clyde, Geneva and Beehive Insurance have a defined benefit pension plan, the Retirement Plan for Employees of W.W. Clyde & Co., Geneva Rock Products, Inc. and Beehive Insurance Agency (the "Plan"), which is qualified under Section 401 of the Internal Revenue Code (the "Code") and that will continue in force after the Merger. The Plan became effective on April 1, 1965. The annual pension benefit under the plan is determined by the number of years of employment multiplied by a percentage of the participant's average monthly compensation for the five highest consecutive years of participation. Each of the executive officers listed under the heading "Summary of Cash and Certain Other Compensation" above is a participant in the Plan. The annual benefits payable at retirement under the Plan are calculated as 1.800% of the participant's average monthly compensation multiplied by the participant's total years of employment with the applicable company.

         The table below may be used to calculate the approximate annual benefits payable at retirement at age 65 under the Plan to individuals in the specified average annual compensation and years of service classifications:

                                  PENSION TABLE

                                Years of Service

Average
Compensation                10            15             20             25            30             35
$60,000                  $10,800       $16,200        $21,600        $27,000       $32,400        $37,800
 70,000                   12,600        18,900         25,200         31,500        37,800         44,100
 80,000                   14,400        21,600         28,800         36,000        43,200         50,400
 90,000                   16,200        24,300         32,400         40,500        48,600         56,700
100,000                   18,000        27,000         36,000         45,000        54,000         63,000
110,000                   19,800        29,700         39,600         49,500        59,400         69,300
120,000                   21,600        32,400         43,200         54,000        64,800         75,600
130,000                   23,400        35,100         46,800         58,500        70,200         81,900
140,000                   25,200        37,800         50,400         63,000        75,600         88,200

         The salary amounts listed under the heading "Summary of Cash and Certain Other Compensation" above qualify under the Plan. The present credited years of service for the officers listed under the heading "Summary of Cash and Certain Other Compensation" above are as follows: Richard C. Clyde, 33 years; and Wilford W. Clyde, 21 years.

STOCK REDEMPTION PLAN

         The Board of Directors of CCI has adopted a Stock Redemption Plan, a copy of which is attached as Annex B hereto, pursuant to which it is anticipated that CCI will make funds available for the redemption of a limited number of shares of CCI Common Stock each year beginning in 1999, on a date to be established each year by the Board of Directors (the "Redemption Date"). Each year commencing in 1999, as soon as practicable following the issuance by CCI's independent auditors of their report regarding the consolidated financial statements of CCI and its subsidiaries for the prior year, the Board of Directors will (i) cause an appraisal (or an update of a prior appraisal) of CCI to be completed by an independent individual or firm selected by the Board of Directors which will set forth a determination of the total fair market value of CCI as of the last day of the prior year (the "Appraisal Value"), and (ii) determine the amount which shall be made available, if any, by CCI on the Redemption Date to fund the redemption of shares of CCI Common Stock (the "Redemption Fund"). The price to be paid to shareholders for each share of redeemed CCI Common Stock (the "Redemption Price") will be an amount equal to the Appraisal Value divided by the number of shares of CCI Common Stock outstanding on the last day of the prior year, discounted by 25% (reflecting a lack of marketability and minority interest). The Redemption Fund (a) for the years 1999 through 2003 will be an amount which is greater than or equal to 7% and less than or equal to 15% of the net earnings of CCI (after taxes) for the prior year, and (b) for the years 2004 and thereafter will be an amount which is greater than or equal to 5% and less than or equal to 10% of the net earnings of CCI (after taxes) for the prior year. All shares of CCI Common Stock will be eligible for redemption subject to and in accordance with the terms of the Stock Redemption Plan. In the event that the number of shares offered for redemption by shareholders is greater than the number of shares that can be redeemed from the Redemption Fund, such shares will be redeemed on a pro rata basis. Unused portions of the Redemption Fund will not be carried forward to increase the Redemption Fund in future years. The Stock Redemption Plan will be administered and interpreted by the Board of Directors of CCI in its sole and absolute discretion, and the Stock Redemption Plan may be amended or terminated, and/or the Redemption for any particular year may be canceled, upon a vote of more than 75% of the Directors of CCI.

VOTING AGREEMENT

         In anticipation of the Merger, the current shareholders of CCI (the "Original CCI Shareholders") entered into a Voting Agreement dated as of November 14, 1997 (the "Voting Agreement") for the purpose of controlling the voting of the 2,303,920 shares of CCI Common Stock owned by the Original CCI Shareholders on the Record Date, representing approximately 33.20% of the shares of CCI Common Stock to be outstanding upon consummation of the Merger (the "Voting Agreement Shares"). Pursuant to the Voting Agreement, William R. Clyde, Ila C. Cook, Louise C. Gammell, Carol C. Salisbury, Richard C. Clyde and Paul B. Clyde (the "Voting Committee Members") have been appointed to act as a committee (the "Voting Committee") to determine how the Voting Agreement Shares will be voted on each matter to be voted upon by the shareholders of CCI. Each Voting Committee Member represents the other members of his or her family who are Original CCI Shareholders.

         Pursuant to the Voting Agreement, each Original CCI Shareholder has granted to the Voting Committee an irrevocable proxy, for a period of 10 years from November 13, 1997 (or until such time as the Voting Agreement is terminated), authorizing the Voting Committee to vote such Shareholder's Voting Agreement Shares in accordance with the Voting Agreement. However, under the Voting Agreement, the Original CCI Shareholders retain their right to vote any shares of CCI Common Stock which they own, other than the Voting Agreement Shares, as they wish. The Voting Agreement will remain in effect for 10 years, unless earlier terminated because (i) the Voting Committee Members unanimously agree in writing to terminate the Voting Agreement, (ii) CCI is in bankruptcy or receivership or is dissolved, (iii) CCI ceases it business, (iv) CCI enters into an underwriting agreement with respect to a public offering of CCI Common Stock in excess of $30,000,000, (v) CCI sells all or substantially all of its assets or is the non-surviving corporation in a merger, or (vi) there is only one CCI Shareholder bound by the terms of the Voting Agreement.

         The Voting Agreement provides that an Original CCI Shareholder may not sell, transfer or otherwise dispose of any Voting Agreement Shares, except to
(i) a spouse of such Original CCI Shareholder, (ii) a child of such Original CCI Shareholder or such spouse, (iii) a trustee in trust for the benefit of such Original CCI Shareholder, such spouse or such child, (iv) CCI in the event such Original CCI Shareholder owns no CCI Common Stock other than such Voting Agreement Shares and (v) a third party upon obtaining the prior written consent of the Committee Members. All transferees of the Voting Agreement Shares will be required to enter into the Voting Agreement and to receive and hold the Voting Agreement Shares subject to the terms and provisions of the Voting Agreement.

EMPLOYMENT AGREEMENT

         It is contemplated that upon consummation of the Merger, CCI will enter into an employment agreement with Richard C. Clyde pursuant to which Richard C. Clyde will be employed as President and Chief Executive Officer for a term of three years from and after the 1998 annual shareholders meeting of CCI. The employment agreement will provide for a minimum annual base salary of $110,000 for Richard C. Clyde and a discretionary annual incentive bonus in an amount as the Board of Directors of CCI may determine. The employment agreement will also provide that if Richard C. Clyde is terminated by CCI prior to the end of the term of employment, other than for cause, death or disability, CCI will pay Richard C. Clyde an amount equal to his annual salary multiplied by the number of years remaining under the term of the employment agreement. See also "The Merger--Interests of Certain Persons in the Merger--Employment Agreement".

PRINCIPAL SHAREHOLDERS OF CCI PRIOR TO CONSUMMATION OF THE MERGER

         The following table sets forth certain information regarding the beneficial ownership of CCI Common Stock as of the Record Date, after giving effect to the 40:1 split shares of CCI Common Stock which occurred in November 1997, as to (i) each person who is known by CCI to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each Director of CCI, (iii) each executive officer and (iv) all Directors and executive officers as a group. Except as otherwise noted, CCI believes the persons listed below have sole investment and voting power with respect to the CCI Common Stock that they are deemed to beneficially own.

                                                                                              COMMON STOCK
                                                                                              ------------
                                                                                         SHARES         APPROXIMATE
                                                                                   BENEFICIALLY          PERCENTAGE
                                                                                   ------------          ----------
NAME AND ADDRESS                                                                       OWNED(1)            OWNED(1)
Louise C. Gammell (2)...................................................................269,120              11.68%
1100 E. 400 S.
Springville, UT 84663

Kenneth L. and Carma C. Russell (3).....................................................215,600               9.36%
1869 East Michigan Avenue
Salt Lake City, UT  84108

William R. Clyde(4).....................................................................180,160               7.82%
2000 Canyon Road
Springville, UT 84663

INVO, L.C.(5)...........................................................................135,480               5.88%
2711 Sherwood Dr.
Salt Lake City, UT  84108

Carol C. Salisbury......................................................................122,360               5.31%
1423 Devonshire Drive
Salt Lake City, UT  84108

Richard C. and Patricia Clyde(6)........................................................115,200               5.00%
776 South 600 West
Orem, UT 84057

Paul B. Clyde(7).........................................................................72,320               3.14%
3308 N. 350 E.
Provo, UT 84601

Ila C. Cook..................................................................................0                   *
2711 Sherwood Dr.
Salt Lake City, UT 84108

All Directors and executive officers as a group (6 people)..............................759,160              32.95%


* Less than 1%

     (1) Applicable percentage of ownership is based on 2,303,920 shares of Common Stock outstanding as of the Record Date, after giving effect to the 40:1 stock split in November 1997. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to such shares.

     (2) Includes 222,720 shares owned directly by Louise C. Gammell and 46,400 shares owned indirectly by Ms. Gammell as custodian for her son, John Scott Gammell.

     (3) Includes 54,400 shares owned directly by Carma C. Russell and 161,200 shares jointly owned by Kenneth L. and Carma C. Russell (husband and wife).

     (4) Includes 1,080 shares owned indirectly by William R. Clyde through the William R. Clyde Family Trust and 179,080 shares owned indirectly by Mr. Clyde through the Reklaw & Co. Trust. Mr. Clyde does not own any shares of CCI Common Stock directly.

     (5) The following individuals are shareholders, Directors and/or officers of INVO, L.C. and, therefore, may each be deemed to beneficially own the 135,480 shares of CCI that are owned by INVO, L.C.: Bruce V. Cook, Glen C. Cook, David O. Cook (Director, President and Chief Executive Officer of Utah Service), Nan A. Oblad, J. Phillip Cook, Catherine C. Rasband and E. Christine Christensen.

     (6) Includes 8,000 shares owned directly by Richard C. Clyde, 81,600 shares jointly owned by Richard C. and Patricia Clyde (husband and wife), 12,800 shares owned indirectly by Richard C. Clyde through the Richard C. Clyde Trust and 12,800 shares owned indirectly by Patricia Clyde through the Patricia Clyde Trust.

     (7) Includes 40,000 shares owned directly by Paul B. Clyde and 35,200 shares jointly owned by Paul B. and Jeanette P. Clyde (husband and wife).

PRINCIPAL SHAREHOLDERS OF CCI UPON CONSUMMATION OF THE MERGER

         The following table sets forth certain information regarding the beneficial ownership of CCI Common Stock after giving effect to the Merger for
(i) each person who will own beneficially 5% or more of the outstanding shares of CCI Common Stock, (ii) each person to become a Director of CCI, (iii) each person to become an executive officer of CCI and (iv) all persons described in clauses (ii) and (iii) above as a group. Except as otherwise noted, CCI believes the persons listed below have sole investment and voting power with respect to the CCI Common Stock that they are deemed to beneficially own.

                                                                                             COMMON STOCK
                                                                                             ------------
                                                                                         SHARES         APPROXIMATE
                                                                                   BENEFICIALLY          PERCENTAGE
                                                                                       OWNED(1)            OWNED(1)
                                                                                       --------            --------
NAME AND ADDRESS
Louise C. Gammell (2).................................................................2,673,412              38.53%
1100 E. 400 S.
Springville, UT 84663

Richard C. Clyde(3)...................................................................2,524,814              36.39%
776 South 600 West
Orem, UT 84057

Carol C. Salisbury(4).................................................................2,519,909              36.32%
1423 Devonshire Drive
Salt Lake City, UT  84108

William R. Clyde(5)...................................................................2,496,505              35.98%
2000 Canyon Road
Springville, UT 84663

Paul B. Clyde(6)......................................................................2,481,924              35.77%
3308 N. 350 E.
Provo, UT 84601

Ila C. Cook(7)........................................................................2,321,319              33.45%
2711 Sherwood Dr.
Salt Lake City, UT 84108

     (7) Includes 2,303,920 shares controlled by the Voting Committee, which shares Ms. Cook may be deemed to beneficially own as a result of her membership on the Voting Committee, 479 shares owned directly by Ila C. Cook, 11,318 shares owned indirectly by Ila C. Cook through the Ila C. Cook Family Trust and 5,602 shares owned indirectly by Ms. Cook's husband, Vernon O. Cook, through the Vernon O. Cook Family Trust.

     (8) Includes 120,640 shares owned directly by Wilford W. Clyde and 63,033 shares owned jointly by Wilford W. and Natalie Clyde (husband and wife).

     (9) Pursuant to the Voting Agreement among the Original CCI Shareholders, each Original CCI Shareholder has granted to the Voting Committee, comprised of William R. Clyde, Ila C. Cook, Louise C. Gammell, Carol C. Salisbury, Richard C. Clyde and Paul B. Clyde, the right to vote such shares on each matter to be voted upon by the shareholders of CCI. See "Clyde Companies, Inc.--Voting Agreement."

     (10) In computing the aggregate number of shares owned by officers and Directors as a group, the shares controlled by the Voting Committee, which shares certain of the officers and Directors may be deemed to beneficially own, are counted only once.

SELECTED FINANCIAL INFORMATION FOR CCI

         The following selected statement of earnings and balance sheet data as of and for each of the periods in the three year period ended December 31, 1997 are derived from the financial statements of CCI which have been audited by Grant Thornton. The selected financial data as of and for each of the periods in the two year period ended December 31, 1994 are unaudited, but, in the opinion of management, the unaudited financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information included therein. The financial data for CCI should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of CCI" included elsewhere herein.

                                                                    Year ended December 31,
                                          --------------------------------------------------------------------------
                                             1997            1996            1995            1994            1993
                                          ----------      ----------      ----------      ----------      ----------
                                                        (in thousands, except per share data)
Statement of earnings data:
    Revenue                               $      487      $      404      $      530      $      508      $      492
    General and administrative                     8               6               7               8               7
                                          ----------      ----------      ----------      ----------      ----------
    Operating income                             479             398             523             500             485
    Other income (expense), net                2,377           2,504           3,414           2,472           2,153
    Income taxes                                 928             967           1,321             963             998
                                          ----------      ----------      ----------      ----------      ----------
    Net earnings                          $    1,928      $    1,935      $    2,616      $    2,009      $    1,640
                                          ==========      ==========      ==========      ==========      ==========
    *Earnings per common share-basic      $     0.84      $     0.84      $     1.14      $     0.87      $     0.71
    *Weighted average shares               2,303,920       2,303,920       2,303,920       2,303,920       2,303,920
       outstanding
Balance sheet data:
    Current assets                        $       25      $       31      $       40      $       39      $       39
    Current liabilities                          338               5              20              19              16
    Total assets                              27,797          25,088          22,593          19,180          16,725
    Total liabilities                         10,377           9,158           8,240           6,949           6,047
    Stockholders' equity                      17,417          15,930          14,353          12,213          10,678
    Dividends per common share                  0.19            0.16            0.21            0.21            0.20

* Earnings per common share - basic and dividends per common share are based upon the weighted average number of common shares outstanding during the period presented after giving retroactive effect to all periods presented for the subsequent 40:1 stock split effected November 13, 1997.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CCI

         CCI is a holding company for shares of stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance and it has no operations of its own. Its assets consist solely of cash and shares of common stock of Clyde (31,935 shares or 33.78% of the outstanding shares), Geneva Rock (4,725 shares or 21.67% of the outstanding shares), Utah Service (1,698 shares or 31.37% of the outstanding shares), and Beehive Insurance (3,700 shares or 17.22% of the outstanding shares). CCI's income consists of the dividends it receives from such companies, and the interest it receives on its cash deposits. All cash held by CCI, other than an amount of cash sufficient to pay for the expenses of the Merger and to allow CCI to satisfy its tax obligations upon the consummation of the Merger, will be distributed as a dividend to its shareholders prior to the consummation of the Merger. It is anticipated that upon the consummation of the Merger, CCI will continue to be a holding company with no operations of its own, and that business operations will be conducted by its wholly owned subsidiaries, Clyde, Geneva Rock, Utah Service and Beehive Insurance. Based on the December 31, 1997 pro forma financial statements, management believes the consolidated company will have adequate cash and cash equivalents to meet CCI's capital needs in the foreseeable future.

         Commencing in 1999, CCI will make funds available for the redemption of a limited number of shares of CCI Common Stock pursuant to the Stock Redemption Plan described above under "Clyde Companies, Inc.--Stock Redemption Plan". The Redemption Fund (a) for the years 1999 through 2003 will be an amount which is greater than or equal to 7% and less than or equal to 15% of the net earnings of CCI (after taxes) for the prior year, and (b) for the years 2004 and thereafter will be an amount which is greater than or equal to 5% and less than or equal to 10% of the net earnings of CCI (after taxes) for the prior year. Management believes the limitation of the Redemption Fund to an amount not greater than 15%, for the years 1999 through 2003, and 10%, for the years 2004 and thereafter, of the net earnings of CCI (after taxes) for the prior year is a limitation sufficient to protect the liquidity requirements of CCI. For example, pro forma net earnings for the year ended December 31, 1997 (after income taxes), as set forth on the CCI Unaudited Pro Forma Combined Statement of Earnings, are $1,928,000. If the Merger had been consummated prior to 1997, the Redemption Fund to be established in the year 1998, based upon such pro forma 1997 net earnings (after income taxes), would have been a minimum of $134,960 and a maximum of $289,200. Management believes a Stock Redemption Fund that is so limited would not adversely impact CCI's liquidity.


CCI PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)


         The Merger will be accounted for using the "purchase" method of accounting with CCI being treated as the acquiror of the remaining interest in each of the Operating Companies which CCI does not already own. The aggregate purchase price of $89,739 (the "Purchase Price") which CCI is to pay for the remaining interest in each of the Operating Companies is based on the fair market enterprise value of each of the Operating Companies, as determined by HVA. See "The Merger--Valuation Report for Operating Companies by Financial Advisor, Houlihan Valuation Advisors." For an explanation of how the aggregate Purchase Price is to be allocated among the Operating Companies and certain adjustments which will result from the Merger, see Note 5 below.



         The following unaudited pro forma combined financial information gives pro forma adjustments resulting from the Merger as described in "Notes to Unaudited Combined Financial Statements" below. The Pro Forma Combined Financial Information (Unaudited) and related notes are provided for informational purposes only. The CCI Unaudited Pro Forma Combined Balance Sheet and the CCI Unaudited Pro Forma Combined Statements of Earnings included below are not necessarily indicative of the financial position or results that would have occurred had the events referred to above been consummated on the dates for which the consummation of such events is being given effect, nor is it necessarily indicative of the future financial position or results of the proposed entity. The Pro Forma Financial Information should be read in conjunction with the historical financial statements of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance, and the related notes thereto, which are included elsewhere in this Proxy Statement/Prospectus. See "Index to Financial Statements."

                 CCI Unaudited Pro Forma Combined Balance Sheet

                                December 31, 1997

                                 (In thousands)


                                                                 Geneva       Utah        Beehive                   Eliminating
                                           CCI        Clyde       Rock       Service     Insurance     Combined       Entries
                                         -------     -------     -------     -------     ---------     --------     -----------
CURRENT ASSETS
Cash and cash equivalents                $    14     $ 3,805     $ 7,205     $   277      $    425     $ 11,726     $   --
Interest bearing deposits in banks          --         7,230        --          --            --          7,230         --
Receivables  -                              --         5,700      25,026       1,138           172       32,036         (536)(2)
Costs and estimated earnings in
  excess of billings, contracts in
  progress  -                               --           843        --          --            --            843         --
Inventories  -                              --           169       7,024       1,705          --          8,898          (19)(3)
Other current assets                           9          14         298          10          --            331         --
                                         -------     -------     -------     -------     ---------     --------     --------
   Total current assets                       23      17,761      39,553       3,130           597       61,064         (555)
                                         -------     -------     -------     -------     ---------     --------     --------
Property, plant, and equipment, net         --         8,672      39,882       1,211            55       49,820         --
Investments - affiliates                  27,433      22,513        --          --            --         49,946      (49,946)(1)
Intangible assets                           --          --         2,257        --            --          2,257         --
Other assets                                 338          93         555         200            46        1,232         --
                                         -------     -------     -------     -------     ---------     --------     --------
                                         $27,794     $49,039     $82,247     $ 4,541      $    698     $164,319     $(50,501)
                                         =======     =======     =======     =======     =========     ========     ========



                                              Combined
                                               Before        Purchase
                                              Purchase       Adjust-       Combined
                                             Adjustments     ments(5)     Pro Forma
                                             -----------     -------      --------
CURRENT ASSETS
Cash and cash equivalents                      $ 11,726      $  --        $ 11,726
Interest bearing deposits in banks                7,230                      7,230
Receivables  -                                   31,500         --          31,500
Costs and estimated earnings in
  excess of billings, contracts in
  progress  -                                       843         --             843
Inventories  -                                    8,879         --           8,879
Other current assets                                331         --             331
                                               --------      -------      --------
   Total current assets                          60,509         --          60,509
                                               --------      -------      --------
Property, plant, and equipment, net              49,820       24,078        73,898
Investments - affiliates                           --           --            --
Intangible assets                                 2,257       22,507        24,764
Other assets                                      1,232         --           1,232
                                               --------      -------      --------
                                               $113,818      $46,585      $160,403
                                               ========      =======      ========

                                December 31, 1997

                                 (In thousands)


                                                                 Geneva      Utah        Beehive                Eliminating
                                           CCI        Clyde       Rock      Service     Insurance   Combined     Entries
                                         -------     -------    --------    -------     ---------   --------   --------------
CURRENT LIABILITIES
Current maturities of long-term
     obligations                         $   --      $   --     $ 2,498     $  --        $   --     $  2,498   $     --
Accounts payable                             --        1,338      4,279        380           --        5,997        (198)(2)
Billings in excess of costs and
     estimated earnings on contracts
     in progress                             --          137        --         --            --          137         --
Income taxes payable                         --          306        --         --             21         327        (121)(1)
Accrued liabilities                          --          283      2,092        135           281       2,791         --
                                         -------     -------    -------     ------       -------    --------   ---------
      Total current liabilities              --        2,064      8,869        515           302      11,750        (319)
                                         -------     -------    -------     ------       -------    --------   ---------
Long-term obligations                        338         --       5,486        --            --        5,824        (338)(2)
Accrued pension expense                      --          170        234        114           --          518         --
Deferred income taxes                     10,039       9,775      2,912        --            --       22,726         --
                                         -------     -------    -------     ------       -------    --------   ---------
                                          10,377       9,945      8,632        114           --       29,068        (338)
EQUITY
Common stock, at par                         707       1,000        218         54            22       2,001      54,973 (1)(4)
Less:  treasury stock                        --         (538)       --         --            --         (538)        538 (1)(4)
Additional paid-in capital                   --          --          29        533             3         565        (565)(1)(4)
Retained earnings                         16,710      36,568     64,499      3,352           371     121,500    (104,790)(1)(4)
Equity minimum pension                       --                     --         (27)       --            (27)        --
                                         -------     -------    -------     ------       -------    --------   ---------
                                          17,417      37,030     64,746      3,912           396     123,501     (49,844)
                                         -------     -------    -------     ------       -------    --------   ---------
                                         $27,794     $49,039    $82,247     $4,541       $   698    $164,319   $ (50,501)
                                         =======     =======    =======     ======       =======    ========   =========



                                              Combined
                                               Before        Purchase
                                              Purchase       Adjust-       Combined
                                             Adjustments     ments(5)     Pro Forma
                                             -----------     -------      ---------
CURRENT LIABILITIES
Current maturities of long-term
     obligations                             $  2,498        $   --       $  2,498
Accounts payable                                5,799            --          5,799
Billings in excess of costs and
     estimated earnings on contracts
     in progress                                  137            --            137
Income taxes payable                              206            --            206
Accrued liabilities                             2,791            --          2,791
                                             --------        -------      --------
      Total current liabilities                11,431            --         11,431
                                             --------        -------      --------
Long-term obligations                           5,486            --          5,486
Accrued pension expense                           518            --            518
Deferred income taxes                          22,726         12,582        35,308
                                             --------        -------      --------
                                               28,730         12,582        41,312
EQUITY
Common stock, at par                           56,974         34,003        90,977
Less:  treasury stock                             --             --            --
Additional paid-in capital                        --             --            --
Retained earnings                              16,710            --         16,710
Equity minimum pension                            (27)           --            (27)
                                             --------        -------      --------
                                               73,657         34,003       107,660
                                             --------        -------      --------
                                             $113,818        $46,585      $160,403
                                             ========        =======      ========

             CCI Unaudited Pro Forma Combined Statement of Earnings

                          Year Ended December 31, 1997

                      (In thousands, except per share data)


                                                                 Geneva      Utah        Beehive                Eliminating
                                           CCI        Clyde       Rock      Service     Insurance   Combined     Entries
                                         -------     -------    --------    -------     ---------   ---------  --------------
Operating revenues                       $  487      $16,906    $131,107    $12,045     $  607      $ 161,152     $(2,679)(3)
Cost of goods sold                         --         15,002     112,461      9,858       --          137,321      (1,795)(3)
                                         ------      -------    --------    -------     ------      ---------     -------
Gross margin                                487        1,904      18,646      2,187        607         23,831        (884)(2)

General and administrative expenses           8        1,488       6,199      1,709        262          9,666        (300)(3)
                                         ------      -------    --------    -------     ------      ---------     -------
      Earnings from operations              479          416      12,447        478        345         14,165        (584)
                                         ------      -------    --------    -------     ------      ---------     -------
Other income (expense)
      Income from long-term
            investment                     --           --            31       --         --               31        --
      Interest income, net                    2          607         339        (10)        23            961        --
      Equity in net earnings of
            affiliate                     2,375        2,859      --           --         --            5,234      (5,234)(1)
      Other, net                           --            294         364        193          1            852        --
                                         ------      -------    --------    -------     ------      ---------     -------
                                          2,377        3,760         734        183         24          7,078      (5,234)
                                         ------      -------    --------    -------     ------      ---------     -------
      Earnings before income taxes        2,856        4,176      13,181        661        369         21,243      (5,818)

Income taxes                                928        1,498       4,959        227        137          7,749      (1,896)
                                         ------      -------    --------    -------     ------      ---------     -------
      Net earnings                       $1,928      $ 2,678    $  8,222    $   434     $  232      $  13,494     $(3,922)
                                         ======      =======    ========    =======     ======      =========     =======

Earnings per common share - basic        $ 0.84      $ 28.32    $ 377.10    $ 80.05     $10.79
                                         ======      =======    ========    =======     ======

Weighted average shares outstanding   2,303,920       94,544      21,802      5,413     21,487
                                      =========      =======    ========     ======     ======



                                              Combined
                                               Before        Purchase
                                              Purchase       Adjust-       Combined
                                             Adjustments     ments(5)     Pro Forma
                                             -----------     -------      ---------
Operating revenues                            $158,473       $  --         $158,473
Cost of goods sold                             135,526         4,599        140,125
                                              --------       -------       --------
Gross margin                                    22,947         4,599         18,348

General and administrative expenses              9,366         1,624         10,990
                                              --------       -------       --------
      Earnings from operations                  13,581        (6,223)         7,358
                                              --------       -------       --------
Other income (expense)
      Income from long-term
            investment                              31          --               31
      Interest income, net                         961          --              961
      Equity in net earnings of
            affiliate                             --            --             --
      Other, net                                   852          --              852
                                              --------       -------       --------
                                                 1,844          --            1,844
                                              --------       -------       --------
      Earnings before income taxes              15,425        (6,223)         9,202

Income taxes                                     5,853        (2,448)         3,405
                                              --------       -------       --------
      Net earnings                            $  9,572       $(3,775)      $  5,797
                                              ========       =======       ========

Earnings per common share - basic                                          $   0.84
                                                                           ========

Weighted average shares outstanding                                       6,938,711
                                                                          =========

Notes to Unaudited Pro Forma Combined Financial Statements

1. Represents the elimination of Clyde's investment in Geneva Rock (34.77%) and the elimination of CCI's investment in Clyde (33.78%), Geneva Rock (21.67%), Utah Service (31.37%) and Beehive Insurance (17.22%).

2.   Represents the elimination of affiliate receivables/payables.

3.   Represents the elimination of affiliate revenue/expenses.

4. Represents the recapitalization of CCI incorporating the change from $10 par value Common Stock to no par Common Stock.


5. The "purchase" method of accounting requires that CCI be treated as if CCI were purchasing the remaining interest in each of the Operating Companies which CCI does not already own. The aggregate purchase price of $89,739 ("Purchase Price") which CCI is to pay for the remaining interest in each of the Operating Companies is based on the fair value of the Operating Companies, as determined by HVA. The portion of Purchase Price allocated to each Operating Company is calculated by multiplying the fair value for such Operating Company, as determined by HVA, by the percent of the Operating Company to be acquired by CCI in the Merger. The fair value of each Operating Company, the percent of the Operating Company to be acquired by CCI and the portion of the Purchase Price is allocated to each Operating Company is set forth below:



                   Fair Value    Percent of      Purchase         Net
                                  Operating       Price           Book
                                   Company                        Value
                                 acquired by                    Purchased
                                     CCI
                   ----------    -----------     --------       ---------
Clyde*              $ 26,982       66.2%          $17,862        $ 9,610
Geneva Rock          101,000       66.6%           67,266         43,121
Utah Service           4,550       68.6%            3,121          2,684
Beehive Insurance      1,800       82.8%            1,490            321
                    --------                      -------        -------
     Total          $134,332                      $89,739        $55,736
                    ========                      =======        =======



* The HVA valuation of Clyde recorded the full fair value at $62,100. However, $35,118 of this amount related to Clyde's ownership in Geneva Rock. Therefore, the amount allocated to the schedule above is $26,982 ($62,100 - 35,118 = $26,982).



The Purchase Price exceeds the $55,736 of net book value purchased by CCI in the Merger by $34,003. The $34,003 excess cost of net assets acquired and the related deferred tax liability of $12,582, totaling $46,585, appear in the column on the CCI Unaudited Pro Forma Combined Balance Sheet captioned "Purchase Adjustments." The purchase adjustments are allocated to assets acquired as follows:



     Allocated to property, plant and equipment                  $24,078
     Allocated to intangible assets:
        goodwill calculated on excess purchase price               9,925
        goodwill resulting from the deferred tax liability
          calculated on the excess cost of net assets acquired    12,582
                                                                 -------
               Total purchase adjustments                        $46,585
                                                                 =======

The property, plant and equipment to be acquired are to be depreciated over periods of from 3 to 12 years, and the intangible assets are to be amortized over 15 years.



The HVA report set forth fair values by major balance sheet categories for each of the Operating Companies. The allocation of the Purchase Price among the Operating Companies was calculated by comparing such fair values to their respective book values at December 31, 1997. The difference between the fair values and book values, by balance sheet category, was calculated. This difference was then multiplied by the percentage ownership to be acquired by CCI to arrive at the "Purchase Adjustments" amount in the pro forma balance sheet.



The asset "purchase adjustments" amounts in the pro forma balance sheet, which were calculated as explained above, were the basis of the "purchase adjustments" in the pro forma statement of earnings. The asset "purchase adjustments" were assigned an estimated useful life. Depreciation and amortization were then provided for in amounts sufficient to relate the cost of the depreciable assets to operations over their estimated useful lives.



The asset purchase adjustment effect of the Merger relates to each of the Operating Companies at December 31, 1997, as follows:



                                               Percent of
                                                 shares
          Operating Company                     acquired         Assets
          ------------------                   ----------        -------
          Clyde                                   66.2%          $11,261
          Geneva Rock                             66.6%           33,080
          Utah Service                            68.6%              651
          Beehive Insurance                       82.8%            1,593
                                                                 -------
               Asset purchase adjustment effect                  $46,585
                                                                 =======



The asset purchase adjustment effect of the Merger is allocated to assets by each Operating Company at December 31, 1997 as follows:



                                                Geneva      Utah      Beehive
                                    Clyde        Rock      Service   Insurance     Total
                                   -------      -------    -------   ---------    -------
Property, plant and equipment      $ 2,656      $20,992     $430      $   --      $24,078
Intangible assets                    8,605       12,088      221       1,593       22,507
                                   -------      -------     ----      ------      -------
          Total assets             $11,261      $33,080     $651      $1,593      $46,585
                                   =======      =======     ====      ======      =======



The net earnings purchase adjustment effect of the Merger, which is depreciation and amortization of the amounts allocated to property, plant and equipment and goodwill, net of taxes, relates to each of the Operating Companies for the year ended December 31, 1997, as follows:


                                              Percent of
                                                shares             Net
          Operating Company                    acquired          earnings
          -----------------                   ----------         --------
          Clyde                                  66.2%           $   515
          Geneva Rock                            66.6%             3,109
          Utah Service                           68.6%                65
          Beehive Insurance                      82.8%                86
                                                                 -------
               1997 net earnings purchase
                    adjustment effect                            $ 3,775
                                                                 =======

                                      CLYDE

BACKGROUND

         Clyde was founded in approximately 1926 by W. W. Clyde and was incorporated in Utah in 1933. Since that time, Clyde has been involved in the construction of interstate highways, bridges, dams, airports, mines, golf courses, environmental reclamation projects, large site work/site preparation, and other types of large construction projects in the Intermountain region requiring massive earth moving and professional management. Clyde has completed more than $400 million of construction projects throughout the Intermountain West.

SERVICES AND MARKET

         Examples of recent projects completed by Clyde include a $6.7 million contract for the Wolf Creek Forest Road in Wasatch County; a $2.4 million contract for the reconstruction of the Brown's Park Road in Daggett County, including grading, drainage and paving; a $8.5 million contract for the South Mountain Planned Community in Draper, Utah, including the construction of the four lane Highland Drive highway extension, 18 hole golf course, all site storm drainage, 1,000,000 gallon water storage tank, residential roads, ball fields, and amphitheater; a $5 million contract for grading a pipeline corridor at Kennecott Copper; and the construction of a $2.8 million hazardous waste cell at the Laidlaw Environmental Grassy Mountain Facility.

         Other projects in which Clyde is currently involved include a $10.3 million contract for environmental reclamation and site service work at Bingham Canyon Mine for Kennecott Copper; a $3.2 million contract for the Eagle Mountain Planned Community in Cedar Valley, Utah, including construction of Eagle Mountain Boulevard, a concrete water tank and related water system, and the Waste Water Lagoons; a $2 million contract for construction of the access road, and phases 1 and 2 residential areas of the Sun River Ranch Planned Community Project at Bloomington, Utah; a $1 million contract for the reconstruction of the Holmes Irrigation Dam in Layton, Utah; a $1.2 million contract for closure of cells 1, 2 and Y at Laidlaw Environmental Grassy Mountain Facility; and a $1.6 million contract for a grading, drainage and paving project for UDOT in Grand County, Utah. Except for the $10.3 million Kennecott Copper contract, which may be terminated without cause by either party upon thirty days' notice, none of the Clyde contracts mentioned above can be terminated prior to completion without cause.

         Clyde has clients in both the public and private sector, including the Federal Highway Administration, UDOT, the U.S. Bureau of Reclamation, Laidlaw Environmental Co., Utah Power & Light (Pacificorp), Kennecott Corporation, the Wyoming Department of Transportation, Brush Wellman, Burns McDonnell, and many others. In 1995, the revenue mix between the public and private sectors was approximately 30% public and 70% private; however, this mix can change significantly from year to year. For example, public projects for UDOT generated between 70% and 80% of Clyde's total revenue during the mid-1980s. Clyde performs construction work throughout the Intermountain Area, primarily in Utah, Wyoming, Arizona, and Nevada. Most of the projects that Clyde bids on are competitive bid projects.

         Clyde has historically been most successful in bidding and working on projects in the $15 million to $30 million range, which require the moving of large amounts of dirt, such as the Jordanelle Highway Relocation Project completed in 1992. With the completion of construction of the federal Interstate Highway System in 1992, which provided a large volume of this type of work, Clyde and the industry in general has seen a significant decline in large earth work contracts. The market in Utah and surrounding states for highway work has changed from building new roads to refurbishing existing roads. The most recent trend in Utah is to enter into design/build contracts, as exhibited by Utah's massive Interstate 15 ("I-15") re-construction project currently underway in Salt Lake County. This single contract worth $1.5 billion has drastically changed the road construction market in Utah. In the past, UDOT would have divided a project of this magnitude into ten to fifteen smaller projects. Clyde participated in the bidding process earlier this year for the I-15 re-construction project as a team member on one of the three teams competing for this project. The Clyde team was not successful in obtaining this work, but Clyde intends to bid on future UDOT projects.

         In addition to bidding on design/build projects, Clyde has moved into private sector projects, which generally provide better margins than public projects. In the mid-1980s Clyde's work on projects for the transportation departments of Utah, Wyoming and Idaho accounted for approximately 70% to 80% of Clyde's revenues. In 1997, however, these projects accounted for approximately 12.4% of Clyde's revenues. The private sector requires more marketing activities, including early and constant contact and involvement with prospective customers. Clyde has focused on securing work in the private sector by working with private-sector customers during the design stage and providing constant input. Clyde is currently working with owners whose projects are still one to two years away from commencement. Most of these projects involve residential sub-division and planned community development. Clyde has also focused on securing repeat private-sector customers by developing relationships with customers throughout the construction project. Quality, safety and performance all play an important part in getting repeat work from the customer.

RAW MATERIALS, EQUIPMENT AND SUPPLIERS

         Raw materials and components necessary for the rendering of Clyde's construction projects are generally available from a variety of sources. Clyde purchases most of its concrete and other materials used for construction projects from Geneva Rock, in which Clyde owns a 34.77% equity interest before giving effect to the Merger. Clyde also produces a limited supply of its own aggregates through thirteen portable crushers, two asphalt plants and three concrete batch plants, that can be moved throughout the region to supply Clyde's needs when local commercial sources are unavailable.

INDUSTRY AND COMPETITION

         Clyde's primary competitors are Gibbons & Reed, Gilbert Western, LeGrande Johnson, Harpers Excavating and Ames Construction, some of which are larger and have greater capital resources than Clyde. Since these firms are similar in terms of performing high quality work, bid awards are usually granted to the low cost bidder. Other factors influencing competitiveness include reputation for quality, the availability of materials, machinery and equipment, financial strength, knowledge of the local markets and conditions and estimating abilities. Clyde believes that its competitive strengths include its excellent reputation as a heavy contractor which has been in business for over 60 years; its financial strength; its large, modern equipment fleet; its experienced and dedicated employee base (field and office supervisors average over 20 years of experience); its excellent safety record; and its commitment to quality work and environmental sensitivity. Based on these factors, Clyde believes that it is well positioned to compete effectively. There can be no assurance, however, that Clyde will compete effectively.

SEASONALITY OF CLYDE BUSINESS

         Clyde's business is seasonal, slowing down significantly during the winter months due to adverse weather conditions. Historically, Clyde has experienced a major curtailment in the amount and types of construction work that can be accomplished in the months of December, January and February due to the extreme temperatures and the frost in the ground.

REGULATION AND INSURANCE

         Clyde's operations are subject to compliance with the regulatory requirements of federal, state and county agencies and authorities, including regulations covering safety, labor relations, affirmative action, and the protection of the environment.

         Clyde maintains a full time safety Director, to assure its compliance with all safety regulations and performs monthly safety audits on each of its projects to assure that it is meeting the safety requirements of the project. All of Clyde's employees are covered by workers compensation insurance. Because of Clyde's focus on safety, it enjoys competitive insurance rates. Clyde also carries general, auto and pollution liability insurance for all operations. Management believes that each of these insurance policies have limits which are equal to or greater than the industry norm.

         Clyde maintains an affirmative action program and policy for assuring equal opportunity in the workplace, which program has passed the periodic reviews of state and federal regulatory agencies. Clyde also holds air quality permits for its general operations and its asphalt plants and periodically undergoes independent, pollution control testing and certification of its facilities in accordance with applicable environmental regulations.

         Clyde management believes that Clyde currently has all material licenses, permits and approvals necessary for its current operations and is in material compliance with all applicable government regulations.

EMPLOYEES

         At December 31, 1997, Clyde had a total of 79 employees. This number varies substantially depending on workload and seasonality, increasing to over 200 at times during the summer, but averaging between 50 and 60 during the winter months. Clyde has contracts with several unions, including the Operating Engineers Union, the Teamsters Union, the Laborers Union, the Cement Masons Union and the Carpenters Union. These labor agreements were re-negotiated during the summer of 1997 and run through June 30, 2000. All of these contracts contain "no strike" provisions and enable Clyde to obtain trained workers to meet any schedule that may be required. Clyde considers its relationship with its employees to be generally good.

CUSTOMERS

         Because of the large size of Clyde's infrastructure projects, a relatively small number of projects may provide a significant percentage of the Clyde's revenue in a given year. Construction revenue for the year ended December 31, 1997 from Clyde's three largest customers, namely, Kennecott Copper, Eagle Mountain and Utah Department of Transportation, accounted for approximately 25%, 19% and 12%, respectively, of Clyde's total 1997 revenues. Kennecott Copper accounted for approximately 38% of total 1996 revenues, approximately 33% of total 1995 revenues and approximately 32% of total revenues over the last seven years. The loss of Kennecott Copper's business could have a material adverse effect on Clyde.

BACKLOG

         Backlog of work as of December 31, 1997 was an estimated $4,655,244, compared to an estimated $827,998 as of December 31, 1996. The lower backlog in 1996 was primarily attributable to a curtailment in work under Clyde's service contract with Kennecott Copper and the softening in the Utah housing market, which delayed projects that were intended to be started during the fourth quarter of 1996, but that did not materialize until the second quarter of 1997. These delays resulted in the lower 1996 backlog, as well as lower construction revenues during 1996. Kennecott Copper's cut back on Clyde's service contract work in 1996 was due to problems with Kennecott Copper's new smelter. Work on this project did not begin to pick up until late summer of 1997. Backlog of work began showing improvement by August 1997.

PROPERTIES

         Clyde owns approximately 10.8 acres of land located at 1375 North Main Street, Springville, Utah, which includes one office building, an equipment shed, repair shop and warehouse. Clyde also owns an approximately 20 acre parcel of land located at 1455 North Main Street, Springville, Utah, which is used to store Clyde equipment, and an approximately 18 acre parcel of land located at 2600 North 300 West, Lehi, Utah, which is currently being developed into residential building lots.

EQUIPMENT

         Clyde purchases and maintains a large fleet of construction equipment, including bulldozers, scrapers, graders, loaders, trucks, pavers, rollers and construction materials processing equipment. As of December 31, 1997, Clyde's fleet included 20 crawler tractors, 15 rubber tired scrapers, 16 rubber tired front end loaders, 10 off highway end dump trucks, 11 motor graders, 13 hydraulic track hoes, 30 belly dump semi trucks, 12 - 4,000 gallon water trucks, 3 - 10,000 gallon water trucks, 10 vibrating rollers and 4 asphalt pavers.

         Clyde generally replaces and replenishes its equipment from revenues generated from operations. As of December 31, 1997, Clyde did not have any long-term debt. Purchases of equipment amounted to $2,206,168 in 1997 and $2,220,046 in 1996. Clyde believes that owning most of its own equipment assures it of the availability of equipment when needed, thereby making Clyde more competitive. Clyde does rent or lease equipment to meet high demand periods or to acquire the use of specialty equipment. Clyde maintains a 27,000 square foot maintenance shop, with the ability to completely rebuild or overhaul any of its equipment to assure availability on the job-site.

LEGAL PROCEEDINGS

         There are no material pending legal proceedings to which Clyde is a party. From time to time, Clyde becomes involved in ordinary, routine legal proceedings which are incidental to its business but which do not have a material adverse impact on its business or operations.

MARKET PRICE OF AND DIVIDENDS ON CLYDE COMMON STOCK

         There is no public trading market for Clyde Common Stock. The approximate number of shareholders of record on the Record Date was 98.

         In 1996, Clyde paid cash dividends of $6.00 per share of Clyde Common Stock to shareholders. In 1997, Clyde paid cash dividends of $8.00 per share of Clyde Common Stock to shareholders. After the Merger, dividends will be paid by CCI in such amounts and at such times as the CCI Board of Directors deems to be appropriate based on the results of operations, financial condition and liquidity needs of CCI. The amount, type and frequency of dividends paid by CCI to its shareholders will not be equivalent to the amount, type and frequency of dividends paid by Clyde prior to the Merger. See "Summary--Selected Financial Information--Comparative Per Share Data".

CLYDE MANAGEMENT

DIRECTORS

         The names and ages of Clyde's Directors are currently as follows:

                                                                                                DIRECTOR
NAME                                 AGE               POSITION(S) WITH CLYDE                    SINCE
Richard C. Clyde ...................  62    Director, President and General Manager               1970
Paul B. Clyde ......................  56    Director, Vice President of Construction              1971
Norman D. Clyde.....................  67    Director                                              1961
Wilford W. Clyde ...................  45    Director                                              1994
William R. Clyde ...................  79    Director                                              1955
Steven L. Clyde ....................  42    Director, Project Superintendent                      1986
Jeffrey R. Clyde ...................  37    Director, Contracts Manager                           1994
David E. Salisbury..................  70    Director                                              1961

         For a description of the business backgrounds of Richard C. Clyde, Paul
B. Clyde, and William R. Clyde, see "Clyde Companies, Inc.--CCI Management
Prior to Consummation of the Merger," and of Wilford W. Clyde, see "Clyde Companies, Inc.--CCI Management Upon Consummation of the Merger."

         Norman D. Clyde has been a Director since 1961. Mr. Clyde served as Vice President of Clyde from 1982 to 1996. He retired from management of Clyde in 1996 after working over forty years for Clyde. Mr. Clyde graduated from the University of Utah. Mr. Clyde has also served on the Board of Directors of Beehive Insurance since 1970, on the Board of Directors of Geneva Rock since 1959 and on the Board of Directors of Utah Service since 1964. Norman D. Clyde is the brother of Hal M. Clyde, who is currently a Director of Utah Service and Beehive Insurance; the father of Tawna Clyde Smith, who will be a Director of CCI upon consummation of the Merger; and an uncle of H. Michael Clyde, who will be a Director of CCI upon consummation of the Merger.

         Steven L. Clyde has been a Director since 1986. Mr. Clyde graduated from Brigham Young University. He began working for Clyde in 1981 and is currently employed as a Project Superintendent of Clyde, a position he has held since 1986. Steven L. Clyde is the son of William R. Clyde; and a nephew of Ila
C. Cook, Louise C. Gammell and Carol C. Salisbury.

         Jeffrey R. Clyde has been a Director since 1994. Mr. Clyde is a graduate of Arizona State University. He began working for Clyde in 1986 and is currently employed as Contracts Manager of Clyde, a position he has held since 1997. Jeffrey R. Clyde is the son of Richard C. Clyde.


         David E. Salisbury has been a Director since 1961. Mr. Salisbury is a former shareholder and past President of the law firm of Van Cott, Bagley, Cornwall & McCarthy where he has been an attorney for over 45 years. Mr. Salisbury is presently of counsel to that firm. Mr. Salisbury received a B.S. degree from the University of Utah and a J.D. degree from Stanford University. David E. Salisbury is the husband of Carol C. Salisbury, who is currently the President and a Director of CCI, and the Secretary, Treasurer and a Director of Beehive Insurance.


EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

         The names, ages and positions of Clyde's executive officers and significant employees are currently as follows:

NAME                                                AGE       CURRENT POSITION(S) WITH CLYDE                 SINCE
Richard C. Clyde..................................   62    President and General Manager                     1986
Paul B. Clyde.....................................   56    Vice President of Construction                    1992
Keith M. Nelson...................................   37    Secretary and Treasurer                           1991
Jeffrey R. Clyde..................................   38    Contracts Manager                                 1996
Steven L. Clyde...................................   42    Project Superintendent                            1990

         For a description of the business backgrounds of Richard C. Clyde and Paul B. Clyde, see "Clyde Companies, Inc.--CCI Management Prior to Consummation of the Merger," and of Jeffrey R. Clyde and Steven L. Clyde, see "Clyde--Clyde Management-Directors".

         Keith M. Nelson has worked for Clyde since 1985 and has been the Office Manager since 1991. He has served as Secretary and Treasurer of Clyde since 1991. He graduated from Brigham Young University and is a Certified Management Accountant.

COMMITTEES OF CLYDE BOARD

         The Board of Directors of Clyde currently has no committee and no plans to establish any committee.

ATTENDANCE AT CLYDE BOARD MEETINGS

         The Board of Directors met three times in 1997, and no Director attended fewer than 75% of these meetings, except Norman Clyde who is currently on a leave of absence for church service for a period of approximately three years.

COMPENSATION OF DIRECTORS OF CLYDE

         Non-employee Directors of Clyde receive an annual cash compensation of $1,500 for serving on the Board of Directors of Clyde.

PRINCIPAL SHAREHOLDERS OF CLYDE

         The following table sets forth certain information regarding the beneficial ownership of Clyde Common Stock as of the Record Date as to (i) each person who is known by Clyde to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each Director of Clyde, (iii) each executive officer and (iv) all Directors and executive officers as a group. Except as otherwise noted, Clyde believes the persons listed below have sole investment and voting power with respect to the Clyde Common Stock that they are deemed to beneficially own.

                                                                                                        COMMON STOCK
                                                                                             --------------------------------
                                                                                                SHARES            APPROXIMATE
                                                                                             BENEFICIALLY          PERCENTAGE
                                                                                                OWNED(1)            OWNED(1)
Richard C. Clyde(2)......................................................................         34,535              36.53%
776 South 600 West
Orem, UT 84057

David E. and Carol C. Salisbury(3).......................................................         34,275              36.25%
1423 Devonshire Drive
Salt Lake City, UT  84108

Louise C. Gammell(4).....................................................................         34,255              36.23%
1100 E. 400 S.
Springville, UT 84663

Paul B. Clyde(5).........................................................................         33,660              35.60%
3308 N. 350 E.
Provo, UT 84601

William R. Clyde(6)......................................................................         32,040              33.89%
2000 Canyon Road
Springville, UT 84663

Clyde Companies, Inc.....................................................................         31,935              33.78%
1423 Devonshire Drive
Salt Lake City, UT 84108

Ila C. Cook(7)...........................................................................         31,935              33.78%
2711 Sherwood Dr.
Salt Lake City, UT 84108

Norman D. Clyde(8).......................................................................          3,150               3.33%
3223 Apache Lane
Provo, UT 84604

Wilford W. Clyde(9)......................................................................          1,675               1.77%
1324 East 950 South
Springville, UT 84663

Steven L. Clyde(10)......................................................................          1,035               1.09%
8604 South Woodland Hills Drive
Spanish Fork, UT 84660

Jeffrey R. Clyde.........................................................................            100                   *
4753 West Wasatch
Highland, Utah  84003

All Directors and executive officers as a group (8 people)(11)...........................         44,615              47.19%

---------------------------------------------------

* Less than 1%

     (1) Applicable percentage of ownership is based on 94,544 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to such shares.

     (2) Includes 1,375 shares owned directly by Richard C. Clyde, 925 shares owned jointly by Richard C. and Patricia Clyde (husband and wife), 150 shares owned indirectly by Richard C. Clyde through the Richard Cornell Clyde Trust, 150 shares owned indirectly by Patricia Clyde through the Patricia Clyde Trust and 31,935 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director of CCI.

     (3) Includes 250 shares owned directly by David E. Salisbury, 2,090 shares owned directly by Carol C. Salisbury and 31,935 shares owned by CCI, which shares the Salisburys may be deemed to beneficially own as a result of Carol C. Salisbury's position as President and a Director of CCI.

     (4) Includes 2,320 shares owned directly by Louise C. Gammell and 31,935 shares owned by CCI, which shares Ms. Gammell may be deemed to beneficially own as a result of her position as Secretary, Treasurer and a Director of CCI.

     (5) Includes 1,115 shares owned directly by Paul B. Clyde, 610 shares owned jointly by Paul B. and Jeanette P. Clyde (husband and wife) and 31,935 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director of CCI.

     (6) Includes 75 shares owned indirectly by William R. Clyde through the William R. Clyde Family Trust, 30 shares owned indirectly by Mr. Clyde through the Reklaw & Co. Trust and 31,935 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as Vice President and a Director of CCI.

     (7) Ila C. Cook may be deemed to be the beneficial owner of all of the 31,935 shares owned by CCI as a result of her position as Vice President and a Director of CCI. Ms. Cook does not own any shares of Clyde Common Stock directly.

     (8) Includes 50 shares owned directly by Norman D. Clyde and 3,100 shares owned indirectly by Norman D. Clyde through the Norman D. Clyde Family Inter Vivos Revocable Trust.

     (9) Includes 1,065 shares owned directly by Wilford W. Clyde and 610 shares jointly owned by Wilford W. and Natalie Clyde (husband and wife).

     (10) Includes 885 shares owned directly by Steven L. Clyde and 150 shares owned jointly by Steven L. and Pamela Clyde (husband and wife).

     (11) In computing the aggregate number of shares owned by officers and Directors as a group, the shares owned by CCI, which shares certain of the officers and Directors may be deemed to beneficially own, are counted only once.


SELECTED FINANCIAL INFORMATION FOR CLYDE

         The following selected statement of earnings and balance sheet data as of and for each of the periods in the five year period ended December 31, 1997 are derived from the financial statements of Clyde which have been audited by Grant Thornton. The financial data for Clyde should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Clyde" included elsewhere herein.

                                                                   Year ended December 31,
                                               1997          1996          1995          1994          1993
                                              -------       -------       -------       -------       -------
                                                   (in thousands, except per share data)
Statement of earnings data:

    Construction revenue                      $16,906       $19,056       $21,325       $20,222       $26,911
    Cost of construction                       15,002        17,116        18,199        18,590        23,139
    General and administrative                  1,488         1,443         1,255         1,321         1,267
                                              -------       -------       -------       -------       -------

    Operating income                              416           497         1,871           311         2,505

    Other income (expense), net                 3,760         3,700         4,796         3,723         3,009
    Income taxes                                1,498         1,510         2,431         1,449         2,377
                                              -------       -------       -------       -------       -------

    Net earnings                              $ 2,678       $ 2,687       $ 4,236       $ 2,585       $ 3,137
                                              =======       =======       =======       =======       =======

    Earnings per common share - basic           28.32       $ 28.42       $ 44.81       $ 27.34       $ 33.18

    Weighted average shares outstanding        94,544        94,544        94,544        94,544        94,544


Balance sheet data (at period end):
    Current assets                             17,761       $16,357       $16,320       $18,008       $18,175
    Current liabilities                         2,064         1,092         1,297         1,225         1,599
    Total assets                               49,039        44,916        41,825        37,114        34,888
    Total liabilities                          12,009         9,969         8,836         7,415         6,829
    Stockholders' equity                       37,030        34,947        32,990        29,699        28,059
    Dividends per common share                   8.00         10.00         10.00         10.00         10.00

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CLYDE

FORWARD-LOOKING STATEMENTS

         Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations of Clyde and other sections of this Proxy Statement/Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Constituent Corporations to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among other things, the following: (1) expected cost savings from the Merger may not be realized; (2) costs or difficulties related to the integration of the businesses of Clyde, Geneva Rock, Utah Service and Beehive Insurance may be greater than expected; (3) an increase of competitive pressure in the industries of Clyde, Geneva Rock, Utah Service and Beehive Insurance may adversely affect the businesses of those companies; and (4) general economic conditions, either nationally or in the states in which Clyde, Geneva Rock, Utah Service and Beehive Insurance do business, may be less favorable than expected. CCI disclaims any obligation to update such factors or to publicly announce the result of any revisions to any forward-looking statements included or incorporated by reference herein to reflect future events or developments.

GENERAL

         With the completion of the construction of the federal Interstate Highway System in 1992, Clyde and the industry in general have seen a significant decline in large earth work contracts. As discussed below, this decline has had an adverse impact on Clyde's results of operations, but it has not had a material adverse impact on Clyde's liquidity and capital resources. As a consequence of the decline in large earth work contracts, the market in Utah and surrounding states for highway work has changed from building new roads to refurbishing existing roads. The most recent trend in Utah is to enter into design/build contracts, such as Utah's massive Interstate 15 ("I-15") reconstruction project currently underway in Salt Lake County. While Clyde was not successful in its bid to participate in the I-15 project, it intends to bid on future Utah Department of Transportation projects. In addition to bidding on design/build projects, Clyde has increased its participation in private sector projects, which generally provide better profit margins than public projects. The following discussion addresses these changes in Clyde's business.

RESULTS OF OPERATIONS


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
         The following discussions should be read in conjunction with the financial statements and related notes of Clyde included elsewhere in this Proxy Statement/Prospectus.

         YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

         Construction revenue for the year ended December 31, 1997, totaled $16,906,071, which represented a 11.3% decrease from $19,055,543 for the year ended December 31, 1996. The decrease in construction revenue resulted in an operating profit of $415,626 for 1997, as compared to an operating profit of $496,820 in 1996. The decrease in 1997 construction revenue was primarily attributable to a 42% decrease in Clyde's work under its service contract with Kennecott Copper. Kennecott Copper experienced difficulties in bringing a new smelter on line, resulting in a material reduction in revenue to Kennecott Copper on its copper operations. This reduction in revenue prompted Kennecott Copper to make cutbacks on environmental work which was the subject of Clyde's work under its service contract with Kennecott Copper. During the third quarter of 1997, Kennecott Copper was successful in commencing operations at its new smelter, and Kennecott Copper now appears to be gradually increasing Clyde's work under the service contract. Recent declines in the price of copper and gold, however, may impede the ability of Kennecott Copper to increase work under the service contract to the levels experienced in 1995 and early 1996. There can be no assurance that Clyde's work at Kennecott Copper will return to the levels of 1995 and early 1996.

         The decline in construction revenue over the 1995-1997 period has caused the gross profit margin on construction revenue to decline over the same period. The gross profit margin was 11.3%, 10.2% and 14.7% in 1997, 1996 and 1995, respectively. This decrease in the gross profit margin has been caused in substantial part by Clyde's fixed costs. The cost of equipment and machinery owned and maintained by Clyde is a fixed cost which is a major component of Clyde's cost of construction. This fixed cost is an expense which diminishes gross profits regardless of whether Clyde is fully utilizing such equipment and machinery during the reported period. If Clyde is able to increase construction revenues under the Kennecott Copper contract and under other projects, it would be able to recover a greater percentage of its fixed costs and thereby increase its gross profits as a percentage of sales. However, there can be no assurance that Clyde will be able to increase construction revenues.

         Other income of Clyde in 1997 included gain on the sale of property and equipment in the amount of $247,827, compared to a gain on the sale of property and equipment in 1996 in the amount of $63,541.

         YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

         Construction revenue for the year ended December 31, 1996 totaled $19,055,543, which represented a 10.6% decrease from $21,325,495 in construction revenue for the year ended December 31, 1995. The decrease in 1996 construction revenue was attributable to a decrease in Clyde's work under its service contract at Kennecott Copper and the softening in the housing market. In addition, the management of Clyde was significantly involved during 1996 in submitting a bid for the work on the I-15 project. The bid process consumed considerable management resources and had a material adverse effect on construction revenue for 1996.

         Earnings before income taxes for 1996 were $4,197,191, compared with earnings before income taxes of $6,667,604 for 1995, resulting in a 37.1% decrease. A 10.6% reduction in construction revenue in 1996 contributed materially to the reduction in earnings before income taxes. Additionally, the gross profit margin on construction revenue for 1996 declined to 10.2%, from 14.7% in 1995. The lower gross profit margin for 1996 stemmed from increased competition for construction work in the Utah market and lower construction work volume. For the reasons explained above, a 10.6% reduction in construction revenue for the year 1996 as compared to 1995 is the primary reason for a decline in the gross profit margin to 10.2% in 1996 as compared to 14.7% in 1995. Again, Clyde's significant investment in equipment and machinery represents a fixed cost which reduces gross profits as percentage of sales during periods of lower construction revenue. Also, general and administrative expenses for 1996 increased to $1,443,165 from $1,254,961 in 1995. This increase was largely a result of a non-cash accrual to pension expense of $111,715 in 1996 compared to no accrual for pension expense in 1995. Earnings before income taxes for 1996 were also materially affected by a 23.2% decrease in the net income of Geneva Rock, in which Clyde has a 34.77% ownership interest (discussed below).

         Other income of Clyde in 1996 included gain on the sale of property and equipment in the amount of $63,541, compared to a gain on the sale of property and equipment in 1995 in the amount of $196,165. The gain on sale of property in 1995 was from Clyde's sale of 15 acres of land in Lehi, Utah, to the Alpine School District. Interest income to Clyde for 1996 was $640,667, a decrease from interest income in 1995 in the amount of $697,056.

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

         GENEVA ROCK

         Clyde owns 34.77% of Geneva Rock Common Stock. Clyde's investment in Geneva Rock is shown on an equity basis on Clyde's 1997 balance sheet as an investment in an affiliate having a value of $22,513,324. Clyde's investment in Geneva Rock as of December 31, 1996 was shown as $19,881,754. Net earnings of Geneva Rock for 1997 was $8,221,624, resulting in approximately $2,859,000 of additional income to Clyde. In 1996, Geneva Rock had net earnings of approximately $8,433,996, resulting in $2,932,500 of additional income to Clyde.

LIQUIDITY AND CAPITAL RESOURCES

         Clyde's primary sources of liquidity have been funds generated by operations and dividends received from Geneva Rock, in which Clyde has a 34.77% interest. Net cash provided by operating activities was approximately $1,490,548, $1,163,408, and $3,321,364, during 1997, 1996 and 1995, respectively. Net cash provided by operating activities is primarily attributable to Clyde's income before depreciation and amortization expense. Geneva Rock declared and paid dividends of $30 per share for each of the years 1997, 1996 and 1995. Net cash provided by such dividends received from Geneva Rock was approximately $227,430 for each of the years 1997, 1996 and 1995.

         Clyde has historically had little or no long term debt. This has continued to be the case through the years 1995, 1996 and 1997. In addition to substantial cash investments on December 31, 1997, Clyde had other substantial current assets in contracts receivable in the sum of $4,834,962 (current) and $526,574 (in retention). This compares to contracts receivable in 1996 in the sum of $2,191,928 (current) and $545,982 (in retention) as of December 31,1996.

INFLATION

         Inflation in the U.S. economy has been relatively moderate during the last few years. Price increases for labor and materials kept pace with inflation for 1995 and 1996. The low unemployment rate in Utah and the rapid increase in the number of workers required in the construction industry in the state has put increased pressure on the cost of labor. Labor contracts negotiated in 1997 provide for increases in the 5% to 6% range per year through the year 2000.

         Clyde expects that inflation will increase over the next few years, making it more difficult to pass the increases on in the form of higher prices. This could lead to lower margins in the work or a decrease in the work for which Clyde successfully competes.


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

SEASONALITY

         Because Clyde conducts its business in the Intermountain West, Clyde experiences lower sales during the winter months due to adverse weather conditions. Historically, the months of December, January and February see a major curtailment in the amount and types of construction work that can be accomplished due to the extreme temperatures and frost in the ground. Clyde anticipates that seasonal variations will continue. Clyde has, however, established adequate reserves and, therefore, seasonal variations do not pose a threat to Clyde.

THE YEAR 2000 ISSUE

         Clyde utilizes computer hardware and software in its operations. Certain computer applications could fail or create erroneous results due to the upcoming change in the century (the "Year 2000 Issue"). Clyde regularly upgrades its computer hardware and believes that it will not incur any additional expenses to modify computer hardware due to the Year 2000 Issue. Clyde does not expect that its expenditures related to the Year 2000 Issue will have a material adverse effect on the results of operations or financial condition of Clyde

CERTAIN TRANSACTIONS

         The following is a summary of related party transactions that occurred during the years ended December 31, 1997 and 1996. Clyde provided construction services and materials to Geneva Rock totaling approximately $635,000 and $519,000 for the years ended December 31, 1997 and 1996, respectively. Clyde paid $690,000 and $353,000 for the years ended December 31, 1997 and 1996, respectively, for construction services and materials provided by Geneva Rock, and $180,000 and $304,000 for the years ended December 31, 1997 and 1996, respectively, for construction materials provided by Utah Service. Beehive Insurance received $58,000 and $51,000 in commission revenue for insurance purchased by Clyde in 1997 and 1996, respectively. Transactions with related parties were not effected at below market prices.


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
                                   GENEVA ROCK

BACKGROUND

         Geneva Rock, which was incorporated in Utah in 1954, was founded as a ready-mix concrete business by W.W. Clyde and his associates. Geneva Rock is engaged in the construction business through its Northern and Southern Utah divisions. Geneva Rock's construction products consist primarily of ready-mix concrete, asphalt, sand, gravel and other building materials, and its construction services consist primarily of road and site construction. Geneva Rock does business primarily in the Northern Utah area including Utah, Salt Lake, Davis, Weber, Summit and Wasatch Counties, and the Southern Utah area surrounding St. George, Utah. Geneva Rock's client base is diversified, with no one client generating more than 10% of Geneva Rock's total sales. Geneva Rock has furnished much of the concrete for many of the large commercial office buildings in downtown Salt Lake City. Geneva Rock's Northern and Southern Utah divisions are more fully described below.

PRODUCTS AND SERVICES

NORTHERN DIVISION

         Utah has experienced a strong economy during the past four years. The construction industry in the metropolitan areas of Utah, Salt Lake, Davis, Weber, Summit and Wasatch Counties has benefited from Utah's strong economy. The award of the 2002 Olympics to Salt Lake City has sparked plans of improvements of highways, airports, lodging and ski areas. Construction of a light rail system and a massive Interstate 15 ("I-15") freeway expansion project are currently under way in the Salt Lake Valley. Geneva Rock was a team member of one of the three consortiums that bid on the large I-15 freeway expansion project. Although that consortium was not awarded the bid, Geneva Rock is presently providing concrete for a portion of the I-15 bridge work and anticipates receiving other portions of the materials work on the project because of the convenient location of its plants along the I-15 freeway.

         Geneva Rock produces many types of gravel for use in making asphalt, drain rock, chips, screened sand, bank run sand, and gravel to make ready-mix concrete, including washed sand and washed rock. Geneva Rock makes various grades of asphalt to be used by its own construction crews or sold to other contractors. The types of asphalt produced include 1/2" and 3/4" asphalt and many special UDOT mixes, such as rubberized and friction course asphalts. Because it does not wish to compete with its customers, Geneva Rock supplies, but does not place, concrete. Geneva Rock's construction services consist of excavation, utility and pipe work, site preparation, curb, gutter, and sidewalk (placed by subcontractors), asphalt paving and other road building and site work activities.

         Geneva Rock has spent approximately $14,200,000 since January 1, 1993 updating its trucking fleets. Ninety percent of Geneva Rock's mixer trucks for the ready-mix concrete business are front discharge trucks with capacities of nine cubic yards per load. Geneva Rock's belly dump fleet of trucks has not been significantly updated or expanded since many outside trucking firms are available to perform these services. Savage Industries and Larsen Trucking, Inc. are the two main haulers that Geneva Rock uses to transport aggregates to Geneva Rock's plants. Geneva Rock's Construction Division is currently updating its 14 ton capacity dump trucks to 24 ton capacity trucks. With the constriction on roads along the Salt Lake Valley region caused by the recent reconstruction of the I-15 freeway, transporting Geneva Rock's products has become a more complicated process. Upgrading to larger trucks has decreased the number of trucks needed to transport product to a job site. In addition, Geneva Rock has nearly completed the installation of new metal bins at its downtown Salt Lake City plant that will enable Geneva Rock to produce 1200 to 1400 cubic yards of concrete without hauling any aggregates into the downtown area during the busy daylight hours. Aggregates can be hauled to the downtown bins during the night while traffic is light so that Geneva Rock's trucks will not have to negotiate I-15 traffic during the day. Since 1990 all cement powder used by Geneva Rock has been hauled by Savage Industries.

         Several Utah construction and material supply companies have recently been acquired by national and international companies. Within the last two years, Gibbons & Reed was acquired by Granite Construction, located in Watsonville, California; Staker Paving and Jack B. Parsons Co. were acquired by Old Castle, a U.S. subsidiary of CRH, an Ireland company; and Valley Asphalt, Cox Rock Products, and Western Rock were acquired by U.S.


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
Aggregates. There has also been an influx of new large construction companies into Utah, such as Ames, Industrial, Morrison Knudsen, and Peter Kewitt. Geneva Rock and Clyde are two of only a few large, locally owned and operated highway contractors and gravel, asphalt, and ready-mix concrete suppliers along the Wasatch front. The increase in competitors and equipment have resulted in generally lower prices in the industry along the Wasatch Front and operating and profit margins have decreased. Despite increasing competition and decreased margins, the management of Geneva Rock believes that it can continue to compete effectively in the Utah market.

         Geneva Rock has made several acquisitions in Northern Utah during the 1990's, including Ajax, a Tooele company acquired in 1990 and later divested; Ideal Concrete, also acquired in 1990; the Price ready-mix concrete operation, acquired in 1993; and Pioneer Sand and Gravel, a West Valley company acquired in 1995. Although Geneva Rock does not currently have any plans to acquire other companies, it intends to continue to seek out other acquisitions to round out its product lines in its existing market areas.

SOUTHERN DIVISION

         In 1996, Geneva Rock formed J & J Building Supply, Inc. ("J & J") which acquired the assets of J & J Mill & Lumber Supply Co. (now known as Jennings Management, Inc.) of St. George, Utah. Geneva Rock's acquisition of J & J Mill & Lumber Supply Co. also included the operations of Quality Concrete, a ready-mix cement producer located in Cedar City, Utah. J & J is headquartered in St. George, Utah and also has operations in Cedar City, Utah and Mesquite, Nevada. J & J's primary construction products consist of rock products, including sand, gravel and ready mix concrete; concrete block products, which it produces through its concrete block plant in St. George; and other building materials, such as lumber, paint, sheet rock, roofing, plumbing, electrical supplies and hardware products, which it sells through its stores in St. George and Cedar City. J & J sells its product primarily in St. George and Cedar City, Utah areas and in Mesquite, Nevada. Construction in Southwestern Utah and Southeastern Nevada has in the past few years been strong, although growth has experienced some recent slowdown, making it more difficult for J & J to maintain past volumes. This region, however, continues to hold significant potential growth as a preferred retirement community, especially as more people move out of the increasingly congested Southern California, Las Vegas, Nevada and Phoenix, Arizona regions.

RAW MATERIALS AND SUPPLIERS

NORTHERN DIVISION

         Sand and gravel are the most basic raw materials required by Geneva Rock. Presently Geneva Rock owns or leases gravel pits in Mapleton, Provo Canyon, Draper and Bluffdale (Point of the Mountain), West Valley, South Weber, and Morgan (all located in Utah). For a description of these properties, see "Geneva Rock--Properties--Northern Division" below. Current sources in Davis and Weber counties are sufficient, based on Geneva Rock's present requirements, to supply Geneva Rock with sand and gravel for approximately ten years. Geneva Rock is presently negotiating with certain property owners in the Salt Lake, Davis and Juab regions for the purchase or lease of new sites. New sources are becoming harder to come by along the Wasatch Front due to increased property development and more difficult permitting requirements.

         Geneva Rock obtains other major raw materials from outside vendors. Cement powder is purchased from three main suppliers in the area: Ashgrove Cement, which owns a plant in Lemmington, Utah (approximately 90 miles south of Salt Lake City) and a plant in southern Idaho near Inkom; Holnam Cement, which is modernizing its plant in Weber Canyon at Devils Slide and will soon be able to double production capacity; and Mountain Cement, which transports its cement by train from a plant in Wyoming. These suppliers also import cement from other plants and cement producers to meet customer demand. Geneva Rock is the largest customer in Utah for Ashgrove and Holnam. Geneva Rock purchases most of its concrete additives from Grace Construction Products. Geneva Rock also purchases asphalt oil for the production of asphalt. Geneva Rock's major suppliers of asphalt oil are Sinclair Oil, Crysen Refining, and Koch Asphalt Materials. Geneva Rock prices diesel fuel daily and is currently purchasing most of its diesel fuel requirements from Kellerstraus and Flying J. Management anticipates that with a new cement plant coming on line, Geneva Rock will not experience any significant shortages in cement products. Although the Wasatch Front region has a limited number of suppliers of asphalt oil, management believes that the


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
supply is sufficient to meet the needs of Geneva Rock. Management also believes that the supply of diesel fuel in the region is sufficient to meet the needs of Geneva Rock.

SOUTHERN DIVISION

         J & J has various leases for sand and gravel in St. George and Cedar City, Utah. For a description of these and other J & J properties, see "Geneva Rock--Properties--Southern Division" below. J & J also has many suppliers of its building and hardware products. J & J belongs to a buying cooperative named TrueServe. Much of J & J's lumber products are purchased direct. Georgia Pacific is one of J & J's largest suppliers of lumber. Cement products are purchased from Ashgrove, Holnam, and Southdown. Management believes that because of the availability of a large number of suppliers, J & J will not experience any significant shortages in raw materials or goods.

COMPETITION

NORTHERN DIVISION

         Geneva Rock has a number of competitors in Northern Utah, some of which are larger and have greater financial resources. Management believes that with an increasing number of new competitors entering the construction business and the increase in the capabilities of existing competitors that have been sold to larger firms, the opportunities for business and expansion will be more limited than they have been in the last five years. Geneva Rock's primary ready-mix concrete competitors currently include Westroc, Metro, Parsons, Monroc, CPC, Valley Materials, Valley Ready Mix, Alta View/All American, and Fife Rock Products. Construction, sand and gravel competitors include Valley Asphalt, Staker Paving, Savage Asphalt, Miller Paving, Gibbons & Reed, Parsons, Harper Excavating, Western Quality Concrete, H.E. Davis & Sons, and a number of smaller competitors.

         Competition is based on price, product quality and service, and availability. Geneva Rock management believes that Geneva Rock is well positioned to compete with its competitors because it has high-quality products and services and key strategic locations of its operations.

SOUTHERN DIVISION

         J & J's primary competitors for building materials include Anderson Lumber, Burton Lumber, which concentrates on catering to the needs of contractors, and a number of smaller competitors in the St. George area. J & J has the only concrete block plant in the St. George area, and its primary competitors for concrete block products are producers in Las Vegas, Nevada and Southern California that ship into Southern Utah. J & J's primary competitors in the sand, gravel, and ready-mix concrete business are Western Rock and, to a lesser extent, Interstate Rock. Prices in this business are very competitive. Competition is based on prices, product quality, service and availability.

SEASONALITY OF BUSINESS

NORTHERN DIVISION

         The business of Geneva Rock in Northern Utah is seasonal, slowing during December through February due to the winter weather. Geneva Rock typically lays off a number of employees during this slow period (depending on the severity of the weather), and/or as workload varies. During this period, the ready-mix concrete and aggregate businesses continue to operate, but on a scaled back basis. Geneva Rock's road construction business almost totally shuts down during December, January, and February because its work consists largely of asphalt paving which cannot be performed in the cold winter months.

SOUTHERN DIVISION

         Southern Utah experiences two different seasonal weather conditions. In St. George, Utah and Mesquite, Nevada, work can be performed year round because the winters generally are mild. The summer months, however,


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
are extremely hot which results in a slight slowdown in business since concrete is harder to finish in extreme heat and many residents go on vacations during this time. Cedar City, Utah has a climate similar to Northern Utah and must deal with similar cold winter weather as the Northern Utah division.

REGULATION

         Geneva Rock and J & J's operations are subject to a variety of federal, state, and local laws and regulations, including environmental regulations. Geneva Rock is continually upgrading its facilities in an effort to ensure compliance with these regulations. Management believes that Geneva Rock and J & J are in substantial compliance with all applicable government regulations and have all material licenses, permits, and approvals from local, state and federal governing bodies which are required to mine sand and gravel and to conduct business at Geneva Rock's various locations.

EMPLOYEES

NORTHERN DIVISION

         As of December 31, 1997, Geneva Rock's Northern Utah division had approximately 700 employees, 55 of which were salaried employees and the remainder of which were hourly employees. Geneva Rock has bargaining agreements with the Operating Engineers Union and the Teamsters Union. Approximately 250 employees belong to the Operating Engineers Union, 275 belong to the Teamsters Union and 175 are non-bargaining employees. The two union groups have benefit programs that are funded by Geneva Rock. Benefit programs for the non-bargaining unit employees are sponsored by Geneva Rock and, in the case of the health insurance and retirement plans, are part of a combined plan with other Clyde affiliated companies. Because of the seasonal nature of Geneva Rock's Northern Utah business, an average of approximately 50% of its employees are laid off during the winter months. Geneva Rock also experiences a turnover of about 10-15% of its employees each year. Geneva Rock believes that its employee relations are satisfactory.

SOUTHERN DIVISION

         As of December 31, 1997, J & J had approximately 200 employees, 36 of which were salaried employees and the remainder of which were hourly employees. J & J has no affiliation with any labor unions. J & J experiences a turnover of about 5-10% of it's employees each year. J & J experiences less turnover than Geneva Rock in Northern Utah because of the limited amount of good paying jobs in J & J's market area in Southern Utah. Geneva Rock believes that its employee relations are satisfactory.

CUSTOMERS

         Geneva Rock and J & J have a customer base of approximately 5,000 customers. There are a few key customers that do a large volume of business with Geneva Rock each year, but none that account for more than 10% of the business of Geneva Rock. UDOT has consistently been Geneva Rock's largest customer. UDOT's projects are typically awarded to the low bid. Most other customers are either cities or private construction companies.

PROPERTIES

NORTHERN DIVISION

         Geneva Rock has a number of operating facilities and sand and gravel pits throughout Northern Utah, including sand and gravel pits in Mapleton, Provo Canyon, Cedar Hills, Draper, Bluffdale, West Valley, Morgan and South Weber. Geneva Rock has concrete plants in Ogden, Layton, Salt Lake City, South Salt Lake, West Valley, Sandy, Draper, Orem, Park City and Helper. Geneva Rock also has two asphalt plants, one at Geneva Rock's gravel pit in Draper at the Point of the Mountain and the other in Orem, Utah. Geneva Rock's corporate offices and Construction Division headquarters are located in Orem, Utah. The Ready Mix Concrete headquarters is located in Murray, Utah and the Gravel and Asphalt Materials Division is in Draper, Utah. Geneva Rock also has


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
offices in Layton, West Valley, Park City and Helper, Utah. The following is a description of Geneva Rock's primary properties in Northern Utah.

         OREM. Geneva Rock's Orem property is the original and present location of Geneva Rock's corporate office where all accounting functions take place. It is also the headquarters for Geneva Rock's Construction Division. The property is situated on 38 acres of industrial property which is owned by Geneva Rock. The site also has a 300 ton- per-hour asphalt plant, 200 yard-per-hour pre-mix concrete plant, nine bay shop with paint room and three bay weld shop. The site is located in the heart of the Utah County, which currently has a population of over 300,000. This area has experienced significant growth recently, especially in the high tech industry. Major employers in the area include Brigham Young University, Utah Valley State College, Geneva Steel, Novell and Nuskin International.

         DRAPER AND BLUFFDALE (POINT OF THE MOUNTAIN). These locations service both Utah and Salt Lake Counties, Utah's two most populous counties, and are Geneva Rock's two most important gravel pits. The pit in Bluffdale is leased by Geneva Rock and contains a gravel washing operation and other miscellaneous screening plants. The pit is a major source for sand throughout the area. See "Geneva Rock--Future Land Development" for more information regarding the Bluffdale pit. The Draper pit is owned by Geneva Rock and contains a washing operation, road base and asphalt plant material crushing plant, dry mix concrete batch plant, and 500 ton-per-hour state-of-the-art asphalt plant. Geneva Rock has also just completed a new combination shop/office at the Draper site. This will be the new headquarters for Geneva Rock's Gravel and Asphalt Materials Division. This shop/office facility, with 10 bays, will be Geneva Rock's largest and will be used to service crushing equipment, large front end loaders and trucks.

         SANDY. This location is owned by Geneva Rock and contains a pre-mix concrete batch plant and small shop located at the south end of the Salt Lake Valley, which is currently undergoing a major commercial expansion. The city of Sandy, however, has restricted this site's operating hours.

         MURRAY. In 1997, Geneva Rock purchased a 25,000 square foot office building in Murray, Utah. One-fourth of the building is currently being used as Geneva Rock's Salt Lake Sales and Dispatch Office and the remaining space is being leased to other tenants, including Beehive Insurance. The office, which is situated at the center of the Salt Lake Valley, is in an excellent location to conduct business and is the headquarters for Geneva Rock's Ready-Mix Concrete Division.

         WEST VALLEY CITY. Geneva Rock has three gravel pits with gravel crushers in West Valley City. The Pioneer property is leased from West Valley City with two years remaining on the lease. Geneva Rock owns the 150 acre West Valley Pit and leases the Bacchus property adjacent to the West Valley Pit from the Property Reserve, Inc. These sites are critical sources of material to service the west side of the Salt Lake Valley including Kennecott. Geneva Rock also has a dry mix concrete batch plant at the West Valley Pit.

         SOUTH SALT LAKE. This property is owned by Geneva Rock, is Geneva Rock's first location in the Salt Lake Valley and is located in the middle of the valley. The site contains a premix concrete batch plant and 8 bay truck shop. This plant is strategically located to service any location throughout the Salt Lake Valley.

         DOWNTOWN SALT LAKE CITY. This location is owned by Geneva Rock and contains a premix concrete batch plant and a small truck shop. This plant is being upgraded to be able to batch 1200 to 1400 cubic yards of concrete without any aggregate being hauled during daylight hours. It is located in the downtown area and is key to supplying some of the largest projects in the area.

         LAYTON. This location is owned by Geneva Rock and includes a sales office, premix concrete batch plant and small truck shop. The office services the Davis and Weber County areas.

         PARK CITY. This location is owned by Geneva Rock and includes a sales office, small batch plant and small shop to service the Park City area, a high growth resort area located approximately 30 miles from Salt Lake City.


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
         PRICE. This location is owned by Geneva Rock and includes a sales office and small dry-mix concrete batch plant to service the Carbon and Emery County area. This site is situated approximately 90 miles from the corporate office in Orem and services the low production levels required by surrounding rural communities.

SOUTHERN DIVISION

         ST. GEORGE STORE. This store is leased from the prior owners of J & J under a 5 year lease with four 5 year options to renew. The store contains J & J's corporate offices, a hardware store built in 1995 and a lumber yard. It is located one block away from one of St. George's primary streets, St. George Boulevard. This has been the original location of J & J for nearly fifty years.

         ST. GEORGE CONCRETE PLANT. This plant, located on Bluff Street in the center of town, is a leased property comprising a small shop and a dry-mix concrete batch plant. Aggregates from J & J's gravel pit must be hauled through town to this location. J & J is considering a move of the concrete plant to the gravel pit. This will save J & J transportation costs and the $180,000 annual lease currently paid for the St. George plant.

         ST. GEORGE CONCRETE BLOCK PLANT. The block plant is owned by J & J and is located in the Bloomington Hills area of St George. This location has two block plants: a plant built in 1987 and a new state of the art plant built in 1996. The older plant employs a 3 block machine, while the new plant employs a 5 block machine. The location also includes a masonry store and a sales office.

         FORT PIERCE GRAVEL PITS. The Fort Pierce gravel pits are located near the St. George block plant. J & J is leasing one of the two pits for a term of 25 years and the other gravel pit from the State of Utah for a 5 year term which began in September 1996. These pits are the two main sources of gravel in the area. Management believes that these pits hold an adequate supply of gravel to meet J & J's needs for the next twenty years.

         MESQUITE, NEVADA. This location is owned by J & J and includes a small concrete dry batch plant with a small gravel reserve. The property is surrounded by a large tract of BLM property that could be a good source for future gravel reserves, provided that the necessary permits could be obtained. There can be no assurance, however, that such permits can be obtained.

         CEDAR CITY, UTAH. There are two sites in Cedar City. One site includes a small 6,000 square foot store, which is leased by J & J and stocks building and masonry products, and the second site, which is owned by J & J, includes a ready-mix concrete plant and a gravel pit. The second site has approximately 60 acres held in reserve for future gravel production. Although Cedar City is currently a small community of approximately 20,000 people, it has recently experienced strong growth.

FUTURE LAND DEVELOPMENT

         One of Geneva Rock's most important land development needs is the acquisition of future gravel reserves. The Davis and Weber County areas have relatively few gravel reserves compared to other areas. Geneva Rock's current reserves in the Davis and Weber County areas are expected to last approximately ten years based on current requirements. Geneva Rock intends to seek the purchase or lease of additional gravel reserves in this area. Geneva Rock believes its reserves in Salt Lake and Utah Counties and the St. George, Utah area will last at least twenty years based on current requirements.

         Geneva Rock leases the pit in Bluffdale from Mt. Jordan Limited Partnership, a Utah limited partnership. Geneva Rock is a general and limited partner in Mt. Jordan Limited Partnership, owning approximately 15.2% of Mt. Jordan Limited Partnership. Geneva Rock is presently negotiating with Mt. Jordan Limited Partnership to acquire the Bluffdale pit and surrounding property. Although Geneva Rock is hopeful that Mt. Jordan Limited Partnership and Geneva Rock will be successful in negotiating mutually agreeable terms for Geneva Rock's acquisition of the Bluffdale pit, there can be no assurance that this will occur.

TRADE NAMES

         Geneva Rock uses the "Geneva Rock Products" and "Red Rock Construction" names as service marks in connection with its business operations. J & J uses the "J & J Building Supply" name as a service mark in connection with its business operations.

BACKLOG

         Neither Geneva Rock nor J & J has a significant backlog of projects. Most projects are completed in the year they are begun. Geneva Rock's Ready-Mix Concrete Division, however, will start two large projects in 1998 that will extend into 1999. The first project is for the supply of about 100,000 cubic yards of concrete to the new Little America Grand Hotel in downtown Salt Lake City, and the other project is for the supply of about 150,000 cubic yards of concrete to Wasatch Constructors over the next four years in connection with the I-15 freeway reconstruction. All other Geneva Rock projects were substantially completed in 1997.

LEGAL PROCEEDINGS

         There are no material pending legal proceedings to which Geneva Rock is a party. From time to time, Geneva Rock is involved in ordinary, routine legal proceedings which are incidental to its business, but which do not have a material adverse impact on its business or operations.

MARKET PRICE OF AND DIVIDENDS ON GENEVA ROCK COMMON STOCK

         There is no public trading market for Geneva Rock Common Stock. The approximate number of Geneva Rock shareholders of record as of the Record Date was 81.

         In 1996, Geneva Rock paid cash dividends of $30.00 per share of Geneva Rock Common Stock to shareholders. In 1997, Geneva Rock paid cash dividends of $30.00 per share of Geneva Rock Common Stock to shareholders. After the Merger, dividends will be paid by CCI in such amounts and at such times as the CCI Board of Directors deems to be appropriate based on the results of operations, financial condition and liquidity needs of CCI. The amount, type and frequency of dividends paid by CCI to its shareholders after the Merger will not be equivalent to the amount, type and frequency of dividends paid by Geneva Rock prior to the Merger. See "Summary--Selected Financial Information--Comparative Per Share Data".

GENEVA ROCK MANAGEMENT

DIRECTORS

         The names and ages of Geneva Rock's Directors are currently as follows:

                                                                                DIRECTOR
NAME                                  AGE   POSITION(S) WITH GENEVA ROCK        SINCE
----                                  ---   ----------------------------        -----
William R. Clyde....................  79    Director, Secretary                 1954
Norman D. Clyde.....................  67    Director                            1959
Richard C. Clyde....................  62    Director                            1971
Paul B. Clyde.......................  56    Director                            1971

Wilford W. Clyde....................   45    Director, President                             1978
Albert T. Schellenberg..............   51    Director, Vice President                        1984
John R. Young.......................   55    Director, Concrete Division Manager             1987
A. Ray Gammell......................   39    Director, Equipment and Facilities Manager      1987

         For a description of the business backgrounds of Richard C. Clyde, Paul
B. Clyde, and William R. Clyde, see "Clyde Companies, Inc.--CCI Management Prior to Consummation of the Merger," of Wilford W. Clyde, see "Clyde Companies, Inc.--CCI Management Upon Consummation of the Merger," and of Norman D. Clyde, see "Clyde--Clyde Management."

         Albert T. Schellenberg has been a Director since 1984. He has also been Vice President since 1988, with responsibility for construction, human resources, property management, safety, and assisting the President where needed. Mr. Schellenberg is professional engineer and has worked at Geneva Rock as project manager, construction division manager, assistant secretary/treasurer, and now as vice president. He has been involved with road construction and design for 25 years, with previous employment at Kennecott Copper Mine in Utah. Mr. Schellenberg has also served on the Board of Directors of J & J since 1997.

         John R. Young has been a Director since 1987. He has also been the Concrete Division Manager for Geneva Rock since 1973. He has worked at Geneva Rock for over 30 years in the concrete sales and production area. He has been a salesman, plant manager and now division manager.

         A. Ray Gammell has been a Director since 1987. He has been the Equipment and Facilities Manager for Geneva Rock since 1985. He has worked at Geneva Rock for 17 years in the equipment and asphalt construction divisions. He is currently responsible for all ordering, repair and implementation of all equipment at Geneva Rock. Mr. Gammell has also served on the Board of Directors of J & J since 1996, on the Board of Directors of Utah Service since 1995 and as the Vice President of Utah Service since 1997. A. Ray Gammell is the son of Louise C. Gammell, who is currently the Secretary and Treasurer of CCI, a Director of CCI and Utah Service; and the brother of B. Clyde Gammell, who is currently the Vice President and a Director of Beehive Insurance.

         Members of the Board of Directors of J & J includes Wilford W. Clyde, Albert T. Schellenberg, William R. Clyde, Richard C. Clyde, Paul B. Clyde, Norman D. Clyde, A. Ray Gammell and David O. Cook. For a description of the business background of David O. Cook, see "Utah Service--Utah Service Management" below.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

         The names, ages and positions of Geneva Rock's executive officers and significant employees are currently as follows:

NAME                                                AGE      CURRENT POSITION(S)                           SINCE
----                                                ---      WITH GENEVA ROCK                              -----
                                                             ----------------
Wilford W. Clyde..................................  45    President                                         1988
Albert T. Schellenberg............................  51    Vice President                                    1988
William R. Clyde..................................  79    Secretary                                         1969
Don C. McGee......................................  44    Assistant Secretary, Treasurer                    1988
John R. Young.....................................  55    Concrete Division Manager                         1983
A. Ray Gammell....................................  39    Equipment and Facilities Division Manager         1983

         For a description of the business backgrounds of Wilford W. Clyde, see "Clyde Companies, Inc.--CCI Management Upon Consummation of the Merger," of William R. Clyde, see "Clyde Companies, Inc.--CCI Management Prior to Consummation of the Merger," and of Albert T. Schellenberg, John R. Young and A. Ray Gammell, see "Geneva Rock--Geneva Rock Management--Directors".

         Don C. McGee has served as Assistant Secretary and Treasurer of Geneva Rock since 1988, with responsibility for all of the accounting functions and tax reporting requirements. Don has a B.S. in accounting and has been employed as Credit Manager, Accounting Manager, Controller and currently is Assistant Secretary and Treasurer. He has been involved with accounting for 20 years with previous employment at Exxon Oil Company as an internal auditor from 1976 to 1979. Mr. McGee has also served as Secretary and Treasurer of J & J since 1996.

COMMITTEES OF GENEVA ROCK BOARD

         The Board of Directors of Geneva Rock does not have any committee and no plans to establish any committee.

ATTENDANCE AT GENEVA ROCK BOARD MEETINGS

         The Board of Directors met three times in 1997, and no Director attended fewer than 75% of these meetings, except Norman Clyde who is currently on a leave of absence for church service for a period of approximately three years.

COMPENSATION OF DIRECTORS OF GENEVA ROCK

         Directors that are not full time employees of Geneva Rock received $1,500 in 1995, 1996, and 1997 for serving on the Geneva Rock Board of Directors. Members of the Board of Directors that were full time employees (i.e., Wilford W. Clyde, Albert T. Schellenberg, John R. Young and A. Ray Gammell) received no compensation for serving as Directors.

PRINCIPAL SHAREHOLDERS OF GENEVA ROCK

         The following table sets forth certain information regarding the beneficial ownership of Geneva Rock Common Stock as of the Record Date as to (i) each person who is known by Geneva Rock to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each Director of Geneva Rock, (iii) each executive officer and (iv) all Directors and executive officers as a group. Except as otherwise noted, Geneva Rock believes the persons listed below have sole investment and voting power with respect to the Geneva Rock Common Stock that they are deemed to beneficially own.

                                                                         COMMON STOCK
                                                                         ------------
                                                                      SHARES      APPROXIMATE
                                                                BENEFICIALLY       PERCENTAGE
                                                                    OWNED(1)         OWNED(1)
                                                                    --------         --------
Paul B. Clyde (2) ............................................        12,831           58.85%
3308 N 350 E
Provo, Utah 84601

Richard C. Clyde(3) ..........................................        12,366           56.72%
776 South 600 West
Orem, Utah 84057

William R. Clyde(4) ..........................................        12,335           56.58%
2000 Canyon Road
Springville, Utah 84663

David E. and Carol C. Salisbury(5) ...........................        12,308           56.45%
1423 Devonshire Drive
Salt Lake City, UT ...........................................                         84108

Norman D. Clyde(6) ...........................................         8,535           39.15%
3223 Apache Lane

Provo, Utah 84604

Wilford W. Clyde(7) ..........................................         7,804           35.79%
1324 E 950 S
Springville, Utah 84663

Steven L. Clyde(8) ...........................................         7,768           35.63%
8604 South Woodland Hills Drive
Spanish Fork, UT 84660

W.W. Clyde & Co. .............................................         7,581           34.77%
P. O. Box 350
Springville, Utah 84663

Jeffrey R. Clyde(9) ..........................................         7,581           34.77%
4753 West Wasatch
Highland, UT 84003

Ila C. Cook(10) ..............................................         4,727           21.68%
2711 Sherwood Dr.
Salt Lake City, UT 84108

Louise C. Gammell(11) ........................................         4,726           21.68%
1100 E. 400 S
Springville, UT 84663

Clyde Companies, Inc. ........................................         4,725           21.67%
1423 Devonshire Drive
Salt Lake City, Utah 84108

Albert T. Schellenberg .......................................            10               *
11089 N 5020 W
Highland, Utah 84003

John R. Young ................................................            10               *
1404 Cherry Canyon Way
Draper, Utah 84020

A. Ray Gammell ...............................................             1               *
1294 N 1000 W
Mapleton, Utah 84663

All Directors and Executive Officers as a group (8 people)(12)        14,118           64.76%

-----------------------------------------------------------

* Less than 1%.

     (1) Applicable percentage of ownership is based on 21,802 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to such shares.

     (2) Includes 143 shares owned directly by Paul B. Clyde, 37 shares owned jointly by Paul B. and Jeanette Clyde (husband and wife), 7,581 shares owned by Clyde, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director and Vice President of Clyde, and 4,725 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director of CCI.

     (3) Includes 60 shares owned directly by Richard C. Clyde, 7,581 shares owned by Clyde, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director, President and General Manager of Clyde, and 4,725 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director of CCI.

     (4) Includes 26 shares owned indirectly by William R. Clyde through the William R. Clyde Trust, 3 shares owned indirectly by Mr. Clyde through the Reklaw & Co. Trust, 7,581 shares owned by Clyde, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director of Clyde, and 4,725 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director of CCI.

     (5) David E. and Carol C. Salisbury (husband and wife) may be deemed to be the beneficial owners of two shares owned directly by Carol C. Salisbury, all of the 7,581 shares owned by Clyde as a result of Mr. Salisbury's position as a Director of Clyde and all of the 4,725 shares owned by CCI as a result of Ms.
     Salisbury's position as President and Director of CCI.

     (6) Includes 304 shares owned directly by Norman D. Clyde, 650 shares owned jointly by Norman D. and Phyllis Clyde (husband and wife) and 7,581 shares owned by Clyde, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director of Clyde.

     (7) Includes 186 shares owned directly by Wilford W. Clyde, 37 shares owned jointly by Wilford W. and Natalie Clyde (husband and wife) and 7,581 shares owned by Clyde, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director of Clyde.

     (8) Includes 187 shares owned directly by Steven L. Clyde and 7,581 shares owned by Clyde, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director of Clyde.

     (9) Jeffrey R. Clyde may be deemed to be the beneficial owners of all of the 7,581 shares owned by Clyde as a result of his position as a Director of Clyde. Mr. Clyde does not own any shares of Geneva Rock Common Stock directly.

     (10) Includes two shares owned directly by Ila C. Cook and 4,725 shares owned by CCI, which shares Ms. Cook may be deemed to beneficially own as a result of her position as Vice President and Director of CCI.

     (11) Includes one share owned directly by Louise C. Gammell and 4,725 shares owned by CCI, which shares Ms. Gammell may be deemed to beneficially own as a result of her position as Secretary, Treasurer and Director of CCI.

     (12) In computing the aggregate number of shares owned by officers and Directors as a group, the shares owned by CCI and Clyde, which shares certain of the officers and Directors may be deemed to beneficially own, are counted only once.

SELECTED FINANCIAL INFORMATION FOR GENEVA ROCK

         The following selected statement of earnings and balance sheet data as of and for the year ended December 31, 1997 are derived from the financial statements of Geneva Rock which have been audited by Grant Thornton. The selected statement of earnings and balance sheet data as of and for each of the periods in the four year period ended December 31, 1996 are derived from the financial statements of Geneva Rock which have been audited by Squire. The financial data for Geneva Rock should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Geneva Rock" included elsewhere herein.


                                                                     Year ended December 31,
                                             ----------------------------------------------------------------------
                                               1997            1996            1995            1994           1993
                                             --------        --------        --------        -------        -------
                                                              (in thousands, except per share data)
Statement of earnings data:

    Net sales and contract
    income                                   $131,107        $116,349        $100,422        $80,526        $70,556
    Cost of sales and contracts               112,461          98,908          80,811         65,205         58,133
    General and administrative                  6,199           4,979           3,173          2,655          2,905
                                             --------        --------        --------        -------        -------

    Operating income                           12,447          12,462          16,438         12,666          9,518

    Other income (expense), net                   734             781             918          1,201            430
    Income taxes                                4,959           4,809           6,378          5,062          3,321
                                             --------        --------        --------        -------        -------

    Net earnings                             $  8,222        $  8,434        $ 10,978        $ 8,805        $ 6,627
                                             ========        ========        ========        =======        =======

    Earnings per common share - basic          377.10        $ 386.85        $ 503.54        $403.85        $304.01

    Weighted average shares
     outstanding                               21,802          21,802          21,802         21,802         21,802

Balance sheet data:

    Current assets                             39,553        $ 35,240        $ 31,230        $25,373        $19,346
    Current liabilities                         8,869           8,036           5,289          4,307          3,964
    Total assets                               82,247          74,848          56,702         45,294         35,919
    Total liabilities                          17,501          17,669           7,303          6,219          5,060
    Stockholders' equity                       64,746          57,179          49,399         39,075         30,859
    Dividends per common share                  30.00           30.00           30.00          27.00          22.00

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GENEVA ROCK

FORWARD-LOOKING STATEMENTS

         Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations of Geneva Rock and other sections of this Proxy Statement/Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Constituent Corporations to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among other things, the following: (1) expected cost savings from the Merger may not be realized; (2) costs or difficulties related to the integration of the businesses of Clyde, Geneva Rock, Utah Service and Beehive Insurance may be greater than expected; (3) an increase of competitive pressure in the industries of Clyde, Geneva Rock, Utah Service and Beehive Insurance may adversely affect the businesses of those companies; and (4) general economic conditions, either nationally or in the states in which Clyde, Geneva Rock, Utah Service and Beehive Insurance do business, may be less favorable than expected. CCI disclaims any obligation to update such factors or to publicly announce the result of any revisions to any forward-looking statements included or incorporated by reference herein to reflect future events or developments.

RESULTS OF OPERATIONS

         The following discussions should be read in conjunction with the financial statements and related notes of Geneva Rock included elsewhere in this Proxy Statement/Prospectus.

         YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR  ENDED DECEMBER 31, 1996

         Net sales and contract income increased to $131,106,945 for the year ended December 31, 1997, which represented a 12.7% increase over net sales and contract income of $116,348,692 for the year ended December 31, 1996. This increase was primarily due to the acquisition of J & J on June 28, 1996 resulting in only six months of comparable sales figures for 1996 compared to twelve months in 1997. However, net earnings decreased by $212,372 or 2.5% primarily due to losses experienced by J & J because of lower prices and increased competition in Southern Utah.


         General and administrative expenses increased to $6,199,242 for the year ended December 31, 1997 as compared to $4,979,299 for the year ended December 31, 1996. Part of this increase in general and administrative expenses was due to the acquisition of J & J on June 28, 1996, resulting in the incurrence of only six months of general and administrative expenses of J & J during 1996 compared to a full year of such expenses in 1997. In addition, the general and administrative expenses of Geneva Rock itself (not including J & J) increased due to the hiring of more professional employees to handle an increased amount of work and substantially increased costs for computer support and services, legal and auditing services, and insurance and taxes. These areas increased because of management's direction to prepare for future competition and to maintain and expand current market share. While J & J operated at a loss for 1997, management believes that changes made in late 1997, including changes in the local management of J & J and changes in production, will result in improvements in operating performance for J & J in 1998. However, there can be no assurance that J & J's operating performance will improve.


         Accounts receivable for the year ended December 31, 1997 were $23,540,072 compared to $18,545,642 as of December 31, 1996. Most of the increase in accounts receivable is attributable to the fact that the last quarter of 1997 was much warmer and dryer than the comparable period in 1996 and Geneva Rock was able to continue working later in the year in 1997 as compared to 1996. Buildings owned by Geneva Rock increased in 1997 to $5,724,854 from $2,623,128 in 1996 primarily because of the $1,300,000 purchase of a building located in Murray, Utah, the construction of a building costing approximately $1,400,000 at Point of the Mountain, Utah, and additions to a building costing approximately $250,000 in Orem, Utah. Machinery and equipment increased to $26,080,727 in 1997 from $23,031,549 in 1996 as a result of purchases of additional machinery and equipment. Transportation equipment increased in 1997 to $22,119,671 from $20,382,107 in 1996 as a result of purchases of additional transportation equipment.

         YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

         Net sales and contract income for the year ended December 31, 1996 totaled $116,348,692, which represented a 15.9% increase from $100,422,149 in sales for the year ended December 31, 1995. Sales increased 10.9% primarily because of Geneva Rock's acquisition of J & J. The remaining 5% increase in sales was attributable to the strong construction market in Utah.

         Net earnings for 1996 were $8,433,996 compared with net earnings of $10,978,104 for 1995, a 23.2% decrease. This decline in net earnings was attributable primarily to lower gross profit margins. The lower gross profit margin for 1996 stemmed from increased competition in the Utah market resulting in static pricing or, in some instances, lower pricing of Geneva Rock's products. 1995 was a year with a long autumn of fair weather which made it possible to continue construction work later in the year and contributed to increased net earnings. In contrast, construction work ceased earlier in the year during 1996 which contributed to a decrease in net earnings as compared to 1995. Additionally, the cost of producing Geneva Rock's products (i.e., labor costs, equipment costs, and the cost of raw materials) saw significant increases in 1996. Also contributing to the reduction in net income in 1996 were losses attributable to Geneva Rock's investment in J & J, which has not realized a profit because of the construction slowdown in the St. George, Utah, Cedar City, Utah and Mesquite, Nevada areas and the revaluing of J & J's assets which increased the amount of depreciation. General and administrative expenses for 1996 increased to $4,979,299 from $3,172,944 in 1995. Increased cost of producing products and increased overhead resulted from increased sales volumes in 1995 and 1996 which created the need for more equipment and personnel to service the increasing sales. Total other income for the year ended 1996 declined by $136,502 from 1995. This decrease in other income resulted primarily from Geneva Rock's investment of approximately $12,700,000 to form J & J. Geneva Rock's investment in J & J was comprised of $6,000,000 cash and a promissory note payable to Jenning's Management, Inc. in the amount of $6,700,000. If the $6,000,000 cash component of the investment in J & J had been invested in certificates of deposit or other cash equivalents, it would have generated other income. Also, interest was accrued and expensed on the promissory note given to Jennings Management, Inc. in partial payment of the purchase price for the J & J assets.

         OTHER INCOME

         Geneva Rock's other income account is comprised of income received from sources other than the sale of Geneva Rock's standard products. The most significant components of other income are: (i) distributions of partnership income to Geneva Rock as a partner in Mt. Jordan Limited Partners; (ii) proceeds from the sale of equipment in excess of book value; (iii) interest income (net of interest expense and bank charges); (iv) sign rental income; (v) payments received by Geneva Rock in consideration for a covenant not to compete granted in connection with the sale of Geneva Rock's Tooele County facility; and (vi) proceeds from the sale of scrap materials. Other income for the year ended December 31, 1997 was $733,855 as compared to $781,270 for the year ended December 31, 1996 and $917,772 for the year ended December 31, 1995. The decline in other income for the year ended December 31, 1997 from the year ended December 31, 1995 resulted primarily from an increase in interest expense during 1996 and 1997 prompted by Geneva Rock's capital expenditures in the formation and capitalization of J & J.

LIQUIDITY AND CAPITAL RESOURCES

         Geneva Rock's primary sources of liquidity have been funds generated by operations. Net cash provided by operating activities was approximately

$11,856,924, $12,774,190 and $12,673,418 during 1997, 1996 and 1995, respectively. The cash position of Geneva Rock dropped to a December 31, 1997 balance of $7,204,539 from a December 31, 1996 balance of $7,752,630. This reduction of cash assets of Geneva Rock, notwithstanding net earnings in 1997 of $8,221,624, resulted from normal operating expenditures and an increase in accounts receivable due to the longer construction period resulting from favorable weather in November and December of 1997 and the first annual payment on the note to Jennings Management, Inc. The decrease in notes payable to $5,486,329 in 1997 from $7,496,531 in 1996 is in large part due to the annual installment payment in the amount of $1,297,908 made during 1997 on the promissory note from Geneva Rock payable to Jennings Management, Inc. as described above.

         The cash held by Geneva Rock decreased to a December 31, 1996 balance of $7,752,630 from a December 31, 1995 balance of $11,924,153. This reduction of cash assets of Geneva Rock, notwithstanding net earnings in 1996 of $8,433,996, resulted from a cash contribution for the stock of J & J in the amount of $12,130,000. Non-cash current assets increased from 1995 to 1996 by the amount of $8,180,909. Geneva Rock has historically had little or no long term debt. In connection with J & J's acquisition of assets from J & J Mill and Lumber Company (now known as Jennings Management, Inc.); however, Geneva Rock incurred debt of $6,700,000. This debt, evidenced by a promissory note in the original principal amount of $6,700,000, is payable with interest at the rate of 8 1/4% per annum in seven consecutive equal annual payments of $1,297,908.

         In addition to substantial cash assets on December 31, 1997 and December 31, 1996, Geneva Rock has established a line of credit with First Security Bank of Utah, N.A. Geneva Rock's unsecured line of credit with First Security was $1,000,000 in 1996 and was increased to $2,000,000 for the year 1997. J & J's unsecured line of credit with First Security was $1,000,000 in 1996 and was increased to $1,500,000 for the year 1997. As of December 31, 1997, Geneva Rock had not drawn on its line of credit, but J & J had drawn $1,000,000 on its line of credit. Geneva Rock has also extended a line of credit to J & J of $1,500,000 of which J & J has used $1,000,000.

         Management of Geneva Rock has determined that to maintain and increase market share Geneva Rock needs to continually modernize and update its fleet and equipment. Geneva Rock intends to purchase and/or lease equipment that will be delivered in the first two quarters of 1998 in a total amount of $11,290,000, and Geneva Rock had placed firm orders for $5,280,000 as of December 31, 1997. Management of Geneva Rock believes that the Company's current cash reserves and future sales revenues will be adequate to service Geneva Rock's commitments for the purchase and lease payments to be made on this equipment, without impairing Geneva Rock's liquidity requirements.

INFLATION

         Inflation in the U.S. economy has been relatively moderate during the last few years. Price increases for labor and materials kept pace with inflation for 1995. In 1996, although price increases were introduced, increased competition in the Utah market from outside vendors precluded Geneva Rock from passing on to its customers all increases in the cost of producing its products. Geneva Rock expects that inflation will affect the cost of wages and materials to Geneva Rock in 1998 and that the current competitive circumstance of the Utah market will preclude Geneva Rock from passing all of such increases on to its customers. This circumstance may result in lower profit margins for Geneva Rock in 1998.

SEASONALITY

         Because of the location of Geneva Rock's operations primarily in central and northern Utah, Geneva Rock experiences significantly lower sales during the winter months due to adverse weather conditions. Historically, the months of November through March have shown losses for Geneva Rock, with Geneva Rock's profitable months being April through October. Geneva Rock has historically dealt well with these seasonal variations in sales and has established adequate reserves to address the liquidity requirements of Geneva Rock in the winter months. Also, the acquisition of J & J in southern Utah may reduce the losses historically experienced in the winter months, although it will not eliminate losses in the winter months.

THE YEAR 2000 ISSUE

         Geneva Rock utilizes computer hardware and software in its operations. Certain computer applications could fail or create erroneous results due to the upcoming change in the century (the "Year 2000 Issue"). In December of 1997, Geneva Rock purchased and began to install new computer hardware and software to address the Year 2000 Issue. The software was purchased from Dexter and Chaney of Seattle, Washington, and carries assurances that the software will not fail or cause erroneous results due to the Year 2000 Issue. Geneva Rock anticipates, however, that it will incur expenses of approximately $300,000 over the next two years to upgrade certain proprietary software developed for Geneva Rock. Geneva Rock does not expect that its expenditures related to the Year 2000 Issue will have a material adverse effect on the results of operations or financial condition of Geneva Rock.

CERTAIN TRANSACTIONS

         The following is a summary of related party transactions that occurred during the years ended December 31, 1997 and 1996. Geneva Rock provided construction services and materials to Clyde totaling approximately $690,000 and $353,000 for the years ended December 31, 1997 and 1996, respectively. Geneva Rock paid $635,000 and $519,000 for the years ended December 31, 1997 and 1996, respectively, for construction services and materials provided by Clyde, and $610,000 and $638,000 for the years ended December 31, 1997 and 1996, respectively, for construction materials provided by Utah Service. Beehive Insurance received $199,000 and $193,000 in commission revenue for insurance purchased by Geneva Rock in 1997 and 1996, respectively. Geneva Rock also leases part of its office building in Murray, Utah to Beehive Insurance. Transactions with related parties were not effected at below market prices.

                                  UTAH SERVICE

BACKGROUND

        Utah Service was founded in 1937 by W.W. Clyde to service Clyde. Utah Service owns and operates a hardware store and lumber yard and an adjacent gasoline station/convenience store, all located at 400 South Main Street in Springville, Utah. Utah Service's customer base is well diversified, with none of its customers generating more than 10% of total sales. The products and services offered by Utah Service are described below.

PRODUCTS AND SERVICES

BUILDING MATERIALS AND LUMBER

        Utah Service is a retailer of lumber and building materials. Utah Service stocks a wide range of building materials and lumber to provide customers with quality products needed to build, repair or remodel residential or commercial property. Wood products include lumber, plywood, roof trusses, floor trusses, treated lumber, sheathing, wood siding and specialty lumber. Building materials include roofing, vinyl siding, doors, windows, molding, drywall, insulation, cement and nails.

        Utah Service sells its products to general contractors, such as residential and commercial building professionals, repair contractors and remodeling contractors, and to the general public, such as retail customers involved in home improvement and remodeling projects. Utah Service concentrates its efforts on service, product assortment, specialist advice, convenient location, scheduled on time job-site delivery and competitive prices. Utah Service's retail building materials and lumber market is largely confined to the Springville/Mapleton area. Utah Service's customer base is well diversified, with no customers accounting for more than 10% of total sales. Most of Utah Service's advertising is in the form of direct mail and advertisements in the local newspaper. These marketing efforts are generally targeted at the general public which includes individual homeowners, students, and other retail customers.

        Utah Service is formulating plans for moving to a new, fully operational building material and lumber contractor yard by the fall of 1998 on a 7.3 acre site owned by Utah Service and located one-half mile west of Utah Service's current location. The yard will be surfaced and comprised of lumber sheds and a contractor's office. Utah Service estimates that the cost of this new facility will be approximately $825,000.

HARDWARE

        Utah Service is also a retailer in the home improvement industry. Utah Service sells an assortment of building materials, home improvement, lawn and garden supplies, housewares, appliances and seasonal items, such as plumbing, heating, lighting, electrical, hardware, tools and paint. The hardware store stocks approximately 42,000 product items ranging in color and size with a variety of quality and nationally advertised brand names, such as "Ace". Utah Service's retail hardware sales are largely confined to the Springville/Mapleton, Utah area.

        Utah Service plans to open a new full service hardware and garden store at an existing site in Spanish Fork, a city adjacent to Springville, by the fall of 1998. The leased store will be 24,500 square feet and stocked with everything currently sold at the Springville store, other than lumber packages which will be supplied by the Springville store. The location of the new store will help maintain customer satisfaction by reducing delays in shopping, increasing utilization by existing customers and attracting new customers to a more convenient location. The hardware department will also continue to offer a broad assortment of high quality merchandise at competitive prices. Utah Service estimates that the cost of this new facility will be approximately $725,000.

CHEVRON GAS STATION/CONVENIENCE STORE

        Utah Service also owns and operates a Chevron gas station/convenience retail store. The gas station/convenience store sells Chevron gasoline and diesel products exclusively under an independent dealership arrangement with Chevron. The store also offers a wide variety of products, such as milk, ice cream, groceries, beverages, snack foods, candy, deli products, hot dogs, chili, soup, nachos, baked goods, other food items, tobacco products and health and beauty aids. The store also supplies various automotive supplies, such as oil, brake fluid, windshield wipers, fix-a-flat and air fresheners. Utah Service's retail service station/convenience store market is largely confined to the Springville/Mapleton, Utah area.

         Utah Service plans to upgrade and remodel its Chevron gas station/convenience store on its existing location in late 1998 or early 1999 once the lumber yard is moved to its new site. These remodeling plans include modernizing and changing the store's appearance, upgrading the gasoline facilities, increasing the number of gas pumps from 4 to 8 and installing modern environmental protection equipment. Utah Service estimates that the cost of upgrading and remodeling this facility will be approximately $250,000.

AUTOMOTIVE AND INDUSTRIAL SUPPLIES

         Utah Service is also an automotive specialty retailer in the automotive aftermarket. The automotive aftermarket refers to products and services purchased for vehicles after the original sale, such as accessories, maintenance and repairs, replacement parts, including brake shoes, brake pads, belts, hoses, starters, alternators, batteries, shocks, struts, CV boots, carburetors, transmission parts, clutches, electrical components, suspension and engine parts. Other automotive products sold include batteries, oil, antifreeze, brake and power steering fluid, engine additives, wax and protectants, floor mats, seat covers, and more. Utah Service is not in the business of selling tires or performing automotive repairs. Utah Service's retail automotive supply market is largely confined to the automotive repair shops and retail customers in the Springville/Mapleton, Utah area. The department also sells industrial supplies, including crusher bowls, conveyor belting, and fasteners for industrial use.

SUPPLIERS

         Utah Service purchases its products for each department from numerous vendors. The majority of its building materials, lumber, automotive and industrial supplies are purchased directly from manufacturers, while the remaining products are purchased from combination manufacturers/wholesalers. Its main hardware vendor is Ace Hardware. The hardware department purchases approximately 62% of its hardware items from Ace. Utah Service purchase all of its gasoline and diesel products through Chevron's local wholesaler. Convenience store items are purchased through various vendors. Utah Service is not fully dependent on any single vendor and management believes that alternative sources of products and supplies are available for all of its products.

COMPETITION

         Utah Service's business is highly competitive. Utah Service's building materials and lumber business competes primarily with national or regional building centers, warehouses, and home center retailing, such as Anderson Lumber, Burton Lumber and BMC West. Utah Service's hardware business competes primarily with chains of building supply houses, home improvement stores, national hardware stores and warehouse clubs, such as Anderson Lumber, Eagle Hardware and Home Base. Utah Service's gas station/convenience store business currently competes with other convenience stores, large, nationally recognized gas stations, supermarket chains, independent gasoline stations, fast food operations and other similar retail stores. As of December 31, 1997, Springville had seven other gasoline stations and/or convenience stores which competed with Utah Service's Chevron station. Automotive products similar or identical to those sold at the Utah Service store are generally available from a variety of different competitors in and around Springville. Key competitive factors include location, quality service, product selection, pricing, hours of operation, expertise of sales staff and product promotions. Management believes that Utah Service competes favorably on each of these factors.

SEASONALITY OF BUSINESS

         Utah Service's businesses are generally adversely affected by cold weather patterns in the first and fourth quarters when sales tend to decline by approximately 35% to 40% from average annual sales. Hardware sales usually rise, however, during the fourth quarter due to holiday shopping. Utah Service generally experiences higher revenues and profit margins during the warmer months in the second and third quarters. For example, gas sales during this period tend to increase by approximately 25% from average annual sales as a result of an increase in vacation traveling and the use of recreational vehicles, boats, jet skis and motorcycles.

EMPLOYEES

         As of December 31, 1997, Utah Service had a total of 57 employees, 32 which were full time and 25 which were part time. None are unionized. Utah Service considers its employee relations to be satisfactory.

INFORMATION SYSTEMS

         Utah Service employs "point of sale" computer terminals with an electronic bar code scanning system in every department. These systems provide efficient customer check-out, which decreases transaction time, reduces register lines and eliminates the time previously spent on price labeling every item. The systems also provide management with current, valuable sales and marketing information to help in the future planning of each store and monitor inventory levels thereby reducing the frequency of physical inventories to only once or twice a year.

         Utah Service also makes use of the Internet to help expand its business. Utah Service maintains a World Wide Web site at http://www.ACELB.com, which contains valuable product and service information relating to their hardware, lumber and building materials needs. Utah Service also has access to detailed and up-to-date information on Ace through Ace Net.

REGULATION

         Utah Service is subject to a variety of federal, state, and local laws and regulations. Utah Service management believes that Utah Service currently has all licenses, permits and approvals necessary for its current operations and is in substantial compliance with all applicable government regulations.

PROPERTIES

         Utah Service merged with an affiliated company, Utah Valley Industrial Supply, on December 31, 1994. Prior to that date, the two companies operated out of two separate facilities, Utah Service out of a 7,000 square foot building and Utah Valley Industrial Supply out of a 4,000 square foot building, both located where the present facilities are located. The present hardware store facility was completed in April 1995 at a total cost of $825,000 (excluding approximately $148,000 in new equipment purchased to equip the new facility). The facility has a total of 23,500 square feet of space on the main (retail) floor, with an additional 2,000 square feet of corporate office space located on the second floor.

         Utah Service's hardware store, gasoline station/convenience store, and lumber yard are all located on a 2.75 acre parcel of land. In addition to these facilities, Utah Service also owns a 2.67 acre parcel of land located west of Center Street in Springville, which is used by Utah Service primarily for lumber storage. In October 1997, Utah Service sold two retail buildings located on Main Street in Springville to help fund Utah Service's expansion plans. These plans include building a new, fully operational building material and lumber contractor yard on land that it owns in Springville, opening a new full service hardware and garden store and expanding its gas station/convenience store in late 1998 or early 1999. See "Utah Service -- Products and Services" above.

TRADE NAMES

         Utah Service uses the "Chevron", "Ace Hardware" and "Parts Plus" names as service marks in connection with its business operations. Utah Service owns the "Utah Service, Inc." mark and currently licenses the other marks. It does not sell any goods under any brand name owned by Utah Service.

LEGAL PROCEEDINGS

         There are no material pending legal proceedings to which Utah Service was a party. From time to time, Utah Service becomes involved in ordinary, routine legal proceedings incidental to the business of Utah Service which do not have an adverse impact on its business or operations.

MARKET PRICE OF AND DIVIDENDS ON UTAH SERVICE COMMON STOCK

         There is no public trading market for Utah Service Common Stock. The approximate number of shareholders of record as of the Record Date was 52.

         In 1996, Utah Service paid cash dividends of $20.00 per share of Utah Service Common Stock to shareholders. In 1997, Utah Service paid cash dividends of $20.00 per share of Utah Service Common Stock to shareholders. After the Merger, dividends will be paid by CCI in such amounts and at such times as the CCI Board of Directors deems to be appropriate based on the results of operations, financial condition and liquidity needs of CCI. The amount, type and frequency of dividends paid by CCI to its shareholders will not be equivalent to the amount, type and frequency of dividends paid by Utah Service prior to the Merger. See "Summary--Selected Financial Information--Comparative Per Share Data".

UTAH SERVICE MANAGEMENT

DIRECTORS

          The names and ages of Utah Service's Directors are currently as follows:


NAME                             AGE                  POSITION(S) WITH UTAH SERVICE    DIRECTOR SINCE

Vernon O. Cook ...................  76    Chairman of the Board                              1949
Hal M. Clyde .....................  71    Director                                           1970
Norman D. Clyde ..................  67    Director                                           1964
Paul B. Clyde ....................  56    Director                                           1987
William R. Clyde .................  79    Director                                           1948
A. Ray Gammell....................  39    Director , Vice President                          1995
Louise C. Gammell.................  73    Director                                           1968
David O. Cook.....................  47    Director, President and Chief Executive Officer    1982

     For a description of the business backgrounds of Paul B. Clyde, William R. Clyde, and Louise C. Gammell, see "Clyde Companies, Inc.--CCI Management Prior to Consummation of the Merger," of Norman D. Clyde, see "Clyde--Clyde Management," and of A. Ray Gammell, see "Geneva Rock--Geneva Rock Management."

         Vernon O. Cook has served as a Director since 1949 and as Chairman of the Board since April 1997. He served as the President of Utah Service from 1975 to 1997. He is now retired from work in the retail and real estate industries and from management of Utah Service. Mr. Cook graduated from the University of California in 1949 with a degree in Physics. From 1949-1962, he was Manager of Operations and Director of Utah Service. From 1962-1971, he was General Manager and Executive Vice President of IRECO Chemicals, Mesabi Blasting Agents, Inc. and Intermountain Research and Engineering Co., Inc. Since the early 1970s, Mr. Cook has purchased and operated income property and has formed a private corporation called Vernon O. Cook & Co., Inc. for real estate sales and operations. Vernon O. Cook is the husband of Ila C. Cook, who is currently Vice President and a Director of CCI; and the father of David O. Cook, who is currently President, CEO and a Director of Utah Service.

     Hal M. Clyde has served as a Director since 1970. He retired in 1992 after 44 years of employment with Clyde. Mr. Clyde currently serves as a Commissioner on the UDOT Commission. He has also served on the Board of Directors of Beehive Insurance since 1963. Hal M. Clyde is the brother of Norman D. Clyde, who is currently a Director of Utah Service, Clyde, Geneva Rock, and Beehive Insurance; the father of H. Michael Clyde, who has agreed to become a Director of CCI upon consummation of the Merger; and an uncle of Tawna Clyde Smith, who has agreed to become a Director of CCI upon consummation of the Merger.

     Louise C. Gammell has been a Director since 1968. She has a Bachelors degree from the University of Utah. Ms. Gammell has been a Director of CCI since 1961. Louise C. Gammell is the mother of A. Ray Gammell, who is currently the Vice President and a Director of Utah Service and a Director of Geneva Rock, and
B. Clyde Gammell, who is currently the Vice President and a Director of Beehive Insurance; the sister of William R. Clyde, Ila C. Cook and Carol C. Salisbury; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, Steven L. Clyde and David O. Cook.

     David O. Cook has been a Director since 1982. He was elected President and Chief Executive Officer of Utah Service in April 1997. He has served as the General Manager of Utah Service since 1980. He was Vice President of Utah Service from 1991 to 1997. He graduated from BYU, Hawaii with a Bachelors degree in Accounting and Business Administration. Mr. Cook is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and Utah Association of Certified Public Accountants. Prior to joining Utah Service, Mr. Cook was Assistant Controller for NRP, Staff Accountant and Supervisor for Robinson, Hill and Co. from 1973 to 1975. David O. Cook is the son of Vernon O. Cook, who is currently Chairman of the Board of Utah Service, and of Ila C. Cook who is currently the Vice President and a Director of CCI.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The names, ages and positions of Utah Service's executive officers and significant employees are currently as follows:

NAME                                           AGE        CURRENT POSITION(S)                             SINCE
                                                          WITH UTAH SERVICE

Vernon O. Cook..................................  76    Chairman of Board                                 1997
David O. Cook...................................  47    President and Chief Executive Officer             1997
A. Ray Gammell..................................  39    Vice President                                    1997
Lawrence Kosmuch................................  45    Accounting Manager, Secretary and Treasurer       1979

     For a description of the business backgrounds of A. Ray Gammell, see "Geneva Rock -- Geneva Rock Management," and of Vernon O. Cook and David O. Cook, see "Utah Service -- Utah Service Management--Directors" above.

     Lawrence Kosmuch has been the Accounting Manager, Secretary and Treasurer of Utah Service since 1979.

COMMITTEES OF UTAH SERVICE BOARD

     The Board of Directors of Utah Service does not have any committee and no plans to establish any committees.

ATTENDANCE AT UTAH SERVICE BOARD MEETINGS

     The Board of Directors met four times in 1997, and no Director attended fewer than 75% of these meetings, except Norman Clyde who is currently on a leave of absence for church service for a period of approximately three years.

COMPENSATION OF DIRECTORS OF UTAH SERVICE

     Vernon O. Cook receives $2,000 annually for his services as Chairman of the Board of Directors of Utah Service. Directors who are not employed by Utah Service, including Hal M. Clyde, Norman D. Clyde, Paul B.

Clyde, William R. Clyde, A. Ray Gammell and Louise Clyde Gammell, receive $750 per year for their services as Directors.

PRINCIPAL SHAREHOLDERS OF UTAH SERVICE

     The following table sets forth certain information regarding the beneficial ownership of Utah Service Common Stock as of the Record Date as to (i) each person who is known by Utah Service to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each Director of Utah Service, (iii) each executive officer and (iv) all Directors and executive officers as a group. Except as otherwise noted, Utah Service believes the persons listed below have sole investment and voting power with respect to the Utah Service Common Stock that they are deemed to beneficially own.

                                                                             COMMON STOCK

                                                                       SHARES          APPROXIMATE
                                                                 BENEFICIALLY          PERCENTAGE
                                                                     OWNED(1)            OWNED(1)

Louise C. Gammell(2)..................................................  2,084              38.50%
1100 E. 400 S.
Springville, UT 84663

Vernon O. Cook and Ila C. Cook(3).....................................  2,019              37.30%
2711 Sherwood Dr.
Salt Lake City, UT 84108

Carol Clyde Salisbury(4)..............................................  1,946              35.95%
1423 Devonshire Dr.
Salt Lake City, UT 84108

Richard C. Clyde(5)...................................................  1,720              31.78%
776 South 600 West
Orem, UT 84057

Paul B. Clyde(6)......................................................  1,719              31.76%
3308 N. 350 E.
Provo, UT 84601

William. R. Clyde(7)..................................................  1,712              31.63%
2000 Canyon Rd.
Springville, UT 84663

Clyde Companies, Inc..................................................  1,698              31.37%
1423 Devonshire Drive
Salt Lake City, UT 84108

David O. Cook(8)......................................................    568              10.49%
1498 E. Center St.
Springville, UT 84663

Hal M. Clyde(9).......................................................    192               3.55%
908 Hillcrest Dr.
Springville, UT 84663

Norman D. Clyde.......................................................    191               3.53%
3223 Apache Lane
Provo, UT 84604

A. Ray Gammell........................................................      5                   *
1294 N. 1000 W.
Mapleton , UT 84664

All Directors and executive officers as a group (8 people)(10)........  3,396              62.27%
---------------------------------------------------

* Less than 1%.

     (1) Applicable percentage of ownership is based on 5,413 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to such shares.

     (2) Includes 300 shares owned directly by Louise C. Gammell, 86 shares owned directly by Ms. Gammell's husband, Blake Gammell, which shares Ms. Gammell may be deemed to beneficially own, and 1,698 shares owned by CCI, which shares Ms. Gammell may be deemed to beneficially own as a result of her position as Secretary, Treasurer and a Director of CCI.

     (3) Includes 129 shares owned indirectly by Vernon O. Cook through the Vernon O. Cook Family Trust, 192 shares owned indirectly by Ila C. Cook through the Ila C. Cook Family Trust, and 1,698 shares owned by CCI, which shares Ila C. Cook may be deemed to beneficially own as a result of her position as Vice President and a Director of CCI.

     (4) Includes 248 shares owned directly by Carol C. Salisbury and 1,698 shares owned by CCI, which shares Ms. Salisbury may be deemed to beneficially own as a result of her position as President and a Director of CCI.

     (5) Includes 22 shares owned directly by Richard C. Clyde and 1,698 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director of CCI.

     (6) Includes 21 shares jointly owned by Paul B. and Jeanette Clyde (husband and wife) and 1,698 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director of CCI.

     (7) Includes 14 shares owned directly by William R. Clyde and 1,698 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as Vice President and a Director of CCI.

     (8) Includes 379 shares owned directly by David O. Cook and 189 shares owned by INVO, L.C., which shares Mr. Cook may be deemed to beneficially own as a result of his position as an officer, Director and shareholder of INVO, L.C.

     (9) Includes 192 shares owned indirectly by Hal M. Clyde through the Hal M. Clyde Trust.

     (10) In computing the aggregate number of shares owned by officers and Directors as a group, the shares owned by CCI, which shares certain of the officers and Directors may be deemed to beneficially own, are counted only once.

SELECTED FINANCIAL INFORMATION FOR UTAH SERVICE

         The following selected statement of earnings and balance sheet data as of and for the year ended December 31, 1997 are derived from the financial statements of Utah Service which have been audited by Grant Thornton. The selected statement of earnings and balance sheet data as of and for each of the periods in the four year period ended December 31, 1996 are unaudited, but, in the opinion of management, the unaudited financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information included therein. The financial data for Utah Service should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Utah Service" included elsewhere herein.

                                                               Year ended December 31,
                                            1997      1996      1995      1994      1993
                                           ------   -------   -------   -------   -------

                                                  (in thousands, except per share data)
Statement of earnings data:

    Operating revenues                    $12,045   $13,108   $13,580   $10,690   $ 8,252
    Cost of goods sold                      9,858    10,915    11,633     9,159     7,053
    General and administrative              1,709     1,628     1,498       915       800
                                          -------   -------   -------   -------   -------


    Operating income                          478       565       449       616       399

    Other income (expense), net               183       114       101        95       165
    Income taxes                              227       258       199       265       217
                                           ------   -------   -------   -------   -------

    Net earnings                           $ 433    $   421   $   351   $   446   $   347
                                           =====    =======   =======   =======   =======


    Earnings per common share - basic       80.05   $ 77.78   $ 64.77   $ 91.56   $ 71.24

    Weighted average shares outstanding     5,413     5,413     5,413     4,871     4,871

Balance sheet data (at period end):

    Current assets                          3,129   $ 3,057   $ 2,911   $ 2,339   $ 2,098
    Current liabilities                       515       626       608       359       489
    Total assets                            4,541     4,387     4,278     2,857     2,618
    Total liabilities                         629       853       977       359       489
    Stockholders' equity                    3,912     3,534     3,301     2,498     2,130
    Dividends per common share              20.00     20.00     20.00     16.00      20.00


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF UTAH SERVICE

FORWARD-LOOKING STATEMENTS

         Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations of Utah Service and other sections of this Proxy Statement/Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Constituent Corporations to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among other things, the following: (1) expected cost savings from the Merger may not be realized; (2) costs or difficulties related to the integration of the businesses of Clyde, Geneva Rock, Utah Service and Beehive Insurance may be greater than expected; (3) an increase of competitive pressure in the industries of Clyde, Geneva Rock, Utah Service and Beehive Insurance may adversely affect the businesses of those companies; and (4) general economic conditions, either nationally or in the states in which Clyde, Geneva Rock, Utah Service and Beehive Insurance do business, may be less favorable than expected. CCI disclaims any obligation to update such factors or to publicly announce the result of any revisions to any forward-looking statements included or incorporated by reference herein to reflect future events or developments.

RESULTS OF OPERATIONS

         The following discussions should be read in conjunction with the financial statements and related notes of Utah Service included elsewhere in this Proxy Statement/Prospectus.

         YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

         Operating revenues for the year ended December 31, 1997 totaled $12,044,736, which represented a 8.1% decrease from $13,107,947 in operating revenues from the comparable period in 1996. This decline resulted from a decrease in lumber sales attributable primarily to a decline in sales of lumber to commercial construction projects in 1997. Management believes that this decline in commercial project lumber sales will not adversely affect the operations or liquidity of Utah Service. The majority of Utah Service's lumber sales are for residential projects. Commercial project lumber sales are generally low margin sales, causing some volatility in lumber sales, but little impact upon the profitability of operations or upon liquidity. Management is unable to predict future levels of commercial project lumber sales or their margins because they are obtained through competitive bidding. Hardware sales in 1997 increased by more than 20% over hardware sales for the comparable period in 1996. Operating expenses for 1997 increased by approximately 5% over operating expenses for the comparable period in 1996. The increase in operating expenses in 1997 resulted primarily from increased costs of labor. Labor costs are increasing as a result of a very low unemployment rate in Utah, making it difficult to attract the required labor force at historical labor rates.

         Service charge income in 1997 decreased to $46,269 from $98,350 in 1996 because of better collections and the resulting lower finance charges. Other income (net) increased to $147,334 in 1997 from $43,788 in 1996 due in large part to the appreciation in the value of the Ace Hardware stock held by Utah Service.

         YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

         Operating revenues for the year ended December 31, 1996 totaled $13,107,947, which represented a 3.5% decrease from $13,580,133 in operating revenues for the year ended December 31, 1995. Approximately one million dollars of the operating revenues in 1995 were attributable solely to a single sale of lumber in connection with the Pinehurst/Orchard Park project.

         Earnings before income taxes for 1996 were $679,336 compared with earnings before income taxes of $550,083 for 1995, a 23.5% increase. This increase in earnings before income taxes was attributable in part to the 4.2% increase in sales (excluding the Pinehurst/Orchard Park sale) and to an improved gross profit margin. The improved gross profit margin for 1996 was the result of a greater volume of sales in the hardware area, as opposed to lumber sales which typically have a lower gross profit margin. Also, total operating expenses for 1996 experienced a 8.7% increase over 1995. Most of this increase was attributable to additional payroll expense resulting from a tight labor market in Utah which required Utah Service to pay higher salaries and wages to attract and retain qualified employees.

LIQUIDITY AND CAPITAL RESOURCES

         Utah Service's primary sources of liquidity have been funds generated by operations. Net cash provided by (used in) operating activities was approximately $169,598, $569,020 and $(227,602) during 1997, 1996 and 1995, respectively.

         The cash position of Utah Service decreased as of December 31, 1997 to $276,678 from $479,954 as of December 31, 1996. The decrease in the cash position of Utah Service was primarily due to the fact that management increased the purchase of inventories during 1997 to take advantage of lower market prices for lumber and building materials. The result was that inventories increased by $407,251 to $1,705,351 in 1997 from $1,298,100 in 1996. In addition, receivables decreased by 10.5% to $1,137,963 in 1997 from $1,271,202 in 1996. This decrease was mainly due to lower sales during the month of December 1997. Total current assets increased slightly as of December 31,1997 to a level of $3,129,323 from the December 31, 1996 level of $3,057,394.

         Other assets increased to $192,387 in 1997 from $39,967 in 1996 as a result of an increase in the value of certain pension plan assets and an increase in the value of the Ace Hardware stock held by Utah Service.

         The remaining balance of the First Security Bank of Utah, N.A. Promissory Note, which was $369,257 on December 31, 1995 and $198,081 on December 31, 1996, had been paid off in its entirety as of December 31, 1997. As a result of elimination of this obligation, both long term obligations and current maturities of long-term obligations were reduced to $0 as of December 31, 1997 from a balance of $98,817 and $99,264, respectively, as of December 31, 1996 and December 31, 1995.

         Management believes that cash on hand and other current assets are consistent with historical levels and that they provide sufficient liquidity to meet the needs of Utah Service's business obligations.

INFLATION

         Inflation in the U.S. economy has been relatively moderate during the last few years. Price increases for Utah Service's products have kept pace with inflation for both 1996 and 1997. Utah Service expects that inflation will affect the cost of wages for its employees in 1998 and Utah Service expects that it will be able to pass such increases on by increasing its prices for Utah Service's products. Fuel and lumber prices typically fluctuate upward and downward and do not typically track consumer inflation indices. As a result of these factors, Utah Service anticipates that it will be in a position to maintain essentially the same profit margin in 1998 that it has experienced in 1996 and 1997.

SEASONALITY

         Because of the location of Utah Service's operations in Utah County, Utah, Utah Service experiences lower sales during the winter months due to adverse weather conditions. Historically, the months of December through February have shown decreased sales, with Utah Service's more profitable months being March through November. Utah Service has historically dealt well with these seasonal variations in sales and has established adequate reserves to address the liquidity requirements of Utah Service in the winter months.

THE YEAR 2000 ISSUE

         Utah Service utilizes computer hardware and software in its operations. Certain computer applications could fail or create erroneous results due to the upcoming change in the century (the "Year 2000 Issue"). Utah Service regularly upgrades its computer hardware and believes that it will not incur any additional expenses to modify computer hardware due to the Year 2000 Issue. In addition, Utah Service has received commitments from software vendors that will allow Utah Service to upgrade third-party software programs with minimal expense to Utah Service. Utah Service anticipates, however, that it will incur expenses of approximately $30,000 over the next two years to upgrade certain proprietary software developed for Utah Service. Utah Service does not expect that its expenditures related to the Year 2000 Issue will have a material adverse effect on the results of operations or financial condition of Utah Service.

CERTAIN TRANSACTIONS

         During the years ended December 31, 1997 and 1996, Utah Service sold construction materials to Clyde totaling approximately $180,000 and $304,000, respectively, and to Geneva Rock totaling approximately $610,000 and $638,000, respectively. Beehive Insurance received $8,000 and $7,000 in commission revenue for insurance purchased by Utah Service in 1997 and 1996, respectively. Transactions with related parties were not effected at below market prices.

                                BEEHIVE INSURANCE

BACKGROUND

         Beehive Insurance was incorporated in the State of Utah in 1961 by W.W. Clyde for the purpose of operating as an independent insurance agency for the sale of insurance coverage to Clyde and the general public. These coverages include personal automobile and homeowners policies as well as commercial, property, liability, automobile, surety bonds and other related or companion commercial insurance coverages. Beehive Insurance's operations have gradually evolved into the sale of primarily commercial property insurance policies, casualty insurance policies and surety bonds. Businesses owned by the W.W. Clyde family (particularly Clyde and Geneva Rock, which collectively generated approximately 56% of Beehive Insurance's commission revenue in 1997) comprise a significant portion of Beehive Insurance's client base. The loss of business from Clyde and Geneva would have a material adverse effect on the business of Beehive Insurance. Other unaffiliated customers, however, are also serviced by Beehive Insurance. Revenue for Beehive Insurance is derived from commissions on the sale of insurance policies to customers, interest income and insurance company profit sharing revenues received from insurance companies which Beehive Insurance represents.

THE INDUSTRY AND MARKET

         As an independent insurance agency, Beehive Insurance represents several large national insurance companies and markets their insurance policies and services to customers. Some insurance companies require certain production requirements. Such insurance companies monitor Beehive Insurance's production and loss ratios on insurance placed annually to determine whether to continue their agency relationship with Beehive Insurance.

         The majority of Beehive Insurance's customers are located along the Wasatch Front (primarily Weber, Davis, Salt Lake and Utah Counties) in the state of Utah. Beehive Insurance acquires new customers primarily by referral from existing customers. Some advertising is done, mainly in contractor trade journals and other publications. Beehive Insurance markets insurance policies to its customers primarily through commissioned sales associates.

INSURANCE CARRIERS

         Insurance policies rendered to customers are provided through a variety of highly rated national and local insurance companies. The financial strengths of the insurance companies are monitored through an industry rating service known as A.M. Best. Beehive Insurance generally markets through insurance companies bearing ratings of A- or better from A.M. Best. One of the challenges associated with marketing insurance policies is to have the right insurance company available to meet the customer's need when it arises. Beehive Insurance believes that it has been successful in attracting and retaining representation of insurance companies suited to its customer base with stable financial resources.

         The primary carriers currently represented by Beehive Insurance include St. Paul Fire & Marine and Reliance Insurance Co., which provides coverage and surety bonds for Clyde, and Royal Insurance Co. and USF&G which insures Geneva Rock. Other carriers represented by Beehive Insurance in smaller amounts include Ohio Casualty and Unigard Insurance.

         Because of Beehive Insurance's relatively small size, Beehive Insurance relies on the insurance companies for development of policies, programs and services that can be offered to customers.

COMPETITION

         Beehive Insurance encounters strong competition in the insurance services business from other insurance brokerages or agencies, many of which are larger and have greater financial and other resources than Beehive Insurance. In addition, certain insureds or groups of insureds establish programs of self insurance as a supplement or alternative to third party insurance, thereby reducing in some cases, the need for insurance placement services. Some of Beehive Insurance's strongest competition has come from specialized insurance companies providing a certain niche or specialized type of insurance coverage suited to a specific industry such as equipment dealers, roofing contractors and metal fabrication, etc. In many cases these specialized programs are not accessible to Beehive Insurance in traditional distribution channels.

SEASONALITY OF BUSINESS

         The business activity of Beehive Insurance remains fairly constant throughout the year. There are periods of seasonal activity relative to the time certain customer accounts renew during the year. Beehive Insurance experiences particularly heavy activity for January 1 renewals. Such renewals constitute approximately 67% of Beehive's annual premium production on customer insurance policies.

REGULATION

         While the laws and regulations vary among jurisdictions, each state requires an insurance agent, broker, consultant or solicitor to have an individual and/or company license from a governmental agency or self regulatory organization. If Beehive Insurance transacts insurance coverage for a customer located in a state other than Utah, Beehive Insurance must obtain a non-resident license from that state. Insurance policies transacted under the non-residence license must be countersigned (in most cases) by a resident agent of the particular state. In the states of Nevada and Wyoming, a portion of the commission must be shared with the resident countersigning agent. In most cases, the insurance company providing the coverage arranges for countersignature. Beehive Insurance is currently licensed as a resident agent in the state of Utah and as a non-resident agent in Idaho, Wyoming, Colorado, New Mexico, Arizona, Montana, Nevada, Oregon, Indiana, Kansas and Connecticut. Beehive Insurance's non-resident agent license is pending in California. An insurance company doing business in the foregoing states must undergo a prequalification process for admission to the state. An insurance company meeting the state qualifications is known as an admitted carrier. Not all insurance companies doing business in the state of Utah are admitted carriers. Beehive insurance currently provides insurance coverage, in some cases in Utah, to customers through non-admitted carriers. These carriers are not regulated by the State Insurance Department in the same way or to the extent admitted carriers are. Non-admitted carriers are also known as surplus lines carriers. In order for Beehive Insurance to provide policies to customers through surplus lines carriers, a surplus lines broker license is required. Beehive Insurance holds a surplus lines broker license for Utah. The surplus lines broker is obligated to collect from the customer surplus lines taxes and remit the taxes to the Surplus Lines Association of Utah.

         The business of Beehive Insurance may be subject to more restrictive regulations as a result of the Merger because the Utah Insurance Code restricts the amount of premiums an insurance agency may receive for placing insurance upon "controlled business" to less than 50% of the insurance agency's total premiums during the preceding 12 months. "Controlled business" is defined in the Utah Insurance Code to include insurance procured by an insurance agent upon the property of its shareholders. Beehive Insurance's business with the other Operating Companies during the 12 months preceding December 31, 1997 accounted for approximately 56% of Beehive Insurance's total premiums. Upon consummation of the Merger, CCI will be the sole shareholder of Beehive Insurance and the other Operating Companies. As a result of CCI's common ownership of the Operating Companies, the insurance that Beehive Insurance places upon the property of other Operating Companies might be deemed to be placed upon "controlled business" for purposes of the Utah Insurance Code. If so, Beehive Insurance may have to restrict or reduce such coverage.

EMPLOYEES

         As of December 31, 1997, Beehive Insurance had four full-time employees providing management and production, customer service, accounting/record keeping and clerical functions.

PROPERTIES

         Beehive Insurance leases from Geneva Rock approximately 1,200 square feet of office space at 302 West 5400 South, Suite 109, Murray, Utah. Beehive Insurance owns a single story brick office building situated at 227 West 600 South, Salt Lake City, Utah . The building is approximately 2,500 square feet and is situated on a 1/3 acre lot that is also owned by Beehive Insurance.

TRADE NAMES

         Beehive Insurance uses the "Beehive Insurance Agency" name as a service mark in connection with its business operations. Beehive Insurance has registered "Beehive Insurance Agency, Inc." with the states of Utah and Nevada, but has no federal registration.

LEGAL PROCEEDINGS

         There are no material pending legal proceedings to which Beehive Insurance was a party. From time to time, Beehive Insurance becomes involved in ordinary, routine legal proceedings incidental to the business of Beehive Insurance which do not have a material adverse effect on its business or operations.

MARKET PRICE OF AND DIVIDENDS ON BEEHIVE INSURANCE COMMON STOCK

         There is no public trading market for Beehive Insurance Common Stock. The approximate number of shareholders of record on the Record Date was 52.

         In 1996, Beehive Insurance paid cash dividends of $10.00 per share of Beehive Insurance Common Stock to shareholders. In 1997, Beehive Insurance paid cash dividends of $15.00 per share of Beehive Insurance Common Stock to shareholders. After the Merger, dividends will be paid by CCI in such amounts and at such times as the CCI Board of Directors deems to be appropriate based on the results of operations, financial condition and liquidity needs of CCI. The amount, type and frequency of dividends paid by CCI to its shareholders after the Merger will not be equivalent to the amount, type and frequency of dividends paid by Beehive Insurance prior to the Merger. See "Summary--Selected Financial Information--Comparative Per Share Data".

BEEHIVE INSURANCE MANAGEMENT

DIRECTORS

         The names and ages of Beehive Insurance's Directors are currently as follows:

                                                                                     DIRECTOR
NAME                             AGE       POSITION(S) WITH BEEHIVE INSURANCE          SINCE

W. Douglas Snow...................  41    Director, President, General Manager          1987
B. Clyde Gammell..................  49    Director, Vice President                      1971
Carol C. Salisbury................  70    Director, Secretary, Treasurer                1971
J. Richard Walton.................  73    Director                                      1961
Richard C. Clyde..................  62    Director                                      1987
Wilford W. Clyde..................  45    Director                                      1988
Norman D. Clyde...................  67    Director                                      1970
Hal M. Clyde......................  71    Director                                      1963

     For a description of the business backgrounds of Carol C. Salisbury and Richard C. Clyde, see "Clyde Companies, Inc.--CCI Management Prior to Consummation of the Merger," of Wilford W. Clyde, see "Clyde Companies, Inc.--CCI Management Upon Consummation of the Merger," of Norman D. Clyde, see "Clyde--Clyde Management," and of Hal M. Clyde, see "Utah Service--Utah Service Management."

     W. Douglas Snow has been a Director since 1987. He joined Beehive Insurance in July of 1979 following a brief period of employment with Fireman's Fund Insurance Company in the commercial underwriting department. Mr. Snow was appointed as President and General Manager of Beehive Insurance in 1991.

     B. Clyde Gammell has been a Director since 1971. He has also been Vice President of Beehive Insurance since 1997 and the owner and operator of Clydeco Building Supplies, Inc. since 1975. B. Clyde Gammell is the son of Louise C. Gammell, who is currently the Secretary, Treasurer and a Director of CCI and a Director of Utah Service; the brother of A. Ray Gammell who is currently Vice President and a Director of Utah Service and a Director of Geneva Rock; and a nephew of William R. Clyde, Ila C. Cook, and Carol C. Salisbury.

     J. Richard Walton has been a Director since 1961 and is one of the founders of Beehive Insurance. He served as President and General Manager of Beehive Insurance from its inception in 1961 to 1991.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The names, ages and positions of Beehive Insurance's executive officers and significant employees are currently as follows:

NAME                                           AGE      CURRENT POSITION(S)               SINCE
----                                           ---      -------------------               -----
                                                        WITH BEEHIVE INSURANCE
                                                        ----------------------

W. Douglas Snow ................................  41    President and General Manager     1991
B. Clyde Gammell................................  49    Vice President                    1997
Carol C. Salisbury..............................  70    Secretary, Treasurer              1988

     For a description of the business backgrounds of Carol C. Salisbury, see "Clyde Companies, Inc.--CCI Management Prior to Consummation of the Merger," and of W. Douglas Snow and B. Clyde Gammel, see "Beehive Insurance--Beehive Insurance Management--Directors."

COMMITTEES OF BEEHIVE INSURANCE BOARD

     Currently, there is an Executive Committee of the Board of Directors of Beehive Insurance consisting of W. Douglas Snow, B. Clyde Gammell and Carol C. Salisbury. The executive committee meets regularly with Douglas Snow to review progress of the agency and review the agendas prior to Board of Directors meetings and shareholders meetings.

ATTENDANCE AT BEEHIVE INSURANCE BOARD MEETINGS

     The Board of Directors met three times in 1997, and no Director attended fewer than 75% of these meetings, except Norman Clyde who is currently on a leave of absence for church service for a period of approximately three years.

COMPENSATION OF DIRECTORS OF BEEHIVE INSURANCE

     Each Director receives an annual Director fee of $500. In addition, B. Clyde Gammell and Carol C. Salisbury receive an additional $1,000 for serving on the Executive Committee.

PRINCIPAL SHAREHOLDERS OF BEEHIVE INSURANCE

     The following table sets forth certain information regarding the beneficial ownership of Beehive Insurance Common Stock as of the Record Date as to (i) each person who is known by Beehive Insurance to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each Director of Beehive Insurance,
(iii) each executive officer and (iv) all Directors and executive officers as a group. Except as otherwise noted, Beehive Insurance believes the persons listed below have sole investment and voting power with respect to the Beehive Insurance Common Stock that they are deemed to beneficially own.

                                                                          COMMON STOCK

                                                                     SHARES          APPROXIMATE
                                                               BENEFICIALLY           PERCENTAGE
                                                                   OWNED(1)             OWNED(1)

Louise C. Gammell(2) ...............................................  4,774              22.22%
1100 E. 400 S.
Springville, UT 84663

Carol C. Salisbury(3) ..............................................  4,389              20.43%
1423 Devonshire Drive
Salt Lake City, UT  84108

Ila C. Cook(4) .....................................................  4,388              20.42%
2711 Sherwood Dr.
Salt Lake City, UT 84108

Richard C. Clyde(5) ................................................  4,200              19.55%
776 South 600 West
Orem, UT 84057

William R. Clyde(6) ................................................  4,004              18.63%
2000 Canyon Road
Springville, UT 84663

Paul B. Clyde(7) ...................................................  3,768              17.54%
3308 N. 350 E.
Provo, UT 84601

Clyde Companies, Inc ...............................................  3,700              17.22%
1423 Devonshire Drive
Salt Lake City, UT 84108

J. Richard Walton(8) ...............................................  3,000              13.96%
2370 Logan Way
Salt Lake City, UT  84108

Edna T. Clyde ......................................................  1,788               8.32%
380 East 200 South
Springville, UT 84663

Louise C. Clyde ....................................................  1,690               7.87%
240 East Center Street
Springville, UT 84663

Norman D. Clyde ....................................................  1,366               6.36%
3223 Apache Lane
Provo, UT 84604

Hal M. Clyde .......................................................    916               4.26%
908 Hillcrest Dr.
Springville, UT 84663

W. Douglas Snow ........................................................      200                   *
640 East 1400 South
Kaysville, UT 84037

Wilford W. Clyde .......................................................       58                   *
1324 East 950 South1
Springville, UT 84663

B. Clyde Gammell .......................................................        5                   *
1045 West 1200 North
Mapleton, UT 84664

All Directors and Executive Officers as a group (8 People)(9) ..........   10,834              50.42%
------------------------------------------------

* Less than 1%.

     (1) Applicable percentage of ownership is based on 21,487 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to such shares.

     (2) Includes 669 shares owned directly by Louise C. Gammell, 5 shares owned directly by her husband, Blake Gammell, 400 shares owned jointly by Louise and Blake Gammell, and 3,700 shares owned by CCI, which shares Ms. Gammell may be deemed to beneficially own as a result of her position as Secretary, Treasurer and as Director of CCI.

     (3) Includes 689 shares owned directly by Carol C. Salisbury and 3,700 shares owned by CCI, which shares Ms. Salisbury may be deemed to beneficially own as a result of her position as President and as Director of CCI.

     (4) Includes 688 shares owned indirectly by Ila C. Cook through the Ila C. Cook Family Trust and 3,700 shares owned by CCI, which shares Ms. Cook may be deemed to beneficially own as a result of her position as Vice President and a Director of CCI.

     (5) Includes 10 shares owned indirectly by Richard C. Clyde through the Richard C. Clyde Trust, 490 shares owned indirectly by Patricia Clyde, through the Patricia Clyde Trust and 3,700 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a Director of CCI.

     (6) Includes 16 shares owned indirectly by William R. Clyde through the William R. Clyde Trust, 288 shares owned indirectly by Mr. Clyde through the Reklaw and Co. Trust and 3,700 shares owned by CCI, which shares William R. Clyde may be deemed to beneficially own as a result of his position as Vice President and as Director of CCI.

     (7) Includes 10 shares owned directly by Paul B. Clyde, 58 shares jointly owned by Paul B. and Jeanette Clyde (husband and wife) and 3,700 shares of owned by CCI, which shares Paul B. Clyde may be deemed to beneficially own as a result of his position as a Director of CCI.

     (8) Includes 3,000 shares owned indirectly by Mr. Walton through the J. Richard Walton Revocable Trust.

     (9) In computing the aggregate number of shares owned by officers and Directors as a group, the shares owned by CCI, which shares certain of the officers and Directors may be deemed to beneficially own, are counted only once.

SELECTED FINANCIAL INFORMATION FOR BEEHIVE INSURANCE

         The following selected statement of earnings and balance sheet data as of and for the year ended December 31, 1997 are derived from the financial statement of Beehive Insurance which have been audited by Grant Thornton. The following selected statement of earnings and balance sheet data as of and for each of the periods in the four year period ended December 31, 1996 are derived from the financial statements of Beehive Insurance which have been audited by Daines. The financial data for Beehive Insurance should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Beehive Insurance" included elsewhere herein.

                                                     Year ended December 31,

                                          1997      1996      1995      1994      1993
                                        -------   -------   -------   -------   -------
                                              (in thousands, except per share data)
Statement of earnings data:

    Commission revenue                  $   607   $   578   $   538   $   598   $   507
    General and administrative              262       244       357       254       239
                                        -------   -------   -------   -------   -------

    Operating income                        345       334       181       344       268

    Other income (expense), net              24        29        38        27        21
    Income taxes                            137       129        88       129       100
                                        -------   -------   -------   -------   -------

    Net earnings                        $   232   $   234   $   131   $   242   $   189
                                        =======   =======   =======   =======   =======

    Earnings per common share - basic   $ 10.79   $ 10.88   $  6.10   $ 11.26   $  8.76

    Weighted average shares
      outstanding                        21,487    21,487    21,487    21,487    21,487

Balance sheet data:

    Current assets                      $   597   $   679   $   827   $   960   $   846
    Current liabilities                     302       377       554       555       473
    Total assets                            698       756       914       988       879
    Total liabilities                       302       377       554       555       473
    Stockholders' equity                    396       379       360       433       406
    Dividends per common share            10.00     10.00      9.50     10.00      9.00

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BEEHIVE INSURANCE

FORWARD-LOOKING STATEMENTS

         Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations of Beehive Insurance and other sections of this Proxy Statement/Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Constituent Corporations to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among other things, the following: (1) expected cost savings from the Merger may not be realized; (2) costs or difficulties related to the integration of the businesses of Clyde, Geneva Rock, Utah Service and Beehive Insurance may be greater than expected; (3) an increase of competitive pressure in the industries of Clyde, Geneva Rock, Utah Service and Beehive Insurance may adversely affect the businesses of those companies; and (4) general economic conditions, either nationally or in the states in which Clyde, Geneva Rock, Utah Service and Beehive Insurance do business, may be less favorable than expected. CCI disclaims any obligation to update such factors or to publicly announce the result of any revisions to any forward-looking statements included or incorporated by reference herein to reflect future events or developments.

RESULTS OF OPERATIONS

         The following discussions should be read in conjunction with the financial statements and related notes of Beehive Insurance included elsewhere in this Proxy Statement/Prospectus.

         YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

         Total revenue for the year ended December 31, 1997 was $607,248, which represented a 5.1% increase from $577,562 in total revenue for the year ended December 31, 1996. The increase in 1997 total revenue resulted in part from an increase in insurance commissions in 1997 to $538,040, which represented a 4% increase over 1996 insurance commissions in the amount of $517,497. Insurance commissions in 1997 increased due to the traditional growth of Beehive Insurance's existing client base plus the addition of a few new customers.

         The increase in total revenue for 1997 also reflected an increase in 1997 profit sharing commissions from $60,065 in 1996 to $69,208 in 1997, representing a 15.2% increase. Profit sharing commissions are paid by insurance carriers to insurance agencies based on the level of insurance premium production during the preceding year and the profitability of the insurance agency to the insurance carrier. Profit sharing commissions increased in 1997 primarily because the insurance premium production of Beehive Insurance in 1996 was more than the insurance premium production in 1995. In addition, the lower cost of claims to the insurance carriers from Beehive Insurance's policyholders resulted in increased profitability of Beehive Insurance's business to the insurance carriers during 1996. Accordingly, profit sharing income increased in 1997 as a result of both higher insurance premium production and lower claims in 1996.

         The increase in total revenue discussed above was largely offset by increased operating expenses in 1997. At December 31, 1997 operating expenses totaled $262,330 as compared with $243,504 at December 31, 1996, representing a 7.7% increase. The increase in operating expenses resulted from an increase in expenses for salaries, wages and benefits to $149,090 in 1997 from $141,282 in 1996, as well as an increase in selling, general and administrative expenses to $89,068 in 1997 from $80,823 in 1996. Part of the increase in general and administrative expenses was an extraordinary expense incurred in connection with the relocation of Beehive Insurance's offices to a 1,200 square foot space owned by Geneva Rock and situated at 302 West 5400 South in Murray, Utah. Beehive Insurance also incurred significant legal and accounting fees in connection with the proposed Merger and experienced an increase in the fees paid to the administrator of Beehive Insurance's group retirement program.

         YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

         Total revenue for the year ended December 31, 1996 was $577,562, which represented a 7.4% increase from $537,792 in total revenue for the year ended December 31, 1995. The increase in 1996 of total revenue resulted from an increase in insurance commissions in 1996 to $517,497, which were up 14.5% from 1995 insurance commissions in the amount of $451,940. Insurance commissions in 1996 increased due to the addition of several new customers and an increase in surety bond business, which pays a higher commission rate.

         The increase of insurance commissions for 1996 was not fully reflected in total revenue for 1996 because of a 30% decline in 1996 profit sharing commissions to $60,065 in 1996 from $85,852 in 1995. Profit sharing commissions are paid by insurance carriers to insurance agencies based on the level of insurance premium production during the preceding year and the profitability of the insurance agency to the insurance carrier. Profit sharing commissions declined in 1996 primarily because the insurance premium production of Beehive Insurance in 1995 was less than the insurance premium production in 1994. In addition, the increased cost of claims to the insurance carriers from Beehive Insurance's policyholders resulted in a decline in the profitability of Beehive Insurance's business to its insurance carriers. Accordingly, profit sharing income was less in 1996 due to both lower insurance premium production and higher claims during 1995.

         Net earnings for 1996 were $233,783, compared with net earnings of $131,007 for 1995, resulting in a 78.5% increase. This increase in net earnings was attributable in large part to a reduction of pension expenses to $12,641 in 1996, down from $104,487 in 1995. The increase in pension expenses in 1995 was caused by an actuarial adjustment. The increase in total revenue discussed above also had a material impact on net earnings for 1996. Additionally, income during 1996 benefited from a decline in selling, general and administrative expenses to $80,823 in 1996 from $105,947 in 1995, a reduction of $25,124. The decline in selling, general and administrative expenses was attributable to the manner of presentation of Beehive Insurance's state corporation franchise tax payments on the 1996 Statement of Income and Retained Earnings. In 1996 the State Income Tax was reported with Beehive Insurance's income tax. In 1995 the State Income Tax was reported in Beehive Insurance's account for selling, general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

         Beehive Insurance's primary sources of liquidity have been funds generated by operations. As of December 31, 1997, Beehive Insurance had cash and cash equivalents of $424,919 as compared to cash and cash equivalents of $558,642 as of December 31, 1996. This decrease in cash and cash equivalents was primarily due to the dividend of $5 per share that was declared in 1996 and paid in 1997 in addition to the dividend of $10 per share that was declared and paid in 1997 and the purchase of computer equipment and office furniture during 1997. Management believes that the decrease in cash and cash equivalents during the year ended December 31, 1997 does not jeopardize the liquidity or cash requirement of Beehive Insurance.

INFLATION

         Inflation in the U.S. economy has been relatively moderate during the last few years. The impact of inflation on Beehive Insurance has been mainly the increase in employee salaries and the cost of health insurance coverage for employees.

SEASONALITY

         The business activity of Beehive Insurance remains fairly consistent through each year. There may be periods of seasonal activity relative to the time certain customers' accounts renew during each year. Beehive Insurance experiences particularly heavy activity for January 1 renewals. Such renewals account for approximately 67% of Beehive Insurance's annual production on customer insurance policies.

THE YEAR 2000 ISSUE

         Beehive Insurance utilizes computer hardware and software in its operations. Certain computer applications could fail or create erroneous results due to the upcoming change in the century (the "Year 2000 Issue"). Beehive Insurance has not regularly upgraded its computer hardware and software in the past and anticipates that it will incur expenses of approximately $25,000 over the next two years to upgrade its computer hardware and proprietary software developed for the insurance agency business. The management of Beehive Insurance believes that such upgrades will prevent the Year 2000 Issue from having a material adverse effect on the business and operations of Beehive Insurance.

CERTAIN TRANSACTIONS

         During the years ended December 31, 1997 and 1996, Clyde, Geneva Rock and Utah Service each purchased substantially all of their insurance coverages through Beehive Insurance, and together they accounted for approximately 56% of Beehive Insurance's total commission revenue. As of December 31, 1997, Clyde, Geneva Rock and Utah Service generated approximately $58,000 or 10.69%, $234,000 or 43.52% and $8,000 or 1.45%, respectively, of the total commission revenue received by Beehive Insurance during the preceding 12 months. As of December 31, 1996 Clyde, Geneva Rock and Utah Service generated approximately $51,000 or 9.91%, $212,000 or 41.01%, and $7,000 or 1.29%, respectively, of the total commission revenue received by Beehive Insurance during the preceding 12 months.

         Beehive Insurance leases from Geneva Rock approximately 1,200 square feet of office space owned by Geneva Rock and situated at 302 West 5400 South in Murray, Utah. The monthly rental amount paid by Beehive Insurance to Geneva Rock for the leased space is $1,614.17. Transactions with related parties were not effected at below market prices.

                              THE SPECIAL MEETINGS

TIME, DATE AND PLACE OF THE SPECIAL MEETINGS

         The Special Meetings of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will be held at 11:30, 8:00, 9:30, 10:30 and 11:00 a.m., respectively, on Friday, June 19, 1998, at the offices of Geneva Rock located at 1565 West 400 North, Orem, Utah.

PURPOSES OF THE SPECIAL MEETINGS

         At the Special Meetings, the shareholders of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby. A copy of each of the Merger Agreement is attached to this Proxy
Statement/Prospectus as Annex A.

VOTE REQUIRED; RECORD DATE

CCI

         CCI shareholders of record at the close of business on April 24, 1998 (the "Record Date") will be entitled to notice of and to vote at the CCI Special Meeting and at any adjournment or postponement thereof. There were issued and outstanding 2,303,920 shares of CCI Common Stock as of the Record Date, held by approximately 56 shareholders of record.

         The Utah Revised Business Corporation Act ("URBCA") does not require that the Merger be approved by the CCI shareholders since only CCI, as the sole shareholder of its subsidiaries, will vote on the merger of its subsidiaries with Clyde, Geneva Rock, Utah Service and Beehive Insurance. However, the Board of Directors of CCI has determined that it is in the best interest of CCI and its shareholders for CCI to submit the Merger to its shareholders for approval. Under the terms of the Merger Agreement, the affirmative vote of holders of at least a majority of the outstanding shares of CCI is required to approve the Merger. In determining whether the approval of the Merger has received the requisite number of affirmative votes, abstentions and shares not represented at the CCI Special Meeting will have the same effect as a vote against any such proposal. Holders of a majority of the shares entitled to vote at the CCI Special Meeting, represented in person or by proxy, will constitute a quorum. Each holder will be entitled to cast one vote for each share of CCI Common Stock held.

         As of the Record Date, the Directors and officers of CCI and their affiliates owned 759,160 shares, representing approximately 32.95% of the outstanding shares of CCI Common Stock. Such persons have indicated that they intend to vote their shares FOR approval of the Merger.

CLYDE

         Clyde shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Clyde Special Meeting and at any adjournment or postponement thereof. There were issued and outstanding 94,544 shares of Clyde Common Stock as of the Record Date, held by approximately 98 shareholders of record.

         Under the URBCA, the approval of the Merger by the Clyde shareholders requires the affirmative vote of the holders of at least a majority of the outstanding shares of Clyde Common Stock. In determining whether the approval of the Merger has received the requisite number of affirmative votes, abstentions, and shares not represented at the Special Meeting will have the same effect as a vote against any such proposal. Holders of a majority of the shares entitled to vote at the Clyde Special Meeting, represented in person or by proxy, will constitute a quorum. Each holder will be entitled to cast one vote for each share of Clyde Common Stock held.

         As of the Record Date, the Directors and officers of Clyde and their affiliates owned 12,680 shares, representing approximately 13.41% of the outstanding shares of Clyde Common Stock, and CCI owned 31,935



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
shares, representing approximately 33.78% of the outstanding shares of Clyde Common Stock. Such persons have indicated that they intend to vote their shares FOR approval of the Merger.

GENEVA ROCK

         Shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Geneva Rock Special Meeting and at any adjournment or postponement thereof. There were issued and outstanding 21,802 shares of Geneva Rock Common Stock as of the Record Date, held by approximately 81 shareholders of record.

         Under the URBCA, the approval of the Merger by the Geneva Rock shareholders requires the affirmative vote of the holders of at least a majority of the outstanding shares of Geneva Rock Common Stock. In determining whether the approval of the Merger has received the requisite number of affirmative votes, abstentions, and shares not represented at the Special Meeting will have the same effect as a vote against any such proposal. Holders of a majority of the shares entitled to vote at the Geneva Rock Special Meeting, represented in person or by proxy, will constitute a quorum. Each holder will be entitled to cast one vote for each share of Geneva Rock Common Stock held.

         As of the Record Date, the Directors and officers of Geneva Rock and their affiliates owned 1,812 shares, representing approximately 8.31% of the outstanding shares of Geneva Common Stock, Clyde owned 7,581 shares, representing approximately 34.77% of the outstanding shares of Geneva Rock Common Stock, and CCI owned 4,725 shares, representing approximately 21.67% of the outstanding shares of Geneva Rock Common Stock. Such persons have indicated that they intend to vote their shares FOR approval of the Merger, thereby assuring approval of the Merger by the Geneva Rock shareholders.

UTAH SERVICE

         Utah Service shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Utah Service Special Meeting and at any adjournment or postponement thereof. There were issued and outstanding 5,413 shares of Utah Service Common Stock as of the Record Date, held by approximately 52 shareholders of record.

         Under the URBCA, the approval of the Merger by the Utah Service shareholders requires the affirmative vote of the holders of at least a majority of the outstanding shares of Utah Service Common Stock. In determining whether the approval of the Merger has received the requisite number of affirmative votes, abstentions, and shares not represented at the Special Meeting will have the same effect as a vote against any such proposal. Holders of a majority of the shares entitled to vote at the Utah Service Special Meeting, represented in person or by proxy, will constitute a quorum. Each holder will be entitled to cast one vote for each share of Utah Service Common Stock held.

         As of the Record Date, the Directors and officers of Utah Service and their affiliates owned 1,423 shares, representing approximately 26.89% of the outstanding shares of Utah Services Common Stock, and CCI owned 1,698 shares, representing approximately 31.37% of the outstanding shares of Utah Service Common Stock. Such persons have indicated that they intend to vote their shares FOR approval of the Merger, thereby assuring approval of the Merger by the Utah Service shareholders.

BEEHIVE INSURANCE

         Shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Beehive Insurance Special Meeting and at any adjournment or postponement thereof. There were issued and outstanding 21,487 shares of Beehive Insurance Common Stock as of the Record Date, held by approximately 50 shareholders of record.

         Under the URBCA, the approval of the Merger by the Beehive Insurance shareholders requires the affirmative vote of the holders of at least a majority of the outstanding shares of Beehive Insurance Common Stock.

In determining whether the approval of the Merger has received the requisite number of affirmative votes, abstentions, and shares not represented at the Special Meeting will have the same effect as a vote against any such proposal. Holders of a majority of the shares entitled to vote at the Beehive Insurance Special Meeting, represented in person or by proxy, will constitute a quorum. Each holder will be entitled to cast one vote for each share of Beehive Insurance Common Stock held.

         As of the Record Date, the Directors and officers of Beehive Insurance and their affiliates owned 6,734 shares, representing approximately 31.34% of the outstanding shares of Beehive Insurance Common Stock, and CCI owned 3,700 shares of Beehive Insurance Common Stock, representing approximately 17.2% of the outstanding shares of Beehive Insurance Common Stock. All such persons except J. Richard Walton have indicated that they intend to vote their shares FOR approval of the Merger. Although J. Richard Walton, a Director of Beehive Insurance, believes that the Merger is in the best interest of Beehive Insurance and its shareholders and, therefore, voted in favor of the Merger as a Director of Beehive Insurance, he has advised CCI that, because of personal financial considerations, he intends to vote his shares AGAINST approval of the Merger at the Beehive Insurance Special Meeting and exercise his dissenter's rights. See "Dissenters' Rights."

         If the Merger Agreement is not approved by the requisite number of votes at the Special Meetings, the Merger Agreement will be terminated and each Constituent Corporation will bear its pro-rata share of the expenses that have been incurred in connection with the Merger Agreement. See "The Merger Agreement -- Fees and Expenses." In such case, it is anticipated that CCI will continue to be a holding company for the shares of the Operating Companies which it owns, and that the Operating Companies will continue to operate their respective businesses.

PROXIES; REVOCATION OF PROXIES

         Shares of CCI Common Stock, Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock represented by properly executed and unrevoked proxies will be voted at the CCI Special Meeting, Clyde Special Meeting, Geneva Rock Special Meeting, Utah Service Special Meeting and Beehive Insurance Special Meeting, respectively, in accordance with the directions contained therein. If no direction is made in a properly executed and unrevoked proxy, the shares of Clyde Common Stock, CCI Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock represented by such proxy will be voted FOR the adoption and approval of the Merger, and the transactions contemplated thereby.

         Any CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance shareholder is empowered to revoke a proxy at any time before its exercise. A proxy may be revoked by filing with the Secretary of the respective company a written revocation or a duly executed proxy bearing a later date. Any written notice revoking a proxy should be sent to (i) in the case of CCI, Clyde Companies, Inc., 1423 Devonshire Drive, Salt Lake City, Utah, 84108, Attention:
Secretary, or hand delivered to the Secretary at or before the taking of the vote at the CCI Special Meeting; (ii) in the case of Clyde, W.W. Clyde & Co., 1375 North Main Street, Springville, Utah, 84663, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Clyde Special Meeting; (iii) in the case of Geneva Rock, Geneva Rock Products, Inc., 1565 West 400 North, Orem, Utah, 84057, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Geneva Rock Special Meeting; (iv) in the case of Utah Service, Utah Service, Inc., 35 East 400 South, Springville, Utah, 84663, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Utah Service Special Meeting; or (v) in the case of Beehive Insurance, Beehive Insurance Agency, Inc., 302 West 5400 South, Suite 109, Murray, Utah, 84107, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Beehive Insurance Special Meeting.

         CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will bear the costs of soliciting proxies from their respective shareholders. In addition to soliciting proxies by mail, Directors, officers and employees of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance may solicit proxies by telephone, by courier service, by telegram or in person. Such Directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for their out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with banks, brokerage houses and other custodians, nominees and fiduciaries for



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
the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and upon request, CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

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
                                   THE MERGER

GENERAL

         The following is a brief summary of all material aspects of the Merger. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Annex A and is incorporated herein by reference.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF CCI, CLYDE, GENEVA ROCK, UTAH SERVICE AND

BEEHIVE INSURANCE

         In accepting the recommendation of the Task Force to approve the Merger, the Boards of Directors of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance considered a number of factors in evaluating the Merger, most of which were positive, but some of which were negative. After carefully weighing all of these factors, the Boards of Directors concurred with the Task Force that, on balance, the Merger is fair and in the best interest of each Constituent Corporation and its respective shareholders. Accordingly, the Boards of Directors of each Constituent Corporation unanimously approved the Merger Agreement and recommends that their respective shareholders vote FOR approval of the Merger Agreement and the transactions contemplated thereby. IN CONSIDERING WHETHER TO VOTE FOR APPROVAL OF THE MERGER AGREEMENT, SHAREHOLDERS SHOULD BE AWARE THAT CERTAIN MEMBERS OF THE TASK FORCE AND CERTAIN DIRECTORS OF THE CONSTITUENT CORPORATIONS MAY BE SUBJECT TO CONFLICTS OF INTEREST IN RECOMMENDING THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT, AND THAT THE CONSTITUENT CORPORATIONS DID NOT HAVE SEPARATE LEGAL REPRESENTATION IN CONNECTION WITH NEGOTIATING THE TERMS AND PROVISIONS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. SEE "THE MERGER -- TASK FORCE" AND "--INTERESTS OF CERTAIN PERSONS IN THE MERGER."


         Among the negative factors considered by the Task Force and the Boards of Directors of the Constituent Corporations are the following. The Merger will result in a consolidation of management, which may result in a loss of autonomy for the Constituent Corporations. Also, some shareholders will have a smaller equity interest in CCI than they had in the Constituent Corporation(s) in which they owned shares and, therefore, they will have less voice in the business and affairs of CCI than they had with respect to the business and affairs of such Constituent Corporation(s). In addition, it is anticipated that the dividends to be paid after the Merger on shares of CCI Common Stock will be significantly less than the dividends paid before the Merger on the equivalent number of shares of Utah Service Common Stock and Beehive Insurance Common Stock, slightly less than the dividends paid before the Merger on the equivalent number of shares of Clyde Common Stock, and significantly greater than the dividends paid before the Merger on the equivalent number of shares of Geneva Rock Common Stock. Shareholders should be aware, however, that the amount, type and frequency of dividends to be paid on CCI Common Stock after the Merger will be determined by the Board of Directors of CCI based on the results of operations, financial condition and liquidity needs of CCI. See "Summary -- Selected Financial Information -- Comparative Per Share Data." In addition to the foregoing, the Task Force and the Boards of Directors of the Constituent Corporations considered the fact that Beehive Insurance may lose some of the premiums it receives from insurance placed with CCI and Clyde - see "Beehive Insurance--Regulation."


         Set forth below are the positive factors considered by the Task Force and the Boards of Directors of the Constituent Corporations in reaching their conclusion that the Merger Agreement and the transactions contemplated thereby are in the best interest of each Constituent Corporation and their respective shareholders. NO ATTEMPT HAS YET BEEN MADE TO QUANTIFY ANY OF THE FOLLOWING POTENTIAL COST SAVINGS OR POTENTIAL INCREASES IN RETURN ON CAPITAL DESCRIBED BELOW. THERE CAN BE NO ASSURANCE THAT ANY OF THE FACTORS DESCRIBED BELOW WILL ACTUALLY RESULT IN COST SAVINGS OR INCREASED RETURNS.

INCREASED FINANCIAL AND COMPETITIVE STRENGTH

         The Boards of Directors of the Constituent Corporations believe that the Merger will combine the financial strength of Clyde and Geneva and increase their respective competitive positions, placing Clyde in a better competitive position to bid on larger design/build projects with increased bonding capability. This is particularly important due to the general consolidation which has taken place in the construction industry, resulting in larger and better financed players coming into the regional construction market in which Clyde operates.

PROFESSIONAL MANAGEMENT TEAM

         After the Merger, the benefits of a professional management team will be made available to each of the Constituent Corporations to help them move forward and grow their businesses. Under the current management structure, each of the Constituent Corporations draws on its own independent management personnel. The Merger will make the management personnel of the Constituent Corporations available to each of the other Constituent Corporations. Management believes that the consolidated professional management team will help the consolidated company to identify and take advantage of future opportunities and investments.

SPIN-OFFS OR SALES OF OPERATIONS

         While management does not have any present plans to sell any of the Operating Companies, management believes that the Merger will increase shareholder value by creating a unified ownership structure that will make it easier to sell one or more of the Operating Companies should CCI decide to do so at some point in the future. From time to time, certain of the Constituent Corporations have received offers from buyers interested in purchasing operations or entire businesses of the Constituent Corporations (no such offers have been received in the last two years). The diffused and overlapping shareholder structure has made it difficult to respond effectively to such offers. The simplified shareholder structure resulting from the Merger will allow the management of CCI to more effectively engage in negotiations with potential buyers and consider attractive offers that have the potential to increase shareholder value.

INCREASED PURCHASING POWER

         The combination of entities resulting from the Merger will potentially create greater purchasing power due to increased volume and will eliminate some duplicative purchasing that currently occurs among the Operating Companies. The increased volume of purchasing will potentially reduce the cost of obtaining such items as fuel, construction materials and equipment. Currently, the Operating Companies negotiate, order and purchase on an independent basis. This has resulted in a certain amount of duplication which can be eliminated in part through the Merger.

CONSOLIDATION OF OPERATIONS

         After the Merger, the management of CCI will be in a better position to combine divisions of the Operating Companies that now have similar or identical operations. In particular, the Merger will make it possible to combine the road construction operations of Clyde and Geneva Rock. After the consummation of the Merger, the Board of Directors of CCI will consider combining other operations of the Operating Companies with a view to realizing overall cost savings.

CONSOLIDATION OF ADMINISTRATIVE FUNCTIONS

         It is anticipated that the Merger will result in cost savings to each of the Constituent Corporations generated by the elimination of certain duplicative management and administrative functions now being carried out separately by each of the Constituent Corporations. In particular, the Merger will make it possible to explore the consolidation of the various separate financial accounting systems now used by the Constituent Corporations, resulting in potential cost savings. Also, the Merger will allow Utah Service and Beehive Insurance to enjoy the benefits of the human resource departments that have been developed by Clyde and Geneva Rock. Utah Service and Beehive Insurance have not had the financial capacity to invest in a large and well-developed human resources department to the extent of Clyde and Geneva Rock. The Merger will make it possible to spread these and other administrative benefits to all the employees of the various Constituent Corporations.

POTENTIAL TAX SAVINGS

     As a consequence of the Merger, taxable dividends to CCI and Clyde from the other Constituent Corporations will be eliminated, resulting in tax savings to CCI and Clyde. It is anticipated that the Merger will produce some tax savings for the Constituent Corporations as a whole. This is primarily due to the elimination of sales tax on certain intercompany transactions and the fact that, after the consummation of the Merger, CCI will file consolidated tax returns for federal and state tax purposes on behalf of itself and all of the Constituent Corporations, eliminating the necessity for each Operating Company to pay a separate corporate tax on earnings.

TASK FORCE

         In order to facilitate the Merger, an informal working group of shareholders of the Constituent Corporations (the "Task Force") was formed for the purpose of considering and making recommendations to the Boards of Directors of each Constituent Corporation with respect to the economic and other terms of the Merger. The Task Force is comprised of (i) David E. Salisbury, who is a Director of Clyde and the husband of Carol C. Salisbury, who is the President and a Director of CCI and the Secretary, Treasurer and a Director of Beehive Insurance, (ii) Hal M. Clyde, who is a Director of Utah Service and Beehive Insurance, (iii) Wilford W. Clyde, who is the President and General Manager of Geneva Rock and a Director of Clyde, Geneva Rock and Beehive Insurance, (iv) Richard C. Clyde, who is the President and General Manager of Clyde and a Director of CCI, Clyde, Geneva Rock and Beehive Insurance, (v) Paul B. Clyde, who is a Vice President of Clyde and a Director of CCI, Clyde, Geneva Rock and Utah Service, (vi) David O. Cook, who is the President and a Director of Utah Service, (vii) James C. Gramoll, who is a grandson of Harry S. Clyde, (viii) Steven L. Clyde, who is the Project Superintendent and a Director of Clyde, (ix)
A. Ray Gammell, who is a Director of Geneva Rock and Utah Service and (x) Norman
D. Clyde, who is a Director of Clyde, Geneva Rock, Utah Service and Beehive Insurance.

         A majority of the Task Force recommended that the Boards of Directors of the Constituent Corporations approve the material terms of the Merger Agreement and the transactions contemplated thereby as set forth in the Proxy Statement/Prospectus, including: (i) the adoption of the Second HVA Reports for each Constituent Corporation and the exchange ratios which were based on the valuations set forth in such reports; (ii) the composition of and the compensation to be received by the Board of Directors and executive officers of CCI and the Operating Companies following the Merger; (iii) the Stock Redemption Plan; (iv) the Employment Agreement for Richard C. Clyde; (v) the Voting Agreement; (vi) the Bylaws of CCI; (vii) the allocation among the Constituent Corporations of the fees and expenses incurred in connection with the Merger Agreement; and (viii) the terms and provisions of the Merger Agreement. All of the members of the Task Force, except James Gramoll, concurred in such recommendations. As more fully explained below under "The Merger -- Valuation Reports for Operating Companies by Financial Advisors, Houlihan Financial Advisors -- Recommendation of Task Force," it was the position of Mr. Gramoll that the First HVA Report with respect to Clyde should be used for the purpose of determining the exchange ratios in the Merger. The Board of Directors of each of the Constituent Corporations has considered and approved the recommendations of the majority of the Task Force with respect to the Merger .

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
VALUATION REPORTS FOR OPERATING COMPANIES BY FINANCIAL ADVISOR, HOULIHAN VALUATION ADVISORS

BACKGROUND


         The Task Force requested Houlihan Valuation Advisors ("HVA") to prepare valuation reports with respect to Clyde, Geneva Rock, Utah Service and Beehive Insurance. HVA provides professional services relative to business valuations, fairness and solvency opinions, economic loss analyses and other valuation and economic issues. Other than the instructions by the Task Force that each Constituent Corporation should be valued as a stand alone entity and with the assumption that they would be combining in a tax free transaction as described below, no limitations were placed on HVA with respect to the result of the valuation reports described below or the scope of HVA's investigations of Clyde, Geneva Rock, Utah Service and Beehive Insurance. HVA prepared two separate valuation reports for these companies as of June 30, 1997, the first dated September 12, 1997 (the "First HVA Report") and the second dated October 23, 1997 (the "Second HVA Report"). Both the First HVA Report and the Second HVA Report resulted in the same valuations for each of Geneva Rock, Utah Service and Beehive Insurance. The Second HVA Report resulted in a different valuation for Clyde, as explained below. These reports were submitted to the Board of Directors of Clyde, Geneva Rock, Utah Service and Beehive Insurance. Both the First HVA Report and the Second HVA Report were prepared by HVA based in large part on the December 31, 1996 financial statements for each of the Operating Companies. The December 31, 1997 financial statements for the Operating Companies reflect certain changes in the operations and financial condition of each of the Operating Companies, as compared to their respective December 31, 1996 financial statements. However, the Task Force and the Boards of Directors of each of the Constituent Corporations determined that the changes in the results of operations and financial condition of the Operating Companies were not significant enough to warrant the expense and delay that would likely be incurred if HVA were asked to update its valuation reports based on the December 31, 1997 financial statements.



         In preparing its valuation reports, HVA employed the following four methods that are widely recognized in estimating the fair market enterprise value of a business entity: (i) book value, (ii) liquidation value, (iii) market value and (iv) income value. Book value consists of the carrying balances of the equity accounts on a company's financial records. Liquidation value is the difference between the realizable value of all assets and the realizable value of all liabilities of a company, assuming an orderly liquidation of the company. The market value approach attempts to determine the value of a company as if its shares were traded on an exchange in an active, public market. This is accomplished by determining a comparative price-earnings ratio, which is the ratio of the market price of a share of stock to the earnings per share; a comparative price to cash flow ratio, which is the ratio of the market price of a share of stock to the operating cash flow (net income plus depreciation) per share; a comparative price to revenue ratio, which is the ratio of the market price of a share of stock to the dollar sales per share; and a comparative price to book ratio, which is the ratio of the market price of a share of stock to the book value per share. Appropriate ratios for companies like Clyde, Geneva Rock, Utah Service and Beehive Insurance can be determined by comparing the respective company with others in the same industry and inferring market value ratios based on ratios in the industry. The income value method estimates the worth of a company's stock by determining the present value of the future income stream expected to accrue to holder of the company's stock. This is accomplished by forecasting the company's future income stream and the disposition of that income stream and then discounting the income stream at a rate commensurate with the risk to which the income stream is exposed. HVA has prepared income statement projections for the five year period from 1997 to 2001 for each of Clyde, Geneva Rock, Utah Service and Beehive Insurance. These projections, which were prepared based on an analysis of each company's historical operating results and conversations between HVA and the respective companies, yielded the following earnings per share estimates for the years 1997 through 2001: (i) for Clyde (excluding its equity in net earnings of Geneva Rock), $12.03 for 1997, $12.57 for 1998, $13.14 for 1999, $13.75 for 2000, and $14.40 for 2001, based on
94,544 shares outstanding; (ii) for Geneva Rock, $444.00 for 1997, $490.00 for 1998, $541.00 for 1999, $598.00 for 2000, and $661.00 for 2001, based on 21,802 shares outstanding; (iii) for Utah Service, $74.32 for 1997, $80.10 for 1998, $86.31 for 1999, $93.02 for 2000, and $100.22 for 2001, based on 5,413 shares outstanding; and (iv) for Beehive Insurance, $11.38 for 1997, $11.70 for 1998, $12.02 for 1999, $12.35 for 2000, and $12.69 for 2001, based on 21,487 shares outstanding.

         For a more detailed description of the valuation methods set forth above and the analysis employed by HVA in the calculation of the fair market enterprise value of each of the Operating Companies, see Annex E attached to this Proxy Statement/Prospectus - "Summary of Valuation Methods of Houlihan Valuation Advisors."

         After applying the valuation methods described above to each of the Operating Companies, HVA arrived at a final valuation by assigning a particular weight to the estimates provided by each valuation method. The weights assigned were based on HVA's professional judgment and its experience in valuing companies similar to the Operating Companies. The particular assumptions used by HVA in performing its valuations of the Constituent Companies are described in its valuation reports. The full text of the Second HVA Report with respect to any Operating Company can be obtained by sending a written request to the Secretary of such Operating Company.

         At the request of the Task Force, the First HVA Report was prepared valuing each of Clyde, Geneva Rock, Utah Service and Beehive Insurance as a stand alone entity. This approach took into account certain tax liabilities that would be incurred by Clyde with respect to Geneva Rock Common Stock owned by Clyde in the event Clyde and its assets were to be liquidated. Pursuant to this valuation approach, HVA estimated the fair market enterprise value of Clyde Common Stock as follows: (i) book value was estimated at $370 per share for a total value of $34,947,000 and assigned a weight of 0% in the final calculation;
(ii) liquidation value was estimated at $533 per share for a total value of $50,400,000 and assigned a weight of 40% in the final calculation; (iii) the price-earnings method yielded a value of $546 per share for a total value of $51,604,000 and was assigned a weight of 10% in the final calculation; (iv) the price to cash flow method yielded a value of $544 per share for a total value of $51,417,000 and was assigned a weight of 10% in the final calculation; (v) the price to revenue method yielded a value of $429 per share for a total value of $40,561,000 and was assigned a weight of 0% in the final calculation; (vi) the price to book value method yielded a value of $545 per share for a total value of $51,554,000 was assigned a weight of 10% in the final calculation; and (vii) income value was estimated at $479 per share for a total value of $45,332,000 and was assigned a weight of 30% in the final calculation. As set forth above, HVA determined that the book value and price to revenue methods were, in its judgment, not applicable and should be assigned a weight of 0% in calculating the fair market enterprise value of Clyde pursuant to the First HVA Report. Based on the foregoing estimated values and weights, the fair market enterprise value of the Clyde Common Stock as of June 30, 1997 was estimated to be $520 per share for a total value of $49,200,000.

         At the request of the Task Force, the Second HVA Report was prepared valuing each of Clyde, Geneva Rock, Utah Service and Beehive Insurance based on the assumption that they would be combining in a tax free transaction where Clyde would incur no tax liabilities with respect to its Geneva Rock Common Stock. In this second valuation of Clyde, all the various valuation methods were considered, but HVA gave the liquidation method 100% weight because this method resulted in a significantly higher value than the other methods which assume a going concern. Based on this second approach the fair market enterprise value of Clyde as of June 30, 1997 was estimated to be $657 per share for a total value of $62,100,000.

VALUATIONS OF OPERATING COMPANIES

         The valuation of each Operating Company is described below.

         CLYDE. As explained above, the Second HVA Report for Clyde estimated the fair market enterprise value of Clyde Common Stock as of June 30, 1997 to be $657 per share for a total value of $62,100,000.

         GENEVA ROCK. Both the First HVA Report and the Second HVA Report estimated the fair market enterprise value of Geneva Rock Common Stock as follows: (i) book value was estimated at $2,623 per share for a total value of $57,179,000 and assigned a weight of 0% in the final calculation; (ii) liquidation value was estimated at $4,162 per share for a total value of $90,730,000 and assigned a weight of 10% in the final calculation; (iii) the price-earnings method yielded a value of $4,963 per share for a total value of $108,203,000 and was assigned a weight of 10% in the final calculation; (iv) the price to cash flow method yielded a value of $4,666 per share for a total value of $101,732,000 and was assigned a weight of 10% in the final calculation; (v) the price to revenue method yielded a value of $4,626 per share for a total value of $100,865,000 and was assigned a weight of 10% in the final calculation;
(vi) the price to book value method yielded a value of $4,304 per share for a total value of $93,831,000 and was assigned a weight of 10% in the final calculation; and (vii) income value was estimated at $4,740 per share for a total value of $103,339,000 and was assigned a weight of 50% in the final calculation. As set forth above, HVA determined that the book value method was, in its judgment, not applicable and should be assigned a weight of 0% in calculating the fair market enterprise value of Geneva Rock. Based on the foregoing estimated values and weights, the fair market enterprise value of the Geneva Rock Common Stock as of June 30, 1997 was estimated to be $4,633 per share for a total value of $101,206,000 and rounded to $101,000,000.

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
         UTAH SERVICE. Both the First HVA Report and the Second HVA Report estimated the fair market enterprise value of Utah Service Common Stock as follows: (i) book value was estimated at $668 per share for a total value of $3,614,500 and assigned a weight of 0% in the final calculation; (ii) liquidation value was estimated at $756 per share for a total value of $4,090,000 and assigned a weight of 10% in the final calculation; (iii) the price-earnings method yielded a value of $1,009 per share for a total value of $5,459,500 and was assigned a weight of 10% in the final calculation; (iv) the price to cash flow method yielded a value of $653 per share for a total value of $3,533,000 and was assigned a weight of 10% in the final calculation; (v) the price to revenue method yielded a value of $676 per share for a total value of $3,658,100 and was assigned a weight of 10% in the final calculation; (vi) the price to book value method yielded a value of $856 per share for a total value of $4,635,600 and was assigned a weight of 10% in the final calculation; and
(vii) income value was estimated at $892 per share for a total value of $4,830,100 and was assigned a weight of 50% in the final calculation. As set forth above, HVA determined that the book value method was, in its judgment, not applicable and should be assigned a weight of 0% in calculating the fair market enterprise value of Utah Service. Based on the foregoing estimated values and weights, the fair market enterprise value of the Utah Service Common Stock as of June 30, 1997 was estimated to be $841 per share for a total value of $4,552,800 and rounded to $4,550,000.

         BEEHIVE INSURANCE. Both the First HVA Report and the Second HVA Report estimated the fair market enterprise value of Beehive Insurance Common Stock as follows: (i) book value was estimated at $17.63 per share for a total value of $378,900 and assigned a weight of 0% in the final calculation; (ii) the price-earnings method yielded a value of $88.14 per share for a total value of $1,893,800 and was assigned a weight of 20% in the final calculation; (iii) the price to cash flow method yielded a value of $68.87 per share for a total value of $1,479,900 and was assigned a weight of 20% in the final calculation; (iv) the price to revenue method yielded a value of $23.71 per share for a total value of $509,400 and was assigned a weight of 0% in the final calculation; (v) the price to book value method yielded a value of $25.89 per share for a total value of $556,200 and was assigned a weight of 0% in the final calculation; and
(vi) income value was estimated at $86.95 per share for a total value of $1,868,200 and was assigned a weight of 60% in the final calculation. As set forth above, HVA determined that the book value method was, in its judgment, not applicable and should be assigned a weight of 0% in calculating the fair market enterprise value of Utah Service. In addition HVA determined that the price to revenue and price to book figures materially understate the fair market value of Beehive Insurance and should not be considered in arriving at a final estimate of the fair market enterprise value of Beehive Insurance. Based on the foregoing estimated values and weights, the fair market enterprise value of Beehive Insurance Common Stock as of June 30, 1997 was estimated to be $83.77 per share for a total value of $1,795,700 and rounded to $1,800,000.


VALUATION OF CCI BY TASK FORCE

         Since CCI's only assets are cash and the shares of common stock it owns in the Operating Companies, the Task Force did not request HVA to prepare a valuation report for CCI. It is anticipated that the cash held by CCI will be used to pay the tax liabilities and other expenses that CCI will incur in connection with the Merger. Accordingly, the Task Force determined the value of CCI Common Stock to be equal to the total value of the shares of the Operating Companies owned by CCI. Based on the HVA valuations described above, the Task Force determined that the total value of the shares of the Operating Companies owned by CCI is approximately $44,610,187, which results in a valuation of approximately $19.36 per share of CCI Common Stock. For the purpose of establishing the exchange ratios in the Merger, the Task Force discounted the above per share valuation for CCI by 25% to $14.52 per share to reflect the value of minority shareholder interest. Based on this valuation and in anticipation of the Merger, in November 1997 each outstanding share of CCI Common Stock was converted into 40 shares, and presently there are 2,303,920 outstanding shares of CCI Common Stock.

RECOMMENDATION OF TASK FORCE

         All members of the Task Force, except James C. Gramoll, recommended to the Board of Directors of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance that the Second HVA Report be accepted for the purpose of determining the exchange ratios in the Merger. It is the position of James C. Gramoll that the First HVA Report with respect to Clyde (reflecting the tax liability which would be incurred by Clyde with respect to its

Geneva Rock Common Stock in the event Clyde were to be liquidated) should be the basis for calculating the exchange ratios in the Merger. In Mr. Gramoll's view, by using the higher valuation for Clyde, reflected in the Second HVA Report, Clyde was unfairly receiving the benefit of tax savings from a tax free reorganization, and he believed that such tax savings should be spread among all of the Constituent Corporations. However, the Task Force and the Boards of Directors of the Constituent Corporations concluded that since there are no plans to sell Clyde separately, the hypothetical tax savings should not be a factor to be considered in valuing Clyde in the Merger, which is a tax free reorganization. Accordingly, the Task Force and Boards of Directors decided to use the Second HVA Report rather than the First HVA Report for the purpose of establishing the exchange ratios in the Merger. Shareholders of the Constituent Corporations should be aware that certain members of the Task Force and the Boards of Directors are subject to conflicts of interest in recommending that shareholders vote for approval of the Merger Agreement. See "The Merger -- Task Force" and "The Merger -- Interests of Certain Persons in the Merger."

          Each of the valuation reports was prepared by HVA on the assumption the HVA was valuing a controlling interest in each corporation; that is, each corporation was valued on a stand-alone basis as if the entire enterprise were being sold. In determining the exchange ratios, the Task Force applied a discount to HVA's valuation for each corporation. The Task Force and the Boards of Directors determined to apply a 25% discount, because this is the discount that will be used in setting the price for shares to be redeemed under the Stock Redemption Plan. See "Clyde Companies, Inc. -- Stock Redemption Plan." This minority discount reflects the inability of a minority shareholder to sell or liquidate his or her shares, to mandate the payment of dividends, or to otherwise influence corporate policies. Although HVA recommended that a 30% discount be used for this purpose, the Task Force and the Boards of Directors decided to use only a 25% discount in order to provide shareholders with a higher valuation for their shares. It should be noted that the application of the same discount to each Constituent Corporation does not have any effect on the exchange ratios and does not in any way affect the consideration to be received in the Merger by the shareholders of the Constituent Corporations. HVA has orally advised the Constituent Corporations that a 25% discount would be in the range of reasonableness for an appropriate minority discount. Based on this discount, for the purpose of establishing the exchange ratios in the Merger, the per share valuation of a share of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock would be $14.52, $492.63, $3,474.45, $630.43 and $62.83, respectively.

LIMITATIONS ON HVA VALUATIONS

         HVA did not express any opinion as to what the value of CCI Common Stock will be when issued to the shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance pursuant to the Merger or the prices at which CCI Common Stock will actually trade at any time (there is no trading market for such shares and it is not anticipated that a trading market will develop). The full text of the Second HVA Report with respect to any Operating Company can be obtained by sending a written request to the Secretary of such Operating Company.

         In preparing its valuations, HVA used information provided by each of Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively. The management of each of the foregoing companies represented to HVA that the information provided was reasonably complete and accurate. HVA did not make independent examinations of any financial statements or other information prepared by the management of any of the foregoing companies which was relied upon and, accordingly, HVA made no representations or warranties and did not express any opinion regarding the accuracy or reasonableness of such financial statements and other information. All of the information made available to HVA was carefully analyzed and reasonable attempts were made by HVA to find additional information which would be helpful in the valuation study.

         Financial projections utilized in the First and Second HVA Reports were prepared based on analysis of each respective company's historical operating results and conversations with the management of each respective company. FORECASTING THE FUTURE IS AT BEST A DIFFICULT AND TENUOUS PROCESS. THERE WILL UNDOUBTEDLY BE DISPARITIES BETWEEN THE PROJECTED FIGURES AND ACTUAL RESULTS, SINCE EVENTS AND CIRCUMSTANCES FREQUENTLY DO NOT OCCUR AS EXPECTED, AND THOSE DISPARITIES MAY BE MATERIAL. THE HVA VALUATION REPORTS DO NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF ANY OF THE CONSTITUENT CORPORATIONS AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT ANY OF THE SPECIAL MEETINGS OF ANY CONSTITUENT CORPORATION.

         Both the First HVA Report and the Second HVA Report were prepared for the specific purpose of valuing the common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance on an enterprise value basis pursuant to the proposed Merger. In arriving at its valuations of the fair market enterprise value (assuming controlling interest) of the common stock of each of Clyde, Geneva Rock, Utah Service and Beehive Insurance, HVA defined "fair market value" as that value at which a willing buyer and willing seller, neither being compelled to act and both being well informed of the relevant facts and conditions which might be anticipated, would effect a sale of an asset at "arm's length" on a given date. HVA's valuation study was undertaken using widely accepted principles of financial analysis and valuation. In particular, the book value, liquidation value, market value, and income value methods of valuation were utilized in arriving at an estimate of the fair market enterprise value of the common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance.

         Valuation is an imprecise science, and HVA has not purported to be a guarantor of the valuations set forth in the Valuation Reports. Value is a question of informed judgment, and reasonable persons can differ in their estimates of value. HVA has certified that the First HVA Report and the Second HVA Report were conducted and the conclusions arrived at independently using conceptually sound and commonly accepted methods of valuation.

         The Task Force selected HVA because HVA has experience valuing hundreds of privately held companies and businesses and has been involved in a wide array of other financial analysis and consulting activities since 1986. Neither HVA or its principals have any present or intended interest in any of the Constituent Corporations. There is no material relationship or affiliation between HVA and its affiliates and any of the Constituent Corporations and their respective affiliates. HVA's fees for providing the Valuation Reports are based on professional time charges, and are in no way contingent upon the final valuation figures. The actual fees paid to HVA for the performance of the valuations amounted to approximately $20,000.

EXCHANGE RATIOS

         The exchange ratios at which shares of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be exchanged for shares of CCI Common Stock were determined by the Task Force and approved by the Board of Directors of each Constituent Corporation. The exchange ratios were determined by dividing the discounted value determined by HVA for each share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, by $14.52, the amount which the Task Force determined to be the discounted per share value of CCI Common Stock. This resulted in an exchange ratio of (i) 33.93 shares of CCI Common Stock for each outstanding share of Clyde Common Stock,
(ii) 239.27 shares of CCI Common Stock for each outstanding share of Geneva Rock Common Stock, (iii) 43.43 shares of CCI Common Stock for each outstanding share of Utah Service Common Stock and (iv) 4.33 shares of CCI Common Stock for each outstanding share of Beehive Insurance Common Stock, respectively.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


         Shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance should be aware that certain members of the Task Force and certain Directors and executive officers of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance have interests in the Merger that are in addition to the interests as shareholders generally and which may create conflicts of interest. These interests include, among other things, the following: (i) certain Task Force members and Directors and executive officers of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance are related family members; (ii) certain Task Force members and Directors and executive officers of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will be Directors and/or executive officers of CCI; (iii) certain members of the Task Force and Directors and executive officers of CCI may be deemed to be principal shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock; (iv) as a consequence of the Merger, taxable dividends to CCI and Clyde from the other Constituent Companies will be eliminated, resulting in significant savings to CCI and Clyde; (v) Richard C. Clyde will enter into an employment agreement with CCI; (vi) the shareholders of CCI as constituted prior to the Merger will enter into a ten year Voting Agreement with respect to the election of CCI Directors and certain other matters; (vii) as a result of certain provisions in the CCI Bylaws, the W.W. Clyde family will have effective control of the Board of Directors of CCI following the Merger; and (viii) David E. Salisbury, a Director of Clyde, is a former shareholder of (and presently is of counsel to) the law firm of Van Cott, Bagley, Cornwall & McCarthy, which has represented each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance in connection with the Merger. These interests are more fully described below.


CLYDE FAMILY TREE

         For ease of reference, the following sets forth the family relationships among members of the W.W. Clyde family that are currently serving on the Task Force or as officers or Directors of the Constituent Corporations. The three brothers involved in the founding of the Constituent Corporations were W.W. Clyde, Edward Clyde and Harry S. Clyde.

     W.W. CLYDE FAMILY. The children of W.W. Clyde whose names or whose children's names appear elsewhere in this Proxy Statement/Prospectus are Cornell Clyde (deceased), Blaine Clyde (deceased), William R. Clyde, Ila C. Cook, Louise
C. Gammell and Carol C. Salisbury. The spouses, children and grandchildren of the foregoing whose names appear elsewhere in this Proxy Statement/Prospectus are as follows:

     (i) CORNELL CLYDE. Richard C. Clyde is the son of Cornell Clyde; Jeffrey R. Clyde is the son of Richard C. Clyde.

     (ii) BLAINE CLYDE. Paul B. Clyde and Wilford W. Clyde are each sons of Blaine Clyde.

     (iii) WILLIAM R. CLYDE. Steven L. Clyde is the son of William R. Clyde.

     (iv) ILA C. COOK. David O. Cook is the son of Vernon O. and Ila C. Cook.

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
     (v) LOUISE C. GAMMELL. B. Clyde Gammell and A. Ray Gammell are each sons of Louise C. Gammell.

     (vi) CAROL C. SALISBURY. David E. Salisbury is the husband of Carol C. Salisbury.

     EDWARD CLYDE FAMILY. The children of Edward Clyde whose names appear elsewhere in this Proxy Statement/Prospectus are Hal M. Clyde and Norman D. Clyde. The children of the foregoing whose names appear elsewhere in this Proxy Statement/Prospectus are as follows:

     (i) HAL M. CLYDE. H. Michael Clyde is the son of Hal M. Clyde.

     (ii) NORMAN D. CLYDE. Tawna Clyde Smith is the daughter of Norman D. Clyde.

     HARRY S. CLYDE FAMILY. The only descendant of Harry S. Clyde whose name appears elsewhere in this Proxy Statement/Prospectus is James C. Gramoll, who is a grandson of Harry S. Clyde.

FAMILY RELATIONSHIPS; INTERRELATED MANAGEMENT AND STOCK OWNERSHIP

     Carol C. Salisbury is the President and a Director of CCI and the Secretary and Treasurer and a Director of Beehive Insurance. After the consummation of the Merger, Ms. Salisbury will become the Secretary and Treasurer of CCI. Ms. Salisbury is the wife of David E. Salisbury, who is currently a member of the Task Force and a Director of Clyde; a sister of William R. Clyde, Ila C. Cook and Louise C. Gammell; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford
W. Clyde, Steven L. Clyde, David O. Cook, A. Ray Gammell and B. Clyde Gammell. As of the Record Date, Ms. Salisbury may be deemed to beneficially own or control (i) 122,360 shares or approximately 5.31% of the outstanding CCI Common Stock; (ii) 34,275 shares or approximately 36.25% of the outstanding Clyde Common Stock; (iii) 12,308 shares or approximately 56.45% of the outstanding Geneva Rock Common Stock; (iv) 1,946 shares or approximately 35.95% of the outstanding Utah Service Common Stock; and (v) 4,389 shares or approximately 20.43% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Ms. Salisbury may be deemed to beneficially own or control 2,519,909 shares or approximately 36.32% of the outstanding CCI Common Stock. See "Clyde Companies, Inc. -- Principal Shareholders of CCI Prior to Consummation of the Merger", "Clyde Companies, Inc. -- Principal Shareholders of CCI Upon Consummation of the Merger", "Clyde -- Principal Shareholders of Clyde", "Geneva Rock -- Principal Shareholders of Geneva Rock", "Utah Service -- Principal Shareholders of Utah Service" and "Beehive Insurance -- Principal Shareholders of Beehive Insurance".

     Ila C. Cook is Vice President and a Director of CCI. Ms. Cook is the wife of Vernon O. Cook, who is currently the Chairman of the Board of Utah Service, the mother of David O. Cook, who is currently a member of the Task Force and the President, Chief Executive Officer and a Director of Utah Service; the sister of William R. Clyde, Louise C. Gammell and Carol C. Salisbury; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, Steven L. Clyde, A. Ray Gammell and B. Clyde Gammell. As of the Record Date, Ms. Cook may be deemed to beneficially own or control (i) 31,935 shares or approximately 33.78% of the outstanding Clyde Common Stock; (ii) 4,727 shares or approximately 21.68% of the outstanding Geneva Rock Common Stock; (iii) 2,019 shares or approximately 37.30% of the outstanding Utah Service Common Stock; and (iv) 4,388 shares or approximately 20.42% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Ms. Cook may be deemed to beneficially own or control 2,321,319 shares or approximately 33.45% of the outstanding CCI Common Stock. See "Clyde -- Principal Shareholders of Clyde", "Geneva Rock -- Principal Shareholders of Geneva Rock", "Utah Service -- Principal Shareholders of Utah Service" and "Beehive Insurance -- Principal Shareholders of Beehive Insurance".

     William R. Clyde is Vice President of CCI and a Director of CCI, Clyde, Geneva Rock and Utah Service. William R. Clyde is the father of Steven L. Clyde, who is currently a member of the Task Force and the Project Superintendent and a Director of Clyde, and the brother of Ila C. Cook, Louise C. Gammell and Carol
C. Salisbury; and an uncle of Richard C.

Clyde, Paul B. Clyde, Wilford W. Clyde, David O. Cook, A. Ray Gammell and B. Clyde Gammell. As of the record Date, Mr. Clyde may be deemed to beneficially own or control (i) 180,160 shares or approximately 7.82% of the outstanding CCI Common Stock; (ii) 32,040 shares or approximately 33.89% of the outstanding Clyde Common Stock; (iii) 12,335 shares or approximately 56.58% of the outstanding Geneva Rock Common Stock; (iv) 1,712 shares or approximately 31.63% of the outstanding Utah Service Common Stock; and (v) 4,004 shares or approximately 18.63% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Mr. Clyde may be deemed to beneficially own or control 2,496,505 shares or approximately 35.98% of the outstanding CCI Common Stock. See "Clyde Companies, Inc. -- Principal Shareholders of CCI Prior to Consummation of the Merger", "Clyde Companies, Inc. -- Principal Shareholders of CCI Upon Consummation of the Merger", "Clyde -- Principal Shareholders of Clyde", "Geneva Rock -- Principal Shareholders of Geneva Rock", "Utah Service -- Principal Shareholders of Utah Service" and "Beehive Insurance -- Principal Shareholders of Beehive Insurance".

     Louise C. Gammell is currently Secretary and Treasurer of CCI and a Director of CCI and Utah Service. Ms. Gammell is the mother of A. Ray Gammell, who is currently a member of the Task Force, the Vice President and a Director of Utah Service and a Director of Geneva Rock; the mother of B. Clyde Gammell, who is currently the Vice President and a Director of Beehive Insurance; the sister of William R. Clyde, Ila C. Cook and Carol C. Salisbury; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, Steven L. Clyde and David O. Cook. As of the Record Date, Ms. Gammell may be deemed to beneficially own or control (i) 269,120 shares or approximately 11.68% of the outstanding CCI Common Stock; (ii) 34,255 shares or approximately 36.25% of the outstanding Clyde Common Stock; (iii) 4,726 shares or approximately 21.68% of the outstanding Geneva Rock Common Stock; (iv) 300 shares or approximately 5.54% of the outstanding Utah Service Common Stock; and (v) 3,969 shares or approximately 18.47% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Ms. Gammell may be deemed to beneficially own or control 2,673,412 shares or approximately 38.53% of the outstanding CCI Common Stock. See "Clyde Companies, Inc. -- Principal Shareholders of CCI Prior to Consummation of the Merger", "Clyde Companies, Inc. -- Principal Shareholders of CCI Upon Consummation of the Merger", "Clyde -- Principal Shareholders of Clyde", "Geneva Rock -- Principal Shareholders of Geneva Rock", "Utah Service -- Principal Shareholders of Utah Service" and "Beehive Insurance -- Principal Shareholders of Beehive Insurance".

         Paul B. Clyde is a member of the Task Force, the Vice President of Construction of Clyde and a Director of CCI, Clyde, Geneva Rock and Utah Services. Mr. Clyde is the brother of Wilford W. Clyde, who will become the Vice President and Chief Operating Officer of CCI after consummation of the Merger, the President and a Director of Geneva Rock, a Director of Clyde and Beehive Insurance, and a member of the Task Force; and a nephew of William R. Clyde, Ila
C. Cook, Louise C. Gammell and Carol C. Salisbury. As of the Record Date, Mr. Clyde may be deemed to beneficially own or control (i) 72,320 shares or approximately 3.14% of the outstanding CCI Common Stock; (ii) 33,660 shares or approximately 35.60% of the outstanding Clyde Common Stock; (iii) 12,831 shares or approximately 58.85% of the outstanding Geneva Rock Common Stock; (iv) 1,719 shares or approximately 31.76% of the outstanding Utah Service Common Stock; and
(v) 3,768 shares or approximately 17.54% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Mr. Clyde may be deemed to beneficially own or control 2,481,924 shares or approximately 35.77% of the outstanding CCI Common Stock. See "Clyde Companies, Inc. -- Principal Shareholders of CCI Prior to Consummation of the Merger", "Clyde Companies, Inc. -- Principal Shareholders of CCI Upon Consummation of the Merger", "Clyde -- Principal Shareholders of Clyde", "Geneva Rock -- Principal Shareholders of Geneva Rock", "Utah Service -- Principal Shareholders of Utah Service" and "Beehive Insurance -- Principal Shareholders of Beehive Insurance".

     Richard C. Clyde is a member of the Task Force, a Director of CCI and after the consummation of the Merger will become the President and Chief Executive Officer of CCI. Mr. Clyde is also the President and General Manager of Clyde and a Director of Clyde, Geneva Rock and Beehive Insurance. Mr. Clyde is the father of Jeffrey R. Clyde, who is currently the Contracts Manager and a Director of Clyde; and a nephew of William R. Clyde, Ila C. Cook, Louise C. Gammell and Carol C. Salisbury. As of the Record Date, Mr. Clyde may be deemed to beneficially own or control (i) 115,200 shares or approximately 5.00% of the outstanding CCI Common Stock; (ii) 34,535 shares or approximately 36.53% of the outstanding Clyde Common Stock; (iii) 12,366 shares or approximately 56.72% of the outstanding Geneva Rock Common Stock; (iv) 1,720 shares or approximately 31.78% of the outstanding Utah Service Common Stock; and (v) 4,200 shares or approximately 19.55% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Mr. Clyde may be deemed to beneficially own or control 2,524,814 shares or approximately 36.39% of the outstanding CCI Common Stock. See "Clyde
Companies, Inc. -- Principal Shareholders of CCI Prior to Consummation of the Merger", "Clyde Companies, Inc. -- Principal Shareholders of CCI Upon Consummation of the Merger", "Clyde -- Principal Shareholders of Clyde", "Geneva Rock -- Principal Shareholders of Geneva Rock", "Utah Service -- Principal Shareholders of Utah Service" and "Beehive Insurance -- Principal Shareholders of Beehive Insurance".

         Wilford W. Clyde will become the Chief Operating Officer of CCI after the consummation of the Merger. Mr. Clyde is currently a member of the Task Force, the President of Geneva Rock and a Director of Clyde, Geneva Rock and Beehive Insurance. Mr. Clyde is the brother of Paul B. Clyde, who is currently a member of the Task Force, the Vice President of Construction of Clyde and a Director of Clyde, CCI, Geneva Rock and Utah Service; and a nephew of William R. Clyde, Ila C. Cook, Louise C. Gammell and Carol C. Salisbury. As of the Record Date, Mr. Clyde may be deemed to beneficially own or control (i) 72,320 shares or approximately 3.14% of the outstanding CCI Common Stock; (ii) 1,675 shares or approximately 1.77% of the outstanding Clyde Common Stock; (iii) 7,804 shares or approximately 35.79% of the outstanding Geneva Rock Common Stock; (iv) 21 shares or approximately 0.39% of the outstanding Utah Service Common Stock; and (v) 58 shares or approximately 0.27% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Mr. Clyde may be deemed to beneficially own or control 183,673 shares or approximately 2.65% of the outstanding CCI Common Stock. See "Clyde Companies, Inc. -- Principal Shareholders of CCI Upon Consummation of the Merger", "Clyde -- Principal Shareholders of Clyde", "Geneva Rock -- Principal Shareholders of Geneva Rock" and "Beehive Insurance -- Principal Shareholders of Beehive Insurance".

         H. Michael Clyde has agreed to become a Director of CCI upon consummation of the Merger. Mr. Clyde is the son of Hal M. Clyde, who is currently a member of the Task Force and a Director of Utah Service and Beehive Insurance; and a nephew of Norman D. Clyde, who is currently a member of the Task Force and a Director of Utah Service, Clyde, Geneva Rock, and Beehive Insurance. As of the Record Date, Mr. Clyde may be deemed to beneficially own or control (i) 500 shares or approximately 0.53% of the outstanding Clyde Common Stock and (ii) 25 shares or approximately 0.11% of the outstanding Geneva Rock Common Stock. Upon the consummation of the Merger, Mr. Clyde may be deemed to beneficially own or control 22,946 shares or less than 1% of the outstanding CCI Common Stock.

         Tawna Clyde Smith has agreed to become a Director of CCI upon consummation of the Merger. Ms. Smith is the daughter of Norman D Clyde, who is currently a member of the Task Force and a Director of Utah Service, Clyde, Geneva Rock, and Beehive Insurance; and a niece of Hal M. Clyde, who is currently a member of the Task Force and a Director of Utah Service and Beehive Insurance. As of the Record Date, Ms. Smith may be deemed to beneficially own or control (i) 500 shares or approximately 0.53% of the outstanding Clyde Common Stock and (ii) 100 shares or approximately 0.47% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Ms. Smith may be deemed to beneficially own or control 17,398 shares or less than 1% of the outstanding CCI Common Stock.

TASK FORCE
         As explained above, in order to facilitate the Merger, an informal working group of shareholders of the Constituent Corporations (the "Task Force") was formed for the purpose of considering and making recommendations to the Board of Directors of each Constituent Corporation with respect to the economic and other terms of the Merger. The Board of Directors of each of the Constituent Corporations has considered and approved the recommendations of the majority of the Task Force with respect to the Merger. See "The Merger -- The Task Force" for a description of the members of the Task Force and their recommendations to the Boards of Directors. Shareholders of the Constituent Corporations should be aware that certain members of the Task Force have interests in the Merger that are in addition to the interests of shareholders generally and which may create conflicts of interest because, among other reasons, certain members of the Task Force are principal shareholders, Directors and/or officers of the Constituent Corporations and/or have family relationships with other Directors and officers, certain members of the Task Force may be deemed to be principal shareholders of one or more of the Constituent Corporations, certain members of the Task Force are parties to the Voting Agreement, and certain members of the Task Force will benefit from the provisions of CCI's Bylaws with respect to the election of Directors.

TAX SAVINGS FOR CCI AND CLYDE

         As a consequence of the Merger, taxable dividends paid to CCI and Clyde by the other Constituent Corporations will be eliminated, resulting in significant tax savings to CCI and Clyde. This tax savings does not apply to the other Constituent Corporations, although it is anticipated that the Merger will result in tax savings for the Constituent Corporations on a whole due to the elimination of sales tax on certain intercompany transactions and the filing of consolidated tax returns that will replace the current practice of each Constituent Corporation filing a separate tax return.

EMPLOYMENT AGREEMENT

         It is contemplated that upon consummation of the Merger, CCI will enter into an employment agreement with Richard C. Clyde pursuant to which Richard C. Clyde will be employed as President and Chief Executive Officer for a term of three years from the 1998 annual shareholders meeting of CCI. The employment agreement will provide for a minimum annual base salary of $110,000 for Richard
C. Clyde and a discretionary annual incentive bonus in an amount as the Board of Directors of CCI may determine. The employment agreement will also provide that if Richard C. Clyde is terminated by CCI prior to the end of the term of employment, other than for cause, death or disability, CCI will pay Richard C. Clyde an amount equal to his annual salary multiplied by the number of years remaining under the term of the employment agreement. See also "Clyde Companies, Inc.--Employment Agreement."

VOTING AGREEMENT
         On all matters with respect to which CCI's shareholders have a right to vote, including the election of Directors, each share of CCI Common Stock is entitled to one vote. The Original CCI Shareholders have entered into a 10-year Voting Agreement for the purpose of controlling the voting of the 2,303,920 shares of CCI Common Stock owned by the Original CCI Shareholders on the Record Date, representing approximately 33.20% of the shares of CCI Common Stock to be outstanding upon consummation of the Merger. So long as the Voting Agreement is in place, the Original CCI shareholders may have the ability (subject to the restrictions in CCI's Bylaws relating to the configuration of its Board of Directors) to elect the entire Board of Directors of CCI and determine the outcome of all matters involving a shareholder vote. Control of CCI by the Original CCI shareholders could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, control of CCI. See "Clyde Companies, Inc.--Voting Agreement."

BYLAWS OF CCI
         Section 3.2( c) of the CCI Bylaws, which are attached as Annex C hereto, restricts the configuration of the CCI Board of Directors during the five year period beginning on November 12, 1997 and ending on November 12, 2002. During this period, six of the Directors on the CCI Board of Directors must be direct descendants (or the spouse of a direct descendant) of W.W. Clyde and two of the Directors must be direct descendants (or the spouse of a direct descendant) of Edward Clyde. The CCI Bylaws require that there be between eight and eleven Directors on the CCI Board of Directors. There are currently eight Directors on the CCI Board, and this number may be increased to include as many as eleven Directors. The effect of the foregoing restriction on CCI Board membership is that, during the five year period described above, the W.W. Clyde family will have effective control of the CCI Board. Such control will give the W.W. Clyde family the ability to determine all matters that come before the CCI Board, such as the amount which will be made available by CCI to fund the redemption of shares of CCI Common Stock and the amount of dividends to be paid on CCI Common Stock. See "Comparison of the Rights of Holders of CCI Common Stock and Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock -- Provisions Relating to Directors".

LACK OF SEPARATE LEGAL REPRESENTATION

         The law firm of Van Cott, Bagley, Cornwall & McCarthy ("Van Cott") previously has represented each of the Constituent Corporations, as well as certain individual Task Force members, Directors, officers and shareholders of the Constituent Corporations. Because each Constituent Corporation is affiliated through family relationships, interconnected Boards of Directors and cross stock ownership, and in an effort to reduce the costs of the Merger, the Boards of Directors of each Constituent Corporation determined to use Van Cott to represent all of the Constituent Corporations in connection with the Merger and the transactions contemplated thereby, including the preparation of this joint Proxy Statement/Prospectus. Van Cott did not represent any Constituent Corporation or individual separately in negotiating the exchange ratios or any of the other terms or provisions of the Merger Agreement, nor did Van Cott undertake any due diligence investigation with respect to any Constituent Corporation, such as an investigation of the validity of the outstanding shares of the Constituent Corporations, or the status of legal agreements, pending legal proceedings or other legal matters with respect to the Constituent Corporations. Such representation by Van Cott involves a conflict of interest to the extent that the interest of one Constituent Corporation in the Merger may be separate from or opposed to the interest of the other Constituent Corporations or individuals (mentioned above) who may also be clients of Van Cott. Because of such conflicts of interest, Van Cott obtained a written waiver of such conflicts from the Boards of Directors of each Constituent Corporation and certain individual shareholders, pursuant to which each corporation and individual shareholder acknowledged the existence of the conflicts of interest, waived any objection thereto and agreed to Van Cott's representation of all of the Constituent Corporations. David E. Salisbury, who is a former shareholder of (and presently is of counsel to) Van Cott, was a member of the Task Force that negotiated the pertinent terms and provisions of the Merger Agreement, including the exchange ratios. Mr. Salisbury participated on the Task Force in his capacity as a Director of Clyde, and as a direct or indirect owner of shares of Common Stock of the Constituent Corporations. See also "Risk Factors -- Lack of Separate Legal Representation".


ACCOUNTING TREATMENT
         The Merger will be accounted for using the "purchase" method of accounting with CCI as the acquirer. Under this method of accounting, the aggregate consideration paid by CCI in the Merger (determined based upon the number of new shares of CCI Common Stock issued in the Merger in excess of the outstanding shares of CCI Common Stock as of the Record Date) will be allocated to the net assets of the Operating Companies based on their fair values as determined by HVA, and the results of operations of the Operating Companies will be included in the results of operations of CCI only for periods subsequent to the effective date of the Merger.
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The firm of Grant Thornton, independent accountants, has rendered an opinion to the Constituent Corporations and their shareholders regarding certain federal income tax consequences of the Merger, as described below. The following discussion summarizes the material federal income tax considerations associated with the Merger under the Internal Revenue Code of 1986, as amended (the "Code"), to holders who hold shares of CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock as capital assets. As it is not feasible to describe all of the tax consequences associated with the Merger, each shareholder should consult his or her tax advisor with respect to the tax consequences of the Merger applicable to his or her specific circumstances. The following summary is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger to CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance and their respective shareholders. Furthermore, the following discussion addresses only certain federal income tax matters and does not consider any state, local or foreign tax consequences of the Merger.

         Neither CCI nor Clyde, Geneva Rock, Utah Service or Beehive Insurance has requested or will request any ruling from the Internal Revenue Service ("IRS") in connection with the Merger. However, the Merger has been structured with the intention that it qualify as (i) a transfer to a controlled corporation described in Section 351 of the Code and/or as (ii) a reorganization under
Section  368(a)(1)(B) of the Code.

         The Grant Thornton opinion indicates that the Merger qualifies under
Section 351 of the Code or the Merger will be treated as a reorganization under the Code, and that the following federal income tax consequences, among others, generally will apply to shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance:

     (i) No gain or loss will be recognized by a holder of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock with respect to the receipt of CCI Common Stock in exchange for such Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock pursuant to the Merger (except with respect to any cash received in lieu of fractional shares of CCI Common Stock).

     (ii) The aggregate tax basis of CCI Common Stock received by each holder of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock will be the same as the aggregate tax basis of the Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock received by such shareholder in the Merger, decreased by the amount of any tax basis allocable to fractional shares of CCI Common Stock in lieu of which cash will be paid.

     (iii) The holding period of CCI Common Stock received by each holder of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock will include the period for which the Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock received in exchange therefor was considered to be held, provided the Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock so received is held as a capital asset at the effective time of the Merger.

     (iv) Payment received by holders of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock in lieu of fractional shares of CCI Common Stock will be treated as payment in redemption of such fractional shares and, provided that the redeemed interest is held as a capital asset at the effective time of the Merger, will generally result in the recognition of capital gain or loss by such holders measured by the difference between the amount received and the tax basis allocable to such fractional shares.

         Each holder of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock who receives cash in lieu of a fractional interest will recognize gain or loss as of the effective time of the Merger equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock allocable to such fractional share interest. Any gain or loss generally will be capital gain or loss if such shareholder holds Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock as a capital asset at the effective time of the Merger and will be long-term capital gain or loss if the holding period (determined as described above) for the fractional share interest deemed to be received and then redeemed is more than one year. Under recently enacted legislation, an individual holder of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock is generally subject to a maximum capital gains rate of 28% for Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock held more than one year and a maximum capital gains rate of 20% for Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock held in excess of 18 months.

         Holders of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock who exercise their dissenters' rights and who receive cash in exchange for their respective shares will be treated as having received such payment in redemption of such shares. In general, if such shares are held as a capital asset at the effective time of the Merger, the holder will recognize capital gain or loss measured by the difference between the amount of cash received and the holder's adjusted tax basis for the shares. If, however, the holder owns, either actually or constructively, any Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock that is exchanged in the Merger for CCI Common Stock, the payment for dissenting shares to such holder could, in certain circumstances, be treated as dividend income. In general, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that the holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. Each holder who contemplates exercising dissenters' rights should consult such holder's own tax advisor as to the possibility that any payment to such holder will be treated as dividend income.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE DESCRIPTION OF ALL POTENTIAL TAX CONSEQUENCES THAT MAY OCCUR AS A RESULT OF THE MERGER. SHAREHOLDERS SHOULD THEREFORE CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL TAX CONSEQUENCES OF THE MERGER, THE HOLDING AND DISPOSING OF CCI COMMON STOCK RECEIVED IN THE MERGER, AND THE TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR OTHER JURISDICTION.

REGULATORY APPROVAL

         CCI and Geneva Rock filed a notification with the Federal Trade Commission ("FTC"), pursuant to the Hart Scott Rodino Antitrust Improvement Act of 1976, requesting early termination of the waiting period required under that Act. On November 21, 1997, the FTC granted CCI's and Geneva Rock's request for early termination of the waiting period. See "The Merger Agreement--Conditions to the Merger."

FEDERAL SECURITIES LAW CONSEQUENCES
         The shares of CCI Common Stock to be received in the Merger by the shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance have been registered under the Securities Act and will be freely transferable, except that
(i) shares of CCI Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will be restricted and (ii) shares of CCI Common Stock that are subject to the Voting Agreement described above under "Clyde Companies, Inc. -- Voting Agreement" will be subject to certain restrictions thereunder. Shareholders should understand that there is no market for CCI Common Stock and it is not anticipated that a market will develop. If there were a public market for such shares, resales by affiliates would be subject to Rule 145 under the Securities Act. Generally, Rule 145 would permit an affiliate to sell within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of CCI Common Stock or the average weekly trading volume reported on the national securities exchanges during the four calendar weeks preceding such sale, provided that CCI has filed certain reports with the Securities and Exchange Commission and provided that such sales are "broker transactions" without the solicitation of buy orders by the broker of such affiliates or in transactions, directly with a "market maker."

                              THE MERGER AGREEMENT

GENERAL

         The description of the material terms and conditions of the Amended and Restated Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") and any related documents in this Proxy Statement/Prospectus is qualified in its entirety by reference to the copy of the Merger Agreement attached hereto as Annex A. Shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance are urged to read the Merger Agreement in their entirety for a more complete description of the terms of such agreements.

CONVERSION OF SHARES

         At the Effective Time, each outstanding share of the Operating Companies except (i) those shares of the Operating Companies owned by CCI, (ii) those shares of Geneva Rock owned by Clyde, which will be distributed as a dividend to CCI and (iii) to the extent that the holders of shares of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock or Beehive Insurance Common Stock duly elect to exercise their dissenters' rights under
Part 13 of the URBCA) will be converted into shares of CCI Common Stock equal to
(i) in the case of Clyde Common Stock, 33.93 shares of CCI Common Stock, (ii) in the case of Geneva Rock Common Stock, 239.27 shares of CCI Common Stock, (iii) in the case of Utah Service Common Stock, 43.43 shares of CCI Common Stock, and
(iv) in the case of Beehive Insurance Common Stock, 4.33 shares of CCI Common Stock (the ratios set forth in clauses (i) through (iv) above are sometimes referred to herein as the "Exchange Ratios"). Fractional shares of CCI Common Stock will not be issued. In lieu of fractional shares, shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance will receive cash equal to the product of (i) such fraction multiplied by (ii) $14.52.

         CRC will merge with and into Clyde, GRRC will merge with and into Geneva Rock, USRC will merge with and into Utah Service and BIRC will merge with and into Beehive Insurance, with the Operating Companies being the surviving corporations of such mergers. Each share of CRC, GRRC, USRC and BIRC Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the respective Operating Company.

CONDITIONS TO THE MERGER

         Consummation of the Merger provided for in the Merger Agreement is subject to the satisfaction of various conditions, including but not limited to
(i) the approval and adoption of the Merger Agreement by the requisite vote of the shareholders of each of the Constituent Corporations; (ii) the aggregate number of dissenting shares shall not be more than 5% of the total number of shares of CCI that would be outstanding upon consummation of the Merger if no dissenters' rights were exercised (there would be 6,938,709 outstanding CCI shares and 5% of that number is 346,935); (iii) no governmental authority shall have issued any order, and there shall not be any statute, rule, decree or regulation restraining, prohibiting or making illegal the consummation of the Merger; (iv) any waiting period applicable to the consummation of the Merger under the Hart Scott Rodino Act shall have expired or been terminated (such waiting period has been terminated); (v) the representations and warranties of CCI contained in the Merger Agreement shall be true and correct in all material respects when made and as of the closing date of the Merger (the "Closing Date") (except for such matters which specifically address a particular date which need only be true and correct as of such date); (vi) CCI shall have performed in all material respects all of the obligations to be performed by it under the Merger Agreement prior to the Closing Date; (vii) a responsible officer of CCI shall have provided each of the Operating Companies with a certificate with respect to the matters referred to in the Merger Agreement; (viii) the representations and warranties of each of the Operating Companies contained in the Merger Agreement shall be true and correct in all material respects when made and as of the Closing Date (except for matters which specifically address a particular date which need only be true and correct as of such date); (ix) each of the Operating Companies shall have performed in all material respects all of the obligations to be performed by it under the Merger Agreement prior to the Closing Date; (x) a responsible officer of each of the Operating Companies shall have provided CCI with a certificate with respect to the matters referred to in the Merger Agreement; and (xi) the receipt of an opinion from Grant Thornton to the effect that the Merger will qualify as a tax free reorganization.




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WAIVER AND AMENDMENT

         Any of the provisions of the Merger Agreement subject to waiver may be waived in writing by the Board of Directors of the respective company that is entitled to the benefits of such provision. The Boards of Directors of the Constituent Corporations are not required to obtain shareholder approval prior to consenting to such waivers. The only provision of the Merger Agreement that is not subject to waiver is the condition that the Merger Agreement be approved by a majority of the outstanding Common Stock of each Constituent Corporation. The Merger Agreement may be amended, modified or supplemented at any time prior to the Closing Date by the written agreement of each of the parties thereto.

TERMINATION
         The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the shareholders of the Constituent Corporations, under the circumstances specified therein, including (i) automatically, without any further actions by any of the parties (except as may be otherwise required by the URBCA), (A) if the Merger of each of the Constituent Corporations has not been consummated on or prior to September 30, 1998 or (B) if any governmental authority shall have issued a statute, order, decree or regulation or taken any other action permanently restraining or enjoining or otherwise materially restricting the consummation of the transactions contemplated by the Merger Agreement and such statute, order, decree, regulation or other action shall have become final and non-appealable,
(ii) by the Boards of Directors of the Operating Companies, acting jointly, if CCI breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained in the Merger Agreement or breaches its representations and warranties therein in any material respect and fails to cure such breach as provided for therein, or (iii) by the Board of Directors of CCI, if any of the Operating Companies breaches or fails in any material respect to perform or comply with any of its respective covenants and agreements contained in the Merger Agreement or breaches its representations and warranties in any material respect and fails to cure such breach as provided for therein.

FEES AND EXPENSES

         If the Merger is consummated, CCI will pay all fees and expenses incurred in connection with the Merger from the dividends CCI receives from the Operating Companies. If the Merger is not consummated, each of the Constituent Corporations will bear their pro-rata share of all such fees and expenses.

SURRENDER OF CERTIFICATES

         Certificates nominally representing shares of the common stock of the Operating Companies, other than any certificate representing dissenting shares, if any, ("Operating Company Certificates"), as of the Effective Time, for all purposes, shall be deemed to evidence the number of shares of CCI Common Stock determined in accordance with the applicable Exchange Ratio. As soon as practicable after the Effective Time, CCI shall mail to each record holder of an outstanding Operating Company Certificate, as of the Effective Time, a form of letter of transmittal (the "Transmittal Letter") that contains instructions for use in effecting the surrender of each Operating Company Certificate in exchange for a CCI Common Stock certificate ("CCI Certificate"). Upon surrender to CCI of an Operating Company Certificate, together with a duly executed Transmittal Letter (and any other documents which may be reasonably required by CCI, if any), the holder of such Operating Company Certificate shall receive promptly in exchange therefor a CCI Certificate for the number of shares of CCI Common Stock evidenced thereby in accordance with the applicable Exchange Ratio. At that time, the Operating Company Certificate shall be canceled. If a CCI Certificate is to be issued to a person other than the person in whose name the surrendered Operating Company Certificate is registered, it shall be a condition of issuance of the CCI Certificate (x) that the Operating Company Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and (y) that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance to a person other than the registered holder of the Operating Company Certificate surrendered or establish to the satisfaction of CCI that such tax has been paid or is not applicable. CCI shall pay all charges and expenses, including those of the Operating Companies, in connection with the distribution of CCI Certificates.

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
CORPORATE STRUCTURE AND RELATED MATTERS AFTER THE MERGER

         At the Effective Time, CRC will merge with and into Clyde, GRRC will merge with and into Geneva Rock, USRC will merge with and into Utah Service and BIRC will merge with and into Beehive Insurance, with the Operating Companies being the surviving corporations of such mergers. Each share of CRC, GRRC, USRC and BIRC Common Stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the respective Operating Company and all of the issued and outstanding shares of the common stock of each of the Operating Companies will be owned by CCI.

         The Articles of Incorporation of each of the Operating Companies, as amended, shall continue to be the Articles of Incorporation of such Operating Company. The Bylaws of each of the Operating Companies, as amended, shall continue to be the Bylaws of such Operating Company. The Directors and officers of each Operating Company prior to the Merger shall continue to be the officers and Directors of such Operating Company.

BUSINESS OF THE OPERATING COMPANIES PENDING THE MERGER

         Prior to the Effective Time, each of the Operating Companies is required to operate its businesses in accordance with sound business practices and not engage in any transactions other than in the ordinary course of business. In addition, neither CCI nor any of the Operating Companies is permitted to issue any additional shares of its capital stock (except, CCI shall issue shares of CCI Common Stock in accordance with the Merger Agreement).

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
                               DISSENTERS' RIGHTS

         If the Merger is consummated, holders of shares of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock will be entitled to dissenters' rights under the Utah Revised Business Corporation Act ("URBCA"), provided that they comply with the conditions of Section s 16-10a-1301 through 16-10a-1331 of the URBCA.

         SECTIONS 16-10a-1301 THROUGH 16-10a-1331 OF THE URBCA ARE REPRINTED IN THEIR ENTIRETY AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO DISSENTERS' RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX D. THIS DISCUSSION AND APPENDIX SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF CLYDE COMMON STOCK, GENEVA ROCK COMMON STOCK, UTAH SERVICE COMMON STOCK OR BEEHIVE INSURANCE COMMON STOCK WHO WISHES TO EXERCISE STATUTORY DISSENTERS' RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO. FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH IN SECTIONS 16-10a-1301 THROUGH 16-10a-1331 OF THE URBCA WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

         If the Merger is consummated, holders of record of shares of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock who (a) deliver to Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, before the vote is taken written notice of their intent to demand payment for such shares if the proposed Merger is effectuated, (b) refrain from voting in favor of the Merger Agreement, by either voting against the adoption of the Merger Agreement or abstaining from voting, and (c) comply with the provisions of Section s 16-10a-1301 through 16-10a-1331 of the URBCA, will then be entitled to have paid to them the "fair value" of their shares at the time of the Merger. The following is a brief summary of the material provisions of Section s 16-10a-1301 through 16-10a-1331 of the URBCA, which sets forth the procedures for demanding statutory dissenters' rights. This summary is qualified in its entirety by reference to Section s 16-10a-1301 through 16-10a-1331 of the URBCA, the text of which is attached hereto in Annex D.

         If the Merger is approved and consummated, those shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance who elect to exercise their dissenters' rights and who properly and timely perfect such rights will be entitled to receive the "fair value" in cash for their shares of Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock, respectively. Pursuant to Section 16-10a-1301(4) of the URBCA, such "fair value" means the value of the shares immediately before the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger.

         A shareholder who elects to exercise his or her dissenters' rights must perfect such rights by delivering to Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, prior to the vote at the applicable Special Meeting written notice of his or her intent to demand payment, and not vote his or her shares in favor of the Merger Agreement, by either voting against the adoption of the applicable Merger Agreement or abstaining from voting.

         If a shareholder fails to deliver written notice to Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, of the shareholder's intent to demand payment prior to the vote at the applicable Special Meeting or if the shareholder votes his or her shares in favor of the Merger Agreement, such shareholder will lose the right to receive the fair value of his or her shares.

         If the Merger is approved, within ten days after the date on which the Merger is consummated, Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, will deliver to those shareholders who deliver to Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, prior to the vote written notice of their intent to demand payment and who refrain from voting in favor of the Merger Agreement a written dissenters' notice (the "Dissenters' Notice"). The Dissenters' Notice will state that the Merger was authorized and the effective date or proposed effective date of the Merger. The Dissenters' Notice will set forth the address to which the shareholder must send the payment demand, where and when certificates for such shares must be deposited and the




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
date by which Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, must receive the payment demand (which date must not be fewer than 30 days nor more that 70 days after the date on which the Dissenters' Notice is delivered). In addition, the Dissenters' Notice must include (a) a form for demanding payment which requests the dissenting shareholder to state the address to which payment is to be made and which includes the date of the first announcement to the shareholders of the terms of the Merger and requires the shareholder to certify whether he or she acquired beneficial ownership of the shares before that date, and (b) a copy of the sections of the URBCA pertaining to dissenters' rights.

         A shareholder who is sent a Dissenters' Notice must demand payment in writing, certifying whether he or she acquired beneficial ownership of the shares before the date specified in such notice and deposit his or her certificates in accordance with the Dissenters' Notice. A shareholder who does not demand payment by the date set in the Dissenters' Notice or who does not deposit his or her certificates where required and by the date set in the Dissenter's Notice is not entitled to a dissenters' right of payment for his or her shares.

         Upon the later of consummation of the Merger or receipt of the payment demand, Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, shall pay each holder of their respective shares who has complied with the requirements set forth above the amount that Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, estimates to be the fair value of such shares, plus accrued interest. The payment must be accompanied by the latest available financial statements of Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, a statement of the estimate of the fair value of the respective shares and the amount of interest payable with respect to such shares, a statement of the dissenters' rights if the dissenter is dissatisfied with the payment and a copy of the sections of the URBCA pertaining to dissenters' rights.

         If (a) the dissenter believes that the amount paid by Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, is less than the fair value of his or her shares or that the interest due is incorrectly calculated, (b) Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, fail to make payment within 60 days after the date set in the Dissenters' Notice for demanding payment, or (c) the Merger is not consummated and Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, do not return to the dissenter the deposited certificates within 60 days after the date set in the Dissenters' Notice for demanding payment, the dissenter may notify Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, of his or her estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate, less any payment previously received. The dissenter must notify Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, of his or her demand in writing within 30 days after Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, made or offered payment for the dissenters' shares. If, within 60 days after receipt by Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, of a demand described in this paragraph, the demand remains unsettled, CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, shall commence a proceeding and shall petition the court to determine the fair value of the shares and accrued interest thereon. If Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, do not bring the respective proceeding within such 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. If the respective proceeding is brought within the 60-day period, the dissenter shall be entitled to judgment for the amount by which the court finds the fair value of his or her shares plus interest exceeds the amount paid by Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be.

         ONE OF THE CONDITIONS TO THE CONSUMMATION OF THE MERGER AGREEMENT IS THAT THE AGGREGATE NUMBER OF DISSENTING SHARES SHALL NOT BE MORE THAN 5% OF THE TOTAL NUMBER OF SHARES OF CCI COMMON STOCK THAT WOULD BE OUTSTANDING UPON CONSUMMATION OF THE MERGER IF THERE WERE NO DISSENTING SHARES (THERE WOULD BE 6,938,709 OUTSTANDING CCI SHARES AND 5% OF THAT NUMBER IS 346,935).


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
                        DESCRIPTION OF CCI CAPITAL STOCK

         At the effective time of the Merger, the authorized capital stock of CCI will consist of 10,000,000 shares of CCI Common Stock. For a discussion of significant differences between CCI's Articles of Incorporation and Bylaws and the Articles of Incorporation and Bylaws for Clyde, Geneva Rock, Utah Service and Beehive Insurance, see "Comparison of the Rights of Holders of CCI Common Stock and Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock."

COMMON STOCK

         Holders of shares of CCI Common Stock will be entitled to one vote per share on all matters to be voted on by shareholders. Holders of CCI Common Stock will be entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution, or winding up of CCI, the holders of CCI Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities. Holders of CCI Common Stock will have no preemptive rights and will have no rights to convert their CCI Common Stock into any other securities. Holders of CCI Common Stock will have certain limited rights to have their shares of CCI Common Stock redeemed for cash pursuant to the terms of the Stock Redemption Plan. For a summary of such rights, see "Clyde Companies, Inc.--Stock Redemption Plan." CCI Common Stock to be outstanding upon completion of the offering will be validly issued, fully paid and non-assessable.

UTAH CONTROL SHARES ACQUISITION ACT


         The Utah Control Shares Acquisition Act (the "Control Shares Act") essentially provides that, when a person or group (the "Acquiror") acquires shares (or the power to direct the voting of shares) of a corporation that is subject to the Control Shares Act equal to or in excess of 20%, 33 1/3% or a majority of the voting power of the corporation, the Acquiror is not permitted to vote (or to direct the voting of) the shares unless a majority of the corporation's shares (voting in voting groups, if applicable), excluding shares held by the Acquiror or by the officers and employee-directors of the corporation, approve a resolution granting the Acquiror the right to vote the shares. Shareholder approval may occur at the next meeting of the shareholders or, if the Acquiror requests a special meeting and agrees to pay the associated costs of the corporation for the requested special meeting, at the requested special meeting of the shareholders (to be held within 50 days of the corporation's receipt of the request by the Acquiror).


         If authorized by the corporation's articles of incorporation or bylaws, the corporation may redeem the Acquiror's shares at their fair market value if the Acquiror does not file an "acquiring person statement." CCI's Articles of Incorporation and Bylaws do not provide for redemption of an Acquiror's shares in the event the Acquiror fails to file an "acquiring person statement." An Acquiror's shares are not subject to redemption after an "acquiring person statement" has been filed unless the shares are not accorded full voting rights by the shareholders.

         If the Acquiror obtains the right to vote, and if the Acquiror obtains a majority of the voting power of the corporation, the shareholders may be entitled to dissenters' rights.

         The Control Shares Act does not apply if (a) a corporation's articles of incorporation or bylaws provide that the Control Shares Act does not apply,
(b) the acquisition of shares of the corporation is consummated pursuant to a merger (to which the corporation is a party) , or (c) under certain other specified circumstances. In addition, the Control Shares Act applies only to Utah corporations that (a) have 100 or more shareholders, (b) have their (i) principal place of business, (ii) principal office, or (iii) substantial assets in the State of Utah, and (c) have (i) more than 10% of their shareholders who are residents of Utah, (ii) more than 10% of their shares owned by Utah residents, or (iii) 10,000 or more shareholders who are residents of Utah.

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
         CCI's Articles of Incorporation and Bylaws contain no additional provision restricting transactions with interested shareholders or other takeover situations, nor do they contain provisions opting out of the Control Shares Act.

CERTAIN PROVISIONS OF CCI'S ARTICLES OF INCORPORATION AND BY-LAWS

         The description of certain provisions of the Articles of Incorporation and the By-Laws set forth in "Comparison of the Rights of Holders of CCI Common Stock and Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock" does not purport to be complete and is subject to, and is qualified in its entirety by reference to, CCI's Articles of Incorporation and By-Laws.

       COMPARISON OF THE RIGHTS OF HOLDERS OF CCI COMMON STOCK AND CLYDE,
          GENEVA ROCK, UTAH SERVICE AND BEEHIVE INSURANCE COMMON STOCK

         As a consequence of the Merger, the shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance will become shareholders of CCI. The following is a summary of material differences between the rights of holders of CCI Common Stock and the rights of holders of Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock.

         Shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance, whose rights as shareholders are currently governed by each of Clyde's, Geneva Rock's, Utah Service's and Beehive Insurance's respective Articles of Incorporation (the "Clyde Articles", "Geneva Rock Articles", "Utah Service Articles" and "Beehive Insurance Articles") and each of Clyde's, Geneva Rock's, Utah Service's and Beehive Insurance's respective By-laws (the "Clyde By-laws", "Geneva Rock By-laws", "Utah Service By-laws" and "Beehive Insurance By-laws") will, upon consummation of the Merger, automatically become shareholders of CCI, and their rights will be governed by CCI's Articles of Incorporation (the "CCI Articles") and CCI's By-laws (the "CCI By-laws"). The following is a discussion of only those material similarities and differences between the rights of shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance under the Clyde Articles and By-laws, Geneva Rock Articles and By-laws, Utah Service Articles and By-laws and Beehive Insurance Articles and By-laws on the one hand and shareholders of CCI under the CCI Articles and By-laws on the other hand. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to the CCI Articles and By-laws, Clyde Articles and By-laws, Geneva Rock Articles and By-laws, Utah Service Articles and By-laws and Beehive Insurance Articles and By-laws.

AMENDMENTS TO ARTICLES AND BY-LAWS

         The URBCA generally provides that in order for an amendment to the articles of incorporation of a corporation to be adopted, the board of directors of the corporation must recommend the amendment to the shareholders to be voted on by the shareholders. In order for an amendment to a corporation's articles of incorporation to be adopted, the amendment must be approved by a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights or materially and adversely affect other rights of shareholders and by every other voting group entitled to vote on the amendment.

         Under the URBCA, a corporation's board of directors may amend the corporation's bylaws unless the corporation's articles of incorporation, the by-laws or the URBCA reserves the power to amend the by-laws exclusively to the shareholders in whole or in part. The URBCA also provides that a corporation's shareholders may also amend or repeal the corporation's by-laws. The Clyde By-laws, Geneva Rock By-laws and Beehive Insurance By-laws provide that no by-law adopted by the shareholders can be altered by the board of directors. The Clyde By-laws, Geneva Rock By-laws, Utah Service By-laws and Beehive Insurance By-laws provide that they cannot be amended by the board of directors in a way that would fix a greater quorum or voting requirement for shareholder votes. The CCI By-laws provide that the board of directors may not adopt, amend or repeal a by-law that fixes a greater quorum or voting requirement for shareholder votes. The CCI By-Laws also provide that the provisions in the CCI By-Laws regarding the qualifications of Directors (described below) can only be amended by the approval of a 75% majority of the Directors or shareholders of CCI.

SPECIAL MEETINGS OF SHAREHOLDERS

         The URBCA provides that a special meeting of shareholders may be called by the board of directors or the holders of 10% or more of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, or by such persons as are specified in the articles of incorporation or bylaws. The Clyde and Beehive Insurance By-laws provide that special meetings may be called by the chairman of the board of directors, the president or by the board of directors, or in the absence or disability of the foregoing, by any vice president. The Geneva Rock Articles and By-laws provide that a special meeting may be called by the president, vice president or any two directors. The Beehive Insurance Articles provide that a special meeting may be called by a majority of the directors. The Utah Service Articles provide that the president, vice president or any three directors may call a



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
special meeting. The Utah Service Bylaws provide that a special meeting may be called by the president or the board of directors. The CCI By-laws state that special meetings of shareholders may be called by the president or the board of directors and that the president is required to call a special meeting of shareholders upon a request made by the holders of not less than 10% of CCI Common Stock.

CORPORATE ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

         The URBCA permits corporate action by shareholders without a shareholders meeting upon the written consent of all the shareholders entitled to vote on the action with respect to any corporation, such as CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance, formed prior to July 1, 1992. The written consent of the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all the shares entitled to vote thereon were present and voted is sufficient if all the shareholders entitled to vote have first approved a resolution to that effect. As of the date hereof, no such shareholder resolution has been approved by the shareholders of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock. The shareholders of CCI Common Stock have, however, approved such a resolution.

DIVIDENDS

         Under the URBCA, the board of directors of a corporation may authorize and the corporation may make distributions (including dividends) to shareholders only if after giving effect to the distribution (i) the corporation would be able to pay its debts as they become due in the usual course of business and
(ii) the corporation's total assets would at least equal the sum of its total liabilities plus, unless the corporation's articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

CAPITAL STOCK

         The authorized capital stock of CCI consists of 10,000,000 shares of CCI Common Stock and no preferred stock. The authorized capital stock of Clyde consists of 200,000 shares of Clyde Common Stock and no preferred stock. The authorized capital stock of Geneva Rock consists of 50,000 shares of Geneva Rock Common Stock and no preferred stock. The authorized capital stock of Utah Service consists of 5,000 shares of Utah Service Common Stock and no preferred stock. The authorized capital stock of Beehive Insurance consists of 50,000 shares of Beehive Insurance Common Stock and no preferred stock.

DISSENTERS' RIGHTS

         Holders of common stock of any of Operating Companies are entitled under the URBCA to certain dissenters' rights, as more fully described in "Dissenters' Rights" above.

PROVISIONS RELATING TO DIRECTORS

         Under the URBCA, a corporation must have a board of directors consisting of at least three directors, unless the number of shareholders is less than three, in which case the number of directors must be at least equal to the number of shareholders. The Clyde Articles provide that the Clyde Board of Directors shall consist of not less than three nor more than fifteen Directors. The Clyde By-laws fix the number of Directors at nine. Only eight Directors are currently serving, and the Clyde Board of Directors has not filled the remaining vacancy. The Board of Directors, by a majority vote, or the shareholders, by a three-fourths vote, may amend the Clyde By-laws to change from time to time the number of Directors. The Geneva Rock By-laws provide that the Geneva Rock Board of Directors shall consist of nine Directors. Only eight Directors are currently serving, and the Geneva Rock Board of Directors has not filled the remaining vacancy. The Board of Directors, by a majority vote, or the shareholders, by a three-fourths vote, may amend the Geneva Rock By-laws to change from time to time the number of Directors. The Utah Service Articles provide that the Utah Service Board of Directors shall consist of not less than three nor more than nine Directors. The Utah Service By-laws fix the number of Directors at nine. The Board of Directors or shareholders may change from time to time the number of Directors by approving an amendment to the Utah Service



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By-laws. The Beehive Insurance Articles provide that the Beehive Insurance Board of Directors shall consist of not less than three nor more than thirteen Directors. The Beehive Insurance By-laws fix the number of Directors at nine.
The Board of Directors or shareholders may change from time to time the number of Directors by approving an amendment to the Beehive Insurance By-laws. Only eight Directors are currently serving, and the Beehive Insurance Board of Directors has not filled the remaining vacancy.

         The CCI By-laws provide that the CCI Board of Directors shall consists of not less than eight nor more than eleven Directors. Section 3.2( c) of the CCI By-laws provides that Directors must have the following qualifications: (i) for a period of five years after the date on which the CCI By-laws are adopted,
(a) six of the Directors must be direct descendants (or the spouse of a direct descendant) of W.W. Clyde and (b) two of the Directors must be direct descendants (or the spouse of a direct descendant) of Edward Clyde; and (ii) no person over seventy-five years of age will be elected or appointed a Director of CCI except for any Director elected within sixty days after the adoption of the CCI By-laws and serving during the five year period described above.

         The Clyde, Geneva Rock and Beehive Insurance By-laws provide that vacancies in their respective boards of Directors may be filled by the vote of the remaining Directors. The CCI and Utah Service By-laws provide that vacancies in their respective boards of Directors may be filled by the vote of the shareholders, the board of Directors or the affirmative vote of a majority of the remaining Directors if less than a quorum.

         The URBCA allows the articles of incorporation of a corporation to provide for staggering the terms of Directors by dividing the total number of Directors into two or three groups, with each group containing 1/2 or 1/3 of the total, as near as may be. None of the Articles or By-laws of any of the Constituent Corporations or CCI provide for staggering the terms of Directors.

         Under the URBCA, one or more Directors may be removed with or without cause by the shareholders of a corporation unless the articles of incorporation provide that Directors may be removed only for cause. The CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Articles do not provide that the Directors may be removed only for cause. If a Director is selected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the Director. If cumulative voting is authorized, a Director may not be removed if the number of votes sufficient to elect the Director under cumulative voting is voted against the Director's removal. If cumulative voting is not authorized, a Director may be removed only if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director. A Director may be removed by the shareholders only at a meeting called for the purpose of removing the Director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

                          VALIDITY OF CCI COMMON STOCK

         The validity of the shares of CCI Common Stock to be issued in connection with the Merger has been passed upon by Van Cott, Bagley, Cornwall & McCarthy, Salt Lake City, Utah. See "Risk Factors -- Lack of Separate Legal Representation" and "The Merger -- Interests of Certain Persons in the Merger -- Lack of Separate Legal Representation".

                                     EXPERTS
         The audited financial statements as of and for the year ended December 31, 1997 of CCI, Clyde, Geneva Rock, Beehive Insurance and Utah Service included in this Proxy Statement/Prospectus have been so included in reliance on the reports of Grant Thornton, given on the authority of said firm as experts in auditing and accounting. The audited financial statements as of December 31, 1996 and for the year then ended of CCI and Clyde included in this Proxy Statement/Prospectus have been so included in reliance on the reports of Grant Thornton, given the authority of said firm as experts in auditing and accounting. The audited financial statements of Geneva Rock as of December 31, 1996 and for the two years then ended included in this Proxy Statement/Prospectus have been so included in reliance on the reports of Squire, given on the authority of said firm as experts in auditing and accounting. The audited financial statements of Beehive Insurance as of December 31, 1996 and for the two years then ended included in this Proxy Statement/Prospectus have been so included in reliance on the reports of Daines, given on the authority of said firm as experts in auditing and accounting.

                                  OTHER MATTERS

         None of the Boards of Directors of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance intend to bring any matters before the Special Meetings other than those specifically set forth in the Notices of Special Meeting, nor do they know of any matters to be brought before the CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Special Meeting, respectively, by others. If any other matters properly come before the CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Special Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Boards of Directors of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively.

                              SHAREHOLDER PROPOSALS
         If the Merger is consummated, shareholder proposals must be received by CCI by January 9, 1999 in order to be included in CCI's Proxy Statement for its 1999 Annual Meeting of Shareholders. Such shareholder proposals should be submitted to Clyde Companies, Inc., 1423 Devonshire Drive, Salt Lake City, Utah, 84108, Attention: Secretary.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                          Page
                                                                                                          ----
CLYDE COMPANIES, INC.
Report of Independent Accountants                                                                          F-2
Balance Sheets as of December 30, 1997 and December 31, 1996                                               F-3
Statements of Earnings and Retained Earnings for the years ended
         December 31, 1997, December 31, 1996 and December 31, 1995                                        F-4
Statements of Cash Flows for the years ended December 31, 1997,
         December 31, 1996 and December 31, 1995                                                           F-5
Notes to Financial Statements                                                                              F-6

W.W. CLYDE & CO.
Report of Independent Accountants                                                                         F-16
Balance Sheets as of December 30, 1997 and December 31, 1996                                              F-17
Statements of Earnings and Retained Earnings for the years ended
         December 31, 1997, December 31, 1996 and December 31, 1995                                       F-19
Statements of Cash Flows for the years ended December 31, 1997,
         December 31, 1996 and December 31, 1995                                                          F-20
Notes to Financial Statements                                                                             F-22

GENEVA ROCK PRODUCTS, INC.
Reports of Independent Accountants                                                                        F-33
Consolidated Balance Sheets as of December 30, 1997 and December 31, 1996                                 F-35
Consolidated Statements of Earnings and Retained Earnings
         for the years ended December 31, 1997, December 31, 1996
         and December 31, 1995                                                                            F-37
Consolidated Statement of Stockholder's Equity for the years ended
         December 31, 1997, December 31, 1996 and December 31, 1995                                       F-38
Consolidated Statements of Cash Flows for the years ended
         December 31, 1997, December 31, 1996 and December 31, 1995                                       F-39
Notes to Financial Statements                                                                             F-40

UTAH SERVICE, INC.
Report of Independent Accountants                                                                         F-51
Balance Sheets as of December 30, 1997 and December 31, 1996 (unaudited)                                  F-52
Statements of Earnings and Retained Earnings for the years ended
         December 31, 1997, December 31, 1996 (unaudited)
         and December 31, 1995 (unaudited)                                                                F-54
Statements of Stockholders' Equity for the years ended December 31, 1997,
         December 31, 1996 (unaudited) and December 31, 1995 (unaudited)                                  F-55
Statements of Cash Flows for the years ended December 31, 1997,
         December 31, 1996 (unaudited) and December 31, 1995 (unaudited)                                  F-56
Notes to Financial Statements                                                                             F-58

BEEHIVE INSURANCE AGENCY, INC.
Reports of Independent Accountants                                                                        F-65
Balance Sheets as of December 30, 1997 and December 31, 1996                                              F-67
Statements of Earnings and Retained Earnings for the years ended
         December 31, 1997, December 31, 1996 and December 31, 1995                                       F-68
Statements of Cash Flows for the years ended December 31, 1997,
         December 31, 1996 and December 31, 1995                                                          F-69
Notes to Financial Statements                                                                             F-71

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Clyde Companies, Inc.


We have audited the accompanying balance sheets of Clyde Companies, Inc. (formerly W.W. Clyde Investment Co.) as of December 31, 1997 and 1996, and the related statements of earnings and retained earnings, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clyde Companies, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                         GRANT THORNTON LLP

Provo, Utah
March 20, 1998

                              Clyde Companies, Inc.

                      (formerly W. W. Clyde Investment Co.)

                                 BALANCE SHEETS

                                  December 31,

                                     ASSETS

                                                                                     1997               1996
                                                                                  -----------       -----------
CURRENT ASSETS
    Cash                                                                          $    14,158       $    27,264
    Prepaid expenses                                                                    9,076             4,000
                                                                                  -----------       -----------
           Total current assets                                                        23,234            31,264

INVESTMENT IN AFFILIATES (Note B)                                                  27,432,351        25,056,938

OTHER ASSETS                                                                          338,362              --
                                                                                  -----------       -----------
                                                                                  $27,793,947       $25,088,202
                                                                                  ===========       ===========


                                       LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT LIABILITIES
    Accounts payable and accrued expenses                                         $      --         $     5,385
    Due to related party                                                              338,362              --
                                                                                  -----------       -----------
           Total current liabilities                                                  338,362             5,385

DEFERRED INCOME TAXES (Note C)                                                     10,039,117         9,153,088

SHAREHOLDERS' EQUITY (Note D)
    Common stock - no par value  Authorized -
      10,000,000 shares - Issued 2,303,920 shares                                     706,530           706,530
    Retained earnings                                                              16,709,938        15,223,199
                                                                                  -----------       -----------
                                                                                   17,416,468        15,929,729
                                                                                  -----------       -----------
                                                                                  $27,793,947       $25,088,202
                                                                                  ===========       ===========







        The accompanying notes are an integral part of these statements.

                              Clyde Companies, Inc.

                      (formerly W. W. Clyde Investment Co.)

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                             Year ended December 31,


                                                   1997                1996                1995
                                               ------------        ------------        ------------
Operating expenses                             $      8,235        $      6,510        $      6,582
Other income
    Dividend income from affiliates                 486,690             404,320             530,210
    Equity in undistributed net earnings
      of affiliates                               2,375,413           2,503,424           3,412,424
    Interest income                                   2,478               1,029               1,097
    Other                                              --                  --                   418
                                               ------------        ------------        ------------
           Total other income                     2,864,581           2,908,773           3,944,149
                                               ------------        ------------        ------------

           Earnings before income taxes           2,856,346           2,902,263           3,937,567
Income taxes (Note C)                               928,234             967,484           1,321,488
                                               ------------        ------------        ------------

           NET EARNINGS                           1,928,112           1,934,779           2,616,079
Retained earnings at beginning of year           15,223,199          13,647,238          11,508,370
Cash dividends (Note E)                            (441,373)           (358,818)           (477,211)
                                               ------------        ------------        ------------
Retained earnings at end of period             $ 16,709,938        $ 15,223,199        $ 13,647,238
                                               ============        ============        ============
Earning per common share - basic               $       0.84        $       0.84        $       1.14
                                               ------------        ------------        ------------
Weighted average shares outstanding               2,303,920           2,303,920           2,303,920
                                               ============        ============        ============















        The accompanying notes are an integral part of these statements.

                              Clyde Companies, Inc.

                      (formerly W. W. Clyde Investment Co.)

                            STATEMENTS OF CASH FLOWS

                             Year ended December 31,


                                                              1997               1996               1995
                                                          -----------        -----------        -----------
Increase in cash and cash equivalents
    Cash flows from operating activities
       Net earnings                                       $ 1,928,112        $ 1,934,779        $ 2,616,079
       Adjustments to reconcile net earnings to net
         cash provided by operating activities
           Equity in net earnings of affiliates            (2,375,413)        (2,503,424)        (3,412,424)
           Deferred income taxes                              886,029            933,777          1,272,835
           Changes in assets and liabilities
               Prepaid expenses                                (5,076)              --                 --
               Other assets                                  (338,362)              --                 --
               Accrued federal income tax                      (5,385)           (14,947)             1,385
               Due to related party                           338,362               --                 --
                                                          -----------        -----------        -----------
                  Total adjustments                        (1,499,845)        (1,584,594)        (2,138,204)
                                                          -----------        -----------        -----------


                  Net cash provided by
                    operating activities                      428,267            350,185            477,875
                                                          -----------        -----------        -----------

    Cash flows from financing activities -
      dividends paid                                         (441,373)          (358,818)          (477,211)
                                                          -----------        -----------        -----------

                  Net increase (decrease) in cash
                    and cash equivalents                      (13,106)            (8,633)               664

Cash and cash equivalents at beginning of year                 27,264             35,897             35,233
                                                          -----------        -----------        -----------

Cash and cash equivalents at end of year                  $    14,158        $    27,264        $    35,897
                                                          ===========        ===========        ===========



Supplemental disclosures of cash flow information
  Cash paid during the year for:
       Interest                                           $      --          $      --          $      --
       Income taxes                                            33,707             40,021             47,902







        The accompanying notes are an integral part of these statements.

                              Clyde Companies, Inc.
                      (formerly W.W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

       1.   Organization

       In connection with an "Amended and Restated Agreement and Plan of Merger" adopted on November 13, 1997, Clyde Companies, Inc. (the Company) changed its name from W. W. Clyde Investment Co. The Company is incorporated under the laws of the State of Utah. The Company is located in Salt Lake City, Utah and is an investment company which holds stock in four related companies: W. W. Clyde & Co. (W.W. Clyde) (33.78%), Geneva Rock Products, Inc. (Geneva Rock) (21.67%), Utah Service, Inc. (Utah Service) (31.37%) and Beehive Insurance Agency, Inc. (Beehive Insurance) (17.22%) (See Note
       D).

       2.   Cash and cash equivalents

       For purposes of the financial statements, the Company considers all short-term debt securities with an original maturity of three months or less when purchased to be cash equivalents.

       3.   Income taxes

       The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

       4.   Use of estimates

       In preparing the Company's financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

                              Clyde Companies, Inc.
                      (formerly W.W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       5.   Fair value of financial instruments

       The carrying value of the Company's cash and cash equivalents and accounts payable approximate their fair values.

       6.   Investments

       Investments in affiliates are accounted for on the equity method.

       7.   Earnings per share

       Basic earnings per common share are based upon the weighted average number of common shares outstanding during the period presented after giving retroactive effect to all periods presented for the 40:1 stock split as described in Note D. There are no potential common shares which would cause dilution.

       During 1997, the Company adopted, the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 128 (SFAS
       128), "Earnings Per Share." SFAS 128 eliminates the presentation of primary earnings per share (EPS) and requires the presentation of basic EPS, which includes no common stock equivalents and thus no dilution. The statement also eliminates the modified treasury stock method of computing potential common shares.


       8.   Recently issued accounting statements not yet adopted

       Comprehensive income

       In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income, which consists of revenue, expenses, gains, and losses that bypass the income statement and are reported directly in a separate component of equity. Other comprehensive income includes, for example, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investment securities. SFAS 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes.

                              Clyde Companies, Inc.
                      (formerly W.W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       8.   Recently issued accounting statements not yet adopted - continued

       Disclosure of segments

       Also in June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." This statement requires an entity to report financial and descriptive information about their reportable operating segments. An operating segment is a component of an entity for which financial information is developed and evaluated by the entity's chief operating decision maker to assess performance and to make decisions about resource allocation. Entities are required to report segment profit or loss, certain specific revenue and expense items and segment assets based on financial information used internally for evaluating performance and allocating resources. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes.

       The Company does not believe that the adoption of SFAS 130 and SFAS 131 will have a material effect on the Company's financial statements.

       9.   Certain reclassifications

       Certain nonmaterial reclassifications have been made to the 1996 financial statements to conform to the 1997 presentation.

                              Clyde Companies, Inc.
                      (formerly W.W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS


NOTE B - INVESTMENT IN AFFILIATES

      The Company owns 33.78% of the outstanding common stock of W. W. Clyde, 21.67% of the outstanding common stock of Geneva Rock, 31.37% of the outstanding common stock of Utah Service, and 17.22% of the outstanding common stock of Beehive Insurance. These investments are accounted for under the equity method (See Note D).


      The Company's investments in affiliates consist of the following:

                                                             Geneva           Utah             Beehive
                                         W. W. Clyde          Rock           Service          Insurance           Total
                                         ------------     ------------     ------------      ------------     ------------
Initial investment at cost               $    427,002     $     63,178     $     22,703      $      4,947     $    517,830
                                         ------------     ------------     ------------      ------------     ------------
Equity in investment at
   January 1, 1995                          9,448,724        8,351,830          752,672            70,034       18,623,260
Share of net earnings for
   the year                                 1,430,881        2,379,210          109,984            22,559        3,942,634
Dividends received for the year              (319,350)        (141,750)         (33,960)          (35,150)        (530,210)
                                         ------------     ------------     ------------      ------------     ------------
Equity in investment at
   December 31, 1995                       10,560,255       10,589,290          828,696            57,443       22,035,684
Share of net earnings for                   1,827,843        2,907,744
   the year                                   907,565          132,079           40,257
Dividends received for the year              (191,610)        (141,750)         (33,960)          (37,000)        (404,320)
                                         ------------     ------------     ------------      ------------     ------------
Equity in investment at
   December 31, 1996                       11,276,210       12,275,383          926,815            60,700       24,539,108
Share of net earnings for the year
                                              904,428        1,781,817          135,927            39,931        2,862,103
Dividends received for the year              (255,480)        (141,750)         (33,960)          (55,500)        (486,690)
                                         ------------     ------------     ------------      ------------     ------------
Equity in investment at
   December 31, 1997                       11,925,158       13,915,450        1,028,782            45,131       26,914,521
                                         ------------     ------------     ------------      ------------     ------------

Total investment                         $ 12,352,160     $ 13,978,628     $  1,051,485      $     50,078     $ 27,432,351
                                         ============     ============     ============      ============     ============

Percent ownership                               33.78%           21.67%           31.37%            17.22%
                                         ============     ============     ============      ============

                              Clyde Companies, Inc.
                      (formerly W.W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS


NOTE B - INVESTMENT IN AFFILIATES - CONTINUED

      Condensed balance sheets of W. W. Clyde consist of the following at December 31,:

                                                                         1997             1996
                                                                     -----------       -----------
         Assets
             Current assets                                          $17,760,000       $16,357,000
             Property and equipment, net of depreciation               8,672,000         8,678,000
             Other assets                                             22,607,000        19,881,000
                                                                     ===========       ===========

                    Total assets                                     $49,039,000       $44,916,000
                                                                     ===========       ===========
         Liabilities and stockholders' equity
             Current liabilities                                     $ 2,064,000       $ 1,092,000
             Long-term liabilities                                     9,945,000         8,877,000
                                                                     -----------       -----------
          Total liabilities
                                                                      12,009,000         9,969,000
         Stockholders' equity                                         37,030,000        34,947,000
                                                                     ===========       ===========

                    Total liabilities and stockholders' equity       $49,039,000       $44,916,000
                                                                     ===========       ===========

       Condensed statements of earnings of W.W. Clyde are as follows as of December 31,:

                                                                           1997             1996             1995
                                                                      --------------   --------------    -------------
         Construction revenue                                         $   16,906,000   $   19,056,000    $ 21,325,000
         Cost of construction                                             15,002,000       17,116,000      18,199,000
                                                                      --------------   --------------    -------------

                    Gross profit                                           1,904,000        1,940,000       3,126,000
         Operating expenses                                                1,488,000        1,443,000       1,255,000
         Other income, net                                                 3,760,000        3,700,000       4,796,000
                                                                      --------------   --------------    -------------

                    Earnings before income taxes                           4,176,000        4,197,000       6,667,000
         Income taxes                                                      1,498,000        1,510,000       2,431,000
                                                                      --------------   --------------    -------------

                    Net earnings                                           2,678,000        2,687,000       4,236,000

         Ownership percentage                                                  33.78%           33.78%          33.78%
                                                                      --------------   --------------    ------------

         Equity in net earnings of affiliate                          $       905,00   $       908,00    $  1,431,000
                                                                      ==============   ==============    ============

                              Clyde Companies, Inc.
                      (formerly W.W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS


NOTE B - INVESTMENT IN AFFILIATES - CONTINUED

       Condensed balance sheets of Geneva Rock consist of the following:

                                                                        1997              1996
                                                                     -----------       -----------
         Assets
             Current assets                                          $39,553,000       $35,240,000
             Property and equipment, net of depreciation              39,882,000        36,528,000
             Other assets                                              2,812,000         3,080,000
                                                                     -----------       -----------

                    Total assets                                     $82,247,000       $74,848,000
                                                                     ===========       ===========
         Liabilities and stockholders' equity
             Current liabilities                                     $ 8,869,000       $ 8,036,000
             Long-term liabilities                                     8,632,000         9,633,000
                                                                     -----------       -----------

                    Total liabilities                                 17,501,000        17,669,000
         Stockholders' equity                                         64,746,000        57,179,000
                                                                     -----------       -----------

                    Total liabilities and stockholders' equity       $82,247,000       $74,848,000
                                                                     ===========       ===========


       Condensed statements of earnings of Geneva Rock are as follows:

                                                           1997                1996                1995
                                                       ------------        ------------        ------------
         Net sales                                     $131,107,000        $116,349,000        $100,422,000
         Cost of sales                                  112,461,000          98,907,000          80,811,000
                                                       ------------        ------------        ------------
                    Gross profit                         18,646,000          17,442,000          19,611,000
         Operating expenses                               6,199,000           4,979,000           3,173,000
         Other income, net                                  734,000             781,000             918,000
                                                       ------------        ------------        ------------
                    Earnings before income taxes         13,181,000          13,244,000          17,356,000
         Income taxes                                     4,959,000           4,810,000           6,378,000
                                                       ------------        ------------        ------------
                    Net earnings                          8,222,000           8,434,000          10,978,000

         Ownership percentage                                 21.67%              21.67%              21.67%
                                                       ------------        ------------        ------------
         Equity in net earnings of affiliate           $  1,782,000        $  1,828,000        $  2,379,000
                                                       ============        ============        ============

                              Clyde Companies, Inc.
                      (formerly W.W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS


NOTE B - INVESTMENT IN AFFILIATES - CONTINUED

       Condensed balance sheets of Utah Service consist of the following:

                                                                        1997             1996
                                                                     ----------       ----------
         Assets
             Current assets                                          $3,130,000       $3,057,000
             Property and equipment, net of depreciation              1,211,000        1,255,000
             Other assets                                               200,000           75,000
                                                                     ----------       ----------

                    Total assets                                     $4,541,000       $4,387,000
                                                                     ==========       ==========
         Liabilities and stockholders' equity
             Current liabilities                                     $  515,000       $  626,000
             Long-term liabilities                                      114,000          226,000
                                                                     ----------       ----------

                    Total liabilities                                   629,000          852,000
         Stockholders' equity                                         3,912,000        3,535,000
                                                                     ----------       ----------

                    Total liabilities and stockholders' equity       $4,541,000       $4,387,000
                                                                     ==========       ==========

       Condensed statements of earnings of Utah Service are as follows:

                                                           1997               1996              1995
                                                       -----------        -----------        -----------
         Net sales                                     $12,045,000        $13,108,000        $13,580,000
         Operating expenses                              9,858,000         10,915,000         11,633,000
                                                       -----------        -----------        -----------

                    Gross profit                         2,187,000          2,193,000          1,947,000
         Operating expenses                              1,709,000          1,628,000          1,498,000
         Other income, net                                 183,000            114,000            101,000
                                                       -----------        -----------        -----------

                    Earnings before income taxes           661,000            679,000            550,000
         Income taxes                                      227,000            258,000            199,000
                                                       -----------        -----------        -----------

                    Net earnings                           434,000            421,000            351,000

         Ownership percentage                                31.37%             31.37%             31.37%
                                                       -----------        -----------        -----------

         Equity in net earnings of affiliate           $   136,000        $   132,000        $   110,000
                                                       ===========        ===========        ===========

                              Clyde Companies, Inc.
                      (formerly W.W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS


NOTE B - INVESTMENT IN AFFILIATES - CONTINUED

       Condensed balance sheets of Beehive Insurance consist of the following:

                                                                       1997           1996
                                                                     --------       --------
         Assets
             Current assets                                          $597,000       $679,000
             Property and equipment, net of depreciation               55,000         41,000
             Other assets                                              46,000         36,000
                                                                     --------       --------

                    Total assets                                     $698,000       $756,000
                                                                     ========       ========
         Liabilities and stockholders' equity
             Current liabilities                                     $302,000       $377,000
             Long-term liabilities                                       --             --
                                                                     --------       --------

                    Total liabilities                                 302,000        377,000
         Stockholders' equity                                         396,000        379,000
                                                                     --------       --------

                    Total liabilities and stockholders' equity       $698,000       $756,000
                                                                     ========       ========

       Condensed statements of earnings of Beehive Insurance are as follows:

                                                         1997           1996            1995
                                                       --------       --------        --------
         Net revenues                                  $607,000       $578,000        $538,000
         Operating expenses                             262,000        244,000         357,000
                                                       --------       --------        --------

                    Operating income                    345,000        334,000         181,000
         Other income, net                               24,000         29,000          38,000
                                                       --------       --------        --------

                    Earnings before income taxes        369,000        363,000         219,000
         Income taxes                                   137,000        129,000          88,000
                                                       --------       --------        --------

                    Net earnings                        232,000        234,000         131,000

         Ownership percentage                             17.22%         17.22%          17.22%
                                                       --------       --------        --------

         Equity in net earnings of affiliate           $ 40,000       $ 40,000        $ 23,000
                                                       ========       ========        ========

                              Clyde Companies, Inc.
                      (formerly W.W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS


NOTE C - INCOME TAXES

       Income tax expense consists of the following:

                              1997             1996             1995
                           ----------       ----------       ----------
         Current
             Federal       $   18,158       $   13,765       $   22,397
             State             24,047           19,942           26,256
                           ----------       ----------       ----------

                               42,205           33,707           48,653
                           ----------       ----------       ----------

         Deferred
             Federal          767,258          808,606        1,102,214
             State            118,771          125,171          170,621
                           ----------       ----------       ----------

                              886,029          933,777        1,272,835
                           ----------       ----------       ----------

         Total             $  928,234       $  967,484       $1,321,488
                           ==========       ==========       ==========

       The income tax provision reconciled to the tax computed at the federal statutory rate of 34% is as follows:

                                                                  1997              1996               1995
                                                              -----------        -----------        -----------
         Income taxes at statutory rate                       $   971,158        $   986,769        $ 1,338,773
         State income taxes, net of federal tax benefit            94,259             95,775            129,940
         Dividends received deduction                            (132,380)          (109,975)          (144,217)
         All other                                                 (4,803)            (5,085)            (3,008)
                                                              -----------        -----------        -----------

                                                              $   928,234        $   967,484        $ 1,321,488
                                                              ===========        ===========        ===========

       Deferred tax assets and liabilities consist of the following:

                                                                                       1997            1996
                                                                                   ------------   -------------
         Long-term deferred tax liability
             Investment in W. W. Clyde, Geneva Rock,
               Utah Service and Beehive Insurance                                  $ 10,039,117   $   9,153,088
                                                                                   ============   =============

                              Clyde Companies, Inc.
                      (formerly W.W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS


NOTE D - SUBSEQUENT EVENTS

       Agreement and Plan of Merger

       On November 13, 1997, the Company adopted an "Amended and Restated Agreement and Plan of Merger" whereby the following was effected:

       1.   The name of the Company was changed to Clyde Companies, Inc.

       2. The Company changed its capital structure by authorizing ten million shares of "no par value" common stock and declaring a 40:1 stock split resulting in 2,303,920 shares outstanding.

       3. Directors of the Company approved the merger of wholly-owned subsidiaries of the Company with W.W. Clyde & Co., Geneva Rock Products, Inc., Utah Service, Inc. and Beehive Insurance Agency, Inc., all related companies through common shareholders and the Company's equity investment in each entity (Note B).

       4. The merger upon majority approval of the shareholders of each respective company, will be effected by the exchange of shares of the Company's common stock with the respective shares of common stock held by the shareholders of each respective entity. The merger transaction will be accounted for using the "purchase" method of accounting. The exchange rates used in determining the number of shares to be exchanged are based upon independent valuations performed on each company to be acquired.

       5. In connection with the transaction, the Company has filed a registration statement (Form S-4) with the Securities Exchange Commission for the purpose of registering the shares of common stock of the Company to be issued in the merger.

       Stock Redemption Plan

       The Company has adopted a Stock Redemption Plan (the Plan) effective January 1, 1999. The Plan provides for the creation of a "Redemption Fund" (the Fund) which would be used to annually redeem shares of outstanding common stock from willing shareholders. The Fund will have an amount allocated to it annually by the Company (a) for the years 1999 through 2003, an amount which is greater than or equal to 7% and less than or equal to 15% of consolidated net earnings for the prior year and
       (b) for the years 2004 and thereafter, an amount which is greater than or equal to 5% and less than or equal to 10% of consolidated net earnings for the prior year. The per share price to be paid the shareholders will be based on an annual valuation of the Company's common stock.

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
W. W. Clyde & Co.


We have audited the accompanying balance sheets of W. W. Clyde & Co. as of December 31, 1997 and 1996, and the related statements of earnings and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W. W. Clyde & Co. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



                                      GRANT THORNTON LLP
Provo, Utah
March 5, 1998

                                W. W. Clyde & Co.


                                 BALANCE SHEETS

                                     ASSETS

                                  December 31,

                                                                 1997              1996
                                                              -----------       -----------
CURRENT ASSETS
    Cash and cash equivalents (Notes B and J)                 $ 3,805,033       $ 3,616,669
Interest-bearing deposits in banks (Note J)                     7,230,509         8,218,785
    Contracts receivable (Note J)
        Current                                                 4,834,962         2,191,928
        Retention                                                 526,574           545,982
    Income taxes receivable                                          --             405,669
    Due from related parties                                      338,362              --
    Costs and estimated earnings in excess of billings:
        Contracts in progress (Note C)                            802,623           904,105
        Contracts completed                                        40,153           268,945
    Prepaid expenses and other assets                               4,228             2,431
    Inventories                                                   168,636           176,727

    Deferred income taxes (Note F)                                  9,829            25,487
                                                              -----------       -----------

             Total current assets                              17,760,909        16,356,728


PROPERTY AND EQUIPMENT, AT COST
    Buildings and improvements                                    328,338           328,338
    Machinery and equipment                                    31,738,727        33,033,819
    Transportation equipment                                    7,035,915         6,745,645
    Furniture and fixtures                                        130,461           127,391
                                                              -----------       -----------


                                                               39,233,441        40,235,193

    Less accumulated depreciation and amortization             30,846,885        31,842,600
                                                              -----------       -----------


                                                                8,386,556         8,392,593
    Land                                                          285,027           285,027
                                                              -----------       -----------


                                                                8,671,583         8,677,620

Other assets                                                       93,343              --

INVESTMENT IN AFFILIATE (Note D)                               22,513,324        19,881,754
                                                              -----------       -----------


                                                              $49,039,159       $44,916,102
                                                              ===========       ===========

        The accompanying notes are an integral part of these statements.

                                W.W. Clyde & Co.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                  December 31,

                                                             1997                1996
                                                         ------------        ------------
CURRENT LIABILITIES
    Accounts payable                                     $    870,341        $    498,475
    Subcontractors payable
        Current                                               467,793             112,393
        Retention                                                --               231,601
    Accrued expenses (Note G)                                 282,757             152,964
    Billings in excess of costs and estimated
        earnings on contracts in progress (Note C)            137,240              96,481
    Income taxes payable                                      305,998                --
                                                         ------------        ------------

             Total current liabilities                      2,064,129           1,091,914

ACCRUED PENSION COSTS (Note I)                                169,560             258,417

DEFERRED INCOME TAXES (Note F)                              9,775,045           8,618,592

COMMITMENTS (Notes I and K)                                      --                  --

STOCKHOLDERS' EQUITY (Notes E, I and L)
    Common stock, $10 par value;
        authorized 200,000 shares;
        issued 100,000 shares                               1,000,000           1,000,000
    Retained earnings                                      36,568,736          34,647,517
                                                         ------------        ------------


                                                           37,568,736          35,647,517

    Less cost of 5,456 shares of stock held
        in treasury                                          (538,311)           (538,311)

    Excess of additional pension cost over un-
        recognized net pension obligation,
        net of applicable income taxes                           --              (162,027)
                                                         ------------        ------------


                                                           37,030,425          34,947,179
                                                         ------------        ------------

                                                         $ 49,039,159        $ 44,916,102
                                                         ============        ============




        The accompanying notes are an integral part of these statements.

                                W. W. Clyde & Co.

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                             Year ended December 31,

                                                           1997                1996                1995
                                                       ------------        ------------        ------------
Earnings from construction (Notes H, J and K)
    Construction revenue                               $ 16,906,071        $ 19,055,543        $ 21,325,495

    Cost of construction                                 15,002,139          17,115,558          18,198,944
                                                       ------------        ------------        ------------


         Gross profit                                     1,903,932           1,939,985           3,126,551

General and administrative expenses                       1,488,306           1,443,165           1,254,961
                                                       ------------        ------------        ------------


         Operating profit                                   415,626             496,820           1,871,590

Other income
    Gain on sale of property and equipment                  247,827              63,541             196,165
    Interest income                                         607,174             640,667             697,056
    Other income, net                                        46,269              63,663              85,693
    Equity in net earnings of affiliate (Note D)          2,859,000           2,932,500           3,817,100
                                                       ------------        ------------        ------------


                                                          3,760,270           3,700,371           4,796,014
                                                       ------------        ------------        ------------


         Earnings before income taxes                     4,175,896           4,197,191           6,667,604

Income taxes (Note F)                                     1,498,325           1,510,333           2,431,461
                                                       ------------        ------------        ------------


         NET EARNINGS                                     2,677,571           2,686,858           4,236,143

Retained earnings at beginning of period                 34,647,517          32,527,923          29,237,220

Cash dividends (Note E)                                    (756,352)           (567,264)           (945,440)
                                                       ------------        ------------        ------------


Retained earnings at end of period                     $ 36,568,736        $ 34,647,517        $ 32,527,923
                                                       ============        ============        ============

Earnings per common share - basic                      $      28.32        $      28.42        $      44.81
                                                       ============        ============        ============

Weighted average shares outstanding                          94,544              94,544              94,544
                                                       ============        ============        ============





        The accompanying notes are an integral part of these statements.

                                W. W. Clyde & Co.

                            STATEMENTS OF CASH FLOWS

                             Year ended December 31,

                                                               1997              1996               1995
                                                           -----------        -----------        -----------
Increase in cash and cash equivalents
   Cash flows from operating activities
       Net earnings                                        $ 2,677,571        $ 2,686,858        $ 4,236,143
       Adjustments to reconcile net earnings to
          net cash provided by operating activities
              Depreciation                                   2,015,402          1,815,721          1,691,221
              Gain on sale of property and
                  equipment                                   (247,827)           (63,541)          (196,165)
              Equity in net earnings of affiliate           (2,859,000)        (2,932,500)        (3,817,100)
              Deferred income taxes                          1,075,719          1,142,062          1,297,225
              Changes in assets and liabilities
                  Contracts receivable                      (2,623,626)           (52,455)          (730,840)
                  Costs and estimated earnings in
                     excess of billings on contracts
                     in progress and completed                 330,274           (903,297)           367,850
                  Prepaid expenses and other assets             (1,797)             1,751            298,565
                  Income taxes receivable                      405,669           (398,886)           208,075
                  Other receivables                               --               20,418            (20,418)
                  Inventories                                    8,091             43,793           (136,617)
                  Due from related parties                    (338,362)              --                 --
                  Other assets                                 (93,343)              --                 --
                  Accounts payable                             371,866           (111,525)            84,079
                  Subcontractors payable                       123,799            283,644            (44,713)
                  Accrued expenses                             241,508            (22,885)           (76,292)
                  Income taxes payable                         305,998           (246,594)           245,755
                  Accrued pension costs                         57,847               --                 --
                  Billings in excess of costs and
                     estimated earnings on
                     contracts in progress                      40,759            (99,156)           (85,404)
                                                           -----------        -----------        -----------


                          Total adjustments                 (1,187,023)        (1,523,450)          (914,779)
                                                           -----------        -----------        -----------


                          Net cash provided by
                              operating activities           1,490,548          1,163,408          3,321,364
                                                           -----------        -----------        -----------




                                   (Continued)

        The accompanying notes are an integral part of these statements.

                                W. W. Clyde & Co.

                             Year ended December 31,

                                                              1997             1996               1995
                                                          -----------       -----------        -----------
   Cash flows from investing activities
       Purchases of property and equipment                (2,206,168)        (2,220,046)        (4,551,214)
       Proceeds from sale of property and
          equipment                                          444,630            118,609            246,875
       Net decrease (increase) in interest-bearing
          deposits                                           988,276           (668,763)        (2,857,022)
       Proceeds from maturity of held-to-maturity
          securities                                            --                 --            4,976,979

       Dividends received from affiliate                     227,430            227,430            227,430
                                                         -----------        -----------        -----------


                          Net cash used in
                              investing activities          (545,832)        (2,542,770)        (1,956,952)
                                                         -----------        -----------        -----------


   Cash flows from financing activities -
       dividends paid                                       (756,352)          (567,264)          (945,440)
                                                         -----------        -----------        -----------

                          Net increase (decrease)
                              in cash and cash
                              equivalents                    188,364         (1,946,626)           418,972

Cash and cash equivalents at beginning
   of period                                               3,616,669          5,563,295          5,144,323
                                                         -----------        -----------        -----------


Cash and cash equivalents at end of period               $ 3,805,033        $ 3,616,669        $ 5,563,295
                                                         ===========        ===========        ===========


Supplemental disclosures of cash flow information

   Cash paid during the period for:
       Interest                                          $      --          $      --          $      --
       Income taxes                                          112,000            759,070            887,500


Noncash investing and financing activities

At December 31, 1996, the Company had an excess of additional pension cost over unrecognized net pension obligation of $162,027. As a result, deferred tax assets were increased by $12,919.






        The accompanying notes are an integral part of these statements.

                                W.W. Clyde & Co.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

       1.   Financial Statement Presentation

       The accounting and reporting policies of W. W. Clyde & Co. (the Company) conform with generally accepted accounting principles and with general practices in the construction industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

       2.   Business activity

       The Company is involved in the construction of highways, bridges, dams, and other types of construction work involving the moving of large quantities of earth.

       3.   Inventories

       Inventories consisting of steel products, pipe, oil and grease, and tires are recorded at the lower of cost or market, using the first-in, first-out method.

       4.   Method of accounting for long-term contracts

       The accompanying financial statements have been prepared using the percentage-of-completion method of accounting and, therefore, take into account the costs, estimated earnings, and revenue to date on contracts not yet completed.

       The amount of revenue recognized at statement date is that portion of the total contract price that cost expended to date bears to anticipated final total cost, based on current estimates of cost to complete. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements. Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontractor costs and indirect cost allocations, employee benefits, and construction equipment expense. As long-term contracts extend over one or more years, revisions in cost and earnings estimates during the course of the work are reflected in the accounting period in which the facts that require the revision become known.

       The current assets, "costs and estimated earnings in excess of billings" on contracts in progress and contracts completed, represent revenues recognized in excess of amounts billed (underbillings), and the current liability, "billings in excess of costs and estimated earnings on contracts in progress," represents billings in excess of revenues recognized (overbillings).

                                W.W. Clyde & Co.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       5.   Depreciation

       Depreciation of property and equipment is provided principally on accelerated methods for both financial and tax reporting purposes. Estimated useful lives used in the computation of depreciation are as follows:

                                                                                        Years
                                                                                        -----
                Buildings and improvements                                               5-30
                Machinery and equipment                                                  7
                Transportation equipment                                                 5-7
                Furniture and fixtures                                                   5-10

       6.   Cash and cash equivalents

       For purposes of the financial statements, the Company considers all highly liquid investments purchased with a maturity of 90 days or less to be cash equivalents. For those cash equivalents, the carrying amount is a reasonable estimate of fair value.

       7.   Deferred income taxes

       The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred income tax assets and liabilities are provided based on the difference between the financial statement and tax bases of assets and liabilities as measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities.

       8.   Earnings per share

         Basic earnings per common share are based upon the weighted average number of common shares outstanding during each period presented.

       During 1997, the Company adopted Financial Accounting Standards Board
       (FASB) Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share." SFAS 128 eliminates the presentation of primary earnings per share (EPS) and requires the presentation of basic EPS, which includes no common stock equivalents and thus no dilution. The statement also eliminates the modified treasury stock method of computing potential common shares.

       9.   Fair value of financial instruments

       The carrying value of the Company's cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate their fair values due to the short-term maturity of the instruments.

                                W.W. Clyde & Co.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       10.  Recently issued accounting statements not yet adopted

       Comprehensive income

       In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income, which consists of revenue, expenses, gains, and losses that bypass the income statement and are reported directly in a separate component of equity. Other comprehensive income includes, for example, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investment securities. SFAS 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes.

       Disclosure of segments

       Also in June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." This statement requires an entity to report financial and descriptive information about their reportable operating segments. An operating segment is a component of an entity for which financial information is developed and evaluated by the entity's chief operating decision maker to assess performance and to make decisions about resource allocation. Entities are required to report segment profit or loss, certain specific revenue and expense items and segment assets based on financial information used internally for evaluating performance and allocating resources. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes.

       The Company does not believe that the adoption of SFAS 130 and SFAS 131 will have a material effect on the Company's financial statements.


       11.  Reclassifications - not material

       Certain reclassifications have been made to the 1996 and 1995 financial statements to conform to the 1997 presentation.

                                W.W. Clyde & Co.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE B - CASH AND CASH EQUIVALENTS

       Cash and cash equivalents consist of the following:

                                                                                      1997               1996
                                                                                   -----------        -----------
            Cash and interest bearing deposits in banks                            $ 2,882,585        $1,992,328
            Reverse repurchase agreements                                              922,448         1,624,341
                                                                                   -----------        -----------


                Total cash and cash equivalents                                    $ 3,805,033        $3,616,669
                                                                                   ===========        ==========


NOTE C - CONTRACTS IN PROGRESS

       Costs incurred to date, estimated earnings, and the related progress billings to date on contracts in progress are as follows:

                                                                                     1997              1996
                                                                                 -------------     -------------
            Costs incurred to date                                               $  14,498,528     $  17,561,289
            Estimated earnings                                                       2,549,719         3,597,419
                                                                                 -------------     -------------


            Revenue recognized                                                      17,048,247        21,158,708
            Progress billings to date                                               16,382,864        20,351,084
                                                                                 -------------     -------------


                Net underbillings                                                $     665,383     $     807,624
                                                                                 =============     =============


       The following are included in the accompanying balance sheets under the captions below:

                                                                                       1997              1996
                                                                                     ---------        ----------
            Costs and estimated earnings in excess
                of billings on contracts in progress                                 $ 802,623        $  904,105

            Billings in excess of costs and estimated
                earnings on contracts in progress                                     (137,240)          (96,481)
                                                                                     ---------        ----------


                                                                                     $ 665,383        $  807,624
                                                                                     =========        ==========

                                W.W. Clyde & Co.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE D - INVESTMENT IN AFFILIATE

       The Company owns 34.77% of the outstanding common stock of Geneva Rock Products, Inc. The investment is accounted for under the equity method. The complete financial statements of Geneva Rock Products, Inc. are included in the S-4 registration statement (Note L).

       The investment in Geneva Rock Products, Inc., consists of the following:

                                                                                      1997             1996
                                                                                 -------------    --------------
            Investment, at cost                                                  $      94,410    $       94,410
                                                                                 -------------    --------------

            Equity in unrealized increase in investment
               Balance at beginning of period                                       19,787,344        17,082,274
               Unrealized net income before deferred
                   income taxes of $981,576 in 1997 and
                   $1,578,791 in 1996                                                2,859,000         2,932,500

               Less dividends received during the period                               227,430           227,430
                                                                                 -------------    --------------


                        Total equity in unrealized increase
                            in investment                                           22,418,914        19,787,344
                                                                                 -------------    --------------


                        Total investment in Geneva Rock
                            Products, Inc.                                       $  22,513,324    $   19,881,754
                                                                                 =============    ==============

                                W.W. Clyde & Co.
                       NOTES TO THE FINANCIAL STATEMENTS


NOTE D - INVESTMENT IN AFFILIATE - CONTINUED

       Summary balance sheets of Geneva Rock Products, Inc. consist of the following:

                                                                                       1997             1996
                                                                                   -----------       -----------
            Assets
               Current assets                                                      $39,553,000       $35,240,000
               Property and equipment, net of
                   depreciation                                                     39,882,000        36,528,000
               Other assets                                                          2,812,000         3,080,000
                                                                                   -----------       -----------

                        Total assets                                               $82,247,000       $74,848,000
                                                                                   ===========       ===========

            Liabilities and stockholders' equity
               Current liabilities                                                 $ 8,869,000       $ 8,036,000
               Long-term liabilities                                                 8,632,000         9,633,000
                                                                                   -----------       -----------


                        Total liabilities                                           17,501,000        17,669,000

            Stockholders' equity                                                    64,746,000        57,179,000
                                                                                   -----------       -----------


                        Total liabilities and stock-
                            holders' equity                                        $82,247,000       $74,848,000
                                                                                   ===========       ===========


       Summary statements of earnings of Geneva Rock Products, Inc., are as follows:


                                                                                Year ended December 31,
                                                                    --------------------------------------------
                                                                         1997          1996            1995
                                                                    ------------   ------------   --------------
            Net sales                                               $131,107,000   $116,349,000   $  100,422,000
            Cost of sales                                            112,461,000     98,907,000       80,811,000
                                                                    ------------   ------------   --------------

            Gross profit                                              18,646,000     17,442,000       19,611,000

            Operating expenses                                         5,465,000      4,198,000        3,073,000
                                                                    ------------   ------------   --------------

                   Earnings before income taxes                       13,181,000     13,244,000       16,538,000

            Income taxes                                               4,959,000      4,809,000        5,560,000
                                                                    ------------   ------------   --------------

                   Net earnings                                        8,222,000      8,435,000       10,978,000

            Ownership percentage                                           34.77%         34.77%           34.77%
                                                                    ------------   ------------   --------------

            Equity in net earnings of affiliate                     $  2,859,000   $  2,932,500   $    3,817,100
                                                                    ============   ============   ==============

                                W.W. Clyde & Co.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE E - DIVIDENDS

       Dividends of $8, $6 and $10 per share for the years ending December 31, 1997, 1996 and 1995, respectively, were declared on 94,544 shares outstanding.


NOTE F - INCOME TAXES

       Income tax expense (benefit) consists of the following:

                                                                               Year ended December 31,
                                                                     -------------------------------------------
                                                                         1997             1996           1995
                                                                     -----------      -----------    -----------
            Current
               Federal                                               $   357,509      $   318,905    $   982,194
               State                                                      65,097           49,366        152,042
                                                                     -----------      -----------    -----------
                                                                         422,606          368,271      1,134,236
                                                                     -----------      -----------    -----------

            Deferred
               Federal                                                   931,520          988,971      1,123,334
               State                                                     144,199          153,091        173,891
                                                                     -----------      -----------    -----------
                                                                       1,075,719        1,142,062      1,297,225
                                                                     -----------      -----------    -----------

                                                                     $ 1,498,325      $ 1,510,333    $ 2,431,461
                                                                     ===========      ===========    ===========


       The income tax provision reconciled to the tax computed at the federal statutory rate of 34% is as follows:

                                                                      Year ended December 31,
                                                        -------------------------------------------------
                                                            1997              1996                1995
                                                        -----------        -----------        -----------
            Income taxes at statutory rate              $ 1,419,805        $ 1,427,045        $ 2,266,985

            Differences due to dividends received
               deduction                                    (65,261)           (61,861)           (61,861)
            Nondeductible expense                             2,345               --                 --
            State income taxes, net of federal
               tax benefit                                  137,805            138,780            220,031
            Other                                             3,631              6,369              6,306
                                                        -----------        -----------        -----------

                                                        $ 1,498,325        $ 1,510,333        $ 2,431,461
                                                        ===========        ===========        ===========

                                W.W. Clyde & Co.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE F- INCOME TAXES - CONTINUED

       Deferred tax assets and liabilities consist of the following:

                                                                                     1997               1996
                                                                                 -------------      ------------
            Current deferred tax assets (liabilities)
               Construction contracts                                            $     (16,518)     $     25,487
               Accrued vacation                                                         26,347               --
                                                                                 -------------      ------------
                                                                                         9,829            25,487

            Long-term deferred tax assets (liabilities)
               Accrued pension cost                                              $      63,246      $    138,059
               Equipment temporary differences                                      (1,432,695)       (1,332,631)
               Investment in Geneva Rock Products,
                   Inc.                                                             (8,405,596)       (7,424,020)
                                                                                 -------------      ------------

                                                                                    (9,775,045)       (8,618,592)
                                                                                 -------------      ------------
                                                                                 $  (9,765,216)     $ (8,593,105)
                                                                                 =============      ============


NOTE G - ACCRUED EXPENSES

       Accrued expenses consist of the following:

                                                                                        1997              1996
                                                                                      --------          --------
             Accrued pension costs                                                    $    --           $111,715

             Payroll and related expenses                                               71,001            40,809
             Other                                                                     211,756               440
                                                                                      --------          --------

                                                                                      $282,757          $152,964
                                                                                      ========          ========


NOTE H - RELATED PARTY TRANSACTIONS

       The following is a summary of related party transactions that occurred during the years ended December 31, 1997, 1996 and 1995. Related parties considered herein include Geneva Rock Products, Inc., Utah Service, Inc. and Beehive Insurance Agency, Inc., which are under common control.

       The Company performed construction work for and sold construction materials to affiliates totaling approximately $635,000, $519,000 and $1,700,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

       The Company was charged $1,292,000, $1,246,000 and $351,000 for the years ended December 31, 1997, 1996 and 1995, respectively, for construction work, services, and construction materials provided by affiliates.

                                W.W. Clyde & Co.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE I - PENSION PLAN

       The Company has a noncontributory defined benefit pension plan covering substantially all of its non-union employees. The benefits are based on years of service and the employee's compensation during the last five years of employment. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to services to date but also for those benefits expected to be earned in the future. Employees vest 100% after five years.

       Actuarial present value of benefit obligations are as follows:

                                                                                      1997               1996
                                                                                   -----------       -----------
            Accumulated benefit obligation, including
               vested benefits of $1,374,813 ($1,685,462 in 1996)                  $ 1,379,828       $ 1,715,688
                                                                                   ===========       ===========

            Projected benefit obligation for service
               rendered to date                                                    $(1,759,102)      $(2,461,007)
            Plan assets at fair value, primarily listed stocks                       1,472,029         1,345,556
                                                                                   -----------       -----------

            Plan assets in deficiency of projected
               benefit obligation                                                     (287,073)       (1,115,451)
            Unrecognized net loss from past ex-
               perience different from that assumed
               and effects of changes in assumptions                                   340,754         1,264,184
            Unrecognized net obligation at January 1,
               1989, being recognized over 15 years                                   (223,241)         (260,448)
                                                                                   -----------       -----------

            Accrued pension cost                                                   $  (169,560)      $  (111,715)
                                                                                   ===========       ===========

       Net pension cost includes the following components:

                                                                                Year ended December 31,
                                                                        ----------------------------------------
                                                                          1997             1996          1995
                                                                        --------         --------     ----------
            Service cost--benefits earned during
               the period                                               $ 69,032         $ 92,218     $   80,383
            Interest cost on projected benefit
               obligation                                                171,000          154,140        128,193

            Actual return on plan assets                                 (86,230)         (83,527)      (214,787)
            Net amortization and deferral                                (12,549)           1,824         25,133
                                                                        --------         --------     ----------

            Net periodic pension cost                                   $141,253         $164,655     $   18,922
                                                                        ========         ========     ==========

                                W.W. Clyde & Co.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE I- PENSION PLAN - CONTINUED

       In accordance with FASB Statement No. 87, the Company has recorded an additional minimum pension liability for underfunded plans of $258,417 at December 31, 1996, representing the excess of unfunded accumulated benefit obligations over previously recorded pension cost liabilities. A corresponding amount is recognized as an intangible asset except to the extent that these additional liabilities exceed related unrecognized prior service cost and net transition obligation, in which case the increase in liabilities is charged directly to stockholders' equity. As of December 31, 1996, $162,027 of the excess minimum pension liability resulted in a charge to equity, net of income taxes, of $96,392. The principal cause of the reduction in the underfunded pension liability during 1997 is due to the actual return on plan assets in excess of the assumed rate of return in 1997. (No charge to equity was required for 1997).

       The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation ranged from 7% to 7.5% and 4% to 3% for each of the years ended December 31, 1997, 1996 and 1995. The expected long-term rate of return on assets ranged from 7.5% to 6.5% for each of the years ending December 31, 1997, 1996 and 1995.

NOTE J - CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

       The Company maintains cash balances and interest-bearing deposits at several financial institutions located in the United States. Accounts at each institution are secured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate to approximately $7,662,000 and $8,900,000 as of December 31, 1997 and 1996, respectively.

       The Company has billed and unbilled receivables of approximately $6,217,000 and $3,911,000 as of December 31, 1997 and 1996, respectively, from project owners in the private and governmental sector which relate to work performed primarily in Wyoming and Utah. Total retained and unbilled contract receivables are expected to be collected within one year.

       At December 31, 1997 and 1996, the Company had contracts receivable due from its largest customer approximating $1,369,000 and $2,109,940, respectively. Remaining contracts receivable at December 31, 1997 and 1996 were due from a variety of other customers under normal credit terms.

       Construction revenue for the year ended December 31, 1997 from the Company's three largest customers (the only customers in excess of 10%) represented approximately 25%, 19% and 12%, respectively. Construction revenue for the year ended December 31, 1996 and 1995, from the Company's largest customer (the only customer in excess of 10%) was 38% and 33%, respectively.

                                W.W. Clyde & Co.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE K - BACKLOG

       The following schedule shows a reconciliation of backlog representing signed contracts, excluding fees from management contracts, in existence at December 31, 1997:

            Balance, January 1, 1997                                              $    827,998
            Contract adjustments                                                     5,873,968
            New contracts, during the period                                        14,859,349
                                                                                  ------------

                                                                                    21,561,315
            Less contract revenue earned, during the period                         16,906,071
                                                                                  ------------

            Balance, December 31, 1997                                            $  4,655,244
                                                                                  ============

       In addition, between December 31, 1997 and March 5, 1998, the Company entered into additional construction contracts with revenues of $537,000.


NOTE L - SUBSEQUENT EVENTS

       On November 13, 1997, Clyde Companies, Inc., which owns 33.78% of the Company, adopted an "Amended and Restated Agreement and Plan of Merger" which provides for the merger of Clyde Companies, Inc. with the Company and certain other companies related through common stockholders.

       The merger upon majority approval of the stockholders of each respective company, will be effected by the exchange of shares of Clyde Companies, Inc. common stock with the respective shares of common stock held by the Company's stockholders. The merger transaction will be accounted for as a purchase. The exchange rates used in determining the number of shares to be exchanged are based upon independent valuations performed on each company to be acquired by Clyde Companies, Inc.

       In connection with the transaction, Clyde Companies, Inc. filed a registration statement (Form S-4) with the Securities and Exchange Commission for the purpose of registering the shares of Clyde Companies, Inc. common stock to be issued in the merger.

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
Geneva Rock Products, Inc.

We have audited the accompanying consolidated balance sheet of Geneva Rock Products, Inc. and Subsidiary as of December 31, 1997, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Geneva Rock Products, Inc. and Subsidiary as of December 31, 1997 and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                        GRANT THORNTON, LLP

Provo, Utah
February 20, 1998

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
of Geneva Rock Products, Inc.

We have audited the accompanying consolidated balance sheet of Geneva Rock Products, Inc. and Subsidiary as of December 31, 1996, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Geneva Rock Products, Inc. and Subsidiary as of December 31, 1996 and the consolidated results of their operations and their consolidated cash flows for each of the years in the two-year period ended December 31, 1996, in conformity with generally accepted accounting principles.



                                   SQUIRE & COMPANY, PC

Orem, Utah
February 15, 1997

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

December 31, 1997 and 1996                              1997                1996
-----------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                       $  7,204,539        $  7,752,630
   Accounts receivable                               23,540,072          18,545,642
   Inventories                                        7,024,337           6,844,977
   Prepaid expenses                                     133,383             244,239
   Federal and state income taxes receivable          1,485,395           1,830,825
   Deferred tax asset                                   164,849              21,269
                                                   ------------        ------------

         Total current assets                        39,552,575          35,239,582

PROPERTY, PLANT AND EQUIPMENT:
   Land                                              11,727,896          11,286,396
   Buildings                                          5,724,854           2,623,128
   Office equipment                                   1,156,746             797,253
   Machinery and equipment                           26,080,727          23,031,549
   Transportation equipment                          22,119,671          20,382,107
   Batch plant                                       10,439,169           9,095,766
   Wells                                                120,764             120,764
                                                   ------------        ------------
                                                     77,369,827          67,336,963
   Accumulated depreciation and depletion           (37,488,080)        (30,809,018)
                                                   ------------        ------------

         Net property, plant and equipment           39,881,747          36,527,945

OTHER ASSETS:
   Non-compete agreements, net of
      accumulated amortization                           69,000             153,154
   Organizational costs, net of
      accumulated amortization                           91,000             117,000
   Goodwill, net of accumulated amortization          2,097,273           2,259,730
   Long-term investment                                 267,228             270,717
   Other                                                288,222             279,538
                                                   ------------        ------------

         Total other assets                           2,812,723           3,080,139
                                                   ------------        ------------

            Total assets                           $ 82,247,045        $ 74,847,666
                                                   ============        ============





The accompanying notes are an integral part of these statements.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS - CONTINUED

December 31, 1997 and 1996                                   1997             1996
-------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Lines of credit                                      $ 1,000,000       $      --
   Current portion of notes and
     capital leases payable                               1,498,089         1,689,494
   Accounts payable                                       4,279,015         4,450,178
   Current portion pension payable                          504,773           224,554
   Accrued liabilities                                    1,586,667         1,671,899
                                                        -----------       -----------

     Total current liabilities                            8,868,544         8,036,125

LONG-TERM LIABILITIES:
   Notes and capital leases payable,
     net of current portion                               5,486,329         7,496,531
   Long-term pension payable                                233,936           168,330
   Deferred tax liability                                 2,911,859         1,967,867
                                                        -----------       -----------

     Total long-term liabilities                          8,632,124         9,632,728
                                                        -----------       -----------

     Total Liabilities                                   17,500,668        17,668,853

COMMITMENTS (Note 3 and 5)                                     --                --

STOCKHOLDERS' EQUITY:
   Common stock, $10 par value, 21,802 shares
     issued and outstanding, 50,000
     shares authorized                                      218,020           218,020
   Paid-in-capital in excess of par value                    28,456            28,456
   Retained earnings                                     64,499,901        56,932,337
                                                        -----------       -----------

     Total stockholders' equity                          64,746,377        57,178,813
                                                        -----------       -----------

       Total liabilities and stockholders' equity       $82,247,045       $74,847,666
                                                        ===========       ===========







The accompanying notes are an integral part of these statements.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS

Years Ended December 31, 1997, 1996 and 1995


                                                       1997                 1996                 1995
-------------------------------------------------------------------------------------------------------------------
NET SALES AND CONTRACT INCOME                    $ 131,106,945        $ 116,348,692        $ 100,422,149

COST OF SALES AND CONTRACTS                        112,460,655           98,907,330           80,811,164
                                                 -------------        -------------        -------------

GROSS PROFIT ON SALES AND CONTRACTS                 18,646,290           17,441,362           19,610,985

GENERAL AND ADMINISTRATIVE EXPENSES                  6,199,242            4,979,299            3,172,944
                                                 -------------        -------------        -------------

OPERATING PROFIT                                    12,447,048           12,462,063           16,438,041

OTHER INCOME (EXPENSE):
   Income from long-term investment                     31,383               28,600               52,454
   Interest income                                     992,638            1,124,275              923,786
   Interest expense                                   (653,823)            (357,317)             (58,468)
   Gain (loss) on disposal of property,
     plant and equipment                               363,657              (14,288)                --
                                                 -------------        -------------        -------------

     Total other income                                733,855              781,270              917,772
                                                 -------------        -------------        -------------

EARNINGS BEFORE INCOME TAXES                        13,180,903           13,243,333           17,355,813

INCOME TAXES:
   Current                                           4,158,867            4,577,464            6,190,700
   Deferred                                            800,412              231,873              187,009
                                                 -------------        -------------        -------------

       Total income taxes                            4,959,279            4,809,337            6,377,709
                                                 -------------        -------------        -------------

NET EARNINGS                                     $   8,221,624        $   8,433,996        $  10,978,104
                                                 =============        =============        =============

EARNINGS PER COMMON SHARE - BASIC                $      377.10        $      386.85        $      503.54
                                                 =============        =============        =============


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING              21,802               21,802               21,802
                                                 =============        =============        =============










The accompanying notes are an integral part of these statements.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1997, 1996, and 1995



                                                                              Paid-in-capital
                                            Common           in excess of         Retained
                                             stock             par value          earnings
                                          ------------       ------------       ------------
Balance at January 1, 1995                $    218,020       $     28,456       $ 38,828,357

Net Earnings for 1995                             --                 --           10,978,104

Cash Dividends Paid on Common Stock               --                 --             (654,060)
                                          ------------       ------------       ------------

Balance at December 31, 1995                   218,020             28,456         49,152,401

Net Earnings for 1996                             --                 --            8,433,996

Cash Dividends Paid on Common Stock               --                 --             (654,060)
                                          ------------       ------------       ------------

Balance at December 31, 1996                   218,020             28,456         56,932,337

Net Earnings for 1997                             --                 --            8,221,624

Cash Dividends Paid on Common Stock               --                 --             (654,060)
                                          ------------       ------------       ------------

Balance at December 31, 1997              $    218,020       $     28,456       $ 64,499,901
                                          ============       ============       ============








The accompanying notes are an integral part of these statements.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 1997, 1996 and 1995

                                                                1997               1996                1995
--------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net earnings                                         $  8,221,624        $  8,433,996        $ 10,978,104
     Adjustments to reconcile net income to
       net cash provided by operating activities:
          Depreciation, depletion, and amortization          7,864,411           7,422,456           6,556,760
          Gain on investments                                  (29,109)            (26,375)            (52,454)
          Deferred income taxes                                800,412             231,873             187,009
          Absorbed loss on consolidation                          --               367,807                --
          Deferred pension payable                              65,606             168,330                --
          (Gain) loss on disposal of property,
            plant and equipment                               (363,657)             14,288                --
          Changes in assets and liabilities:
            Accounts receivable                             (4,994,430)         (3,107,710)         (5,005,945)
            Prepaid expenses                                   110,856             244,405            (434,261)
            Inventories                                       (179,360)         (1,083,223)            267,015
            Income taxes receivable                            345,430            (963,411)           (732,672)
            Other assets                                        (8,684)            (80,224)            (43,298)
            Organization costs                                    --              (130,000)               --
            Accounts payable                                  (171,162)            803,234             454,622
            Accrued liabilities and pension payable            194,987             478,744             505,659
            Deferred revenue                                      --                  --                (7,121)
                                                          ------------        ------------        ------------
                Total adjustments                            3,635,300           4,340,194           1,695,314
                                                          ------------        ------------        ------------

          Net cash provided by operating activities         11,856,924          12,774,190          12,673,418

CASH FLOW FROM INVESTING ACTIVITIES:
     Cash payments for the purchase of property,
       plant and equipment                                 (11,022,946)         (7,226,890)        (11,908,065)
     Cash payments for the purchase of
       long-term investment                                       --                (1,000)               --
     Cash received from long-term investment                    32,598              58,676              35,723
     Cash received from sale of assets                         441,000             112,545                --
       Cash payments for subsidiary acquisitions                  --            (8,851,072)               --
                                                          ------------        ------------        ------------

          Net cash used in investing activities            (10,549,348)        (15,907,741)        (11,872,342)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowing on lines of credit                        1,000,000                --                  --
     Repayment of long-term obligations                     (2,201,607)           (383,912)           (196,002)
     Payment of dividends                                     (654,060)           (654,060)           (654,060)
                                                          ------------        ------------        ------------

          Net cash used in financing activities             (1,855,667)         (1,037,972)           (850,062)
                                                          ------------        ------------        ------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                     (548,091)         (4,171,523)            (48,986)

CASH AND EQUIVALENTS, BEGINNING OF PERIOD                    7,752,630          11,924,153          11,973,139
                                                          ------------        ------------        ------------

CASH AND EQUIVALENTS, END OF PERIOD                       $  7,204,539        $  7,752,630        $ 11,924,153
                                                          ============        ============        ============



The accompanying notes are an integral part of these statements.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               The following is a summary of certain significant accounting policies followed in the preparation of these financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. The policies conform to generally accepted accounting principles and have been consistently applied.

               Nature of Operations - Geneva Rock Products, Inc. (the Company) was incorporated on August 8, 1954 as a Utah corporation. The Company is engaged in the manufacturing of construction materials consisting primarily of concrete, asphalt, sand, and gravel products. Currently, the Company has manufacturing facilities in Utah and Nevada. The Company also has a wholly-owned subsidiary, J & J Building Supply, Inc. (J & J).

               In 1996, Geneva Rock formed J & J, which acquired the assets and selected liabilities of J & J Mill & Lumber Supply Co. of St. George, Utah. Also during 1996, J & J acquired the assets and selected liabilities of Quality Concrete, Inc., a ready-mix concrete producer located in Cedar City, Utah. J & J is headquartered in St. George, Utah and also has operations in Cedar City, Utah and Mesquite, Nevada. J & J's primary construction products consist of ready mix concrete, sand, gravel, and concrete block products, which it produces through its concrete block plant in St. George, and other building materials, which it sells through its stores in St. George and Cedar City.

               Principles of Consolidation - The consolidated statements include the accounts of the Company and its wholly-owned subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

               Use of Estimates in Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               Accounts Receivable - Accounts receivable are shown net of an allowance for uncollectible accounts of $100,000 for 1997 and $154,536 for 1996.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

               Inventories - Inventories consist of sand, gravel, cement, additives, lumber and hardware, truck repair and maintenance parts and office supplies. The sand and gravel as well as the block and masonry components of inventory are stated at the lower of cost or of market value using the full absorption method. The truck repair parts are stated at lower of cost (first-in, first-out), or market value. The purchased inventory is valued at the lower of cost or market using the weighted average method. The components of inventories are as follows:

                                                              1997                     1996
                                                         -------------            -------------
                    Finished Goods                       $   4,415,168            $   4,880,023
                    Raw materials                            1,516,148                1,243,879
                    Supplies                                 1,093,021                  721,075
                                                         -------------            -------------

                            Total                        $   7,024,337            $   6,844,977
                                                         =============            =============


               Depreciation, Depletion and Amortization - Provisions for depreciation of property, plant and equipment are computed on the declining-balance and straight-line methods for financial reporting purposes. Depreciation is based upon estimated useful lives of individual units or classes of property as follows:

                    Buildings                                                10 to 33 Years
                    Office equipment                                          5 to 10 Years
                    Machinery and equipment                                   5 to 10 Years
                    Transportation equipment                                  5 to 8 Years
                    Batch plant                                               8 to 10 Years
                    Wells                                                          20 Years

               Maintenance, repairs, and renewals which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gains and losses from dispositions of fixed assets are reflected in income.

               Depletion of the Company's sand and gravel pits is computed by the cost method, (i.e. - the pit's basis divided by total recoverable tons, times tons removed during any given year.)

               Non-compete agreements purchased by the Company are being amortized using the straight-line method over the life of the agreements. The amortization expense was $87,821, $267,286, and $257,952 for 1997, 1996 and 1995, respectively.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

               Depreciation, depletion and amortization expense has been allocated on the income statement to the following areas:

                                                              1997             1996                1995
                                                          -----------      -----------         -----------
                   Cost of sales and contracts            $ 7,477,512      $ 6,951,817         $ 6,479,280
                   General and administrative                 386,899          470,639              77,480
                                                          -----------      -----------         -----------

                       Total                              $ 7,864,411      $ 7,422,456         $ 6,556,760
                                                          ===========      ===========         ===========

               Income Recognition - Income is recognized as products are sold or contracts are completed. For those contracts not complete at year end, income is recorded on the percentage-of- completion method. Income being recognized is that percentage of estimated total income that incurred costs to date bear to estimated total costs after giving effect to estimates of costs to complete based upon the most recent information.

               As these long-term contracts extend over one or more years, revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known.

               At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss on both short and long-term contracts is recognized.

               Costs and estimated profits in excess of amounts billed were $37,461 and $61,944, at December 31, 1997 and 1996, respectively. These additional amounts billed are included in accounts receivable. Accounts receivable also included retention due from long-term contracts of $733,547 and $173,607 at December 31, 1997 and 1996, respectively. All retention is expected to be collected within one year.

               Income taxes - The Company provides for income taxes based on income reported for financial statement purposes. Income tax expense differs from amounts currently payable due to timing differences in the recognition of certain income and expense items for tax and financial statement purposes, primarily depreciation of fixed assets. Tax accumulated depreciation exceeded book accumulated depreciation by $1,804,176 and $4,720,612 at December 31, 1997 and 1996, respectively.

               Depletion of $428,742 in 1997, $510,333 in 1996, and $484,925 in
               1995, are allowed as deductions for tax purposes but are not recorded on the books.

               Earnings per common share - During 1997, the Company adopted Financial Accounting Standard No. 128 (SFAS 128), "Earnings per share". SFAS 128 eliminates the presentation of primary earnings per share (EPS) and requires the presentation of basic EPS, which includes no common stock equivalents and, thus, no dilution. Adoption of this standard had no effect on the Company's EPS. Earnings per share are computed using the average number of common shares outstanding of 21,802 shares in 1997, 1996, and 1995.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Fair Value of Financial Instrument - Calculation of estimates of fair value of financial instruments is not presented because, in management's opinion, the carrying value of the Company's financial instruments approximate their fair values and this calculation would not result in a material difference between carry amounts and estimated fair value of financial instruments as presented on the accompanying consolidated balance sheet.

         Recently issued accounting statements not yet adopted - The following two recently issued accounting statements have not yet been adopted and in the opinion of the Company will not have a material effect on the financial statements:

            Comprehensive income - In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income, which consists of revenue, expenses, gains, and losses that bypass the income statement and are reported directly in a separate component of equity. Other comprehensive income includes, for example, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investment securities. SFAS 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes.

            Disclosure of segments - Also in June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosure about Segments of an Enterprise and Related Information." This statement requires an entity to report financial and descriptive information about their reportable operating segments. An operating segment is a component of an entity for which financial information is developed and evaluated by the entity's chief operating decision maker to assess performance and to make decisions about resource allocation. Entities are required to report segment profit or loss, certain specific revenue and expense items and segment assets based on financial information used effective for fiscal years beginning after December 15, 1997 and requires restatement of prior period financial statements presented for comparative purpose.

         Cash and cash equivalents - For purpose of the financial statements, cash equivalents include time deposits, money market funds, and overnight repurchase agreements with original maturities of less than 90 days.

         Supplemental cash flow information and non-cash investing and financing activities - During the years ended December 31, 1997, 1996, and 1995 the Company's cash outlay for federal and state income tax was $4,015,030, $5,321,611, and $6,240,220, respectively.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         The Company disbursed cash for interest during the years ended December 31, 1997, 1996 and 1995 of $603,743, $357,317, and $58,468,
         respectively.

         On May 17, 1996, Geneva Rock formed J & J and on June 18, 1996 acquired the assets and selected liabilities of J & J Mill & Lumber Supply Co. of St. George, Utah.

         The detailing of the acquisition is as follows:

            Working capital                          $ 1,936,800
            Equipment and land                         8,711,206
            Intangible and other assets                2,219,716
            Long-term debt assumed                    (6,700,000)
            Capital leases assumed                      (456,206)
                                                     -----------
              Cash used to acquire J & J Mill &
                Lumber Supply Co.                    $ 5,711,516
                                                     ===========

         The details of the financial condition and results of operations of J & J Mill and Lumber Supply Co. were never made available to Geneva Rock.

         On October 23, 1996, J & J purchased the assets and selected liabilities of Quality Concrete, Inc. The detail of the acquisition is as follows:

            Working capital                                $    70,828
            Equipment and land                               3,192,979
            Intangible and other assets                         49,600
            Long-term debt assumed                             (81,941)
            Capital leases assumed                             (91,910)
                                                           -----------

                Cash used to acquire Quality Concrete      $ 3,139,556
                                                           ===========

NOTE 2.  GOODWILL

         The excess of the purchase price over the value of the assets purchased is reported as goodwill. Goodwill is being amortized over fifteen years. The accumulated amortization was $162,457 and $77,922 at December 31, 1997 and 1996, respectively.

         On an ongoing basis, management reviews the valuation and amortization of intangible assets to determine possible impairment by comparing the carrying value to the undiscounted estimated future cash flows of the related assets. If the sum of the expected future cash flows is less than the carrying amount of goodwill, an impairment loss is recognized. Any necessary adjustment would reduce the goodwill and related assets to their fair value. The resulting loss is reported as a component of income from continuing operations before income taxes.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3.  OPERATING LEASE COMMITMENTS

         The Company has entered into several long-term leases for real property and has assumed leases of machinery and equipment, and trucks and vehicles. The Company also leases trucks and other equipment under non-cancelable operating leases. The following is a schedule by years of future minimum lease payments:

                              Machinery &
                             Equipment and
                            Trucks & Vehicles    Real Property          Total Leases
                            -----------------    -------------          ------------
                   1998     $ 2,932,100           $   442,884           $ 3,374,984
                   1999       2,738,260               354,037             3,092,297
                   2000       2,567,513               309,600             2,877,113
                   2001       1,596,983                 3,600             1,600,583
                   2002         359,752                 3,600               363,352
             Thereafter         120,257                10,800               131,057
                            -----------           -----------           -----------

        Total               $10,314,865           $ 1,124,521           $11,439,386
                            ===========           ===========           ===========

         For the years ended December 31, 1997, 1996 and 1995, rental payments for these operating leases amounted to $3,610,689, $1,417,484, and $719,484, respectively.

NOTE 4.       OBLIGATIONS UNDER CAPITAL LEASES

                                                                          1997                1996
                                                                          ----                ----
              The Company leases trucks and other
              equipment bearing various terms and
              collateralized by specific equipment.                    $  646,321          $1,122,817

              Less current maturities                                    (415,931)            464,295)
                                                                       ----------         -----------

                    Obligations under capital leases                   $ 230,390          $   658,522
                                                                       =========          ===========

         Future minimum lease payments on capital lease obligations are as follows:

                       Years Ending
                       September 30                           Amount
                       ------------                           ------
                           1998                               $415,931
                           1999                                172,208
                           2000                                 58,182
                           2001                                  -
                           2002                                      -
                                                              --------
                                                              $646,321

         Machinery and construction equipment includes equipment that is held under capital leases. At December 31, 1997 and 1996, the total capitalized amount was $1,122,817 and the accumulated amortization on this capitalized equipment was $233,133 and $75,954, respectively.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5.  COMMITTED COSTS

         The Company has at December 31, 1997 committed to purchase machinery and equipment in the amount of $5,282,000 that will be delivered early in 1998.

NOTE 6   LINES OF CREDIT

         The Company has lines of credit for $3,500,000 from a bank. The balance drawn on these credit lines is $1,000,000 at December 31, 1997. The agreement calls for monthly interest payments, computed at 8.25 percent, and the principal is due May 30, 1999. These lines are unsecured, have no restrictive covenants and adjust the interest rate based on the libor rate (European Money Market Certificate rate) by adjusting the interest rate by one tenth of a percent for each 150 point change.

NOTE 7.  NOTES PAYABLE

         The Company's long-term debt obligation consists of the following:

                                                                                     1997              1996
                                                                                  -----------       ------------
                A note payable to a concrete company. Principal payments of
                $16,334 plus interest at 2% below the commercial loan variable rate at Zions Bank (8.5% at December 31,1997) are due monthly.
                This note is collateralized by a Utah Deed of
                Trust on land and buildings.                                      $   359,337      $    555,339

                Notes to two employees for a non-competition and
                confidentiality agreements, payable at $28,000 a year,
                unsecured.                                                             69,000           112,000
                A note payable to individuals.  Payable in monthly payments of $1,574, including interest at 10%.  The note is
                collateralized by a Utah Deed of Trust on land and
                buildings.                                                             67,004            81,941
                A note payable to a Credit Union.  This is a non-interest
                bearing note that has been discounted for financial statement purposes to reflect an interest rate of 8.25%.
                Paid in full during 1997.                                                   -           220,000
                A note payable to the Small Business Administration.  This note bears a 9.996% interest rate.  Principal payments of
                $5,054 plus interest and administrative fees of $182 are
                due monthly.  This note is collateralized by a Utah Deed of
                Trust. Paid in full during 1997.                                            -           393,928
                A note payable for assumed debt in the purchase of J & J,
                The note bears interest at 8.25% with annual payments of
                $1,297,909, including interest, and matures on June 28, 2003.
                The note is collateralized by a Utah Deed of Trust
                on land and buildings.                                              5,842,756         6,700,000
                                                                                    ---------         ---------

                Total                                                               6,338,097         8,063,208

                         Less Current Maturities                                   (1,082,158)       (1,225,199)
                                                                                   ----------        ----------

                         Long-term Portion                                         $5,255,939        $6,838,009
                                                                                   ==========        ==========

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 7.  NOTES PAYABLE (Continued)

         Future maturities of notes payable are as follows:

                  Year Ending
                  December 31                            Amount
                  -----------                           -------
                      1998                           $  1,082,158
                      1999                              1,107,313
                      2000                              1,013,944
                      2001                              1,083,866
                      2002                              1,162,175
                  Thereafter                              888,641
                                                      -----------
                                                      $ 6,338,097
                                                      ===========

NOTE 8.  PENSION PLAN

         The Company has a defined benefit pension plan covering all non-bargaining employees who meet age and length of service requirements. The benefits are based on years of service and the employee's compensation during the last five years of employment. The Company's funding policy is to contribute annually an amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future. During the 1997, the Company enrolled approximately 150 employees of J & J into the plan. At December 31, 1997, these employees were credited with eighteen months of past service accrued from the J & J purchase date June of 1996.

         The following table sets forth the plan's funded status:

               Actuarial present value of benefit obligations:

                                                                              1997            1996
                                                                           ------------    ------------
          Accumulated benefit obligation, including
          vested benefits of $2,054,077 and $1,456,792
          for the periods ending December 31,
          1997 and 1996, respectively                                      $ 2,433,813      $ 1,493,778
                                                                           ===========      ===========

        Projected benefit obligation for service rendered to
          date                                                             $(3,391,043)     $(2,543,566)
        Plan assets at fair value                                            1,854,123        1,558,970
                                                                           -----------      -----------
        Unfunded projected benefit obligation or plan assets in
        excess of benefit obligation                                        (1,536,920)        (984,596)

        Unrecognized net (gain) or loss from past experience different from that assumed and effects of changes in
          assumptions                                                          731,587          709,653
        Unrecognized net asset (obligation) at January 1, 1989
          being recognized over 15 years                                       233,541         (117,941)
        Prior service cost not yet recognized in net periodic
          pension cost                                                        (166,917)              --
                                                                           -----------      -----------

        Accrued pension cost                                               $  (738,709)     $  (392,884)
                                                                           ===========      ===========

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8.  PENSION PLAN (Continued)

          Net pension cost included
          the following components:                             1997           1996           1995
                                                             ---------      ---------      ---------
          Service cost-benefits earned during the period     $ 322,107      $ 152,503      $ 209,633
          Interest cost on projected benefit obligation        190,271        145,955        100,308
          Actual return on plan assets                        (139,138)       (79,991)      (115,382)
          Net amortization                                      (2,300)        (3,018)       (16,849)
          Net asset gain (loss) during the year deferred
            for later recognition                               32,521        (23,009)           293
                                                             ---------      ---------      ---------

          Net periodic cost                                  $ 403,461      $ 192,440      $ 178,003
                                                             =========      =========      =========

         The discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.0% and 4.0% for 1997, 1996 and 1995. The expected long-term rate of return on assets was 8.0% for 1997, 1996 and 1995.

NOTE 9.  CONCENTRATIONS OF CREDIT RISK

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits and trade accounts receivable. The Company places all but $194,888 at December 31, 1997 and $1,616,320 at December 31, 1996 of its cash with one federally insured institution, which has insurance that guarantees the account up to $100,000. This other money is in a money market account of a major brokerage company and is uninsured. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. However, customers are concentrated in the construction industry primarily in northern and central Utah. Neither cash nor accounts receivable are collateralized.

NOTE 10. RELATED PARTY TRANSACTIONS

         The following is a summary of related party transactions that occurred during the years ended December 31, 1997, 1996 and 1995. Related parties considered herein include W.W. Clyde & Co., Utah Service, Inc., Beehive Insurance Agency, Inc. and Clyde Companies, Inc., which are under common control.

         The Company performed construction work for and sold construction materials to affiliates totaling approximately $690,000, $353,000 and $21,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

         The Company was charged $1,599,000, $1,400,000, and $3,610,517 for the years ended December 31, 1997, 1996 and 1995, respectively, for construction work, services, and construction materials provided by affiliates. The Company owed $101,260 to affiliates at December 31, 1997.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 11. PROVISION FOR INCOME TAXES

         Income tax expense consists of the following:

                                       1997           1996           1995
                                   ----------     ----------     ----------
            Current - Federal      $3,602,132     $3,928,829     $5,372,806
            Current - State           556,735        648,635        817,894
            Deferred - Federal        679,795        220,280        162,698
            Deferred  - State         120,617         11,593         24,311
                                   ----------     ----------     ----------

                 Total             $4,959,279     $4,809,337     $6,377,709
                                   ==========     ==========     ==========


         The income tax provision reconciled to the tax computed at the federal statutory rate is as follows:

                                                      1997             1996             1995
                                               -----------      -----------      -----------
            Income taxes at statutory rate     $ 4,513,316      $ 4,535,167      $ 5,974,534
            Environmental tax                           --               --           18,305
            Difference due to depletion           (150,060)        (173,513)        (164,875)
            Nondeductible expense                    9,161           60,633            2,263
            State income taxes, net of
              federal tax benefit                  659,045          374,276          539,810
            Other                                  (72,183)          12,774            7,672
                                               -----------      -----------      -----------

                 Total                         $ 4,959,279      $ 4,809,337      $ 6,377,709
                                               ===========      ===========      ===========

         Deferred tax assets and liabilities consist of the following:

                                                         1997             1996             1995
                                                  -----------      -----------      -----------
            Deferred tax assets (liabilities)
              Equipment temporary differences     $(2,911,859)     $(1,967,867)     $(1,346,917)
              Allowance for doubtful accounts         164,849           21,269               --
                                                  -----------      -----------      -----------

                                                  $(2,747,010)     $(1,946,598)     $(1,346,917)
                                                  ===========      ===========      ===========


NOTE 12. SUBSEQUENT EVENTS

         As of November 13, 1997, Clyde Companies, Inc., which owns 33.4% of the Company, adopted an "Amended and Restated Agreement and Plan of Merger" which provides for the merger of Clyde Companies, Inc. with the Company and certain other companies related through common stockholders.

         The merger upon majority approval of the stockholders of each respective company, will be effected by the exchange of shares of Clyde Companies, Inc. common stock with the respective shares of common stock held by the Company's stockholders. The merger transaction will be accounted for as a purchase. The exchange rates used in determining the number of shares to be exchanged are based upon independent valuations performed on each company to be acquired by Clyde Companies, Inc.

         In connection with the transaction, Clyde Companies, Inc. filed a registration statement (Form S-4) with the Securities and Exchange Commission for the purpose of registering the shares of Clyde Companies, Inc. to be issued in the merger.

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
Utah Service, Inc.


We have audited the accompanying balance sheet of Utah Service, Inc. as of December 31, 1997, and the related statements of earnings, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Utah Service, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                   GRANT THORNTON LLP

Provo, Utah
February 27, 1998

                               Utah Service, Inc.

                                 BALANCE SHEETS

                                     ASSETS

                                  December 31,

                                                                  1997           1996
                                                               ----------     ----------
                                                                              (unaudited)
CURRENT ASSETS
    Cash and cash equivalents (Note B)                         $  276,678     $  479,954
    Receivables (Note B)                                        1,137,963      1,271,202
    Prepaid expenses                                                9,331          8,138
    Inventories (Note C)                                        1,705,351      1,298,100
                                                               ----------     ----------

             Total current assets                               3,129,323      3,057,394


PROPERTY AND EQUIPMENT, AT COST (Note D)
    Buildings                                                     923,875      1,004,713
    Furniture and equipment                                       405,066        392,330
    Transportation equipment                                      340,230        321,328
    Surfacing                                                     112,910        112,910
                                                               ----------     ----------

                                                                1,782,081      1,831,281
    Less accumulated depreciation and amortization                778,143        754,446
                                                               ----------     ----------

                                                                1,003,938      1,076,835
    Land                                                          207,491        178,419
                                                               ----------     ----------

                                                                1,211,429      1,255,254


DEFERRED TAX ASSETS - LONG TERM (Note H)                            7,586         34,575


OTHER ASSETS (Note E and I)                                       192,387         39,967
                                                               ----------     ----------

                                                               $4,540,725     $4,387,190
                                                               ==========     ==========


        The accompanying notes are an integral part of these statements.

                               Utah Service, Inc.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                  December 31,


                                                                          1997            1996
                                                                      -----------     -----------
                                                                                      (unaudited)
CURRENT LIABILITIES
    Current maturities of long-term obligation (Note F)               $        --     $    99,264
    Accounts payable                                                      380,090         363,086
    Accrued liabilities (Note G)                                          135,179         163,876
                                                                      -----------     -----------

             Total current liabilities                                    515,269         626,226


LONG-TERM OBLIGATION (Note F)                                                  --          98,817


ACCRUED PENSION COSTS (Note I)                                            113,574         127,660


COMMITMENTS (Notes D and I)                                                    --              --


STOCKHOLDERS' EQUITY (Notes I and J)
    Common stock - $10 par value
        Authorized - 50,000
        Issued - 5,413                                                     54,130          54,130
    Additional paid-in capital                                            533,457         533,457
    Retained earnings                                                   3,352,001       3,026,943
    Excess of additional pension cost over
        unrecognized net pension obligation, net
        of applicable income taxes                                        (27,706)        (80,043)
                                                                      -----------     -----------

             Total stockholders' equity                                 3,911,882       3,534,487
                                                                      -----------     -----------

                                                                      $ 4,540,725     $ 4,387,190
                                                                      ===========     ===========




        The accompanying notes are an integral part of these statements.

                               Utah Service, Inc.

                             STATEMENTS OF EARNINGS

                                  December 31,

                                                              1997                 1996           1995
                                                           ------------     ------------     ------------
                                                                               (unaudited)   (unaudited)
Operating revenues (Note B)                                $ 12,044,736     $ 13,107,947     $ 13,580,133
Cost of goods sold                                            9,858,415       10,915,126       11,632,581
                                                           ------------     ------------     ------------
            Gross margin                                      2,186,321        2,192,821        1,947,552
Operating expenses
Salaries, wages and benefits                                  1,179,999        1,078,599          970,076
Operating supplies and expenses                                 356,618          377,311          343,607
Depreciation                                                    110,359          128,036          130,014
Other                                                            62,088           43,579           54,100
                                                           ------------     ------------     ------------
            Total operating expenses                          1,709,064        1,627,525        1,497,797
                                                           ------------     ------------     ------------
Other income (expense)
    Interest expense                                            (10,652)         (28,098)         (22,457)
    Service charge income                                        46,269           98,350           92,333
    Other, net                                                  147,334           43,788           30,452
                                                           ------------     ------------     ------------
                                                                182,951          114,040          100,328
                                                           ------------     ------------     ------------
            Earnings before income taxes                        660,208          679,336          550,083
Income taxes (Note G)                                           226,890          258,286          199,468
                                                           ------------     ------------     ------------
            NET EARNINGS                                   $    433,318     $    421,050     $    350,615
                                                           ============     ============     ============
Earnings per common share - basic                          $      80.05      $    77.78      $      64.77
                                                           ============      ==========      ============
Weighted average shares outstanding                               5,413            5,413            5,413
                                                           ============      ==========      ============


        The accompanying notes are an integral part of these statements.

                               UTAH SERVICE, INC.

                        STATEMENT OF STOCKHOLDERS' EQUITY

                   Year ended December 31, 1997, 1996 and 1995


                                             Common stock
                                             ------------          Additional     Excess
                                           Number                   paid-in       pension         Retained
                                          of shares    Amount       capital      obligation       earnings          Total
                                          ---------   -------      ---------    ------------     -----------     -----------
Balance at January 1, 1995                5,000        $50,000      $      --    $         --     $ 2,471,798     $ 2,521,798

Issuance of common stock                    413          4,130             --              --              --           4,130

Contributions from stockholders              --             --        556,628              --              --         556,628

Retirement of treasury stock                 --             --        (24,220)             --              --         (24,220)

Dividends paid ($20 per share)               --             --             --              --        (108,260)       (108,260)

Net earnings for the year                    --             --             --              --         350,615         350,615
                                          -----        -------      ---------    ------------     -----------     -----------

Balance at December 31, 1995              5,413         54,130        532,408              --       2,714,153       3,300,691

Contributions from stockholders              --             --          1,049              --              --           1,049

Dividends paid ($20 per share)               --             --             --              --        (108,260)       (108,260)

Excess of additional pension
 costs over unrecognized net
 pension obligation                          --             --             --         (80,043)             --         (80,043)

Net earnings for the year                    --             --             --              --         421,050         421,050
                                          -----        -------      ---------    ------------     -----------     -----------

Balance at December 31, 1996              5,413         54,130        533,457         (80,043)      3,026,943       3,534,487

Dividends paid ($20 per share)               --             --             --              --        (108,260)       (108,260)

Adjustment of additional pension
 costs over unrecognized net
 pension obligation                          --             --             --          52,337              --          52,337

Net earnings for the year                    --             --             --              --         433,318         433,318
                                          -----        -------      ---------    ------------     -----------     -----------

Balance at December 31, 1997              5,413    $    54,130    $   533,457     $   (27,706)    $ 3,352,001     $ 3,911,882
                                          =====    ===========    ===========     ===========     ===========     ===========

         The accompanying notes are an integral part of this statement.

                               Utah Service, Inc.

                            STATEMENTS OF CASH FLOWS

                                  December 31,

                                                               1997          1996          1995
                                                            ---------     ---------     ---------
                                                                         (unaudited)   (unaudited)
Increase in cash and cash equivalents
   Cash flows from operating activities
       Net earnings                                         $ 433,318     $ 421,050     $ 350,615
       Adjustments to reconcile net earnings to
          net cash provided by operating activities
              Depreciation                                    110,358       130,873       132,852
              Deferred income taxes                             8,896            --            --
              Changes in assets and liabilities
                  Receivables                                 133,239       682,974      (942,934)
                  Prepaid expenses                             (1,193)       63,243       (66,734)
                  Inventories                                (407,251)     (627,752)       49,531
                  Other assets                               (126,190)        1,778            --
                  Accounts payable                             17,004      (144,233)      251,173
                  Accrued pension costs                        30,114            --            --
                  Accrued expenses                            (28,697)       41,087        (2,105)
                                                            ---------     ---------     ---------

                          Total adjustments                  (263,720)      147,970      (578,217)
                                                            ---------     ---------     ---------

                          Net cash provided by (used in)
                              operating activities            169,598       569,020      (227,602)
                                                            ---------     ---------     ---------

   Cash flows from investing activities
       Purchases of property and equipment                    (66,533)      (26,062)     (996,387)
                                                            ---------     ---------     ---------

                                   (Continued)

        The accompanying notes are an integral part of these statements.

                               Utah Service, Inc.

                                  December 31,

                                                                 1997          1996          1995
                                                              ---------     ---------     ---------
                                                                           (unaudited)   (unaudited)
   Cash flows from financing activities
       Proceeds from issuance of long-term obligations               --            --       369,257
       Principal payments  on long-term obligations            (198,081)     (171,176)           --
       Contributions from stockholders                               --         1,049       574,757
       Dividends paid                                          (108,260)     (108,260)     (108,260)
                                                              ---------     ---------     ---------

                          Net cash (used in) provided
                              by financing activities          (306,341)     (278,387)      835,754
                                                              ---------     ---------     ---------

                          Net increase (decrease)
                              in cash and cash
                              equivalents                      (203,276)      264,571      (388,235)

Cash and cash equivalents at beginning
   of year                                                      479,954       215,383       603,618
                                                              ---------     ---------     ---------

Cash and cash equivalents at end of year                      $ 276,678     $ 479,954     $ 215,383
                                                              =========     =========     =========

Supplemental disclosures of cash flow information

   Cash paid during the year for:
       Interest                                               $  10,652     $  28,098     $  22,457
       Income taxes                                             239,566       258,286       199,468


Noncash investing and financing activities

      At December 31, 1997 and December 31, 1996, the Company had an excess of additional pension cost over unrecognized net pension obligations of $27,706 and $80,043, respectively. As a result, deferred tax assets were decreased by $18,093 and $20,375, respectively.

        The accompanying notes are an integral part of these statements.

                               Utah Service, Inc.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statement follows. Insofar as the notes refer to the years ended December 31, 1996 and 1995, they are not audited. In the opinion of management, the unaudited financial statements for the years ended December 31, 1996 and 1995 include all adjustments, consisting of normal recurring accruals, necessary to present fairly the Company's financial position, results of operations and cash flows.

     1. Organization

     Utah Service, Inc. (the Company), was incorporated under the laws of the State of Utah. The Company is located in Springville, Utah and is a retailer of hardware, home improvement and petroleum products.

     2. Cash and cash equivalents

     For purposes of the financial statements, the Company considers all short-term debt securities with an original maturity of three months or less when purchased to be cash equivalents.

     3. Inventories

     Inventories are valued at the lower of cost or market, with cost being determined using the first-in, first-out method.

     4. Property and equipment

     Property and equipment is stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred, whereas major replacements and improvements are capitalized and subsequently depreciated. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets.

     5. Income taxes

     The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

     6. Use of estimates

     In preparing the Company's financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     7. Fair value of financial instruments

     The carrying value of the Company's cash and cash equivalents, receivables, long-term obligations and accounts payable approximate their fair values.

8.   Earnings per share

     Basic earnings per common share are based upon the weighted average number of common shares outstanding during each period presented. There are no potential common shares which would cause dilution.

     During 1997, the Company adopted the Financial Accounting Standards Board
     (FASB) Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share." SFAS 128 eliminates the presentation of primary earnings per share (EPS) and requires the presentation of basic EPS, which includes no common stock equivalents and thus no dilution. The statement also eliminates the modified treasury stock method of computing potential common shares.

     9. Recently issued accounting statements not yet adopted

     Comprehensive income

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income, which consists of revenue, expenses, gains, and losses that bypass the income statement and are reported directly in a separate component of equity. Other comprehensive income includes, for example, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investment securities. SFAS 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes.


     Disclosure of segments

     Also in June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." This statement requires an entity to report financial and descriptive information about their reportable operating segments. An operating segment is a component of an entity for which financial information is developed and evaluated by the entity's chief operating decision maker to assess performance and to make decisions about resource allocation. Entities are required to report segment profit or loss, certain specific revenue and expense items and segment assets based on financial information used internally for evaluating performance and allocating resources. This statement is effective for fiscal years beginning after December 15, 1997 and requires restatement of prior period financial statements presented for comparative purposes.

     The Company does not believe that the adoption of SFAS 130 and SFAS 131 will have a material effect on the Company's financial statements.

     10. Certain reclassifications

     Certain nonmaterial reclassifications have been made to the 1996 financial statements to conform to the 1997 presentation.

NOTE B - CREDIT CONCENTRATION, MAJOR CUSTOMERS, AND RELATED PARTIES

     1. Credit concentration

     The Company maintains cash balances at several financial institutions located in the United States. Accounts at each institution are secured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate to approximately $308,517 and $329,000 as of December 31, 1997 and 1996, respectively.

     Financial instruments which potentially subject the Company to credit risk concentration consist primarily of trade accounts receivable. The Company sells to customers in the home construction and improvement industry throughout the Springville, Utah area. The Company sells substantially to recurring customers wherein the customer's ability to pay has previously been evaluated. The Company generally does not require collateral. The majority of its trade receivables are unsecured. Allowances are periodically evaluated by management for potential credit losses, and such losses have been insignificant. Accordingly, no allowance for doubtful accounts has been established as of December 31,1997 and 1996, respectively.

     2. Major customer

     At December 31,1997 and 1996, the Company had accounts receivable due from its largest customer approximating $221,000 and $62,600, respectively. Remaining accounts receivable at December 31,1997 and December 31, 1996 were due from a variety of other customers under normal credit terms.

     Revenue for the year ending December 31, 1997 from the Company's largest customer represented approximately 12% of net revenues (6% for the years ending December 31, 1996 and 1995, respectively).

     3. Related parties

     Related parties include Geneva Rock Products, Inc., W.W. Clyde & Co. and Beehive Insurance Agency, Inc. which are under common control.

     Accounts receivable from related parties were $96,584 and $113,335 for December 31, 1997 and 1996, respectively

     The Company sold materials to affiliates totaling approximately $790,100, $941,500 and $959,100 for the years ended December 31, 1997, 1996 and 1995, respectively.


NOTE C - INVENTORIES

     Inventories consist of the following:

                                        1997          1996
                                    ----------    ----------
         Lumber                     $  601,724    $  182,764
         Hardware and housewares       741,080       756,306
         Automotive                    306,116       304,575
         Other                          56,431        54,455
                                    ----------    ----------

                                    $1,705,351    $1,298,100
                                    ==========    ==========

NOTE D - PROPERTY HELD FOR LEASE

     The Company leased two buildings for nominal rent through October 1997. Lease revenues from the buildings were $20,500, $17,400 and $14,851 for the years ended December 31, 1997, 1996 and 1995, respectively. Both leases were terminated in October 1997 when the Company exchanged the two buildings for land.


NOTE E - OTHER ASSETS

     Other assets consist of the following:

                                           1997        1996
                                       --------    --------
         Investment in ACE Hardware    $ 79,500    $  5,000
         Prepared pension asset          61,197      34,967
         Other                           51,690          --
                                       --------    --------

         Total                          192,387      39,967


NOTE F - LONG-TERM OBLIGATION

     The Company's long-term obligation consists of the following:

                                                                     1997        1996
                                                                  --------    --------
         8.5% non-revolving note payable to a
             bank, due in 2000, payable in monthly
             installments of $8,272 plus interest
             The note is unsecured                                $     --    $198,081

         Less current maturities                                        --      99,264
                                                                  --------    --------

                                                                  $     --    $ 98,817
                                                                  ========    ========



NOTE G - ACCRUED LIABILITIES

     Accrued liabilities consist of the following:

                                                  1997        1996
                                                --------    --------
         Payroll, payroll taxes and benefits    $ 89,118    $ 72,318
         Sales tax payable                        33,238      49,403
         Income tax payable                       10,609      40,683
         Other                                     2,214       1,472
                                                --------    --------

                                                $135,179    $163,876
                                                ========    ========

NOTE H- INCOME TAXES

     Income tax expense (benefit) consists of the following:

                                       Year ended December 31,
                                       -----------------------
                                    1997          1996          1995
                                 ---------     ---------     ---------
            Current
                Federal          $ 188,772     $ 226,720     $ 166,058
                State               29,222        35,096        25,706
                                 ---------     ---------     ---------
                                   217,994       261,816       191,764
                                 ---------     ---------     ---------

            Deferred
                Federal              7,703        (3,057)        6,671
                State                1,193          (473)        1,033
                                 ---------     ---------     ---------
                                     8,896        (3,530)        7,704
                                 ---------     ---------     ---------

            Total                $ 226,890     $ 258,286     $ 199,468
                                 =========     =========     =========

     The income tax provision reconciled to the tax computed at the statutory Federal rate is as follows:

                                                                   Year ended December 31,
                                                                   -----------------------
                                                              1997          1996         1995
                                                           ---------     ---------    ---------
         Income taxes (benefit) computed at:
             Federal statutory rate                        $ 224,471     $ 230,974    $ 187,028
             State income taxes, net of federal benefit       21,787        22,418       18,153
             Dividends received deduction                    (18,921)           --           --
             All other                                          (447)        4,894       (5,713)
                                                           ---------     ---------    ---------
                                                           $ 226,890     $ 258,286    $ 199,468
                                                           =========     =========    =========


       Deferred tax assets and liabilities consist of the following:

                                                               1997         1996
                                                            --------     --------
         Long-term deferred tax assets (liabilities)
             Accrued pension costs                          $ 16,482     $ 34,575
             Stock dividends                                  (8,896)          --
                                                            --------     --------

                                                            $  7,586     $ 34,575
                                                            ========     ========

NOTE I- PENSION PLAN

     The Company has a noncontributory defined benefit pension plan covering substantially all of its non-union employees. The benefits are based on years of service and the employee's compensation during the last five years of employment. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to services to date but also for those benefits expected to be earned in the future. Employees vest 100% after five years.

     Actuarial present value of benefit obligations are as follows:

                                                          1997            1996
                                                       ---------       ---------
      Accumulated benefit obligation, including
         vested benefits of $493,902 as of
         December 31, 1997 and $488,773 and
         $412,965 as of December 31, 1996              $ 525,805       $ 493,902
                                                       =========       =========

      Projected benefit obligation for service
         rendered to date                               (525,805)       (493,902)
      Plan assets at fair value, primarily listed
         stocks                                          473,428         401,209
                                                       ---------       ---------

      Plan assets in deficiency of projected
         benefit obligation                              (52,377)        (92,693)
      Unrecognized net loss from past ex-
         perience different from that assumed
         and effects of changes in assumptions           118,527         133,163
      Unrecognized net obligation at January 1,
         1989, being recognized over 15 years             (4,953)         (5,503)
      Additional minimum liability                      (113,574)       (127,660)
                                                       ---------       ---------

      Prepaid (accrued) pension cost                   $ (52,377)      $ (92,693)
                                                       =========       =========

       Net pension cost includes the following components:

                                                             Year ended December 31,
                                                             -----------------------
                                                       1997           1996           1995
                                                    --------       --------       --------
      Service cost--benefits earned during
         the year                                   $ 18,846       $ 21,954       $ 19,281
      Interest cost on projected benefit
         obligation                                   34,573         29,211         26,397
      Actual return on plan assets                   (22,280)       (18,233)       (17,859)
      Net amortization and deferral                   (6,794)        (7,205)        (5,019)
                                                    --------       --------       --------

      Net periodic pension cost                     $ 24,345       $ 25,727       $ 22,800
                                                    ========       ========       ========

     In accordance with FASB Statement No. 87, the Company has recorded an additional minimum pension liability for underfunded plans of $113,574 and $127,660 at December 31, 1997 and 1996, respectively, representing the excess of unfunded accumulated benefit obligations over previously recorded pension cost liabilities. A corresponding amount is recognized as an intangible asset except to the extent that these additional liabilities exceed related unrecognized prior service cost and net transition obligation, in which case the increase in liabilities is charged directly to stockholder's equity. The principal cause of the reduction in underfunded pension liability is actual return on plan assets in excess of the assumed rate of return in 1997. As of December 31, 1997 and 1996, $27,706 and $80,043 of the excess minimum pension liability were charged to stockholder's equity, net of income taxes, of $16,482 and $47,617, respectively.


     The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7% and 4%, respectively, in 1997 (7% and 3% in 1996 and 7.5% and 4% in 1995). The expected long-term rate of return on assets was 7% (7.5% in 1996 and 6.5% in 1995).


NOTE J - SUBSEQUENT EVENTS

     As of November 13, 1997, Clyde Companies, Inc., which owns 31.37% of the Company, adopted an "Amended and Restated Agreement and Plan of Merger" which provides for the merger of Clyde Companies, Inc. with the Company and certain other companies related through common stockholders.

     The merger upon majority approval of the stockholders of each respective company, will be effected by the exchange of shares of Clyde Companies, Inc. common stock with the respective shares of common stock held by the Company's stockholders. The merger transaction will be accounted for as a purchase. The exchange rates used in determining the number of shares to be exchanged are based upon independent valuations performed on each company to be acquired by Clyde Companies, Inc.

     In connection with the transaction, Clyde Companies, Inc. filed a registration statement (Form S-4) with the Securities and Exchange Commission for the purpose of registering the shares of Clyde Companies, Inc. to be issued in the merger.

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Beehive Insurance Agency, Inc.


We have audited the accompanying balance sheet of Beehive Insurance Agency, Inc. as of December 31, 1997, and the related statements of earnings and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beehive Insurance Agency, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                          GRANT THORNTON LLP

Salt Lake City, Utah
March 13, 1998

                      INDEPENDENT ACCOUNTANTS AUDIT REPORT



To the Shareholders and Board of Directors of Beehive Insurance Agency, Inc.


We have audited the accompanying balance sheet of Beehive Insurance Agency, Inc. as of December 31, 1996, and related statements of income, retained earnings, and cash flows for each of the years in the two year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Beehive Insurance Agency, Inc. as of December 31, 1996, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                    DAINES ASSOCIATES, LLC
October 21, 1997
Salt Lake City, Utah

                         BEEHIVE INSURANCE AGENCY, INC.

                                 BALANCE SHEETS

                                  December 31,

                                     ASSETS

                                                 1997            1996
                                              ---------       ---------
CURRENT ASSETS
    Cash and cash equivalents (Note H)        $ 424,919       $ 558,642
    Accounts receivable (Note H)                160,620         110,075
    Commissions receivable                       11,285           8,199
    Income taxes receivable                          --           1,585
                                              ---------       ---------

           Total current assets                 596,824         678,501

PROPERTY AND EQUIPMENT, AT COST (Note B)        130,519         132,170
    Less accumulated depreciation               (75,156)        (90,820)
                                              ---------       ---------

                                                 55,363          41,350

DEFERRED TAX ASSET (Note D)                      45,924          36,072
                                              ---------       ---------

                                              $ 698,111       $ 755,923
                                              =========       =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                          $      --       $     367
    Commissions payable                             134              83
    Insurance premiums payable                  157,943         123,764
    Accrued pension expense (Note F)            123,121         144,779
    Income taxes payable                         20,970             571
    Dividends payable (Note E)                       --         107,435
                                               ---------      ---------

           Total current liabilities            302,168         376,999

STOCKHOLDERS' EQUITY
    Common stock, $1 par value;  Authorized
      50,000 shares; issued 21,500 shares        21,500          21,500
    Paid in capital                               3,447           3,447
    Retained earnings                           371,116         354,097
                                              ---------       ---------

                                                396,063         379,044
    Less cost of 13 shares held in treasury        (120)           (120)
                                              ---------       ---------
                                              $ 698,111       $ 755,923
                                              =========       =========

        The accompanying notes are an integral part of these statements.

                         BEEHIVE INSURANCE AGENCY, INC.

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                             Year ended December 31,

                                               1997            1996            1995
                                            ---------       ---------       ---------
Revenues (Note H)
    Insurance commissions                   $ 538,040       $ 517,497       $ 451,940
    Profit sharing commissions                 69,208          60,065          85,852
                                            ---------       ---------       ---------

           Total revenue                      607,248         577,562         537,792
Operating expenses
    Salaries, wages and benefits              149,090         141,282         136,928
    Selling, general & administrative          89,068          80,823         105,947
    Pension expenses                           13,662          12,641         104,487
    Depreciation                               10,510           8,758           9,834
                                            ---------       ---------       ---------
       Total operating expenses               262,330         243,504         357,196
                                            ---------       ---------       ---------
       Earnings from operations               344,918         334,058         180,596
Other income
    Interest income                            22,876          24,017          32,806
    Other, net                                  1,427           4,800           5,479
                                            ---------       ---------       ---------
                                               24,303          28,817          38,283
                                            ---------       ---------       ---------
       Earnings before income taxes           369,221         362,875         218,881
Income taxes (Note D)                        (137,332)       (129,092)        (87,874)
                                            ---------       ---------       ---------

       NET EARNINGS                           231,889         233,783         131,007

Retained earnings at beginning of year        354,097         335,184         408,303

Cash dividends (Note E)                      (214,870)       (214,870)       (204,126)
                                            ---------       ---------       ---------

Retained earnings at end of year            $ 371,116       $ 354,097       $ 335,184
                                            =========       =========       =========

Earnings per common share - basic           $   10.79       $   10.88       $    6.10
                                            =========       =========       =========

Weighted-average shares outstanding            21,487          21,487          21,487
                                            =========       =========       =========


        The accompanying notes are an integral part of these statements.

                         BEEHIVE INSURANCE AGENCY, INC.

                            STATEMENTS OF CASH FLOWS

                                                         1997            1996            1995
                                                      ---------       ---------       ---------
Increase (decrease) in cash and cash equivalents
    Cash flows from operating activities
       Net earnings                                   $ 231,889       $ 233,783       $ 131,007
                                                      ---------       ---------       ---------
       Adjustments to reconcile net
         earnings to net cash provided
         by operating activities
           Depreciation                                  10,510           8,758           9,834
           Gain on disposition of
              property and equipment                         --              --          (1,279)
           Deferred income taxes                         (6,240)          2,902         (38,974)
           Changes in assets and liabilities
              Accounts receivable                       (50,545)         61,211         (13,597)
              Commissions receivable                     (3,086)         (2,796)          1,457
              Prepaid Utah state franchise tax               --           2,616          13,144
              Income taxes receivable                     1,585           5,789          (7,374)
              Accounts payable                             (367)           (274)           (330)
              Commissions payable                            51              83
              Insurance premiums payable                 34,179        (189,696)        (76,206)
              Accrued pension                           (21,658)         12,641         104,487
              Income taxes payable                       16,787             571         (29,585)
                                                      ---------       ---------       ---------

                  Net cash provided by
                    operating activities                213,105         135,588          92,584
                                                      ---------       ---------       ---------

Cash flows from investing activities:
    Purchase of property and equipment                  (24,523)         (2,745)        (29,485)
    Proceeds from disposition of property
      and equipment                                          --              --           1,801
                                                      ---------       ---------       ---------

                  Net cash used in
                    investing activities                (24,523)         (2,745)        (27,684)
                                                      ---------       ---------       ---------

                                   (Continued)

        The accompanying notes are an integral part of these statements.

                         BEEHIVE INSURANCE AGENCY, INC.

                                                       1997            1996            1995
                                                    ---------       ---------       ---------
Cash flows from financing activities
    Distributions to shareholders                    (322,305)       (214,870)       (204,126)
                                                    ---------       ---------       ---------

                  Net cash (used in)
                    financing activities             (322,305)       (214,870)       (204,126)
                                                    ---------       ---------       ---------

                  Net (decrease) in
                    cash and cash equivalents        (133,723)        (82,027)       (139,226)

Cash and cash equivalents at beginning of year        558,642         640,669         779,895
                                                    ---------       ---------       ---------
Cash and cash equivalents at end of year            $ 424,919       $ 558,642       $ 640,669
                                                    =========       =========       =========

Supplemental cash flow information

Cash paid during the year for
    Income taxes                                    $ 137,332       $ 129,092       $  87,874


        The accompanying notes are an integral part of these statements.

                         Beehive Insurance Agency, Inc.
                          NOTES TO FINANCIAL STATEMENTS



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     1. Financial statement presentation

     The accounting and reporting policies of Beehive Insurance Agency, Inc. conform with generally accepted accounting principles. In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

     2. Business activity

     Beehive Insurance Agency, Inc. is an independent insurance agency selling all types of insurance to the general public.

     3. Cash equivalents

     For the purposes of the financial statements, the Company considers cash in banks with maturities of 90 days or less.

     4. Depreciation and amortization

     Depreciation of property and equipment is provided using the straight-line and declining-balance methods over the estimated useful lives of the assets.

     5. Income taxes

     The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred income tax assets and liabilities are provided based on the difference between the financial statement and tax bases of assets and liabilities as measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities.

     6. Fair value of financial instruments

     The fair value of the Company's cash and cash equivalents and receivables, approximate their carrying values.

     7. Revenue recognition

     The Company recognizes revenue at the effective date of new and renewal polices, and when insurance premiums are due from the client.

     8. Recently issued accounting pronouncements not yet adopted

     Comprehensive income

     In September 1997, the FASB issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net earnings or loss for the current period and other comprehensive income, which consists of revenue, expenses, gains, and losses that bypass the statement of earnings and are reported directly in a separate component of equity. Other comprehensive income includes, for example, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investment securities. SFAS 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997 and requires restatement of prior period financial statements presented for comparative purposes.

     Management does not believe that the adoption of SFAS 130 will have a material effect on the Company's financial statements.


NOTE B - PROPERTY AND EQUIPMENT

     Cost of property and equipment and estimated useful lives are as follows:

                                        1997          1996          Years
                                     --------      --------      -----------
        Land                         $ 12,500      $ 12,500               --
        Buildings                      56,705        56,705            20-45
        Furniture and equipment        41,721        30,366             5-10
        Automobiles                    19,593        32,599             5-10
                                     --------      --------
                                     $130,519      $132,170
                                     ========      ========

NOTE C - LEASES

     The Company leases office space from a related party under an operating lease agreement. The lease agreement is on a month-to-month basis with monthly installments in the amount of $1,614. The total rent expense for the year ended December 31, 1997, was approximately $3,200. The Company had no rent expense for the years ended December 31, 1996 and 1995.


NOTE D - INCOME TAXES

     Income tax expense (benefit) consists of the following:

                            1997            1996            1995
                         ---------       ---------       ---------
        Current
            Federal      $ 130,870       $ 108,396       $ 109,652
            State           12,702          17,794          17,196
                         ---------       ---------       ---------
                           143,572         126,190         126,848
                         ---------       ---------       ---------
        Deferred
            Federal         (5,789)          2,645         (35,526)
            State             (451)            257          (3,448)
                         ---------       ---------       ---------
                            (6,240)          2,902         (38,974)
                         ---------       ---------       ---------
                         $ 137,332       $ 129,092       $  87,874
                         =========       =========       =========



     The income tax provision reconciled to the tax computed at the federal statutory rate of 34% is as follows:

                                           1997            1996           1995
                                        ---------       ---------      ---------
        Federal income taxes at
           statutory rate               $ 125,522       $ 111,041      $  74,126

        State income taxes, net of
           federal tax benefit             12,702          18,051         13,748

        Other                                (892)             --             --
                                        ---------       ---------      ---------
                                        $ 137,332       $ 129,092      $  87,874
                                        =========       =========      =========


       Deferred tax assets and liabilities consist of the following:

                                                        1997         1996
                                                 -----------      -------
        Deferred tax asset
            Unfunded pension                     $    45,924      $36,072
                                                 ===========      =======

NOTE E - DIVIDENDS

     Dividends of $10 per share for the years ending December 31, 1997 and 1996 were declared on 21,487 shares outstanding.


NOTE F - PENSION  PLAN

     The Company participates in a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employees' compensation during the five highest consecutive years of participation in the plan. A participant is fully vested after six years. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected benefits to be earned in the future.

     The following table sets forth the plan's funded status as of the periods presented, in accordance with FASB Statement 87: "Employers' Accounting for Pensions":

                                                                            1997            1996
                                                                         ---------       ---------
        Actuarial present value of benefit obligations:

            Accumulated benefit obligations, including vested
              benefits of $ 154,379 and $137,678
              for the years ended December 31, 1997
              and 1996, respectively                                     $ 156,057       $ 140,235
                                                                         =========       =========

            Projected benefit obligation for service rendered
              to date
                                                                         $(190,126)      $(185,150)

            Plan assets at fair value, primarily U.S. government
              securities and common stock funds                             59,529          37,013
                                                                         ---------       ---------

            Projected benefit obligation (in excess of) plan
              assets                                                      (130,597)       (148,137)

            Unrecognized net obligation at January 1, 1989,
              being recognized over 15 years                               (11,250)        (13,124)

            Unrecognized net loss from past experience
              different from that assumed and effects of
              changes in assumptions                                        18,726          16,482
                                                                         ---------       ---------

            (Accrued) pension costs included in
              accrued liabilities                                        $(123,121)      $(144,779)
                                                                         =========       =========

     Net pension cost included the following components:

                                               1997           1996           1995
                                             --------       --------       --------
        Service cost - benefits earned
           during the period                 $  5,881       $  5,332       $  5,453

        Interest cost on projected
           benefit obligation                  12,562         12,318         23,043

        Actual return on plan assets            1,348         (2,300)       (44,926)

        Net (deferral) and amortization        (6,129)        (2,709)        32,261
                                             --------       --------       --------

        Net pension cost                     $ 13,662       $ 12,641       $ 15,831
                                             ========       ========       ========


     The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7% for the years ended December 31, 1997, 1996 and 1995. The expected long-term rate of return was 7% for the years ended December 31, 1997, 1996 and 1995. The expected average percentage increase in compensation levels was 3% for the years ended December 31, 1997, 1996 and 1995.


NOTE G - RELATED PARTY TRANSACTIONS

     The following is a summary of related party transactions that occurred during the years ended December 31, 1997, 1995 and 1995. Related parties considered herein include W.W. Clyde & Co., Geneva Rock Products, Inc., and Utah Service, Inc., which are under common control.

     The Company received commissions on the sale of insurance policies to related parties in the amounts of $299,989, $270,078 and $231,780 for the years ended December 31, 1997, 1996 and 1995, respectively.

     The Company had accounts receivable from related parties in the amounts of $96,600 and $51,000 for the years ended December 31, 1997 and 1996, respectively.


NOTE H - CONCENTRATION OF CREDIT RISK

     The Company maintains cash and cash equivalents at a financial institution. At December 31, 1997, uninsured amounts held in this financial institution totaled approximately $365,000, (approximately $475,000 as of December 31,
     1996).

     Accounts receivable at December 31, 1997 includes amounts due from three customers totaling $64,156, $33,480, and $19,492, respectively. Accounts receivable at December 31, 1996 includes amounts due from three customers totaling $48,912, $21,281 and $19,992, respectively. The Company's accounts receivable result from its insurance contracts with customers. The Company controls credit risk associated with accounts receivable by leveraging the unused portion of the policy.

     Approximately 54% of total commission revenues for the year ended December 31, 1997 was from three customers totaling 37%, 11%, and 6%, respectively. Approximately 54% of total commission revenues for the year ended December 31, 1996 was from three customers totaling 40%, 11%, and 3%, respectively. Approximately 50% of total commission revenues for the year ended December 31, 1995 was from two customers totaling 33% and 17%, respectively.



NOTE I - SUBSEQUENT EVENTS

     As of November 13, 1997, Clyde Companies, Inc., which owns 17.22% of the Company adopted an "Amended and Restated Agreement and Plan of Merger" which provides for the merger of Clyde Companies, Inc. with the Company and certain other companies related through common stockholders.

     The merger, upon majority approval of the stockholders of each respective company, will be effected by the exchange of shares of Clyde Companies, Inc. common stock with the respective shares of common stock held by the Company's stockholders. The merger transaction will be accounted for as a purchase. The exchange rates used in determining the number of shares to be exchanged are based upon independent valuations performed on each company to be acquired by Clyde Companies, Inc.

     In connection with the transaction, Clyde Companies, Inc. filed a registration statement (Form S-4) with the Securities and Exchange Commission for the purpose of registering the shares of Clyde Companies, Inc. common stock to be issued in the merger.

                                    ANNEX A

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

               THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 13, 1997 by and among Clyde Companies, Inc., a Utah corporation (the "Parent"), W.W. Clyde Reorganization Corporation, a Utah corporation ("CRC"), W.W. Clyde & Co., a Utah corporation ("Clyde"), Geneva Rock Reorganization Corporation, a Utah corporation ("GRRC"), Geneva Rock Products, Inc., a Utah corporation ("Geneva Rock"), Utah Service Reorganization Corporation, a Utah corporation ("USRC"), Utah Service Inc., a Utah corporation ("Utah Service"), Beehive Insurance Reorganization Corporation, a Utah corporation ("BIRC"), and Beehive Insurance Agency, Inc., a Utah corporation ("Beehive Insurance").

                                    Recitals

               WHEREAS, the parties hereto entered into an Agreement and Plan of Merger dated as of November 13, 1997 (the ""Original Merger Agreement");

               WHEREAS, the parties hereto desire to amend and restate the Original Merger Agreement in its entirety as set forth in this Agreement effective as of March 13, 1998;

               WHEREAS, the Board of Directors of each of the Parent, and CRC, GRRC, USRC and BIRC (collectively, the "Reorganization Corporations") and Clyde, Geneva Rock, Utah Service and Beehive Insurance (collectively, the "Acquired Corporations" and, together with the Parent and the Reorganization Corporations, the "Corporations") have approved, and have determined that it is advisable and in the best interests of each of their respective shareholders for the Parent to acquire the Acquired Corporations on the terms and conditions set forth in this Agreement; and

               WHEREAS, to accomplish such acquisitions, (i) the Board of Directors of each of the Parent, CRC and Clyde has determined that CRC should be merged with and into Clyde (the "Clyde Merger"), (ii) the Board of Directors of each of the Parent, GRRC and Geneva Rock has determined that GRRC should be merged with and into Geneva Rock (the "Geneva Rock Merger"), (iii) the Board of Directors of each of the Parent, USRC and Utah Service has determined that USRC should be merged with and into Utah Service (the "Utah Service Merger"), and
(iv) the Board of Directors of each of the Parent, BIRC and Beehive Insurance has determined that BIRC should be merged with and into Beehive Insurance (the "Beehive Insurance Merger" and, collectively with the Clyde Merger, the Geneva Rock Merger and the Utah Service Merger, the "Mergers") in accordance with this Agreement and the applicable provisions of the Utah Revised Business Corporation Act (the "URBCA") and the Internal Revenue Code of 1986, as amended (the "Code").

                                    Agreement

               NOW, THEREFORE, pursuant to and in accordance with the URBCA and the Code, the Corporations agree upon and prescribe the terms and conditions of the Mergers as follows:

                                    I. Merger

        1.1 Names and States of Incorporation. The name and state of incorporation of each of the constituent corporations in the Mergers is as follows:

                               (a) for the Clyde Merger, W.W. Clyde
               Reorganization Corporation, a Utah corporation, and W.W. Clyde & Co., a Utah corporation;

                      (b) for the Geneva Rock Merger, Geneva Rock Reorganization
               Corporation, a Utah corporation, and Geneva Rock Products, Inc., a Utah corporation;

                      (c) for the Utah Service Merger, Utah Service
               Reorganization Corporation, a Utah corporation, and Utah Service Inc., a Utah corporation; and

                      (d) for the Beehive Insurance Merger, Beehive Insurance
               Reorganization Corporation, a Utah corporation, and Beehive Insurance Agency, Inc., a Utah corporation.

        1.2 Closing and Effective Time. The closing of each of the Mergers (the "Closing") shall take place concurrently at the offices of Van Cott, Bagley, Cornwall & McCarthy at 8:30 a.m. (local time) on a date (the "Closing Date") to be specified by the Corporations, which shall be no sooner than the date upon which all of the conditions specified in Article V of this Agreement have been satisfied or waived by the applicable Corporations (other than those conditions that, by their nature, are to be satisfied at the Closing). In accordance with the URBCA and Articles of Mergers to be filed by each of the respective Acquired Corporations with the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Utah Division of Corporations"), the Mergers shall become effective sequentially, with the Clyde Merger becoming effective first, followed one hour later by the Utah Service Merger, followed one hour later by the Beehive Insurance Merger and followed one hour later by the Geneva Rock Merger. Each of the respective Mergers shall be effective at the date and time specified in the applicable Articles of Merger (for each Merger, the "Effective Time"). The Closing Date shall be prior to the Effective Time.

        1.3 Mergers. At the Effective Time, the following shall occur:

                      (a) The respective Reorganization Corporation shall be
               merged with and into the corresponding Acquired Corporation, and the separate existence of the Reorganization Corporation shall cease.

                      (b) The respective Acquired Corporation shall be the
               surviving corporation and shall continue its corporate existence in accordance with the laws of the State of Utah and under its current name.

                      (c) The respective Merger shall have the effects set forth in Section 16-10a-1106 of the URBCA.

        1.4 Articles of Incorporation. The Articles of Incorporation of each of the Acquired


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Corporations shall continue to be the Articles of Incorporation of such Acquired
Corporation after the Effective Time, until amended or repealed in accordance with the URBCA.

        1.5 Bylaws. The Bylaws of each of the Acquired Corporations shall continue to be the Bylaws of such Acquired Corporation after the Effective Time, until amended or repealed in the manner provided by such Bylaws and the URBCA.

        1.6 Directors. The directors of each of the Acquired Corporations immediately prior to the Effective Time shall continue to serve as the directors of such Acquired Corporation for the term specified in the Bylaws of such Acquired Corporation.

        1.7 Officers. The officers of each of the Acquired Corporations immediately prior to the Effective Time shall continue to be officers of such Acquired Corporation until otherwise provided in accordance with the Bylaws of such Acquired Corporation.

        1.8 Securities Filings. If required by applicable law, the Corporations shall promptly prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 (including any amendments or supplements thereto, the "Registration Statement") and, as part of the Registration Statement, a letter, notice of meeting, proxy statement and form of proxy to the shareholders of each of the Acquired Companies in connection with the Mergers (collectively, including any amendments or supplements thereto, the "Proxy Statement"). Each of the Corporations shall provide reasonable opportunities for the other Corporations to review and comment on the contents of the Registration Statement. At any time after the preparation of the Registration Statement, each of the Corporations agrees promptly to notify the others of and to correct any information which any of them shall have furnished for inclusion in the Registration Statement that shall have become false or misleading in any material respect. Each of the Corporations shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act of 1933, as amended (the "Securities Act"), as promptly as practicable after such filing. The Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock (as defined below) in the Merger, and each of the Corporations shall furnish all information concerning its business, affairs and/or shareholders as may be reasonably requested in connection with any such action.

               1.9 Special Meeting. As promptly as practicable following the execution and delivery of this Agreement, in accordance with the URBCA and other applicable law, each of the Acquired Corporations (a) shall duly call, give notice of, convene and hold a special meeting of its shareholders (each a "Special Meeting") and shall submit this Agreement to a vote of such shareholders at the Special Meeting, (b) subject to any review by the SEC, shall include in the Proxy Statement, the recommendation of the Board of Directors that the shareholders should vote in favor of the approval of this Agreement and
(c) shall take all such other action reasonably necessary or appropriate to obtain the lawful approval of this Agreement by the shareholders.

               1.10 Geneva Rock Common Stock Owned by Clyde. As of the date of this Agreement, Clyde owns (and as of the Effective Time, Clyde will own) 7,518 shares (the



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"Distribution Shares") of Geneva Rock Common Stock (as defined below).
Immediately after the Effective Time of the Clyde Merger, Clyde, acting in accordance with resolutions duly adopted by its Board of Directors, shall distribute (in a dividend distribution) the Distribution Shares to the Parent. Immediately upon such distribution, the Parent shall own the Distribution Shares, and, at the Effective Time of the Geneva Rock Merger, the Distribution Shares shall be treated in the same manner as all of the other shares of Geneva Rock Common Stock owned by the Parent in accordance with Section 2.1(c) below.

                            II. Conversion of Shares

        2.1 Conversion. As of the Effective Time, by virtue of each of the Mergers and without any further action, the following shall occur:

                      (a) Each issued and outstanding share of Clyde Common
               Stock (as defined below) (other than (i) shares of Clyde Common Stock owned by the Parent, which shall not be converted and shall each remain one (1) issued and outstanding share of Clyde Common Stock, and (ii) Dissenting Shares (as defined below), if any) shall be converted into 33.93 shares of Parent Common Stock.

                      (b) Each issued and outstanding share of CRC Common Stock
               (as defined below) shall be converted into one (1) share of Clyde Common Stock.

                      (c) Each issued and outstanding share of Geneva Rock
               Common Stock (other than (i) shares of Geneva Rock Common Stock owned by the Parent, which shall not be converted and shall each remain one (1) issued and outstanding share of Geneva Rock Common Stock, and (ii) Dissenting Shares, if any) shall be converted into 239.27 shares of Parent Common Stock.

                      (d) Each issued and outstanding share of GRRC Common Stock
               (as defined below) shall be converted into one (1) share of Geneva Rock Common Stock.

                      (e) Each issued and outstanding share of Utah Service
               Common Stock (as defined below) (other than (i) shares of Utah Service Common Stock owned by the Parent, which shall not be converted and shall each remain one (1) issued and outstanding share of Utah Service Common Stock, and (ii) Dissenting Shares, if any) shall be converted into 43.43 shares of Parent Common Stock.

                      (f) Each issued and outstanding share of USRC Common Stock
               (as defined below) shall be converted into one (1) share of Utah Service Common Stock.

                      (g) Each issued and outstanding share of Beehive Insurance
               Common Stock (as defined below) (other than (i) shares of Beehive Insurance Common Stock owned by the Parent, which shall not be converted and shall each



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               remain one (1) issued and outstanding share of Beehive Insurance
               Common Stock, and (ii) Dissenting Shares, if any) shall be converted into 4.33 shares of Parent Common Stock.

                      (h) Each issued and outstanding share of BIRC Common Stock
               (as defined below) shall be converted into one (1) share of Beehive Insurance Common Stock.

        2.2 Fractional Shares. Notwithstanding any other provision of this Agreement to the contrary, each holder of shares of common stock of the Acquired Corporations exchanged pursuant to the Mergers who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Acquired Corporation Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fraction multiplied by $14.52 (the projected value, determined as of the date of this Agreement, of one share of Parent Common Stock as of the Effective
Time). No such holder shall be entitled to any fractional share of Parent Common Stock (or to any dividends, voting rights or any other rights as a shareholder in respect of such fractional share of Parent Common Stock).

               2.3 Acquired Corporation Certificates. Certificates nominally representing shares of the common stock of the Acquired Corporations ("Acquired Corporation Certificates") shall be treated as follows:

                               (a) As of the Effective Time, each Acquired
               Corporation Certificate, other than any certificate representing Dissenting Shares, if any, for all purposes, shall be deemed to evidence the number of shares of Parent Common Stock determined in accordance with Section 2.1 above.

                      (b) As soon as practicable after the Effective Time, the
               Parent shall mail to each record holder of an outstanding Acquired Corporation Certificate, as of the Effective Time, a form of letter of transmittal (the "Transmittal Letter") that is reasonably acceptable to the Acquired Corporations (which shall specify that delivery of an Acquired Corporation Certificate shall be effected, and risk of loss and title to the Acquired Corporation Certificate shall pass, only upon proper delivery of the Acquired Corporation Certificate to the Parent) and instructions for use in effecting the surrender of each Acquired Corporation Certificate in exchange for a Parent Common Stock certificate ("Parent Certificate"). Upon surrender to the Parent of an Acquired Corporation Certificate, together with a duly executed Transmittal Letter (and any other documents which may be reasonably required by the Parent, if any), the holder of such Acquired Corporation Certificate shall receive promptly in exchange therefor a Parent Certificate for the number of shares of Parent Common Stock evidenced thereby in accordance with
               Section 2.1 above. Thereafter, the applicable Acquired Corporation Certificate shall be canceled. If a Parent Certificate is to be issued to a person other than the person in whose name the surrendered Acquired Corporation Certificate is registered, it shall be a condition of issuance of the Parent Certificate (x) that the Acquired Corporation Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and (y) that the person requesting such issuance shall pay any transfer or other taxes required



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               by reason of the issuance to a person other than the registered holder of the Acquired Corporation Certificate surrendered or establish to the satisfaction of the Parent that such tax has been paid or is not applicable. The Parent shall pay all charges and expenses, including those of the Acquired Corporations, in connection with the distribution of the Parent Certificates.

                      (c) If any Acquired Corporation Certificate shall have
               been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Acquired Corporation Certificate to be lost, stolen or destroyed, the Parent will issue in exchange for such lost, stolen or destroyed Acquired Corporation Certificate the shares of Parent Common Stock deliverable in respect thereof as determined in accordance with
               Section 2.1 above; provided that, at the option of the Parent, the person to whom such shares are issued, as a condition precedent to the issuance of such shares, shall give to the Parent a bond in such sum as the Parent may direct or otherwise indemnify the Parent in a manner satisfactory to the Parent against any claim that may be made against the Parent with respect to the Acquired Corporation Certificate claimed to have been lost, stolen or destroyed.

        2.4 Dissenters' Rights. Notwithstanding any other provision of this Agreement, each share of the common stock of any of the Acquired Corporations
(a) as to which a written notice of intent to demand payment was submitted to the applicable Acquired Corporation in accordance with Section 16-10a-1321(1)(a) of the URBCA, (b) which is not voted in favor of approval of this Agreement at a Special Meeting, and (c) as to which a written demand for payment of fair value shall have been or may still be timely filed, and the Acquired Corporation Certificate(s) for such shares shall have been or may still be deposited with the applicable Acquired Corporation in accordance with the requirements of Part 13 of the URBCA (collectively, "Dissenting Shares"), shall not be converted into shares of Parent Common Stock. Each holder of Dissenting Shares who becomes entitled under the URBCA to receive payment of the fair value of such holder's Dissenting Shares shall receive such payment from the Parent (but only after such fair value shall have been agreed upon or finally determined) and such Dissenting Shares shall thereupon be canceled. Each Dissenting Share as to which dissenters' rights pursuant to the URBCA shall be effectively withdrawn or lost shall thereupon be deemed to have been converted, at the Effective Time, into shares of Parent Common Stock in accordance with Section 2.1 above.

        2.5 Options, Warrants or Other Rights. At the Effective Time, any options, warrants or other rights to purchase shares of any of the Acquired Corporations, without any further action, shall be terminated.

               III. Representations and Warranties of the Acquired Corporations

               Each of the Acquired Corporations, solely as to itself and not as to any other Acquired Corporation, represents and warrants to the Parent as follows, subject only to such limitations and exceptions as are set forth below:



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

        3.1 Organization and Good Standing. The Acquired Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has all requisite corporate power and corporate authority to own, lease and operate its properties to carry on its business as now being conducted. The Acquired Corporation is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Acquired Corporation.

               3.2    Capital Structure of the Acquired Corporations.

                      (a) Clyde has an authorized capital structure consisting
               of Two Hundred Thousand (200,000) shares of Ten Dollar ($10.00) par value common stock ("Clyde Common Stock"), and Ninety-Four Thousand Five Hundred Forty-Four (95,544) shares of Clyde Common Stock are issued and outstanding.

                      (b) Geneva Rock has an authorized capital structure
               consisting of Fifty Thousand (50,000) shares of Ten Dollar ($10.00) par value common stock ("Geneva Rock Common Stock"), and Twenty-One Thousand Eight Hundred Two (21,802) shares of Geneva Rock Common Stock are issued and outstanding.

                      (c) Utah Service has an authorized capital structure
               consisting of One Hundred Thousand (100,000) shares of Ten Dollar ($10.00) par value common stock ("Utah Service Common Stock"), and Five Thousand Four Hundred Thirteen (5,413) shares of Utah Service Common Stock are issued and outstanding.

                      (d) Beehive Insurance has an authorized capital structure
               consisting of Fifty Thousand (50,000) shares of One Dollar ($1.00) par value common stock ("Beehive Insurance Common Stock"), and Twenty-One Thousand Four Hundred Sixty-Seven (21,467) shares of Beehive Insurance Common Stock are issued and outstanding.

               3.3 Authority. The Acquired Corporation has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Acquired Corporation, subject in the case of this Agreement only to the approval of this Agreement by the shareholders of the Acquired Corporation as required under the URBCA.

        3.4 Execution and Delivery. This Agreement has been duly executed and delivered by the Acquired Corporation and constitutes a valid and binding obligation of the Acquired Corporation, enforceable against the Acquired Corporation in accordance with its terms but subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and equitable principles, and (ii) statutes, rules or procedures and applicable case law limiting the availability of or prescribing the procedural requirements for the exercise of remedies.



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

               3.5 Property. The Acquired Corporation has good, valid and marketable title to (or in the case of leased property, valid leasehold interests in) all of its properties and assets.

               3.6 No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not,
(a) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to any provision of the Articles of Incorporation or Bylaws of the Acquired Corporation, or (b) result in any Violation of (i) any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to the Acquired Corporation or its properties or assets (except for such Violations as would not, singly or in the aggregate, have a material adverse effect on the Acquired Corporation), or (ii) any judgment, order or decree applicable to the Acquired Corporation or its properties or assets.

               3.7 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign (each, a "Governmental Authority"), is required by or with respect to the Acquired Corporation in connection with the execution and delivery of this Agreement by the Acquired Corporation, or the consummation by the Acquired Corporation of the transactions contemplated hereby, except for (a) the filing with the SEC of the Registration Statement (including the Proxy Statement as a part thereof), (b) the filing of the Articles of Merger with the Utah Division of Corporations and appropriate documents with the relevant authorities of other states in which the Acquired Corporation is qualified to do business, (c) notices and other filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (d) filings as may be required under state securities laws and (e) such filings, authorizations, orders and approvals as may be required under foreign laws.

               3.8 Information Supplied. None of the information supplied or to be supplied by the Acquired Corporation for inclusion or incorporation by reference in the Proxy Statement, at the date of mailing to the Acquired Corporation's shareholders and at the time of its Special Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Acquired Corporation is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law. Without limiting any of the representations and warranties contained herein, no representation or warranty by the Acquired Corporation as of the date thereof contains any untrue statement of material fact, or omits a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or will be made, not misleading.



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               3.9 Litigation. There are no actions, arbitrations, audits, hearings, investigations, suits or litigation (whether civil, criminal, administrative, investigative or informal) before or otherwise involving any Governmental Authority, court or arbitrator (a "Proceeding") commenced by or against the Acquired Corporation (or that otherwise relate to or may affect the business or the assets of the Acquired Corporation) that either (a) challenge, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of transactions specified in this Agreement, or
(b) would reasonably be expected to have a material adverse effect on the Acquired Corporation. To the knowledge of the Acquired Corporation, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

              3.10 Financial Statements. The financial statements of the Acquired Corporation (including any balance sheets and statements of income, changes in stockholders' equity and cash flow, together with any reports thereon of independent certified public accountants) provided by the Acquired Corporation in connection with the preparation of (a) the Registration Statement, and (b) the appraisals of the Acquired Companies prepared by Houlihan Valuation Advisors and dated October 23, 1997 (the "HVA Appraisals"), fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flow of the Acquired Corporation as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted accounting principles ("GAAP"). The financial statements referred to in this Section 3.10 reflect the consistent application of accounting principles throughout the periods involved, except as otherwise disclosed in the notes to such financial statements.

               3.11   Taxes.

                      (a) All material reports, filings, statements,
               declarations and returns (collectively, "Tax Returns") with respect to taxes, charges, fees, levies or assessments (collectively, "Taxes") required to be filed by the Acquired Corporation as of the Effective Time have been or will be duly filed, and such Tax Returns are or will be true and correct in all material respects. The Acquired Corporation has paid or will pay all Taxes shown as due and payable on such Tax Returns; and the charges, accruals and reserves for Taxes with respect to the Acquired Corporation reflected in the Acquired Corporation's financial statements are adequate under GAAP to cover Taxes accruing through the date thereof, including contested amounts and amounts not yet due and payable.

                      (b) There are no material claims with respect to Taxes
               pending against the Acquired Corporation and the Acquired Corporation is not aware of any threatened claim for Taxes or any basis for such claims. No material issues have been raised in any examination by any Governmental Authority with respect to the Acquired Corporation which reasonably could be expected to result in a proposed deficiency for any other period not so examined, and there are not now in force any waivers or agreements by the Acquired Corporation for the extension



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               of time for the assessment of any material Taxes, nor has any such waiver or agreement been requested by any Governmental Authority. The Acquired Corporation does not have any liability for any material Taxes of any corporation or entity other than the Acquired Corporation.

                      (c) The Acquired Corporation has paid or is withholding
               and will pay when due to the proper Governmental Authorities all material withholding amounts required to be withheld with respect to all Taxes.

               3.12 Undisclosed Liabilities. The Acquired Corporation is not subject to any liabilities of any nature which have had or can reasonably be expected to have a material adverse effect on its business or financial prospects.

                              IV. Representations and Warranties of the Parent

               The Parent represents and warrants to the Acquired Corporations as follows, subject only to such exceptions and limitations as are set forth below:

               4.1 Organization, Standing and Authority. Each of the Parent and the Reorganization Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Parent and the Reorganization Corporations is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Parent and the Reorganization Corporations considered as a whole.

               4.2    Capital Structure of the Parent.

                      (a) As of the Effective Time, (i) the authorized capital
               stock of the Parent will consist of Ten Million (10,000,000) shares of common stock ("Parent Common Stock"), and (ii) 2,303,920 shares of Parent Common Stock will be issued and outstanding. Shares of Parent Common Stock to be issued in the Mergers, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

                      (b) Except for the Articles of Restatement of the Articles
               of Incorporation of the Parent and the Amended and Restated Articles of Incorporation of the Parent attached thereto (collectively, the "Parent Recapitalization Documents"), there are no options, warrants, calls, rights, commitments or agreements of any character to which the Parent or any of the Reorganization Corporations is a party or by which it is bound obligating the Parent or any of the Reorganization Corporations to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or obligating the Parent or



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               any of the Reorganization Corporations to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                               (c) Except for that certain Clyde Companies, Inc.
               Stock Redemption Plan, adopted as of March 13, 1998 by the Board of Directors of the Parent and the Parent Recapitalization Documents, there are no outstanding contractual obligations of the Parent or any of the Reorganization Corporations, to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent or any of the Reorganization Corporations.

                      (d) Except for the Parent Recapitalization Documents, the
               Parent has not (i) made or agreed to make any stock split or stock dividend, or issued or permitted to be issued any shares of capital stock or securities exercisable for or convertible into shares of capital stock of the Parent or any of the Reorganization Corporations.

                      (e) All of the outstanding shares of capital stock of each
               Reorganization Corporation (i) are validly issued, fully paid and nonassessable and free of any preemptive rights, and (ii) are directly owned by the Parent, free and clear of all liens, claims, pledges, agreements, voting or other restrictions, charges or other encumbrances, with the result that the Parent directly owns the entire equity interest in each of the Reorganization Corporations.

               4.3 Authority. The Parent has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent.

               4.4 Execution and Delivery. This Agreement has been duly executed and delivered by the Parent and constitutes a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms but subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and equitable principles, and (ii) statutes, rules or procedures and applicable case law limiting the availability of or prescribing the procedural requirements for the exercise of remedies.

               4.5 No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not,
(a) result in any Violation of any provision of the Articles of Incorporation or Bylaws of the Parent, or (b) result in any Violation of (i) any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to the Parent or its properties or assets (except for such Violations as would not, singly or in the aggregate, have a material adverse effect on the Parent), or (ii) any judgment, order or decree applicable to the Parent or its properties or assets.



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               4.6 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Parent in connection with the execution and delivery of this Agreement by the Parent, or the consummation by the Parent of the transactions contemplated hereby, except for (a) the filing with the SEC of the Registration Statement (including the Proxy Statement as a part thereof), (b) the filing of the Articles of Merger with the Utah Division of Corporations and appropriate documents with the relevant authorities of other states in which the Parent is qualified to do business, (c) notices and other filings as may be required under the HSR Act, (d) filings as may be required under state securities laws and (e) such filings, authorizations, orders and approvals as may be required under foreign laws.

               4.7 Information Supplied. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in the Proxy Statement, at the date of mailing to the Acquired Corporation's shareholders and at the time of the Special Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Parent is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law. Without limiting any of the representations and warranties contained herein, no representation or warranty by the Parent as of the date thereof contains any untrue statement of material fact, or omits a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or will be made, not misleading.

               4.8 Financial Statements. The financial statements of the Parent (including any balance sheets and statements of income, changes in stockholders' equity and cash flow, together with any reports thereon of independent certified public accountants) provided by the Parent in connection with the preparation of the Registration Statement, fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flow of the Parent as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 4.8 reflect the consistent application of accounting principles throughout the periods involved, except as otherwise disclosed in the notes to such financial statements.

               4.9 Litigation. There are no Proceedings commenced by or against the Parent or any of the Reorganization Corporations (or that otherwise relate to or may affect the business or the assets of the Parent or any of the Reorganization Corporations) that either (a) challenge or may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of transactions specified in this Agreement, or (b) would reasonably be expected to have a material adverse effect on the Parent and the Reorganization Corporations considered as a whole. To the knowledge of the Parent, (a) no such Proceeding has been threatened, and (b) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

               4.10 Undisclosed Liabilities. The Parent is not subject to any liabilities of any nature which have had or can reasonably be expected to have a material adverse effect on its business or financial prospects.

                                   V. Conditions to Closing

               5.1 Conditions to the Corporations' Obligations. The respective obligations of each of the Corporations to consummate the Mergers shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                      (a) This Agreement shall have been approved by (i) the
               shareholders of each of the Reorganization Corporations and the Acquired Corporations in accordance with the URBCA, and (ii) a majority of the shareholders of the Parent in accordance with resolutions duly adopted by the Board of Directors of the Parent.

                      (b) The total number of Dissenting Shares, if converted
               into shares of Parent Common Stock in accordance with Section 2.1 above, would be less than or equal to 346,935 shares of Parent Common Stock (which number of shares of Parent Common Stock is equal to five percent (5%) of the total number of shares of Parent Common Stock that would be outstanding immediately after the Mergers if there were no Dissenting Shares and all of the shares of the common Stock of the Acquired Companies were converted into Parent Common Stock in accordance with Section 2.1 above).

                      (c) The Parent and the Acquired Corporations shall have
               received the opinion of Grant Thorton LLP that the Mergers constitute tax-free transfers in accordance with Section 351 of the Code or tax-free reorganizations in accordance with Section 368(a)(1)(B) of the Code.

                      (d) No Governmental Authority shall have issued any order, and there shall not be any statute, rule, decree or regulation restraining, prohibiting or making illegal the consummation of the Merger.

                      (e) Any waiting period applicable to the consummation of
               the Mergers under the HSR Act shall have expired or been terminated.

               5.2 Conditions to the Obligations of the Acquired Corporations. The obligation of the Acquired Corporations to effect the Mergers is further subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

                      (a) The representations and warranties of the Parent
               contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date (except for matters which specifically address a particular date which need only be true and correct as of such date).

                      (b) The Parent shall have performed in all material
               respects all of the obligations to be performed by it under this Agreement prior to the Closing Date.

                      (c) A responsible officer of the Parent shall have
               provided the Acquired Corporations with a certificate dated the Closing Date which provides (i) that the matters referred to in subsections (a) and (b) of this Section 5.2 are accurate and complete, (ii) that the Parent is prepared in all material respects to perform, and shall perform, all of the obligations to be performed by it under this Agreement up to the Effective Time, and (iii) for statements of fact with respect to such other matters as the Acquired Corporations may reasonably request.

               5.3 Conditions to the Obligations of the Parent. The obligation of the Parent to effect the Mergers is further subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

                      (a) The representations and warranties of each of the
               Acquired Corporations contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date (except for matters which specifically address a particular date which need only be true and correct as of such date).

                      (b) Each of the Acquired Corporations shall have performed in all material respects all of the obligations to be performed by it under this Agreement prior to the Closing Date.

                      (c) A responsible officer of each of the Acquired
               Corporations shall have provided the Parent with a certificate dated the Closing Date which provides (i) that the matters referred to in subsections (a) and (b) of this Section 5.3 are accurate and complete, (ii) that the Acquired Corporation is prepared in all material respects to perform, and shall perform, all of the obligations to be performed by it under this Agreement up to the Effective Time, and (iii) for statements of fact with respect to such other matters as the Parent may reasonably request.

                                       VI. Termination

        6.1 Right to Terminate. Notwithstanding any other provision of this Agreement to the contrary, this Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval, in accordance with Sections 6.2 through 6.4 below.

               6.2 Automatic Termination. Unless otherwise agreed in writing by each of the Corporations, this Agreement shall be automatically terminated, without any further actions by any of the Corporations (except as may be otherwise required by the URBCA), if (a) any Governmental Authority shall have issued a statute, order, decree or regulation or taken any other action permanently restraining or enjoining or otherwise materially restricting the consummation of the transactions contemplated by this Agreement and such statute, order, decree, regulation or other action shall have become final and non-appealable, or (b) the Mergers have not been consummated on or before June 30, 1998.

               6.3 Termination by the Acquired Corporations. This Agreement may be terminated by the Boards of Directors of the Acquired Corporations, acting jointly, if the Parent breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein or breaches its representations and warranties in any material respect; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's reasonable best efforts and for so long as such breaching party shall be so attempting to cure such breach for a period not to exceed 20 days, the Acquired Corporations may not terminate this Agreement pursuant to this Section 6.3.

               6.4 Termination by the Parent. This Agreement may be terminated by the Board of Directors of the Parent if any of the Acquired Corporations breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein or breaches its representations and warranties in any material respect; provided, however, that if any such breach is curable by the Acquired Corporation through the exercise of the Acquired Corporation's reasonable best efforts and for so long as the Acquired Corporations shall be so attempting to cure such breach for a period not to exceed 20 days, the Parent may not terminate this Agreement pursuant to this
Section 6.4.

        6.5 Notice of Termination. In the event of the termination of this Agreement as provided in Sections 6.3 or 6.4 above, written notice thereof shall forthwith be given to the other party and such written notice shall specify the provision of this Agreement pursuant to which such termination is made.

        6.6 Effect of Termination. Upon the termination of this Agreement pursuant to any of Sections 6.2, 6.3 or 6.4 above, this Agreement shall thereupon become null and void and there shall be no liability on the part of any of the Corporations to the other (or to any other person). Without limiting the generality of the foregoing, the Corporations expressly agree (a) that the sole remedy for any breach of this Agreement shall be the termination rights contained in Sections 6.3 or 6.4 above, and (b) that in the event of any breach of this Agreement, the breaching party shall have no liability to any person whatsoever (including, without limitation, liability for actual, consequential, punitive, exemplary or special damages).

                             VII. General Provisions

        7.1 Approval. This Agreement has been approved by the Board of Directors and the shareholders of each of the Corporations as required by the URBCA.

        7.2 Actions Prior to Closing. Between the date of this Agreement and the Effective Time, (a) the Acquired Corporations shall each operate their respective businesses in accordance with sound business practices and shall not engage in any transactions other than in the ordinary course of business, and
(b) neither the Parent nor any of the Acquired Corporations shall issue any additional shares of its capital stock (except, the Parent shall issue shares of Parent Common Stock in accordance with the Parent Recapitalization Documents).

        7.3 Taxation of Transaction. The Corporations intend that the transactions contemplated by this Agreement shall constitute tax-free transfers and/or reorganizations pursuant to Sections 351 and 368 of the Code. Therefore, all of the terms and provisions of this Agreement shall be interpreted so that such terms and provisions are in accordance with Sections 351 and 368 of the Code.

        7.4 Additional Actions. The officers of the Corporations shall execute all such other documents and shall take all such other actions as may be necessary or advisable to make this Agreement and the Mergers effective.

               7.5 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented at any time prior to the Closing Date by the written agreement of each of the Corporations and the Parent.

        7.6 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the Corporations to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        7.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by overnight express courier service or by facsimile transmission (in each case, as of the date of a written receipt obtained by the party giving such notice), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                      (a)    if to Clyde, to:

                      1375 N. Main Street
                      Springville, Utah  84663
                      Facsimile:  (801) 489-7653

                      (b) if to Geneva Rock, to:

                      302 West 5400 South
                      Suite 200
                      Murray, Utah  84107
                      Facsimile:  (801) 765-7830

                      (c) if to the Utah Service, to:

                      35 East 400 South
                      Springville, Utah  84663
                      Facsimile:  (801) 489-8978

                      (d) if to the Beehive Insurance, to:

                      302 West 5400 South
                      Suite 109
                      Murray, Utah  84107
                      Facsimile:  (801) 685-2899

                      (e)    if to the Parent, to:

                      1423 Devonshire Drive
                      Salt Lake City, Utah  84108
                      Facsimile:  (801) 534-0058

Copies of any notices should be provided to counsel as follows:

                      Van Cott, Bagley, Cornwall & McCarthy
                      50 South Main Street, Suite 1600
                      Salt Lake City, Utah  84144
                      Attention:  Arthur B. Ralph
                      Facsimile:  (801) 534-0058

        7.8 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Corporations and their respective successors and assigns.

        7.9 Third Party Rights. This Agreement is not intended to confer upon any other person except the Corporations any rights or remedies hereunder.

        7.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

        7.11 Entire Agreement. This Agreement, including any certificates and instruments referred to herein, embody the entire agreement and understanding of the Corporations in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Corporations with respect to such transactions.

               7.12 Expenses. If the Mergers are consummated in accordance with this Agreement, the Parent shall pay all of the expenses incurred by the Corporations in connection with transactions contemplated by this Agreement. If this Agreement is terminated, (a) each Corporation shall pay its pro rata share (based upon the valuation of each of the Corporations as set forth in the HVA Appraisals) of the expenses incurred by all of the Corporations in connection with transactions contemplated by this Agreement, and (b) the officers of each of the Corporations shall, in good faith, take all of the actions which may be necessary or advisable to cause such expenses to be paid in accordance with clause (a) above.

               7.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.14 Governing Law. This Agreement shall be governed by the laws of the State of Utah (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.



                            [signature page follows]

               IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of the Corporations as of April 17, 1998, effective as of the date first written above.

               Acquired
               Corporations:     W.W. Clyde & Co., a Utah corporation



                                 By:      /s/ Richard C. Clyde
                                      ----------------------------
                                 Its:         President
                                      ----------------------------



                                 Geneva Rock Products, Inc., a Utah corporation



                                 By:      /s/ Wilford W. Clyde
                                      ----------------------------
                                 Its:         President
                                      ----------------------------




                                 Utah Service Inc., a Utah corporation



                                 By:      /s/ David O. Cook
                                      ----------------------------
                                 Its:         President
                                      ----------------------------



                                 Beehive Insurance Agency, Inc., a Utah
                                 corporation



                                 By:      /s/ W. Douglas Snow
                                      ----------------------------
                                 Its:         President
                                      ----------------------------

               Reorganization
               Corporations:     W.W. Clyde Reorganization
                                 Corporation, a Utah corporation

                                 Geneva Rock Reorganization
                                 Corporation, a Utah corporation

                                 Utah Service Reorganization
                                 Corporation, a Utah corporation

                                 Beehive Insurance Reorganization
                                 Corporation, a Utah corporation



                                 By:  /s/ David E. Salisbury
                                      ----------------------------
                                 Their:  President
                                       ---------------------------




               The Parent:  Clyde Companies, Inc.,
                                 a Utah corporation



                                 By:  /s/ Carol C. Salisbury
                                      ----------------------------
                                 Its:  President
                                       ---------------------------

                                     ANNEX B

                             [STOCK REDEMPTION PLAN]

                              [BEGINS ON NEXT PAGE]

                              CLYDE COMPANIES, INC.

                              STOCK REDEMPTION PLAN


        The Board of Directors (the "Board") of Clyde Companies, Inc., a Utah corporation (the "Company"), has adopted the following stock redemption plan (this "Plan"), effective as of January 1, 1999:

        1. Purposes. Certain shareholders of the Company ("Shareholders") desire to sell shares of the common stock of Company ("Common Stock") from time to time. However, there is no public or other ready market for the Common Stock. Accordingly, the Shareholders have requested that the Company redeem, on an annual basis, a limited number of shares of Common Stock. The Board has determined that it is advisable and in the best interests of the Company and the Shareholders for the Company to redeem shares of Common Stock, each year on a date established by the Board (the "Redemption Date"), in accordance with the terms of this Plan (the "Redemption").

        2. Valuation of the Common Stock. Each year, as soon as practicable following the issuance by the Company's auditors of their report regarding the consolidated financial statements of the Company and its subsidiaries for the prior year (the "Financial Statements"), the Board shall cause an appraisal (or an update of a prior appraisal) of the Company (the "Appraisal") to be completed by an independent individual or firm selected by the Board which shall set forth a determination of the total fair market value of the Company as of the last day of the prior year (the "Appraisal Value"). The price to be paid to the Shareholders for each share of redeemed Common Stock (the "Redemption Price") shall be an amount equal to the Appraisal Value divided by the number of shares of Common Stock outstanding on the last day of the prior year, discounted by twenty-five percent (25%) (reflecting a lack of marketability and minority interest).

        3. Redemption Fund. As soon as practicable following the Appraisal, the Board shall determine the amount which shall be made available by the Company on the Redemption Date to fund the Redemption (the "Redemption Fund"). Notwithstanding any other provision of this Plan to the contrary, the Redemption Fund shall be an amount which (a) for the years 1999 through 2003, is greater than or equal to Seven Percent (7%) and less than or equal to Fifteen Percent (15%) of the net earnings of the Company (after taxes) as recorded in the Financial Statements, and (b) for the years 2004 and thereafter, is greater than or equal to Five Percent (5%) and less than or equal to Ten Percent (10%) of the net earnings of the Company (after taxes) as recorded in the Financial Statements. Any amount of the Redemption Fund remaining after the Redemption Date shall be reallocated for the purposes determined by the Board.

        4. Redemption Procedures. Each year, as soon as practicable after the determination of the amount of the Redemption Fund, the following shall occur:

                (a) The Company shall mail to each record Shareholder (i) a form of letter of transmittal (the "Transmittal Letter") advising such Shareholder of his or her right to redeem shares of Common Stock and specifying
(A) the Appraisal Value, (B) the Redemption Price, (C) the Redemption Date, and
(D) the instructions necessary for the Shareholders to participate in and complete the Redemption, (ii) the Financial Statements, (iii) a copy of the Appraisal (or a summary thereof), and (iv) such other information as shall be required by applicable law.

                (b) The Shareholders who desire to participate in the Redemption (each a "Selling Shareholder") shall comply with all of the requirements set forth in the Transmittal Letter and shall surrender certificates evidencing shares of Common Stock to be redeemed to the Company. If less than all of the shares represented by any certificate evidencing shares of Common Stock are to be redeemed, as soon as practicable following the Redemption Date, the Company shall issue a new certificate to the Selling Shareholder for the appropriate number of shares of Common Stock.

                (c) If the number of shares of Common Stock offered for Redemption by the Selling Shareholders is greater than the number of shares which may be redeemed by the Company (given the amount of the Redemption Fund and the Redemption Price), the Company shall spend the entire amount of the Redemption Fund and shares of Common Stock shall be redeemed from each Selling Shareholder on a pro rata basis.

                (d) If the number of shares of Common Stock offered for Redemption by the Selling Shareholders is less than the number of shares which may be redeemed by the Company (given the amount of the Redemption Fund and the Redemption Price), the Company shall spend such amount of the Redemption Fund as is necessary to redeem all of the shares of Common Stock offered for Redemption and the remaining amounts shall be treated as set forth in paragraph 3 above.

                (e) In accordance with applicable law and the Transmittal Letter, the Company shall pay to each Selling Shareholder an amount in cash equal to the Redemption Price multiplied by the number of shares of Common Stock redeemed from such Selling Shareholder pursuant to this Plan.

                (f) Upon Redemption, all shares of Common Stock redeemed shall be authorized and unissued shares of the Company and any certificates representing such shares of Common Stock shall be canceled.

        5. Eligible Shares. All shares of Common Stock shall be eligible for redemption subject to and in accordance with the terms of this Plan.

        6. Administration. This Plan shall be administered and interpreted by the Board in its sole and absolute discretion. This Plan may be repealed, amended, modified, supplemented or changed, or the Redemption for any particular year may be canceled, only after the approval of such action by more than seventy-five percent (75%) of the Board.

                                    ANNEX C


                    A M E N D E D   A N D   R E S T A T E D


                                   B Y L A W S


                                       OF


                              CLYDE COMPANIES, INC.


                               A UTAH CORPORATION


                                      1997

                                TABLE OF CONTENTS

                                                                                          PAGE
ARTICLE 1.  OFFICES

        Section 1.1. Business Offices.......................................................1
        Section 1.2. Registered Office......................................................1

ARTICLE 2.  SHAREHOLDERS

        Section 2.1. Annual Shareholder Meeting.............................................1
        Section 2.2. Special Shareholder Meetings...........................................1
        Section 2.3. Place of Shareholder Meetings..........................................2
        Section 2.4. Notice of Shareholder Meeting..........................................2
        Section 2.5. Fixing of Record Date..................................................4
        Section 2.6. Shareholder List.......................................................5
        Section 2.7. Shareholder Quorum and Voting Requirements.............................5
        Section 2.8. Proxies................................................................6
        Section 2.9. Voting of Shares.......................................................6
        Section 2.10. Corporation's Acceptance of Votes.....................................7
        Section 2.11. Informal Action by Shareholders.......................................9
        Section 2.12. Waiver of Notice.....................................................10
        Section 2.13. Voting for Directors.................................................10
        Section 2.14. Rights of Shareholders to Inspect Corporate Records..................10
        Section 2.15. Furnishing Financial Statements to a Shareholder.....................12
        Section 2.16. Information Respecting Shares........................................12

ARTICLE 3.  BOARD OF DIRECTORS

        Section 3.1. General Powers........................................................13
        Section 3.2. Number, Tenure and Qualifications of Directors........................13
        Section 3.3. Regular Meetings of the Board of Directors............................14
        Section 3.4. Special Meetings of the Board of Directors............................14
        Section 3.5. Notice and Waiver of Notice of Special Director Meetings..............14
        Section 3.6. Quorum of Directors...................................................15
        Section 3.7. Manner of Acting......................................................15
        Section 3.8. Director Action By Written Consent....................................16
        Section 3.9. Resignation of Directors..............................................16
        Section 3.10. Removal of Directors.................................................16
        Section 3.11. Board of Director Vacancies..........................................17
        Section 3.12. Director Compensation................................................17
        Section 3.13. Director Committees..................................................18
        Section 3.14. Director's Rights to Inspect Corporate Records.......................18


                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
ARTICLE 4.  EXECUTIVE COMMITTEE AND OTHER COMMITTEES

        Section 4.1. Creation of Committees................................................19
        Section 4.2. Approval of Committees and Members....................................20
        Section 4.3. Required Procedures...................................................20
        Section 4.4. Authority.............................................................20
        Section 4.5. Authority of Executive Committee......................................20
        Section 4.6. Compensation..........................................................20

ARTICLE 5.  OFFICERS

        Section 5.1. Officers..............................................................21
        Section 5.2. Appointment and Term of Office........................................21
        Section 5.3. Resignation of Officers...............................................21
        Section 5.4. Removal of Officers...................................................21
        Section 5.5. The Chairman of the Board.............................................22
        Section 5.6. The Vice Chairman.....................................................22
        Section 5.7. Chief Executive Officer...............................................22
        Section 5.8. President.............................................................23
        Section 5.9. Vice Presidents.......................................................23
        Section 5.10. Secretary............................................................24
        Section 5.11. Treasurer............................................................24
        Section 5.12. Assistant Secretaries and Assistant Treasurers.......................25
        Section 5.13. General Manager......................................................25
        Section 5.14. Salaries.............................................................26
        Section 5.15. Surety Bonds.........................................................26

ARTICLE 6.  LIMITATION OF LIABILITY AND INDEMNIFICATION

        Section 6.1. Limitation of Liability of Directors..................................26
        Section 6.2. Indemnification of Directors..........................................27
        Section 6.3. Advance Payment of Expenses...........................................28
        Section 6.4. Indemnification of Officers, Employees, Fiduciaries, and Agents.......28
        Section 6.5. Insurance.............................................................28

ARTICLE 7.  EXECUTION OF INSTRUMENTS, BORROWING OF MONEY

        Section 7.1. Execution of Instruments..............................................29
        Section 7.2. Loans.................................................................29
        Section 7.3. Deposits..............................................................29
        Section 7.4. Checks, Drafts, etc...................................................30
        Section 7.5. Bonds and Debentures..................................................30

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
        Section 7.6. Sale, Transfer, etc. of Securities....................................30
        Section 7.7. Proxies...............................................................30

ARTICLE 8.  CERTIFICATES FOR SHARES AND

        Section 8.1. Certificates for Shares...............................................31
        Section 8.2. Shares Without Certificates...........................................32
        Section 8.3. Registration of Transfer of Shares....................................32
        Section 8.4. Transfer Agents and Registrars........................................32
        Section 8.5. Restrictions on Transfer of Shares Permitted..........................33
        Section 8.6. Acquisition of Shares.................................................34
        Section 8.7. Lost or Destroyed Certificates........................................34

ARTICLE 9.  DISTRIBUTIONS

        Section 9.1. Distributions.........................................................35

ARTICLE 10.  CORPORATE SEAL

        Section 10.1. Corporate Seal.......................................................35

ARTICLE 11.  FISCAL YEAR

        Section 11.1. Fiscal Year..........................................................35

ARTICLE 12.  AMENDMENTS

        Section 12.1. Amendments...........................................................35


                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              CLYDE COMPANIES, INC.


                               ARTICLE 1. OFFICES

               Section 1.1. Business Offices. The principal office of Clyde Companies, Inc. (the "Corporation") shall be located at any place either within or outside the State of Utah, as designated in the Corporation's Articles of Incorporation or the Corporation's most recent annual report on file with the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Division") providing such information. The Corporation may have such other offices, either within or outside the State of Utah as the Board of Directors may designate or as the business of the Corporation may require from time to time. The Corporation shall maintain at its principal office a copy of those records specified in Section 2.14 of Article II of these Bylaws. (16-10a-102(24))*

               Section 1.2. Registered Office. The registered office of the Corporation required by the Utah Revised Business Corporation Act shall be located within the State of Utah. The address of the registered office may be changed from time to time. (16-10a-501 and 16-10a-502)

                             ARTICLE 2. SHAREHOLDERS

               Section 2.1. Annual Shareholder Meeting. An annual meeting of the shareholders shall be held each year on the date, at the time and at the place, fixed by the Board of Directors. The annual meeting shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting. (16-10a-701)

               Section 2.2. Special Shareholder Meetings. Special meetings of the shareholders may be called, for any purposes described in the notice of the meeting, by the

---------------------

     * Citations in parentheses are to Utah Code Annotated. These citations are for reference only and shall not constitute a part of these bylaws.

President, or by the Board of Directors and shall be called by the President at the request of the holder(s) of not less than one-tenth of all outstanding votes of the Corporation entitled to be cast on any issue at the meeting. (16-10a-702)

               Section 2.3. Place of Shareholder Meetings. The Board of Directors may designate any place, either within or outside the State of Utah, as the place for any annual meeting of the shareholders. The President, the Board of Directors or the shareholder(s) authorized by these Bylaws to request a meeting, as the case may be, may designate any place, either within or outside the State of Utah, as the place for any special meeting of the shareholders called by such person or group. If no designation is made regarding the place of the meeting, the meeting shall be held at the principal office of the Corporation. (16-10a-701(2) and 16-10a-702(3))

               Section 2.4.  Notice of Shareholder Meeting.

               (a) Required Notice. Written notice stating the place, day and hour of any annual or special shareholder meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the person or group calling the meeting, to each shareholder of record entitled to vote at such meeting, and to any other shareholder entitled by the Utah Revised Business Corporation Act or the Corporation's Articles of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective when mailed.

               (b) Notice Not Required. Notice shall not be required to be given to any shareholder to whom:

                      (1) A notice of two consecutive annual meetings, and all
               notices of meetings or of the taking of action by written consent without a meeting during the period between the two consecutive annual meetings, have been mailed, addressed to the shareholder at the shareholder's address as shown on the records of the Corporation and have been returned undeliverable; or

                      (2) at least two payments, if sent by first class mail, of dividends or interest on securities during a twelve month period, have been mailed, addressed to the shareholder at the shareholder's address as shown on the records of the Corporation, and have been returned undeliverable.

               If a shareholder to whom notice is not required to be given delivers to the Corporation a written notice setting forth the shareholder's current address, or if another address



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for the shareholder is otherwise made known to the Corporation, the requirement that notice be given to the shareholder is reinstated. (16-10a-103 and 16-10a-705)

               (c) Adjourned Meeting. If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment. However, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed (see Section 2.5 of these Bylaws), then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.4 to shareholders of record who are entitled to vote at the meeting. (16-10a-705(4))

               (d) Contents of Notice. Notice of any special meeting of the shareholders shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this paragraph (d) of Section 2.4, in the Articles of Incorporation or in the Utah Revised Business Corporation Act, notice of an annual meeting of the shareholders need not include a description of the purpose or purposes for which the meeting is called. (16-10a-705(2), (3))

               (e) Waiver of Notice of Meeting. Any shareholder may waive notice of a meeting by a writing signed by the shareholder which is delivered to the Corporation (either before or after the date and time stated in the notice as the date or time when any action will occur or has occurred) for inclusion in the minutes or filing with the Corporation's records. (16-10a-706)

               (f) Effect of Attendance at Meeting. A shareholder's attendance at a meeting:

                      (1) Waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

                      (2) waives objection to consideration of a particular
               matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. (16-10a-706)

               Section 2.5. Fixing of Record Date. For the purpose of determining the shareholders of any voting group entitled to notice of or to vote at any meeting of the shareholders, or the shareholders entitled to take action without a meeting or to demand a special meeting, or the shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of the shareholders for any other proper purpose, the Board of



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Directors may fix in advance a date as the record date. Such record date shall not be more than seventy (70) days prior to the date on which the particular action, requiring such determination of the shareholders, is to be taken. If no record date is so fixed by the Board of Directors, the record date shall be at the close of business on the following dates:

               (a) Annual and Special Meetings. With respect to an annual meeting of the shareholders or any special meeting of the shareholders called by the President, the Board of Directors or the shareholder(s) authorized by these Bylaws to request a meeting, the day before the first notice is delivered to shareholders. (16-10a-707(2))

               (b) Meeting Demanded by Shareholders. With respect to a special shareholder meeting demanded by the shareholders pursuant to the Utah Revised Business Corporation Act, the earliest date of any of the demands pursuant to which the meeting is called, or sixty (60) days prior to the date the first of the written demands is received by the Corporation, whichever is later. (16-10a-702(1)(b), (2))

               (c) Action Without a Meeting. With respect to actions taken in writing without a meeting (pursuant to Section 2.11 of these Bylaws), the date the first shareholder delivers to the Corporation a signed written consent upon which the action is taken.
(16-10a-704(6))

               (d) Distributions. With respect to a distribution to the shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution. (16-10a-640(2))

               (e) Share Dividend. With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend. (16-10a-623(3))

               When a determination of the shareholders entitled to vote at any meeting of the shareholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. (16-10a-707)

               Section 2.6. Shareholder List. The Secretary shall make a complete record of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order within each class or series, with the address of and the number of shares held by each. If voting groups exist (see Section 2.7 of these Bylaws), the list must be arranged by voting group, and within each voting group by class or series of shares. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten (10) days before the meeting for



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which the list was prepared or two (2) business days after notice of the meeting is given and continuing through the meeting and any adjournments. The list shall be available at the Corporation's principal office or at a place identified in the notice of the meeting in the city where the meeting is to be held. A shareholder, his agent or attorney is entitled on written demand to inspect and, subject to the requirements of Section 2.14 of these Bylaws, to inspect and copy the list during regular business hours and during the period it is available for inspection. The Corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time. (16-10a-720)

               Section 2.7.  Shareholder Quorum and Voting Requirements.

               (a) Quorum. Unless the Articles of Incorporation, a Bylaw adopted by the shareholders pursuant to the Utah Revised Business Corporation Act or the Utah Revised Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. (16-10a-725(1))

               (b) Approval of Actions. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a Bylaw adopted by the shareholders pursuant to the Utah Revised Business Corporation Act or the Utah Revised Business Corporation Act requires a greater number of affirmative votes. (16-10a-725(3))

               (c) Single Voting Group. If the Articles of Incorporation or the Utah Revised Business Corporation Act provides for voting by a single voting group on a matter, action on that matter is taken when approved by that voting group.
(16-10-726(1))

               (d) Voting Groups. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. (16-10a-725(1)) If the Articles of Incorporation or the Utah Revised Business Corporation Act provides for voting by two or more voting groups on a matter, action on that matter is taken only when approved by each of those voting groups counted separately. One voting group may vote on a matter even though another voting group entitled to vote on the matter has not voted. (16-10a-726(2))

               (e) Effect of Representation. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for



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quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. (16-10a-725(2))

               Section 2.8. Proxies. At all meetings of the shareholders, a shareholder may vote in person or by a proxy executed in any lawful manner. Such proxy shall be filed with the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.
(16-10a-722)

               Section 2.9.  Voting of Shares.

               (a) Votes per Share. Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote, upon each matter submitted to a vote at a meeting of shareholders. (16-10a-721(1))

               (b) Restriction on Shares Held by Controlled Corporation. Except as provided by specific court order, no shares of the Corporation held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting of the Corporation or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. However, the power of the Corporation to vote any shares, including its own shares, held by it in a fiduciary capacity is not hereby limited. (16-10a-721(2), (3))

               (c) Redeemable Shares. Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares. (16-10a-721(4))

               Section 2.10. Corporation's Acceptance of Votes.

               (a) Corresponding Name. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder. (16-10a-724(1))

               (b) Name does not Correspond. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote,



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

consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder if:

                      (1) The shareholder is an entity as defined in the Utah
               Revised Business Corporation Act and the name signed purports to be that of an officer or agent of the entity;

                      (2) the name signed purports to be that of an
               administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

                      (3) the name signed purports to be that of a receiver or
               trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

                      (4) the name signed purports to be that of a pledgee,
               beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

                      (5) two or more persons are the shareholder as cotenants
               or fiduciaries and the name signed purports to be the name of at least one of the cotenants or fiduciaries and the person signing appears to be acting on behalf of all the cotenants or fiduciaries; or

                      (6) the acceptance of the vote, consent, waiver, proxy
               appointment or proxy appointment revocation is otherwise proper under rules established by the Corporation that are not inconsistent with the provisions of this Section 2.10. (16-10a-724(2))

               (c) Shares owned by Two or More Persons. If shares of the Corporation are registered in the names of two or more persons, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and furnished with a copy of the instrument creating the relationship, their acts with respect to voting shall have the following effect:

                      (1)    If only one votes, the act binds all;

                      (2) if more than one vote, the act of the majority so voting binds all;

                      (3) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately; and

                      (4) if the instrument so filed or the registration of the
               shares shows that any tenancy is held in unequal interests, a majority or even split for the purpose of this Section 2.10 shall be a majority or even split in interest. (16-10a-724(3))

               (d) Rejection. The Corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder. (16-10a-724(4))

               (e) No Liability. The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section 2.10 are not liable in damages to the shareholder for the consequences of the acceptance or rejection. (16-10a-724(5))

               (f) Validity. Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment or proxy appointment revocation under this Section 2.10 is valid unless a court of competent jurisdiction determines otherwise. (16-10a-724(6))

               Section 2.11. Informal Action by Shareholders.

               (a) Written Consent. Unless otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote on the matter. (16-10a-704)

               (b) Revocation. Any shareholder giving a written consent, or the shareholders' proxyholder, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholder, may revoke the consent by a signed writing describing the action and stating that the shareholder's prior consent is revoked, if the writing is received by the Corporation prior to the effectiveness of the action. (16-10a-704(3))

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               (c) Effective Date. Action taken pursuant to this Section 2.11 is not effective unless all written consents on which the Corporation relies for the taking of action are received by the Corporation within a sixty (60) day period and are not revoked. Action thus taken is effective as of the date the last written consent necessary to effect the action is received by the Corporation; provided, however, that the effective date of the action may be any date that is specified in all the written consents as the effective date of the action. The writing may be received by the Corporation by electronically transmitted facsimile or other form of communication providing the Corporation with a complete copy thereof, including a copy of the signature. (16-10a-704(4))

               (d) Effect of Action Without a Meeting. Action taken under this
Section 2.11 has the same effect as action taken at a meeting of shareholders and may be so described in any document. (16-10a-704(7))

               Section 2.12. Waiver of Notice. A shareholder may waive any notice required by the Utah Revised Business Corporation Act, the Corporation's Articles of Incorporation or these Bylaws. Such a waiver may be made before or after the date and time stated in the notice as the date or time when any action will occur or has occurred. Such a waiver must be in a writing signed by the shareholder and must be delivered to the Corporation for inclusion in the minutes of the relevant meeting of the shareholders or in the Corporation's records. (16-10a-706(1))

               Section 2.13. Voting for Directors. At each election of directors, unless otherwise provided in the Articles of Incorporation or the Utah Revised Business Corporation Act, every shareholder entitled to vote at the election has the right to vote, in person or by proxy, all of the votes to which the shareholder's shares are entitled for as many persons as there are directors to be elected and for whose election the shareholder has the right to vote. Unless otherwise provided in the Articles of Incorporation or the Utah Revised Business Corporation Act, directors are elected by a plurality of the votes cast by the shares entitled to be voted in the election, at a meeting at which a quorum is present. (16-10a-728(1), (2))

               Section 2.14. Rights of Shareholders to Inspect Corporate
Records.

               (a) Minutes and Accounting Records. The Corporation shall keep, as permanent records, minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by its shareholders or Board of Directors without a meeting, a record of all actions taken on behalf of the Corporation by a committee of the Board of Directors in place of the Board of Directors, and a record of all waivers of notices of meetings of its shareholders,

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meetings of the Board of Directors, or any meetings of committees of the Board of Directors. The Corporation shall maintain appropriate accounting records. (16-10a-1601(1), (2))

               (b) Absolute Inspection Rights. If a shareholder gives the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy, a shareholder (or the shareholder's agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the Corporation is required to keep at its principal office:

                      (1) The Corporation's Articles of Incorporation
               currently in effect;

                      (2) the Corporation's Bylaws currently in effect;

                      (3) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

                      (4) all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group;

                      (5) a list of the names and business addresses of the
               Corporation's current officers and directors;

                      (6) the Corporation's most recent annual report delivered
               to the Division; and

                      (7) all financial statements prepared for periods ending
               during the last three years that a shareholder could request pursuant to Section 16-10a-1605 of the Utah Revised Business Corporation Act. (16-10a-1601(5) and 16-10a-1602(1))

               (c) Conditional Inspection Rights. If a shareholder gives the Corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which the shareholder wishes to inspect and copy, the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder's purpose, the shareholder (or the shareholder's agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:

                      (1)    Excerpts from:

                             (i) Minutes of any meeting of the Board of
                      Directors, records of any action of a committee of the Board of Directors while acting on behalf of the Corporation in place of the Board of Directors;

                             (ii)   minutes of any meeting of the shareholders;

                             (iii)records of action taken by the shareholders
                      without a meeting; and

                             (iv) waivers of notices of any meeting of the
                      shareholders, of any meeting of the Board of Directors, or of any meeting of a committee of the Board of Directors;

                      (2)    accounting records of the Corporation; and

                      (3) the record of the Corporation's shareholders referred
               to in Section 16-10a-1601(3) of the Utah Revised Business Corporation Act. (16-10a-1602(2))

               (d) Copy Costs. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic or other means. The Corporation may impose a reasonable charge, payable in advance, covering the costs of labor and material, for copies of any documents provided to a shareholder. The charge may not exceed the estimated cost of production or reproduction of the records. (16-10a-1603)

               (e) Shareholder Includes Beneficial Owner. For purposes of this
Section 2.14, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust and any other beneficial owner who establishes beneficial ownership.
(16-10a-1602(4)(b))

               Section 2.15. Furnishing Financial Statements to a Shareholder. Upon the written request of any shareholder, the Corporation shall mail to the shareholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations. (16-10a-1605)

               Section 2.16. Information Respecting Shares. Upon the written request of any shareholder, the Corporation, at its own expense, shall mail to the shareholder information respecting the designations, preferences, limitations and relative rights applicable to each class of shares, the variations determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series. The Corporation may comply by mailing the shareholder a copy of its Articles of Incorporation containing such information. (16-10a-1606)

                          ARTICLE 3. BOARD OF DIRECTORS

               Section 3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation or in any agreement authorized by Section 16-10a-732 of the Utah Revised Business Corporation Act. (16-10a-801)

               Section 3.2.  Number, Tenure and Qualifications of Directors.

               (a) Number. The number of directors of the Corporation shall be not less than eight (8) nor more than eleven (11). The number of directors may be fixed or changed within the range specified in this Section 3.2 by the shareholders or the Board of Directors, but no decrease may shorten the term of any incumbent director. (16-10a-803(1), (2))

               (b) Tenure. Each director shall hold office until the next annual meeting of shareholders or until removed. However, if a director's term expires, the director shall continue to serve until the director's successor shall have been elected and qualified, or until there is a decrease in the number of directors. (16-10a-805)

               (c) Qualifications. Directors need not be residents of the State of Utah or shareholders of the Corporation unless the Articles of Incorporation so prescribe. (16-10a-802) Directors shall have the following qualifications:

                      (i) For a period of five (5) years after the date these Amended and Restated Bylaws are adopted (but not thereafter), (A) six (6) of the directors shall be direct descendants (or the spouse of a direct descendant) of W.W. Clyde, and (B) two (2) of the directors shall be direct descendants (or the spouse of a direct descendant) of Edward Clyde.

                      (ii) No person over seventy-five (75) years old shall be elected or appointed a director of the Corporation; provided, however, that any director elected within sixty (60) days after the adoption of these Amended and Restated Bylaws shall be qualified to be a director during the period five (5) years after the date of the adoption of these Amended and Restated Bylaws (without regard to such person's age).

               Section 3.3. Regular Meetings of the Board of Directors. A regular meeting of the Board of Directors shall be held without other notice than provided by this Section 3.3

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immediately after, and at the same place as, the annual meeting of shareholders.
The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

               Section 3.4. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be called by or at the request of the President, a Vice President or any two (2) directors, who may fix any place, either within or outside the State of Utah, as the place for holding the meeting.

               Section 3.5. Notice and Waiver of Notice of Special Director Meetings.

               (a) Notice. Unless the Articles of Incorporation provide for a longer or shorter period, special meetings of the Board of Directors must be preceded by at least two (2) days notice of the date, time and place of the meeting. (16-10a-822(2)) Notice may be communicated in person, by telephone, by any form of electronic communication, or by mail or private carrier. (16-10a-103(2)) At the written request of any director, notice of any special meeting of the Board of Directors shall be given to such director by facsimile or telex, as the case may be, at the number designated in writing by such director from time to time.

               (b) Effective Date. Notice of any meeting of the Board of Directors shall be deemed to be effective at the earliest of the following: (1) when received; (2) five (5) days after it is mailed; or (3) the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director. (16-10a-103(5)).

               (c) Waiver of Notice. A director may waive notice of any meeting. Except as provided in this Section 3.5, the waiver must be in writing and signed by the director entitled to the notice. The waiver shall be delivered to the Corporation for filing with the corporate records, but delivery and filing are not conditions to its effectiveness.
(16-10a-823(1))

               (d) Effect of Attendance. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting, or promptly upon arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting. (16-10a-823(2))

               Section 3.6. Quorum of Directors. A majority of the number of directors prescribed by resolution (or if no number is prescribed, the number in office immediately before the meeting begins) shall constitute a quorum for the transaction of business at any meeting of

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the Board of Directors, unless the Articles of Incorporation require a greater number. (16-10a-824(1)(b))

               Section 3.7.  Manner of Acting.

               (a) Action by Majority. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Corporation's Articles of Incorporation or the Utah Revised Business Corporation Act requires the vote of a greater number of directors. (16-10a-824(3))

               (b) Telephonic Meetings. Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
(16-10a-820(2))

               (c) Effect of Presence at Meeting. A director who is present at a meeting of the Board of Directors when corporate action is taken is considered to have assented to the action taken, unless:

                      (1) The director objects at the beginning of the meeting,
               or promptly upon arrival, to holding it or transacting business at the meeting;

                      (2) the director contemporaneously requests his dissent or abstention as to any specific action to be entered into the minutes of the meeting; or

                      (3) the director causes written notice of a dissent or
               abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the Corporation promptly after adjournment of the meeting. (16-10a-824(4))

               (d) Right of Dissent or Abstention. The right of dissent or abstention as to a specific action is not available to a director who votes in favor of the action taken. (16-10a-824(5))

               Section 3.8. Director Action By Written Consent. Unless the Articles of Incorporation or the Utah Revised Business Corporation Act provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent to the action in writing. Action is taken by written consent at the time the last director signs a writing describing the action taken, unless, prior to that time,



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any director has revoked a consent by a writing signed by the director and received by the Secretary. Action taken by written consent is effective when the last director signs the consent, unless the Board of Directors establishes a different effective date. Action taken by written consent has the same effect as action taken at a meeting of directors and may be described as such in any document. (16-10a-821)

               Section 3.9. Resignation of Directors. A director may resign at any time by giving a written notice of resignation to the Corporation. A resignation of a director is effective when the notice is received by the Corporation unless the notice specifies a later effective date. A director who resigns may deliver a statement of his resignation pursuant to Section 16-10a-1608 of the Utah Revised Business Corporation Act to the Division for filing. (16-10a-807)

               Section 3.10. Removal of Directors. The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause, unless the Articles of Incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. If cumulative voting is in effect, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal. If cumulative voting is not in effect, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast against removal of the director. (16-10a-808)

               Section 3.11. Board of Director Vacancies.

               (a) Vacancies. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors:

                      (1)    The shareholders may fill the vacancy;

                      (2)    the Board of Directors may fill the vacancy; or

                      (3) if the directors remaining in office constitute fewer
               than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. (16-10a-810(1))

               (b) Rights of Voting Groups. Unless the Articles of Incorporation provide otherwise, if the vacant office was held by a director elected by a voting group of shareholders:



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                      (1) If one or more directors were elected by the same
               voting group, only they are entitled to vote to fill the vacancy if it is filled by the directors; and

                      (2) only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders. (16-10a-810(2))

               (c) Election of Director Prior to Vacancy. A vacancy that will occur at a specific later date, because of a resignation effective at a later date, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs. (16-10a-810(3))

               (d) Effect of Expiration of Term. If a director's term expires, the director shall continue to serve until the director's successor is elected and qualified or until there is a decrease in the number of directors. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected.
(16-10a-805(5))

               Section 3.12. Director Compensation. Unless otherwise provided in the Articles of Incorporation, by resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any capacity and receiving compensation therefor.

               Section 3.13. Director Committees. Committees of the Board of Directors may be established in accordance with Article 4 of these Bylaws.

               Section 3.14. Director's Rights to Inspect Corporate Records.

               (a) Absolute Inspection Rights. If a director gives the Corporation written notice of the director's demand at least five (5) business days before the date on which the director wishes to inspect and copy, the director (or the director's agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the Corporation is required to keep at its principal office:

                      (1) The Corporation's Articles of Incorporation currently in effect;

                      (2)    the Corporation's Bylaws currently in effect;



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                      (3) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

                      (4) all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group;

                      (5) a list of the names and business addresses of the
               Corporation's current officers and directors;

                      (6) the Corporation's most recent annual report delivered
               to the Division; and

                      (7) all financial statements prepared for periods ending
               during the last three years that a shareholder could request. (16-10a-1601(5) and 16-10a-1602(1))

               (b) Conditional Inspection Rights. In addition, if a director gives the Corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which the director wishes to inspect and copy, the director describes with reasonable particularity the director's purpose and the records the director desires to inspect, and the records are directly connected with the director's purpose, the director (or the director's agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:

                      (1)    Excerpts from:

                             (i) Minutes of any meeting of the Board of
                      Directors, records of any action of a committee of the Board of Directors while acting on behalf of the Corporation in place of the Board of Directors;

                             (ii)   minutes of any meeting of the shareholders;

                             (iii) records of action taken by the shareholders
                      without a meeting; and

                             (iv) waivers of notices of any meeting of the
                      shareholders, of any meeting of the Board of Directors, or of any meeting of a committee of the Board of Directors;

                      (2)    accounting records of the Corporation; and



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                      (3) the record of the Corporation's shareholders referred
               to in Section 16-10a-1601(3) of the Utah Revised Business Corporation Act. (16-10a-1602(2))

               (d) Copy Costs. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic or other means. The Corporation may impose a reasonable charge, payable in advance, covering the costs of labor and material, for copies of any documents provided to the director. The charge may not exceed the estimated cost of production or reproduction of the records. (16-10a-1603)

               ARTICLE 4. EXECUTIVE COMMITTEE AND OTHER COMMITTEES

               Section 4.1. Creation of Committees. Unless the Articles of Incorporation provide otherwise, the Board of Directors may create an Executive Committee and such other committees as it may deem appropriate and appoint members of the Board of Directors to serve on such committees. Each committee must have two (2) or more members, one of whom shall be the Chairman of the Board, if there be such an officer, and one of whom shall be the President of the Corporation. (16-10a-825(1))

               Section 4.2. Approval of Committees and Members. The creation of a committee and appointment of members to it must be approved by the greater of:

                      (1) A majority of all the directors in office when the
               action is taken; or

                      (2) the number of directors required by the Articles of
               Incorporation to take such action, or, if not specified in the Articles of Incorporation, the number required by Section 3.7 of these Bylaws to take action.
               (16-10a-825(2))

               Section 4.3. Required Procedures. Sections 3.4 through 3.10 of these Bylaws, which govern procedures applicable to the Board of Directors, also apply to committees and their members. (16-10a-825(3))

               Section 4.4. Authority. Unless limited by the Articles of Incorporation or the Utah Revised Business Corporation Act, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee. (16-10a-825(4))

               Section 4.5. Authority of Executive Committee. The Executive Committee shall have, and may exercise all powers of the Board of Directors with respect to the management of the business and affairs of the Corporation during the intervals between the



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meetings of the Board of Directors. Provided, however, the Executive Committee shall not have the power to fill vacancies on the Board of Directors or to amend these Bylaws.

               Section 4.6. Compensation. Unless otherwise provided in the Articles of Incorporation, the Board of Directors may provide for the payment of a fixed sum and/or expenses of attendance to any member of a committee for attendance at each meeting of such committee. Provided, however, no such payments shall be made to committee members who are salaried employees of the Corporation.

                        ARTICLE 5. OFFICERS AND ADVISORS

               Section 5.1. Officers and Advisors. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may appoint a Chief Executive Officer and such other officers and assistant officers as may be deemed necessary. If specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation. (16-10a-830) The Board of Directors may also appoint, but shall not be required to appoint, a Chairman of the Board and one or more Board Advisors. The Chairman of the Board and any Board Advisors shall not be officers of the Corporation, but shall be advisors to the Board of Directors and to the Corporation. The Board of Directors may appoint such other advisors as may be deemed necessary.

               Section 5.2. Appointment and Term. Each of the officers and advisors of the Corporation shall be appointed by the Board of Directors for a term determined by the Board of Directors. If no term is specified, each officer or advisor shall hold office until the officer or advisor resigns, dies, is removed in the manner provided in Section 5.4 of these Bylaws, or until the first meeting of the directors held after the next annual meeting of the shareholders. If the appointment of officers or advisors shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. If a vacancy shall occur in any office or advisory position, or if a new office or advisory position shall be created, the Board of Directors may appoint officer(s) or advisor(s) to fill such vacancy, office or position, and such appointment shall be for the term determined by the Board of Directors. Each officer and advisor shall hold office until his or her successor shall have been duly appointed. (16-10a-830)

               The designation of a specified term does not grant to the officer or advisor any contract rights, and the Board of Directors may remove the officer or advisor at any time prior to the end of such term. (16-10a-833)



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               Section 5.3. Resignation. Any officer or advisor may resign at any time by giving written notice of resignation to the Corporation. (16-10a-832(1))

               Section 5.4. Removal. Any officer, advisor or agent of the Corporation may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer, advisor or agent shall not of itself create contract rights. (16-10a-832)

               Section 5.5. The Chairman of the Board. The Chairman of the Board, if there be such a position, shall have the following powers and duties:

               (a) To be a senior advisor to the Corporation and, in addition to the duties specified in this Section 5.5, to perform such duties as may be assigned to him by the Board of Directors;

               (b) to preside at all meetings of the shareholders of the Corporation;

               (c)    to preside at all meetings of the Board of Directors;

               (d)    to be a member of the Executive Committee, if any.
(16-10a-831)

               Section 5.6. Board Advisors. The Board of Directors may from time to time designate and appoint one or more Board Advisors. Each Board Advisor shall have the right to attend meetings of the Board of Directors, but a Board Advisor shall not be a director and shall not vote on any matter voted upon by the directors. Each Board Advisor shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors or by the Chairman of the Board.

               Section 5.7. Chief Executive Officer. The Chief Executive Officer, if there be such an officer, shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, in general, shall supervise and control all of the business and affairs of the Corporation. If no Chairman of the Board has been appointed, or in his absence, the Chief Executive Officer, when present, shall preside at all meetings of the shareholders and of the Board of Directors. The Chief Executive Officer may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors, and deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of



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Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. (16-10a-831)

               Section 5.8. President. The President shall be an executive officer of the Corporation, and, if there be no Chief Executive Officer, shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, in general, shall supervise and control all of the business and affairs of the Corporation. In the absence of the Chief Executive Officer or in the event of his death or inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. In the absence of the Chairman of the Board and the Chief Executive Officer, the President, when present, shall preside at all meetings of the shareholders and of the Board of Directors. The President may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors, and deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chief Executive Officer or the Board of Directors from time to time.
(16-10a-831)

               Section 5.9. Vice Presidents. In the absence of the President or in the event of his death or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice President, then the Treasurer shall perform such duties of the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation the issuance of which have been authorized by resolution of the Board of Directors; and shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors.
(16-10a-831)

               Section 5.10. Secretary. The Secretary shall have the following powers and duties:

               (a) to keep the minutes of the proceedings of the shareholders and of the Board of Directors and the other records and information of the Corporation required to be kept, in one or more books provided for that purpose;

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               (b) to see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

               (c) to be custodian of the corporate records and of any seal of the Corporation;

               (d) when requested or required, to authenticate any records of the Corporation;

               (e) to keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

               (f) to sign with the Chief Executive Officer, the President or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

               (g) to have general charge of the stock transfer books of the Corporation; and

               (h) in general, to perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors. (16-10a-830 and 16-10a-831)

               Section 5.11. Treasurer. The Treasurer shall have the following powers and duties:

               (a) to have charge and custody of and be responsible for all funds and securities of the Corporation;

               (b) to receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors;

               (c) in general, to perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President or by the Board of Directors; and

               (d) if required by the Board of Directors, to give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. (16-10a-831)

               Section 5.12. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign, with the President or a Vice

President, certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers, if required by the Board of Directors, shall give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Directors. (16-10a-831)

               Section 5.13. General Manager. The Chief Executive Officer, the President or the Board of Directors (or the Executive Committee, if any) may appoint a General Manager who may, or may not, be one of the officers or directors of the Corporation. The General Manager shall have the following powers and duties:

               (a) If so designated by the Board of Directors, the General Manager may be an executive officer of the Corporation.

               (b) If so directed by the Chief Executive Officer, the President or the Board of Directors (or the Executive Committee, if any), the General Manager may have management of the business of the Corporation and its dealings and, if so directed, may have general charge of the business affairs and property of the Corporation, general supervision over its employees and agents; provided, however, the General Manager shall be at all times subject to the control of the Chief Executive Officer, the President or the Board of Directors (or the Executive Committee, if any).

               (c) If so directed by the Chief Executive Officer, the President or the Board of Directors (or the Executive Committee, if any), the General Manager may employ all employees of the Corporation, or delegate such employment to subordinate officers or division chiefs, and shall have authority to discharge any person so employed.

               (d) The General Manager shall make a report to the Chief Executive Officer, the President and the Board of Directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the Corporation, and to perform such other duties as the Board of Directors shall require.

               Section 5.14. Salaries. The salaries of the officers, advisors and agents shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers, advisors or agents. No officer shall be prevented from

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receiving any such salary or compensation by reason of the fact that he is also a director of the Corporation.

               Section 5.15. Surety Bonds. In the event the Board of Directors shall so require, any officer, advisor or agent of the Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation which may come into his hands.

             ARTICLE 6. LIMITATION OF LIABILITY AND INDEMNIFICATION

               Section 6.1. Limitation of Liability of Directors. Directors shall not be liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for:

               (a) the amount of a financial benefit received by a director to which he is not entitled;

               (b) an intentional infliction of harm on the Corporation or its shareholders;

               (c) a violation of Section 16-10a-842 of the Utah Revised Business Corporation Act;

               (d) an intentional violation of criminal law. (16-10a-841(1))

               Section 6.2. Indemnification of Directors. Unless otherwise provided in the Articles of Incorporation, the Corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director of the Corporation against liability incurred in the proceeding. Provided, however, the Corporation shall only indemnify an individual if it has authorized the indemnification in accordance with Section 16-10a-906(4) of the Utah Revised Business Corporation Act and a determination has been made in accordance with the procedures set forth in Section 16-10a-906(2) of the Utah Revised Business Corporation Act that indemnification is in accordance with the following requirements:

               (a) Standard of Conduct. The Corporation shall determine that:

                      (1)    The individual's conduct was in good faith;

                      (2) the individual reasonably believed that his or her
               conduct was in, or not opposed to, the Corporation's best interests; and

                      (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe that his or her conduct was unlawful.
               (16-10a-902(1))

               (b) No Indemnification in Certain Circumstances. The Corporation shall not indemnify an individual under this Section 6.2:

                      (1) In connection with a proceeding by or in the right of
               the Corporation in which the individual was adjudged liable to the Corporation; or

                      (2) in connection with any other proceeding charging that
               the individual derived an improper personal benefit, whether or not involving action in the individual's official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit. (16-10a-902(4))

               (c) Indemnification in Derivative Actions Limited.
Indemnification permitted under this Section 6.2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.
(16-10a-902(5))

               Section 6.3. Advance Payment of Expenses. Unless otherwise provided in the Articles of Incorporation, the Corporation may pay for or reimburse in advance of final



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disposition of any proceeding the reasonable expenses incurred by an individual who is a party to a proceeding because he or she is or was a director of the Corporation if (i) in accordance with the procedures and standards set forth in
Section 16-10a-906(4) of the Utah Revised Business Corporation Act, an authorization of payment is made, and (ii) in accordance with the procedures of
Section 16-10a-906(2) of the Utah Revised Business Corporation Act, a determination is made that the following has occurred:

               (a) Written Affirmation. The individual has furnished to the Corporation a written affirmation of the individual's good faith belief that the individual has met the standard of conduct described in Section 6.2 of these Bylaws.

               (b) Written Undertaking. The individual has furnished to the Corporation a written undertaking, executed personally or on the individual's behalf, to repay the advance if it is ultimately determined that the individual did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the individual but need not be secured and may be accepted without reference to financial ability to make repayment).

               (c) Factual Determination. A determination has been made that the facts then known to those making the determination would not preclude indemnification under Section 6.2 of these Bylaws or Part 9 of the Utah Revised Business Corporation Act.
(16-10a-904)

               Section 6.4. Indemnification of Officers, Employees, Fiduciaries and Agents. Unless otherwise provided in the Articles of Incorporation, the Corporation shall indemnify and advance expenses to any individual made a party to a proceeding because the individual is or was an officer, employee, fiduciary or agent of the Corporation to the same extent as to an individual made a party to a proceeding because the individual is or was a director of the Corporation, or to a greater extent, if not inconsistent with public policy, if provided for by general or specific action of the Board of Directors. (16-10a-907)

               Section 6.5. Insurance. The Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or who, while serving as a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary or agent, whether or not the Corporation would have power to indemnify him or her against the same liability under Sections 16-10a-902, 16-10a-903, or 16-10a-907 of the Utah Revised Business Corporation Act. Insurance may be procured from any insurance company designated by the Board of Directors, whether the insurance company is formed under the laws of the State of Utah

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or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise. (16-10a-908)

             ARTICLE 7. EXECUTION OF INSTRUMENTS, BORROWING OF MONEY
                         AND DEPOSIT OF CORPORATE FUNDS

               Section 7.1. Execution of Instruments. Subject to any limitation contained in the Utah Revised Business Corporation Act, the Articles of Incorporation or these Bylaws, and subject to any limitations that may be imposed by the Board of Directors, the Chief Executive Officer, President, any Vice President or the Secretary, in the name and on behalf of the Corporation, may execute and deliver any contract or other instrument. Subject to any limitation contained in the Utah Revised Business Corporation Act, the Articles of Incorporation or these Bylaws, the Board of Directors may authorize in writing any other officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the Corporation; any such authorization may be general or confined to specific instances.

               Section 7.2. Loans. No loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated, transferred or conveyed as security for the payment of any loan, advance, indebtedness or liability of the Corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

               Section 7.3. Deposits. All monies of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

               Section 7.4. Checks, Drafts, etc. All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these Bylaws, evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be in such manner as the Board of Directors from time to time may determine.

               Section 7.5. Bonds and Debentures. Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the Chief Executive Officer, President or a Vice President and by the Secretary. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

               Section 7.6. Sale, Transfer, etc. of Securities. Sales, transfers, endorsements, and assignments of shares of stocks, bonds, and other securities owned by or standing in the name of the Corporation and the execution and delivery on behalf of the Corporation of any and all instruments in writing incident to any such sale, transfer, endorsement or assignment, shall be effected by the Chief Executive Officer, President, any Vice President, or by any officer or agent thereunto authorized by the Board of Directors.

               Section 7.7. Proxies. Proxies to vote with respect to shares of stock of other corporations used by or standing in the name of the Corporation shall be executed and delivered on behalf of the Corporation by the Chief Executive Officer, President, any Vice President, or by any officer or agent thereunto authorized by the Board of Directors.

                     ARTICLE 8. CERTIFICATES FOR SHARES AND
                                 THEIR TRANSFER

               Section 8.1.  Certificates for Shares.

               (a) Content. Certificates representing shares of the Corporation, at a minimum, shall state on their face the name of the Corporation and that the Corporation is organized under the laws of the State of Utah; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as is determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before the certificate is issued, the certificate may be issued by the corporation with the same effect as if the person were an officer at the date of its issue. Each certificate for shares shall be consecutively numbered or otherwise identified. The certificates may contain any other information the Corporation considers necessary or appropriate. (16-10a-625)

               (b) Legend as to Class or Series. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. (16-10a-625)

               (c) Shareholder List. The name and address of the person to whom the shares represented are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

               (d) Transferring Shares. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

               Section 8.2.  Shares Without Certificates.

               (a) Issuing Shares Without Certificates. Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation.

               (b) Information Statement Required. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement containing, at a minimum, the name of the Corporation and that it is organized under the laws of the State of Utah; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, of the issued shares. If the Corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series. (16-10a-626)

               Section 8.3. Registration of Transfer of Shares. Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

               Section 8.4. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Corporation and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agents and registrars.

               Section 8.5. Restrictions on Transfer of Shares Permitted. The Board of Directors or the shareholders may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction or otherwise consented to the restriction.

               (a) A restriction on the transfer or registration of transfer of shares may be authorized:

                      (1) To maintain the Corporation's status when it is
               dependent on the number or identity of its shareholders;

                      (2) to preserve entitlements, benefits or exemptions under federal, state or local laws; and

                      (3)    for any other reasonable purpose.

               (b) A restriction on the transfer or registration of transfer of shares may:

                      (1) Obligate the shareholder first to offer the
               Corporation or other persons, separately, consecutively or simultaneously, an opportunity to acquire the restricted shares;

                      (2) obligate the Corporation or other persons, separately, consecutively or simultaneously, to acquire the restricted shares;

                      (3) require, as a condition to a transfer or registration, that any one or more persons, including the Corporation or any of its shareholders, approve the transfer or registration, if the requirement is not manifestly unreasonable; or

                      (4) prohibit the transfer or the registration of a
               transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

               A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section 8.5 and its existence is noted conspicuously on the front or back of the certificate, or if the restriction is contained in the information statement required by Section 8.2 of these Bylaws with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction. (16-10a-627)

               Section 8.6. Acquisition of Shares. The Corporation may acquire its own shares, and, unless otherwise provided in the Articles of Incorporation, the shares so acquired constitute authorized but unissued shares.

               If the Articles of Incorporation prohibit the reissue of acquired shares, the number of authorized shares shall be reduced by the number of shares acquired, effective upon amendment of the Articles of Incorporation, which amendment shall be adopted by the shareholders or the Board of Directors without shareholder action. Appropriate Articles of Amendment must be delivered to the Division and must set forth:

               (a)    The name of the Corporation;

               (b) the reduction in the number of authorized shares, itemized by class and series;

               (c) the total number of authorized shares, itemized by class and series, remaining after reduction of the shares; and

               (d) a statement that the amendment was adopted by the Board of Directors without shareholder action and that shareholder action was not required if such be the case. (16-10a-631)

               Section 8.7. Lost or Destroyed Certificates. If the holder of a certificate for shares of the Corporation claims that a certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate to such holder, if such holder:

               (a) so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser;

               (b) files with the Corporation a sufficient indemnity bond; and

               (c) satisfies any other reasonable requirements imposed by the Corporation. (70A-8-405).

                            ARTICLE 9. DISTRIBUTIONS

               Section 9.1. Distributions. The Board of Directors may authorize, and the Corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law and in the Articles of Incorporation. (16-10a-640)

                           ARTICLE 10. CORPORATE SEAL

               Section 10.1. Corporate Seal. The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the Corporation, Utah as the state of incorporation, and the words "Corporate Seal."

                             ARTICLE 11. FISCAL YEAR

               Section 11.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                             ARTICLE 12. AMENDMENTS

               Section 12.1. Amendments. The Corporation's Board of Directors may amend these Bylaws, except to the extent that the Articles of Incorporation, these Bylaws or the Utah Revised Business Corporation Act reserve this power exclusively to the shareholders in whole or in part. However, the Board of Directors may not adopt, amend, or repeal a Bylaw that fixes a shareholder quorum or voting requirement that is greater than required by the Utah Revised Business Corporation Act.

               Section 3.2 of these Bylaws may be amended by the Board of Directors or by the shareholders; provided, however, that any such amendment of
Section 3.2 of these Bylaws must be approved by a seventy-five percent (75%) majority of the directors or the shareholders, as the case may be.

               If authorized by the Articles of Incorporation, the shareholders may adopt, amend or repeal a Bylaw that fixes a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is required by the Utah Revised Business Corporation Act. Any such action shall comply with the provisions of the Utah Revised Business Corporation Act.

               The Corporation's shareholders may amend or repeal the Corporation's Bylaws even though the Bylaws may also be amended or repealed by the Corporation's Board of Directors. (16-10a-1020 to 16-10a-1022)

                  ADOPTED as of the 12th day of November, 1997.

                                     ANNEX D

          [UTAH REVISED BUSINESS CORPORATION ACT SECTIONS 16-10A-1301
                              THROUGH 16-10A-1331]

                                    UTAH CODE

                             TITLE 16. CORPORATIONS
                  CHAPTER 10A. REVISED BUSINESS CORPORATION ACT
                           PART 13. DISSENTERS' RIGHTS

16-10a-1301. Definitions.

    For purposes of Part 13:

      (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

      (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

      (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

      (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

      (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

      (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

      (7) "Shareholder" means the record shareholder or the beneficial shareholder.

16-10a-1302. Right to dissent.

      (1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

         (a) consummation of a plan of merger to which the corporation is a party if:

            (i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or

            (ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;

         (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

         (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

         (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

      (2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

      (3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

         (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

         (b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

         (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

      (4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

         (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

         (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

         (c) cash in lieu of fractional shares; or

         (d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

      (5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303. Dissent by nominees and beneficial owners.

      (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

      (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

      (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

16-10a-1320. Notice of dissenters' rights.

      (1) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.

      (2) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321. Demand for payment - Eligibility and notice of intent.

      (1) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

         (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

         (b) may not vote any of his shares in favor of the proposed action.

      (2) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.

      (3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

      (4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322. Dissenters' notice.

      (1) If proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.

      (2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:

         (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

         (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

         (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

         (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;

         (f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

         (g) be accompanied by a copy of this part.

16-10a-1323. Procedure to demand payment.

      (1) A shareholder who is given a dissenters' notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:

         (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;

         (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

         (c) if required by the corporation in the dissenters' notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under
Section 16-10a-1302.

      (2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.

      (3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

16-10a-1324. Uncertificated shares.

      (1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

      (2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10a-1325. Payment.

      (1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to
Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter's shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

      (2) Each payment made pursuant to Subsection (1) must be accompanied by:

         (a) (i) (A) the corporation's balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

            (B) an income statement for that year;

            (C) a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

            (D) the latest available interim financial statements, if any;

           (ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

         (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

         (c) a statement of the dissenter's right to demand payment under
Section 16-10a-1328; and (d) a copy of this part.

16-10a-1326. Failure to take action.

      (1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

      (2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327. Special provisions relating to shares acquired after announcement of proposed corporate action.

      (1) A corporation may, with the dissenters' notice given pursuant to
Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

      (2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10a-1328. Procedure for shareholder dissatisfied with payment or offer.

      (1) A dissenter who has not accepted an offer made by a corporation under
Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

         (a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

         (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

      (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

    (2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330. Judicial appraisal of shares - Court action.

    (1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

    (2) The corporation shall commence the proceeding described in Subsection
(1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

      (3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares. Service may also be made otherwise as provided by law.

      (4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      (5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

         (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

         (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10a-1331. Court costs and counsel fees.

      (1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

      (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:


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         (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

         (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

      (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.


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                                     ANNEX E

           SUMMARY OF VALUATION METHODS OF HOULIHAN VALUATION ADVISORS



        Set forth below is a summary of the approaches used by Houlihan Valuation Advisors ("HVA") in estimating the fair market enterprise value of W.
W. Clyde & Co. ("Clyde"), Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service, Inc. ("Utah Service") and Beehive Insurance Agency, Inc. ("Beehive Insurance") as of June 30, 1997. As part of its valuation, HVA projected the earnings of Clyde, Geneva Rock, Utah Service and Beehive Insurance as described below.

                               Projected Earnings

        HVA has prepared income statement projections for the five year period from 1997 to 2001 for each of Clyde, Geneva Rock, Utah Service and Beehive Insurance. These projections were prepared based on an analysis of each company's historical operating results and conversations between HVA and the management of each respective company. FORECASTING THE FUTURE IS AT BEST A DIFFICULT AND TENUOUS PROCESS. THERE WILL UNDOUBTEDLY BE DISPARITIES BETWEEN THE PROJECTED FIGURES AND ACTUAL RESULTS, SINCE EVENTS AND CIRCUMSTANCES FREQUENTLY DO NOT OCCUR AS EXPECTED, AND THOSE DISPARITIES MAY BE MATERIAL. THE HVA VALUATION REPORTS DO NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF ANY OF THE CONSTITUENT CORPORATIONS AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT ANY OF THE SPECIAL MEETINGS OF ANY CONSTITUENT CORPORATION.

CLYDE

        HVA's income statement projections yielded the following earnings per share estimates for the years 1997 through 2001 for Clyde: $12.03 for 1997, $12.57 for 1998, $13.14 for 1999, $13.75 for 2000, and $14.40 for 2001, based on
94,544 shares outstanding. These estimates exclude the equity of Clyde in the net earnings received from Geneva Rock. HVA used the following assumptions in arriving at these projections:

1. Construction revenue is assumed to grow at a compound annual rate of 5.0% from the 1996 figure of $19,055,500 throughout the forecast period. This projected growth rate is well above the compound annual revenue decline experienced by Clyde over the 1992-96 period of 7.4%, but is similar to the revenue growth generated by Clyde in both 1993 and 1995 of 4.0% and 5.5%, respectively.

2. Cost of construction is assumed to remain constant at the 1992-96 average figure of 87.4% of construction revenue throughout the forecast period.



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3.      Operating expenses are assumed to grow at a compound annual rate of 3.0%
        from the 1996 figure of $1,443,200 throughout the forecast period, identical to the compound annual growth rate in operating expenses experienced by Clyde over the 1992-96 period of 3.0% per year.

4. Interest expense is assumed to be negligible throughout the forecast period, consistent with the virtual absence of interest expense over the 1992-96 period as well as the present absence of long-term debt.

5. Other income (comprised of interest income, gain on sale of fixed assets, and miscellaneous income) is assumed to remain constant at the 1996 figure of $770,000 (rounded) throughout the forecast period. This figure is also similar to the 1992-96 period average figure of $760,000 (rounded).

6. Income tax is assumed to remain constant at a combined federal and state corporate income tax rate of 37% of projected pre-tax earnings throughout the forecast period.

7. Free cash flow is defined as net income plus non-cash depreciation expense less capital expenditures. Depreciation expense and capital expenditures are assumed to offset each other throughout the forecast period, consistent with the experience of Clyde throughout most of the 1992-96 period. With the exception of 1995, during which Clyde incurred very large capital expenditures (totaling $4.55 million), Clyde had average annual capital expenditures of $1.53 million and very similar average non-cash depreciation expense of $1.41 million. In other words, non-cash depreciation expense is assumed to be sufficient in the future to fund required levels of capital expenditures. Consequently, free cash flow is projected to be identical to net income throughout the forecast period.

GENEVA ROCK

        HVA's income statement projections yielded the following earnings per share estimates for the years 1997 through 2001 for Geneva Rock: $444.00 for 1997, $490.00 for 1998, $541.00 for 1999, $598.00 for 2000, and $661.00 for
2001, based on 21,802 shares outstanding. HVA used the following assumptions in arriving at these projections:

1. Sales and contract income are assumed to grow at a compound annual rate of 10.0% from the 1996 figure of $105,451,000 throughout the forecast period. This projected growth rate is below the compound annual sales growth rate experienced by Geneva Rock over the 1991-96 period of 15.8%, but is above the 1996 sales increase of 5.0%.

2. Cost of sales and contracts is assumed to remain constant at the 1996 figure of 84.3% of sales and contract income throughout the forecast period. This figure is similar to the 1991-96 average cost of sales figure of 84.5%.

3. Operating expenses are assumed to grow at a compound annual rate of 6.0% from the 1996 figure of $3,386,000 throughout the forecast period. This differential between projected



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        sales growth and projected operating expense growth of 4.0% (or 10.0%
        vs. 6.0%) is roughly consistent with the differential experienced over the 1991-96 period of 4.6% (or 15.8% compound annual sales growth vs. 11.2% compound annual operating expense growth), and reflects the presence of operating leverage (or fixed costs) in an environment of increasing sales.

4. Interest expense is assumed to be negligible throughout the forecast period, consistent with the absence of interest expense throughout the 1992-96 period and Geneva Rock's virtual absence of long-term debt.

5. Other income (comprised primarily of miscellaneous income and net income from investments less bad debt expense) is assumed to remain constant at the 1996 figure of $727,000 throughout the forecast period. This figure is also similar to the 1991-96 average figure of $650,000.

6. Income tax is assumed to remain constant at a combined federal and state corporate income tax rate of 37% of projected pre-tax earnings throughout the forecast period.

7. Free cash flow is defined as net income plus non-cash depreciation expense less capital expenditures. Depreciation expense and capital expenditures are assumed to offset each other throughout the forecast period, consistent with the experience of Geneva Rock in 1996, during which depreciation expense and capital expenditures were virtually identical (at $6.62 million and $6.71 million, respectively). In other words, non-cash depreciation expense is assumed to be sufficient in the future to fund required levels of capital expenditures. Consequently, free cash flow is projected to be identical to net income throughout the forecast period.

UTAH SERVICE

        HVA's income statement projections yielded the following earnings per share estimates for the years 1997 through 2001 for Utah Service: $74.32 for 1997, $80.10 for 1998, $86.31 for 1999, $93.02 for 2000, and $100.22 for 2001,
based on 5,413 shares outstanding. HVA used the following assumptions in arriving at these projections:

1. Sales are assumed to grow at a compound annual rate of 6.0% from the 1996 figure of $13,107,900 throughout the forecast period. This projected growth rate is well below the compound annual sales growth rate experienced by Utah Service over the 1991-96 period of 22.9%, but is above the 1996 sales decline of 3.5%.

2. Cost of goods sold is assumed to remain constant at the 1991-96 average figure of 83.8% of sales throughout the forecast period.

3. Operating expenses are assumed to grow at a compound annual rate of 5.0% from the 1996 figure of $1,627,500 throughout the forecast period.



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4.      Interest expense is assumed to remain constant at the 1996 figure of
        $28,100 throughout the forecast period.

5. Other income (comprised primarily of service charge income and discounts earned, but excluding rental income) is assumed to remain constant at the 1996 adjusted figure of $124,700 throughout the forecast period.

6. Income tax is assumed to remain constant at a combined federal and state corporate income tax rate of 37% of projected pre-tax earnings throughout the forecast period.

7. Free cash flow is defined as net income plus non-cash depreciation expense less capital expenditures. Depreciation expense is assumed to remain constant at the 1996 figure of $128,000 throughout the forecast period. Capital expenditures are assumed to remain constant at the 1992-96 average figure (excluding 1995, when capital expenditures of $996,400 were incurred, primarily to build the new hardware store) of $50,000 throughout the forecast period. Capital expenditures during these years remained relatively constant, at $47,100 in 1992, $54,000 in 1993, $73,200 in 1994, and $26,100 in 1996.

BEEHIVE INSURANCE

        HVA's income statement projections yielded the following earnings per share estimates for the years 1997 through 2001 for Beehive Insurance: $11.38 for 1997, $11.70 for 1998, $12.02 for 1999, $12.35 for 2000, and $12.69 for
2001, based on 21,487 shares outstanding. HVA used the following assumptions in arriving at these projections:

1. Revenues are assumed to grow at a compound annual rate of 3.0% from the 1996 figure of $577,600 throughout the forecast period.

2. Operating expenses are assumed to grow at a compound annual rate of 3.0% from the 1996 figure of $243,500 throughout the forecast period.

3. Interest expense is assumed to be negligible throughout the forecast period, consistent with Beehive Insurance's absence of long-term or other interest-bearing debt.

4. Other income (comprised primarily of interest income and rental income) is assumed to remain constant at the 1991-96 average figure of $32,200 throughout the forecast period.

5. Income tax is assumed to remain constant at the 1991-96 average of 35% of pre-tax earnings throughout the forecast period.

6. Free cash flow is defined as net income plus non-cash depreciation expense less capital expenditures. Depreciation expense and capital expenditures are assumed to offset each other throughout the forecast period, consistent with the experience of Beehive Insurance over the 1991-96 period, during which depreciation expense and capital expenditures



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        remained relatively similar. Consequently, free cash flow is projected to be identical to net income throughout the forecast period.



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


                                Valuation Methods

        HVA used the following four widely recognized approaches in estimating the fair market enterprise value of Clyde, Geneva Rock, Utah Service and Beehive
Insurance: book value (including liquidation value), transaction value, market value (derived from market value ratios of similar firms), and income value (based on the present value of future benefits). The uncertainty inherent in the valuation process causes these differing methods of valuation to produce different estimates of value.

                             Book/Liquidation Value

        The book value of a company, that is, the carrying balances of the equity accounts on the company's records, normally bears only a tenuous relationship to the market value of the firm's stock. A useful accounting concept, it has a somewhat limited role in the valuation process. For informational purposes, the book value, as of December 31, 1996. of (i) Clyde was $34,947,000 or $370.00 per share, based on 94,544 shares outstanding, (ii) Geneva Rock Products was $57,179,000 or $2,623 per share, based on 21,802 shares outstanding, (iii) of Utah Service was $3,614,500 or $668.00 per share, based on 5,413 shares outstanding and (iv) of Beehive Insurance was $378,900 or $17.63 per share, based on 21,487 shares outstanding.

        A common alternative measure of book value is the liquidation value of the business. A quitting concern concept, it is normally not entirely applicable to the valuation of a typical going concern. The value of a company is typically not a function of what the assets of the company could be sold for (net of liabilities), but is rather a function of how those assets can be utilized in generating revenue and net income. Furthermore, given that each of Clyde, Geneva Rock, Utah Service and Beehive Insurance has been in existence for several decades, HVA concluded it was not likely that any of them will be liquidated in the foreseeable future. The management of each of Clyde, Geneva Rock, Utah Service and Beehive Insurance has indicated to HVA that it has no plans to liquidate.

        Nevertheless, liquidation value does serve a useful role as a valuation benchmark. At the very least, it approximates the value of the residual assets distributable to shareholders were the business to be wound up with all obligations discharged. It is particularly germane in the case of Clyde, since its liquidation value appears to be well above its value as a going concern (in the context of the contemplated consolidation of Clyde with the other three related companies), and was therefore deemed by HVA to be the most appropriate measure of its fair market enterprise value.

        The liquidation value of Clyde as of December 31, 1996 is estimated by HVA to be $62,100,000 or $657.00 per share. As previously discussed, HVA deemed this figure to be the best indicator of the fair market enterprise value of Clyde as of June 30, 1997. The liquidation value of Geneva Rock as of December 31, 1996 is estimated to be $90,730,000 or $4,162 per share. The liquidation value of Utah Service as of December 31, 1996 is estimated to be $4,090,000 or $756.00 per share. Liquidation value is not considered in arriving at a final estimate of the fair market enterprise value of Beehive Insurance as of June 30, 1997. However, given that Beehive



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

Insurance carries on its books the land and building comprising its operating facilities at depreciated historical cost, which has been held for many years and has appreciated significantly in value, the liquidation value of Beehive Insurance is likely at least somewhat above Beehive Insurance's book value of $378,900 or $17.63 per share as of December 31, 1996.

                                Transaction Value

        Transaction value is the value at which shares of the subject security were sold recently. A recent sale of a security is an indicator of value for both legal and economic purposes. If an examination of all the relevant facts reveals that the transaction took place at arm's length, i.e., that neither buyer nor seller was forced to deal and both had adequate information and that the transaction was for reasonable consideration, the value established in such a transaction would be difficult to contest.

        In preparing its valuation reports, HVA was informed by management of the companies that there have been no recent transactions involving the common stock of Clyde, Geneva Rock, Utah Service or Beehive Insurance, and no acquisition offers for any of the foregoing companies. Consequently, transaction value was not considered in arriving at a final estimate of the fair market enterprise value of the Clyde, Geneva Rock, Utah Service or Beehive Insurance as of June 30, 1997.

                                  Market Value

        The market value approach attempts to determine the value of Clyde, Geneva Rock, Utah Service and Beehive Insurance as if their respective shares were traded on an exchange in an active, public market. This is accomplished by determining a comparative price-earnings ratio, which is the ratio of the market price of a share of stock to the earnings per share; a comparative price to cash flow ratio, which is the ratio of the market price of a share of stock to the operating cash flow (net income plus depreciation) per share; a comparative price to revenue ratio, which is the ratio of the market price of a share of stock to the dollar sales per share; and a comparative price to book ratio, which is the ratio of the market price of a share of stock to the book value per share. Appropriate ratios for Clyde, Geneva Rock, Utah Service and Beehive Insurance can be determined by comparing the firm with others in the same industry and, from its relative standing in the industry, inferring market value ratios based on ratios in the industry.

        The price-earnings ratio is an important determinant of value because it reflects the expectations of market participants. Generally speaking, investors are willing to pay a higher price for today's earnings if they expect those earnings to grow in the future. Conversely, they will pay a lower price if they anticipate earnings to decline.

        Ideally, market value ratios for Clyde, Geneva Rock, Utah Service and Beehive Insurance should be inferred from ratios of similar firms whose stocks are traded actively in public markets. Unfortunately, many companies with operations similar to those of Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, are small, closely held businesses for which no market value has been established. Since these companies are not publicly traded, it is impossible to use



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them as a basis for making inferences regarding the market value of Clyde,
Geneva Rock, Utah Service and Beehive Insurance, respectively. Therefore, a group of much larger, publicly traded companies is selected as being representative of the industry in which each of Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, operates.

CLYDE

        HVA selected the following companies which it considered to be representative of the industry of which Clyde is a member: Ameron International, Atkinson (Guy F.) Company, Baker (Michael) Corp., BFC Construction, Dames & Moore, Devcon International, Fluor Corp., Foster Wheeler, Granite Construction, Harding Lawson Associates, ICF Kaiser International, Insituform Technologies, Jacobs Engineering Group, Morrison Knudsen, Perini Corp., Stone & Webster, STV Group, United Dominion Industries and URS Corp.

        Although these companies obviously differ from Clyde, HVA concluded that the differences are not of prime significance, since a direct comparison is not intended but rather a relative comparison that reflects an aggregate appraisal of the industry. To the extent that the firms in the industry sample group and Clyde are affected by similar fundamental economic factors, investors' expectations regarding the long-term growth and success of the former are justifiably imputable to the future of the latter.

        In 1996, Clyde had mixed profitability ratios when compared with the average experience of the sample group of public companies. Clyde's net margin of 4.2% was well above the sample group average figure of 2.1%. Clyde's adjusted return on assets was similar to that of the sample group average (3.2% vs. 3.5%); however, its adjusted return on equity was significantly below the sample group average figure (3.5% vs. 10.2%).

        Clyde appears to have much lower financial risk when compared with the average company in the sample group. Clyde had a 1996 long-term debt to equity ratio of only 0.7%, well below the sample group average figure of 42.5%. Furthermore, Clyde's current ratio of 15.0 times was well above the sample group average figure of 1.8 times, suggesting much better relative liquidity.

        Clyde's revenues declined by 10.6% in 1996 and at a compound annual rate of 7.4% over the 1992-96 period. Conversely, the sample group experienced average compound annual revenue growth of 7.8% per year over the last five years and similar revenue growth of 7.9% in 1996. Clyde's revenues are projected by HVA to grow over the 1997-2001 period at a compound annual rate of 5.0%, increasing from the 1996 figure of $19.1 million to a projected level of $24.3 million in 2001. This projected growth rate is well below the average compound annual revenue growth rate forecast for the companies in the sample group by Value Line Investment Survey of 10.8% over the next five years.

        Clyde's adjusted net income declined by 55.6% in 1996 and at a compound annual rate of 23.0% over the 1992-96 period. Conversely, the sample group had average compound annual earnings growth of 7.8% per year over the last five years and 3.4% during the most recent year. Clyde's earnings are projected by HVA to grow at a compound annual rate of 11.3% over the 1997-



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2001 period, from the 1996 adjusted figure of $796,800 to a projected level of
$1,361,600 in 2001. This projected growth rate is somewhat below the average compound annual earnings growth rate projected by Wall Street analysts over the next five years for the companies in the sample group of 14.2% (Source: First Call Earnings Estimates).

        In summary, HVA concluded that Clyde appears to have somewhat inferior overall investment quality when compared with the publicly traded firms in the sample group, with its higher net margin and lower financial risk being more than offset, in HVA's opinion, by its smaller size, its relative absence of geographical diversification, its lower return on invested equity capital, its lower historical revenue and earnings growth, and its lower future revenue and earnings growth prospects.

        To the sample group's mean price-earnings ratio of 15.0, mean price to cash flow ratio of 7.5, mean price to revenue ratio of 32.9%, and mean price to book ratio of 149.5%, a 20% discount is applied to reflect the inferior overall investment quality of Clyde relative to that of the publicly traded firms in the sample group, as discussed above. To the resulting figures is applied an additional 30% discount to reflect the lack of marketability of Clyde's shares, being privately held, relative to the ready marketability of the publicly traded shares of the sample group companies. Finally, a partially offsetting premium of 30% is applied to the resulting figures to reflect valuation of Clyde on an enterprise value (controlling interest) basis. The result is a net discount of 27% deemed by HVA to be applicable to the mean market value ratios of the sample group in valuing Clyde on an enterprise value basis.

        Application of the resulting adjusted price-earnings ratio of 11.0 to Clyde's average adjusted net income over the 1992-96 period of $1,498,700 yields a market value estimate of $16,486,000. To this figure is added the estimated pro-rata value of Clyde's 34.77% equity interest in Geneva Rock. HVA has estimated the fair market enterprise value of Geneva Rock to be $101,000,000 as of June 30, 1997. Clyde's pro-rata share of this total value is therefore $35,118,000 (or $101,000,000 x .3477). Adding this figure to the above derived price-earnings value of $16,486,000 yields a market value estimate of $51,604,000 or $546.00 per share.

        Application of the resulting price to cash flow ratio of 5.5 times to Clyde's average adjusted operating cash flow (net income plus non-cash depreciation expense) over the 1992-96 period of $2,963,500 yields a market value estimate of $16,299,000. Adding to this figure the estimated value of Clyde's equity interest in Geneva Rock of $35,118,000 yields a market value estimate of $51,417,000 or $544.00 per share.

        Application of the resulting price to revenue ratio of 24.0% to Clyde's average revenues over the 1992-96 period of $22,678,700 yields a market value estimate of $5,443,000. Adding to this figure the estimated value of Clyde's equity interest in Geneva Rock of $35,118,000 yields a market value estimate of $40,561,000 or $429.00 per share.

        Finally, application of the resulting price to book ratio of 109.1% to Clyde's December 31, 1996 adjusted book value (excluding the book carrying value of its investment in Geneva Rock of $19,882,000) of $15,065,000 (or $34,947,000
- $19,882,000) yields a market value estimate of



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$16,436,000. Adding to this figure the estimated value of Clyde's equity interest in Geneva Rock of $35,118,000 yields a market value estimate of $51,554,000 or $545.00 per share.

        Each of these market value figures is as of June 30, 1997, and HVA considered each in arriving at a final estimate of the fair market enterprise value of Clyde as of that date.

GENEVA ROCK

        HVA selected the following companies which it considered to be representative of the industry of which Geneva Rock is a member: Ameron International, Atkinson (Guy F.) Company, Calmat Co., Centex Construction Products, Continental Materials, Devcon International, Florida Rock Industries, Giant Cement, Granite Construction, Green (A.P.) Industries, Lafarge Corp., Lone Star Industries, Martin Marietta Materials, Medusa Corp., Monroc, Inc., Morrison Knudsen, Puerto Rican Cement, Southdown, Inc., STV Group, Texas Industries and Vulcan Materials. Although these companies obviously differ from Geneva Rock, HVA concluded that the differences are not of prime significance, since a direct comparison is not intended but rather a relative comparison that reflects an aggregate appraisal of the industry. To the extent that the firms in the industry sample group and Geneva Rock are affected by similar fundamental economic factors, investors' expectations regarding the long-term growth and success of the former are justifiably imputable to the future of the latter.

        In 1996, Geneva Rock had somewhat better profitability ratios when compared with the average experience of the sample group of public companies. Geneva Rock's net margin of 8.3% was slightly above the sample group average figure of 7.6%, as was its return on assets (12.3% vs. 7.9%) and return on equity (15.4% vs. 13.7%).

        Geneva Rock appears to have lower financial risk when compared with the average company in the sample group, although the sample group likewise has low financial risk. Geneva Rock had a 1996 long-term debt to equity ratio of only 11.5%, well below the likewise low sample group average figure of 31.6%. Furthermore, Geneva Rock's current ratio of 4.3 times was well above the sample group average figure of 2.0 times, suggesting better relative liquidity.

        Geneva Rock's revenues increased at a compound annual rate of 15.8% over the 1991-96 period, well above the average compound annual revenue growth rate experienced by the sample group during the period of 8.4%. However, Geneva Rock's revenues grew by only 5.0% in 1996; the sample group's average revenue growth rate likewise slowed in 1996, to only 4.1%. Geneva Rock's revenues are projected by HVA to grow over the 1997-2001 period at a compound annual rate of 10.0%, increasing from the 1996 figure of $105.5 million to a projected level of $169.8 million in 2001. This projected growth rate is well above the average compound annual revenue growth rate forecast for the companies in the sample group by Value Line Investment Survey of 6.0% over the next five years.

        Geneva Rock's net income grew at a compound annual rate of 33.4% over the 1991-96 period, but declined by 19.9% in 1996. The sample group likewise had excellent (albeit much lower) average compound annual earnings growth of 13.8% per year over the last five years, and



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similarly lower average earnings growth of 5.8% in 1996. Geneva Rock's earnings are projected by HVA to grow at a compound annual rate of 10.4% over the 1997-2001 period, increasing from the 1996 adjusted figure of $8.8 million to a projected level of $14.4 million in 2001. This projected growth rate is similar to the average compound annual earnings growth rate projected by Wall Street analysts over the next five years for the companies in the sample group of 11.7% per year (Source: First Call Earnings Estimates).

        In summary, HVA concluded that Geneva Rock appears to have roughly similar overall investment quality when compared with the publicly traded firms in the sample group, with its better profitability ratios, lower financial risk, and generally higher historical sales and earnings growth being offset, in HVA's opinion, by its smaller size and its relative absence of geographical diversification. As previously mentioned, Geneva Rock's future earnings growth prospects are estimated to be similar to those of the average company in the sample group.

        To the sample group's mean price-earnings ratio of 13.5, mean price to cash flow ratio of 7.2, mean price to revenue ratio of 95.3%, and mean price to book ratio of 180.3%, a 30% discount is applied to reflect the lack of marketability of Geneva Rock's shares, being privately held, relative to the ready marketability of the publicly traded shares of the sample group companies. To the resulting figures is applied a partially offsetting premium of 30% to reflect valuation of Geneva Rock on an enterprise value (controlling interest) basis. The result is a net discount of 9% deemed by HVA to be applicable to the mean market value ratios of the sample group in valuing Geneva Rock on an enterprise value basis.

        Application of the resulting adjusted price-earnings ratio of 12.3 to Geneva Rock's 1996 adjusted net income of $8,797,000 yields a market value estimate of $108,203,000 or $4,963 per share. Application of the resulting price to cash flow ratio of 6.6 to Geneva Rock's 1996 adjusted cash flow from operations (net income plus non-cash depreciation expense) of $15,414,000 yields a market value estimate of $101,732,000 or $4,666 per share. Application of the resulting price to revenue ratio of 86.7% to Geneva Rock's 1996 total revenues of $116,338,000 (or Geneva Rock's revenues of $105,451,000 plus the 1996 revenues of Geneva Rock's newly-acquired subsidiary, J & J Building Supply, Inc., which were not consolidated with Geneva Rock's revenues in Geneva Rock's 1996 income statement, of $10,887,000) yields a market value estimate of $100,865,000 or $4,626 per share. Finally, application of the resulting price to book ratio of 164.1% to the Geneva Rock's December 31, 1996 book value of $57,179,000 yields a market value estimate of $93,831,000 or $4,304 per share.

        Each of these market value figures is as of June 30, 1997, and HVA considered each in arriving at a final estimate of the fair market enterprise value of Geneva Rock as of that date.

UTAH SERVICE

        HVA selected the following companies which it considered to be representative of the industry of which Utah Service is a member: BMC West, Casey's General Stores, Central Tractor Farm & Country, Dairy Mart Convenience Stores, DIY Home Warehouse, Eagle Hardware & Garden, E-Z Serve Corp., FFP Partners, Getty Petroleum, Grossman's, Inc., Hechinger Company, Home Depot, Lowe's Companies, National Home Centers, Payless



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Cashways, Sherwin-Williams, Southland Corp., Strober Organization, Travel Ports
of America, Trend Lines, Uni-Marts, Wickes Lumber and Wolohan Lumber. Although these companies obviously differ from Utah Service, HVA concluded that the differences are not of prime significance, since a direct comparison is not intended but rather a relative comparison that reflects an aggregate appraisal of the industry. To the extent that the firms in the industry sample group and Utah Service are affected by similar fundamental economic factors, investors' expectations regarding the long-term growth and success of the former are justifiably imputable to the future of the latter.

        In 1996, Utah Service had better profitability ratios when compared with the average experience of the sample group of public companies. Utah Service's adjusted net margin of 3.1% was above the sample group average figure of 2.0%, as was its adjusted return on assets (9.5% vs. 4.4%) and its adjusted return on equity (11.3% vs. 9.6%).

        Utah Service appears to have lower financial risk when compared with the average company in the sample group. Utah Service had a 1996 long-term debt to equity ratio of only 5.5%, well below the sample group average figure of 77.0%. Furthermore, Utah Service's current ratio of 6.1 times was well above the sample group average figure of 1.6 times, suggesting better relative liquidity.

        Utah Service's sales increased at a compound annual rate of 22.9% over the 1991-96 period, well above the average compound annual sales growth rate experienced by the sample group during the period of 10.6%. However, Utah Service's sales declined by 3.5% in 1996, while the sample group generated average sales growth of 7.6% during the year. Utah Service's sales are projected by HVA to grow over the 1997-2001 period at a compound annual rate of 6.0%, increasing from the 1996 figure of $13.1 million to a projected level of $17.5 million in 2001. This projected growth rate is well below the average compound annual sales growth rate forecast for the companies in the sample group by Value Line Investment Survey of 10.6% over the next five years.

        Utah Service's adjusted net income grew by 20.3% in 1996 and at a compound annual rate of 21.5% over the 1991-96 period. The sample group likewise had solid earnings gains over the period, albeit the growth rates were below those of Utah Service (at 7.2% during the most recent year and a compound annual rate of 13.2% over the last five years). Utah Service's earnings are projected to grow at a compound annual rate of 5.8% over the 1997-2001 period, from the 1996 figure of $410,200 to a projected level of $542,500 in 2001. This projected growth rate is well below the average compound annual earnings growth rate projected by Wall Street analysts over the next five years for the companies in the sample group of 14.6% (Source: First Call Earnings Estimates).

        In summary, HVA concluded that Utah Service appears to have slightly inferior overall investment quality when compared with the publicly traded firms in the sample group, with its better profitability ratios, lower financial risk, and higher historical sales and earnings growth being more than offset, in HVA's opinion, by its much smaller size, its relative absence of geographical diversification, and its lower future sales and earnings growth prospects (resulting primarily from it



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being a single-site location, whereas the companies in the publicly traded sample group are typically expanding chains).

        To the sample group's mean price-earnings ratio of 15.5, mean price to cash flow ratio of 7.4, mean price to revenue ratio of 31.7%, and mean price to book ratio of 149.8%, a 10% discount is applied to reflect the inferior overall investment quality of Utah Service relative to that of the publicly traded firms in the sample group, as discussed above. To the resulting figures is applied an additional 30% discount to reflect the lack of marketability of Utah Service's shares, being privately held, relative to the ready marketability of the publicly traded shares of the sample group companies. Finally, a partially offsetting premium of 30% is applied to the resulting figures to reflect valuation of Utah Service on an enterprise value (controlling interest) basis. The result is a net discount of 18% deemed by HVA to be applicable to the mean market value ratios of the sample group in valuing Utah Service on an enterprise value basis.

        Application of the resulting adjusted price-earnings ratio of 12.7 to Utah Service's 1996 adjusted net income of $410,200 yields a market value estimate of $5,209,500. To this figure is added the estimated after-tax proceeds which would be generated from the sale of Utah Service's nonoperating assets (e.g., two retail buildings which are leased out and a 2.67 acre parcel of raw land, all located in Springville, Utah), derived as follows. Utah Service has recently received an offer on the two retail buildings in the amount of $305,000. This offer is assumed to reasonably reflect the fair market value of these buildings. The parcel of raw land was appraised at $70,000 as of November 23, 1994 by John Golden Taylor, MAI of Cook, Taylor & Uriona. It is assumed that this appraised value still reasonably reflects the fair market value of this property. The land on which the buildings are located was initially acquired by Utah Service for $29,500; the depreciated book value of the buildings themselves is only $1,300. The piece of raw land was initially acquired by Utah Service at a cost of $1,400. It is assumed that sale of these properties would trigger capital gains taxes at a combined federal and state corporate income tax rate of 37%. The combined estimated values of the properties is $375,000 ($305,000 + $70,000); their tax basis is assumed to be equal to their depreciated book value of only $43,200 (or $29,500 + $1,300 + $1,400). Consequently, it is estimated that sale of the properties would trigger income taxes of $125,000 rounded (or
 .37 x ($375,000 - $43,200)), resulting in net after-tax proceeds to the Company from the sale of $250,000. Adding this figure to the above derived price-earnings value estimate of $5,209,500 yields a market value estimate for Utah Service of $5,459,500 or $1,009.00 per share.

        Application of the resulting price to cash flow ratio of 6.1 to Utah Service's 1996 adjusted cash flow from operations (adjusted net income plus depreciation) of $538,200 yields a market value estimate of $3,283,000. Adding to this figure the above derived estimated after-tax proceeds from sale of Utah Service's nonoperating assets of $250,000 yields a market value estimate for Utah Service of $3,533,000 or $653.00 per share.

        Application of the resulting price to revenue ratio of 26.0% to Utah Service's 1996 sales of $13,107,900 yields a market value estimate of $3,408,100. Adding to this figure the estimated after-tax proceeds from sale of Utah Service's nonoperating assets of $250,000 yields a market value estimate of $3,658,100 or $676.00 per share.



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        Finally, application of the resulting price to book ratio of 122.8% to
Utah Service's December 31, 1996 adjusted book value of $3,571,300 (or reported book value of $3,614,500 less depreciated book value of Utah Service's nonoperating assets of $43,200) yields a market value estimate of $4,385,600. Adding to this figure the estimated after-tax proceeds from sale of Utah Service's nonoperating assets of $250,000 yields a market value estimate of $4,635,600 or $856.00 per share.

        Each of these market value figures is as of June 30, 1997, and HVA considered each in arriving at a final estimate of the fair market enterprise value of Utah Service as of that date.

BEEHIVE INSURANCE

        HVA selected the following companies which it considered to be representative of the industry of which Utah Service is a member: ACMAT Corp., Acordia, Inc., Alexander & Alexander, Aon Corp., Baldwin & Lyons, Crop Growers Corp., Frontier Adjusters, Gallagher (Arthur J.), Hilb, Rogal and Hamilton, Markel Corp., Marsh & McLennan, Poe & Brown, St. Paul Companies and Seibels (Bruce) Group. Although these companies obviously differ from Beehive Insurance, HVA concluded the differences are not of prime significance, since a direct comparison is not intended but rather a relative comparison that reflects an aggregate appraisal of the industry. To the extent that the firms in the industry sample group and Beehive Insurance are affected by similar fundamental economic factors, investors' expectations regarding the long-term growth and success of the former are justifiably imputable to the future of the latter.

        In 1996, Beehive Insurance had much better profitability ratios when compared with the average experience of the sample group of public companies. Beehive Insurance's net margin of 40.5% was well above the sample group average figure of 11.2%, as was its return on assets (30.9% vs. 5.4%) and its return on equity (61.7% vs. 17.7%).

        Beehive Insurance appears to have even lower financial risk than the average company in the sample group, which also has very low financial risk. Beehive Insurance has no long-term debt; the sample group had an average long-term debt to equity ratio of only 28.8% in 1996. Furthermore, Beehive Insurance's 1996 current ratio of 1.8 times was above the sample group average figure of 1.0 times, suggesting better relative liquidity.

        Beehive Insurance's revenues increased at a compound annual rate of only 0.3% over the 1991-96 period, well below the average compound annual revenue growth rate experienced by the sample group during the period of 7.3%. Beehive Insurance's revenues did increase by 7.4% in 1996, only slightly below the sample group's average revenue growth during the year of 8.0%. Beehive Insurance's revenues are projected by HVA to grow over the 1997-2001 period at a compound annual rate of only 3.0%, increasing from the 1996 figure of $577,600 to a projected level of $669,600 in 2001. This projected growth rate is well below the average compound annual revenue growth rate forecast for the companies in the sample group by Value Line Investment Survey of 9.0% over the next five years.

        Beehive Insurance's net income grew by 9.4% in 1996, but still declined at a compound annual rate of 1.7% over the 1991-96 period. The sample group had virtually identical average



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

1996 earnings growth of 9.5%, but had much higher average compound annual earnings growth over the last five years of 11.2% per year. Beehive Insurance's earnings are projected by HVA to grow at a compound annual rate of only 3.1% over the 1997-2001 period, from the 1996 figure of $233,800 to a projected level of $272,700 in 2001. This projected growth rate is well below the average compound annual earnings growth rate projected by Wall Street analysts over the next five years for the companies in the sample group of 10.5% (Source: First Call Earnings Estimates).

        In summary, HVA concluded that Beehive Insurance appears to have significantly inferior overall investment quality when compared with the publicly traded firms in the sample group, with its better profitability ratios and lower financial risk being more than offset, in our opinion, by its much smaller size, its relative absence of geographical and operational diversification, its significant reliance upon two key customers, its lower historical revenue and earnings growth, and its lower future revenue and earnings growth prospects.

        To the sample group's mean price-earnings ratio of 14.8, mean price to cash flow ratio of 11.0, mean price to revenue ratio of 160.4%, and mean price to book ratio of 266.9%, a 40% discount is applied to reflect the inferior overall investment quality of Beehive Insurance relative to that of the publicly traded firms in the sample group, as discussed above. To the resulting figures is applied an additional 30% discount to reflect the lack of marketability of Beehive Insurance's shares, being privately held, relative to the ready marketability of the publicly traded shares of the sample group companies. Finally, a partially offsetting premium of 30% is applied to the resulting figures to reflect valuation of Beehive Insurance on an enterprise value (controlling interest) basis. The result is a net discount of 45% deemed by HVA to be applicable to the mean market value ratios of the sample group in valuing Beehive Insurance on an enterprise value basis.

        Application of the resulting adjusted price-earnings ratio of 8.1 to Beehive Insurance's 1996 net income of $233,800 yields a market value estimate of $1,893,800 or $88.14 per share. Application of the resulting price to cash flow ratio of 6.1 to Beehive Insurance's 1996 cash flow from operations (net income plus depreciation) of $242,600 yields a market value estimate of $1,479,900 or $68.87 per share. Application of the resulting price to revenue ratio of 88.2% to Beehive Insurance's 1996 revenues of $577,600 yields a market value estimate of $509,400 or $23.71 per share. Finally, application of the resulting price to book ratio of 146.8% to Beehive Insurance's December 31, 1996 book value of $378,900 yields a market value estimate of $556,200 or $25.89 per share. Both the price to revenue and price to book figures were deemed by HVA to materially understate the fair market value of Beehive Insurance, resulting from Beehive Insurance's much higher net margin (return on revenues) and return on equity ratios relative to those of the sample group, and were consequently not considered in arriving at a final estimate of Beehive Insurance's fair market enterprise value. The price-earnings and price to cash flow figures were considered in arriving at a final estimate of the fair market enterprise value of Beehive Insurance as of June 30, 1997.

                                  Income Value

        The income approach to valuation estimates the worth of a company's stock by determining the present value of the future income stream expected to accrue to the stockholder. This is



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

accomplished by, first, forecasting the firm's future income stream and the disposition of such and, second, discounting it at a rate commensurate with the risk to which it is exposed.

        The present value of future income depends on the amount and timing of that income. Since both the amount and timing are uncertain -- income might be less than expected and/or income might materialize later than expected -- this uncertainty must be quantified and incorporated into a discount rate. Thus, given the amount and timing of a future income stream, high uncertainty necessitates a high discount rate and results in a relatively low present value, while low uncertainty merits a low discount rate and a relatively high present value.

        The appropriate discount rate, that is, the minimum rate of return required by an investor purchasing the firm's shares, must have as its foundation the yields available on competing financial assets in the public markets. This follows from the observations noted below.

               1. Securities with different risk characteristics provide different rates of return commensurate with those uncertainties. This hierarchy of risk and reward furnishes benchmarks from which a suitable discount rate may be selected for an income stream of known risk properties.

               2. A particular investor, due perhaps to his aversion to risk, may find market returns inadequate at every level of risk. In a competitive market, however, he is a "price taker" and, as such, is limited to either investing at the going rates or not investing at all.

               3. On the other hand, there will always be a buyer and seller willing to deal at the market rates, precisely because the market rates represent the consensus of many investors.

        Thus, it is possible to estimate an "objective" valuation of a security based on a discount rate derived from the market.

        The rate of return required on a typical common stock is 9.0% above the prevailing rate of inflation (or 14.0%, assuming a long-term expected inflation rate of 5.0%). An investor would require from his holding of a controlling interest in Clyde, Geneva Rock, Utah Service or Beehive Insurance securities a return estimated by HVA to be 2.0% above the average yield available in the common stock market (or 16.0%). It is reasonable for him to require a premium on the general market because of industry- and company-specific risk characteristics (e.g., the competitive nature of particular industries; the smaller size of the companies; the relative nonmarketability of their shares; their relative absence of geographical diversification; and the uncertainty relating to their ability to achieve future projected earnings levels). These risk factors are offset in part by a risk reduction for valuation of the companies on an enterprise value (controlling interest) basis.

        The estimated required rate of return of 16.0% is a function of the returns available on the sample group of publicly traded firms referred to in the Market Value sections of the report referred to above, as quantitatively estimated by the Capital Asset Pricing Model and the Gordon Growth



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

Model, plus an additional risk premium for the company-specific risk characteristics previously alluded to, less a partially offsetting risk reduction for valuation on a controlling interest basis.

        The income valuation model used is based on the assumption that the firm's earnings are retained in total and dividend payments deferred until a specified year when the firm begins paying all of its earnings as dividends and does so indefinitely into the future. Once these dividend payments begin to occur, the basis for the firm's internally financed growth ceases. In the absence of new external financing, the firm reaches a "steady state" and earnings remain constant indefinitely thereafter, growing only in nominal terms in step with inflation. While it is not necessary that the firm actually so behaves, this is a necessary specification for the valuation formula to be technically correct. Basically, what is being specified is the firm's dividend-paying ability. Only dividends can correctly be used in the income valuation approach for a common stock.

CLYDE

        If it is assumed that all of Clyde's future projected net income will be available to be paid out as dividends from the valuation date forward, and if it is further assumed that post-2001 net income will remain constant in real terms, or will grow in nominal terms at an expected long-term rate of inflation of 5.0% from the 2001 projected figure of $1,361,600, an income value estimate of $10,214,000 is derived. As was the case with the values derived using the market value approach, to this figure is added the estimated value of Clyde's equity interest in Geneva Rock of $35,118,000, resulting in a total income value estimate of $45,332,000 or $479.00 per share. This figure was considered by HVA in arriving at a final estimate of the fair market enterprise value of Clyde as of June 30, 1997.

GENEVA ROCK

        If it is assumed that all of Geneva Rock's future projected net income will be available to be paid out as dividends from the valuation date forward, and if it is further assumed that post-2001 net income will remain constant in real terms, or will grow in nominal terms at an expected long-term rate of inflation of 5.0% from the 2001 projected figure of $14,401,000, an income value estimate of $103,339,000 or $4,740 per share is derived. This figure was considered by HVA in arriving at a final estimate of the fair market enterprise value of Geneva Rock as of June 30, 1997.



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

UTAH SERVICE

        If it is assumed that all of Utah Service's future projected free cash flow (or projected net income plus non-cash depreciation expense less capital expenditures) will be available to be paid out as dividends from the valuation date forward, and if it is further assumed that post-2001 free cash flow will remain constant in real terms, or will grow in nominal terms at an expected long-term rate of inflation of 5.0% from the 2001 projected figure of $620,500, an income value estimate of $4,580,100 is derived. As was the case under the market value approach, to this figure is added the estimated after-tax proceeds to Utah Service from the sale of its nonoperating assets of $250,000, resulting in a total income value estimate of $4,830,100 or $892.00 per share. This figure was considered by HVA in arriving at a final estimate of the fair market enterprise value of Utah Service as of June 30, 1997.

BEEHIVE INSURANCE

        If it is assumed that all of Beehive Insurance's future projected net income will be available to be paid out as dividends from the valuation date forward, and if it is further assumed that post-2001 net income will grow into perpetuity at a compound annual rate of 3.0% from the 2001 projected figure of $272,700, an income value estimate of $1,868,200 or $86.95 per share is derived. This figure was considered by HVA in arriving at a final estimate of the fair market enterprise value of Beehive Insurance as of June 30, 1997.

                             Summary and Conclusion

CLYDE

        In estimating the fair market enterprise value of Clyde common stock, all the various valuation methods were considered; however, HVA gave the liquidation method 100% weight because this method resulted in a significantly higher value than the going concern. Based on this approach the fair market enterprise value of Clyde as of June 30, 1997 was estimated by HVA to be $657 per share for a total value of $62,100,000.

GENEVA ROCK

        HVA estimated the fair market enterprise value of Geneva Rock common stock as follows: (i) book value was estimated at $2,623 per share for a total value of $57,179,000 and assigned a weight of 0% in the final calculation; (ii) liquidation value was estimated at $4,162 per share for a total value of $90,730,000 and assigned a weight of 10% in the final calculation; (iii) the price-earnings method yielded a value of $4,963 per share for a total value of $108,203,000 and was assigned a weight of 10% in the final calculation; (iv) the price to cash flow method yielded a value of $4,666 per share for a total value of $101,732,000 and was assigned a weight of 10% in the final calculation; (v) the price to revenue method yielded a value of $4,626 per share for a total value of $100,865,000 and was assigned a weight of 10% in the final calculation;
(vi) the price to book value method yielded a value of $4,304 per share for a total value of $93,831,000 and was assigned a weight of 10% in the final calculation; and (vii)



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

income value was estimated at $4,740 per share for a total value of $103,339,000 and was assigned a weight of 50% in the final calculation. As set forth above, HVA determined that the book value method was, in its judgment, not applicable and should be assigned a weight of 0% in calculating the fair market enterprise value of Geneva Rock. Based on the foregoing estimated values and weights, the fair market enterprise value of Geneva Rock common stock as of June 30, 1997 was estimated to be $4,633 per share for a total value of $101,206,000 and rounded to $101,000,000.

UTAH SERVICE

        HVA estimated the fair market enterprise value of Utah Service common stock as follows: (i) book value was estimated at $668 per share for a total value of $3,614,500 and assigned a weight of 0% in the final calculation; (ii) liquidation value was estimated at $756 per share for a total value of $4,090,000 and assigned a weight of 10% in the final calculation; (iii) the price-earnings method yielded a value of $1,009 per share for a total value of $5,459,500 and was assigned a weight of 10% in the final calculation; (iv) the price to cash flow method yielded a value of $653 per share for a total value of $3,533,000 and was assigned a weight of 10% in the final calculation; (v) the price to revenue method yielded a value of $676 per share for a total value of $3,658,100 and was assigned a weight of 10% in the final calculation; (vi) the price to book value method yielded a value of $856 per share for a total value of $4,635,600 and was assigned a weight of 10% in the final calculation; and
(vii) income value was estimated at $892 per share for a total value of $4,830,100 and was assigned a weight of 50% in the final calculation. As set forth above, HVA determined that the book value method was, in its judgment, not applicable and should be assigned a weight of 0% in calculating the fair market enterprise value of Utah Service. Based on the foregoing estimated values and weights, the fair market enterprise value of the Utah Service common stock as of June 30, 1997 was estimated to be $841 per share for a total value of $4,552,800 and rounded to $4,550,000.

BEEHIVE INSURANCE

        HVA estimated the fair market enterprise value of Beehive Insurance common stock as follows: (i) book value was estimated at $17.63 per share for a total value of $378,900 and assigned a weight of 0% in the final calculation;
(ii) the price-earnings method yielded a value of $88.14 per share for a total value of $1,893,800 and was assigned a weight of 20% in the final calculation;
(iii) the price to cash flow method yielded a value of $68.87 per share for a total value of $1,479,900 and was assigned a weight of 20% in the final calculation; (iv) the price to revenue method yielded a value of $23.71 per share for a total value of $509,400 and was assigned a weight of 0% in the final calculation; (v) the price to book value method yielded a value of $25.89 per share for a total value of $556,200 and was assigned a weight of 0% in the final calculation; and (vi) income value was estimated at $86.95 per share for a total value of $1,868,200 and was assigned a weight of 60% in the final calculation. As set forth above, HVA determined that the book value method was, in its judgment, not applicable and should be assigned a weight of 0% in calculating the fair market enterprise value of Utah Service. In addition HVA determined that the price to revenue and price to book figures materially understate the fair market value of Beehive Insurance and should not be considered in arriving at



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a final estimate of the fair market enterprise value of Beehive Insurance. Based on the foregoing estimated values and weights, the fair market enterprise value of Beehive Insurance common stock as of June 30, 1997 was estimated to be $83.77 per share for a total value of $1,795,700 and rounded to $1,800,000.



                                      E-20
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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article IV, Section 1 of CCI's Articles of Incorporation provides that, except as otherwise required by Utah law, CCI will indemnify and advance expenses to its directors and officers and to any person who is or was serving at CCI's request as a director or officer of another domestic or foreign corporation or other person to the fullest extent permitted by Utah law. Article IV, Section 2 of CCI's Articles of Incorporation provides that the personal liability of the directors and officers of CCI to CCI or its shareholders will be eliminated or limited to the fullest extent permitted by Utah law. Section
6.2 of CCI's Bylaws provides for indemnification of directors to the fullest extent and in the manner permitted by Utah law. Sections 16-10a-901 through 16-10a-909 of the Utah Revised Business Corporation Law make provision for such indemnification in terms sufficiently broad to cover directors under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
NUMBER                                   EXHIBIT
------                                   -------

 2.1 Agreement and Plan of Merger dated as of November 13, 1997 by and among CCI, W.W. Clyde Reorganization Corporation, Clyde, Geneva Rock Reorganization Corporation, Geneva Rock, Utah Service Reorganization Corporation, Utah Service, Beehive Insurance Reorganization Corporation and Beehive Insurance (amended and restated as set forth in Exhibit 2.2).

*2.2 Amended and Restated Agreement and Plan of Merger dated as of November 13, 1997 by and among CCI, W.W. Clyde Reorganization Corporation, Clyde, Geneva Rock Reorganization Corporation, Geneva Rock, Utah Service Reorganization Corporation, Utah Service, Beehive Insurance Reorganization Corporation and Beehive Insurance.

 3.1        Articles of Incorporation of CCI

 3.2        Bylaws of CCI.

 4.2        Form of CCI Common Stock Certificate.

 5          Opinion of Van Cott, Bagley, Cornwall & McCarthy re legality of
            Common Stock.

 8          Opinion of Grant Thornton LLP regarding tax matters.

[CCI Material Contracts:  Exhibits 10.1-10.3]

 10.1       Voting Agreement dated November 14, 1997 among the persons named on
            Schedule 1 thereto.

 10.2 Stock Redemption Plan adopted by the Board of Directors of CCI as of November 12, 1997.

10.3        Form of Employment Agreement between CCI and Richard C. Clyde.

[Geneva Rock Material Contracts:  Exhibits 10.4-10.10C]

10.4        Promissory Note dated June 28, 1996 in favor of J&J Mill and Lumber
            Company.

10.5 Promissory Note dated October 18, 1994 in favor of Ideal Concrete Corporation.

10.6 Lease dated January 1, 1991 between Mt. Jordan Limited Partnership and Geneva Rock.

10.7 Asphalt Sales Contract dated February 13, 1997 between Geneva Rock and Sinclair Oil Corporation.

10.8 Asphalt Cement Contract dated May 29, 1997 between Geneva Rock and Crysen Refining, Inc.

10.9 Stock Purchase and Shipping Order dated May 1, 1997 between Geneva Rock and Conoco Inc.

10.10 Stock Purchase and Shipping Order dated July 1, 1997 between Geneva Rock and Conoco Inc.

10.10A Real Property Purchase Agreement dated September 2, 1997 between Geneva Rock and Orton Ranch & Development, Inc.

10.10B Purchase Order dated May 29, 1997 from Jacobsen, Okland Joint Venture regarding Little America Grand Hotel project.

10.10C Material Contract dated September 12, 1997 between Geneva Rock and Wasatch Constructors.

[Clyde Material Contracts:  Exhibits 10.11-10.17]

10.11 Contract dated October 2, 1997 between Clyde and Holmes Creek Irrigation Company.

10.12 Contract No. ES-01 dated July 21, 1997 between Clyde and Kennecott Utah Copper Corporation.

10.13 Agreement dated September 12, 1997 between Clyde and Sun River St. George Development, L.C.

10.14       Agreement dated July 23, 1997 between Clyde and USPCI.

10.15 Profit Participation Agreement dated September 23, 1997 between Clyde and Overland Trails, L.L.C.

10.16 Contract dated April 28, 1997 between Clyde and the Utah Department of Transportation.

10.17 Proposal and Contract dated September 22, 1997 between Clyde and the United States Department of Transportation.

[Utah Service Material Contracts:  Exhibits 10.18-10.19]

10.18 Supply Contract dated July 2, 1990 between Utah Service and Mike Petersen Oil Company

10.19 Ace Dealer Franchise Agreement dated April 29, 1981 between Utah Service and Ace Hardware Corporation

[Beehive Insurance Material Contracts:  Exhibits 10.20-10.28]

10.20 Agency Agreement dated September 7, 1993 between Beehive Insurance and St. Paul Fire and Marine Insurance Company.

10.21 Agency-Company Agreement dated December 27, 1994 between Beehive Insurance and Reliance Insurance Company

10.22 Agency Agreement dated January 1, 1995 between Beehive Insurance and The Ohio Casualty Insurance Company.

10.23 Producer Agreement dated May 16, 1988 between Beehive Insurance and The Swett & Crawford Group, Inc.

10.24 Producer Agreement dated January 1, 1993 between Beehive Insurance and Sobieski & Bradley, Inc.

10.25 Agency-Company Agreement dated December 15, 1992 between Beehive Insurance and Royal Insurance Company of America.

10.26 Independent Agency Agreement dated January 1, 1997 between Beehive Insurance and Unigard Insurance Company.

10.27 Lease Agreement dated October 31, 1997 between Beehive Insurance and Geneva Rock.

10.28       Retirement Plan for Employees of Clyde, Geneva Rock and Beehive
            Insurance.

21          Subsidiaries of the Registrant.

*23.1       Consent of Houlihan Valuation Advisors.

23.2        Consent of Van Cott, Bagley, Cornwall & McCarthy (included in
            Exhibit 5.1).

*23.3       Consents of Grant Thornton LLC

*23.4       Consent of Daines Associates LLC

*23.5       Consent of Squire & Company, PC

24.1        Power of Attorney (included in the signature page hereto).

27.1        Financial Data Schedule for CCI.

27.2        Financial Data Schedule for Clyde.

 27.3       Financial Data Schedule for Geneva Rock.

 27.4       Financial Data Schedule for Utah Service.

 27.5       Financial Data Schedule for Beehive Insurance.

 99.1       Forms of Proxy Cards.

 99.2 Valuation report of Houlihan Valuation Advisors with respect to Clyde.

 99.3 Valuation report of Houlihan Valuation Advisors with respect to Geneva Rock.

 99.4 Valuation report of Houlihan Valuation Advisors with respect to Utah Service.

 99.5 Valuation report of Houlihan Valuation Advisors with respect to Beehive Insurance.

*99.6       Form of Letter of Transmittal

----------

* Filed with Amendment No. 3 to the Registration Statement


            (b) Financial Statement Schedules

            Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and CCI being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on May 12, 1998.


                                       CLYDE COMPANIES, INC.

                                       By: /s/ CAROL C. SALISBURY
                                           -------------------------------------
                                           Carol C. Salisbury
                                           President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 12, 1998 in the capacities indicated.


          SIGNATURE                              TITLE
          ---------                              -----
         *                          President and Director
-------------------------------
Carol C. Salisbury


         *                          Vice President and Director
-------------------------------
Ila C. Cook


         *                          Vice President and Director
-------------------------------
William R. Clyde


         *                          Secretary, Treasurer and Director
-------------------------------
Louise C. Gammell


         *                          Director
-------------------------------
Paul B. Clyde


         *                          Director
-------------------------------
Richard C. Clyde

* By: /s/ CAROL C. SALISBURY
-------------------------------
          Carol C. Salisbury
          Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT NO.                             EXHIBIT                                      PAGE
-----------                             -------                                     -------
2.1         Agreement and Plan of Merger dated as of November 13, 1997 by and among CCI, W.W. Clyde Reorganization Corporation, Clyde, Geneva Rock
            Reorganization Corporation, Geneva Rock, Utah Service Reorganization
            Corporation, Utah Service, Beehive Insurance (amended and restated
            as set forth in Exhibit 2.2).

*2.2 Amended and Restated Agreement and Plan of Merger dated as of November 13, 1997 by and among CCI, W.W. Clyde Reorganization
            Corporation Clyde, Geneva Rock Reorganization Corporation, Geneva
            Rock Utah Service Reorganization Corporation, Utah Service, Beehive
            Insurance Reorganization Corporation and Beehive Insurance.

3.1         Articles of Incorporation of CCI

3.2         Bylaws of CCI.

4.1         Bylaws of CCI filed as Exhibit 3.2 to this Registration Statement.

4.2         Form of CCI Common Stock Certificate.

5           Opinion of Van Cott, Bagley, Cornwall & McCarthy re legality of
            Common Stock.

8           Opinion of Grant Thornton LLP regarding tax matters.

            [CCI Material Contracts:  Exhibits 10.1-10.3]

10.1        Voting Agreement dated November 14, 1997 among the persons named on
            Schedule 1 thereto.

10.2 Stock Redemption Plan adopted by the Board of Directors of CCI as of November 12, 1997.

10.3        Form of Employment Agreement between CCI and Richard C. Clyde.

            [Geneva Rock Material Contracts: Exhibits 10.4-10C]

10.4        Promissory Note dated June 28, 1996 in favor of J&J Mill and Lumber
            Company.

10.5        Promissory Note dated October 18, 1994 in favor of Ideal Concrete
            Corporation.

10.6 Lease dated January 1, 1991 between Mt. Jordan Limited Partnership and Geneva Rock.

10.7 Asphalt Sales Contract dated February 13, 1997 between Geneva Rock and Sinclair Oil Corporation.

10.8        Asphalt Cement Contract dated May 29, 1997 between Geneva Rock and
            Crysen Refining, Inc.

10.9        Stock Purchase and Shipping Order dated May 1, 1997 between Geneva
            Rock and Conoco Inc.

10.10       Stock Purchase and Shipping Order dated July 1, 1997 between Geneva
            Rock and Conoco Inc.

10.10A      Real Property Purchase Agreement dated September 2, 1997 between
            Geneva Rock and Orton Ranch & Development, Inc.

10.10B      Purchase Order dated May 29, 1997 from Jacobsen, Okland Joint
            Venture regarding Little America Grand Hotel project.

10.10C      Material Contract dated September 12, 1997 between Geneva Rock and
            Wasatch Constructors

            [Clyde Material Contracts: Exhibits 10.11-10.17]

10.11       Contract dated October 2, 1997 between Clyde and Holmes Creek
            Irrigation Company.

10.12       Contract No. ES-01 dated July 21, 1997 between Clyde and Kennecott

            Utah Copper Corporation.

10.13       Agreement dated September 12, 1997 between Clyde and Sun River St.
            George Development, L.C.

10.14       Agreement dated July 23, 1997 between Clyde and USPCI.

10.15       Profit Participation Agreement dated September 23, 1997 between
            Clyde and Overland Trails, L.L.C.

10.16 Contract dated April 28, 1997 between Clyde and the Utah Department of Transportation.

10.17       Proposal and Contract dated September 22, 1997 between Clyde and the
            United States Department of Transportation.

            [Utah Service Material Contracts: Exhibits 10.18-10.19]

10.18       Supply Contract dated July 2, 1990 between Utah Service and Mike
            Petersen Oil Company

10.19       Ace Dealer Franchise Agreement dated April 29, 1981 between Utah
            Service and Ace Hardware Corporation

            [Beehive Insurance Material Contracts: Exhibits 10.20-10.28]

10.20 Agency Agreement dated September 7, 1993 between Beehive Insurance and St. Paul Fire and Marine Insurance Company.

10.21       Agency-Company Agreement dated December 27, 1994 between Beehive
            Insurance and Reliance Insurance Company

10.22       Agency Agreement dated January 1, 1995 between Beehive Insurance and
            The Ohio Casualty Insurance Company.

10.23       Producer Agreement dated May 16, 1988 between Beehive Insurance and
            The Swett & Crawford Group, Inc.

10.24 Producer Agreement dated January 1, 1993 between Beehive Insurance and Sobieski & Bradley, Inc.

10.25       Agency-Company Agreement dated December 15, 1992 between Beehive
            Insurance and Royal Insurance Company of America.

10.26       Independent Agency Agreement dated January 1, 1997 between Beehive
            Insurance and Unigard Insurance Company.

10.27       Lease Agreement dated October 31, 1997 between Beehive Insurance and
            Geneva Rock.

10.28       Retirement Plan for Employees of Clyde, Geneva Rock and Beehive
            Insurance.


21          Subsidiaries of the Registrant.

*23.1       Consent of Houlihan Valuation Advisors.

23.2        Consent of Van Cott, Bagley, Cornwall & McCarthy (included in
            Exhibit 5.1).

*23.3       Consents of Grant Thornton LLP

*23.4       Consent of Daines Associates LLC

*23.5       Consent of Squire & Company, PC

24.1        Power of Attorney (included in the signature page hereto).

27.1        Financial Data Schedule for CCI.

27.2        Financial Data Schedule for Clyde.

27.3        Financial Data Schedule for Geneva Rock.

27.4        Financial Data Schedule for Utah Service.

27.5        Financial Data Schedule for Beehive Insurance.

99.1        Forms of Proxy Cards.

99.2 Valuation report of Houlihan Valuation Advisors with respect to Clyde.

99.3 Valuation report of Houlihan Valuation Advisors with respect to Geneva Rock.

99.4        Valuation report of Houlihan Valuation Advisors with respect to Utah
            Service.

99.5 Valuation report of Houlihan Valuation Advisors with respect to Beehive Insurance.

*99.6       Form of Letter of Transmittal


*Filed with Amendment No. 3 to Registration Statement